                                                            As filed on April
                                                            29, 1999

                                                            Reg. No. 333-72327

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                              Amendment No. 1

                                    To
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                            AEI Resources, Inc. and
                           AEI Holding Company, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                ---------------

                                  61-13155723
                    (I.R.S. Employer Identification Number)

                  1222                                  Delaware
      (Primary Standard Industrial           State of Other Jurisdiction of
      Classification Code Number)            Incorporation or Organization)
                            1500 North Big Run Road
                            Ashland, Kentucky 41102
                                 (606) 928-3433
   (Address, including Zip Code and Telephone Number, including area code, of
                   Registrant's Principal Executive Offices)

                          Kevin Crutchfield, President
                            1500 North Big Run Road
                            Ashland, Kentucky 41102
                                 (606) 928-3433
   (Address, including Zip Code and Telephone Number, including area code, of
                               Agent for Service)

                                ---------------

                                With copies to:
            Alan K. MacDonald                        Paul E. Sullivan
      Brown, Todd & Heyburn PLLC                     Jeffrey L. Hallos
     400 West Market Street, 32nd Floor         Brown, Todd & Heyburn PLLC
     Louisville, Kentucky 40202-3363            2700 Lexington Financial
              (502) 589-5400                    Center
                                                Lexington, Kentucky 40507-1749
                                                      (606) 231-0000

  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  If this form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                           Proposed
                                                           Maximum
 Title of Each Class of      Amount    Proposed Maximum   Aggregate         Amount
    Securities to be         to be      Offering Price  Offering Price        of
       Registered          Registered      Per Note          (1)       Registration Fee
---------------------------------------------------------------------------------------
10 1/2% Senior Notes due
 2005...................  $200,000,000       100%        $200,000,000      $55,600
---------------------------------------------------------------------------------------
Guarantees of 10 1/2%
 Senior Notes due
 2005(2)................  $200,000,000       100%        $200,000,000       $0(3)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1)  Estimated solely for the purpose of calculating the registration fee.
(2)  See inside facing page for table of additional Registration guarantors.
(3) Pursuant to Rule 457(n), no separate filing fee is required for the guarantees.

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   TABLE OF ADDITIONAL REGISTRANT GUARANTORS

                                                                    Address, including zip
                                                                             code
                                                                     and telephone number
                              State or Other                            of Registrant
                              Jurisdiction of                            Guarantor's
       Exact Name of           Incorporation      IRS Employer       Principal Executive
    Registrant Guarantor      or Organization Identification Number        Offices
    --------------------      --------------- --------------------- ----------------------
17 West Mining (f/k/a
 Martiki Coal Corporation)       Delaware          73-0961272       1500 North Big Run Rd.
                                                                    Ashland, KY 41102

Aceco, Inc.                      Kentucky          61-0855680       1500 North Big Run Rd.
                                                                    Ashland, KY 41102

Addington Mining, Inc.           Kentucky          61-0855680       1500 North Big Run Rd.
                                                                    Ashland, KY 41102

AEI Coal Sales Company, Inc.     Kentucky          61-1331912       1500 North Big Run Rd.
                                                                    Ashland, KY 41102

AEI Resources Holding, Inc.      Delaware          61-1331911       1500 North Big Run Rd.
                                                                    Ashland, KY 41102

Americoal Development
 Company                         Delaware          37-1302915       1500 North Big Run Rd.
                                                                    Ashland, KY 41102

Appalachian Realty Company       Kentucky          36-3336051       1500 North Big Run Rd.
                                                                    Ashland, KY 41102

Ayrshire Land Company            Delaware          06-1208946       1500 North Big Run Rd.
                                                                    Ashland, KY 41102

Bassco Valley, LLC               Delaware          61-1311982       1500 North Big Run Rd.
                                                                    Ashland, KY 41102

Beech Coal Company               Delaware          06-1187153       1500 North Big Run Rd.
                                                                    Ashland, KY 41102

Bellaire Trucking Company        Delaware          76-0012930       1500 North Big Run Rd.
                                                                    Ashland, KY 41102

Bentley Coal Company             New York          61-1128414       1500 North Big Run Rd.
                                                                    Ashland, KY 41102

Bluegrass Coal Development
 Company                         Delaware          76-0078312       1500 North Big Run Rd.
                                                                    Ashland, KY 41102

Bowie Resources Limited          Colorado          84-1287719       1500 North Big Run Rd.
                                                                    Ashland, KY 41102

Cannelton, Inc.                  Delaware          55-0711787       1500 North Big Run Rd.
                                                                    Ashland, KY 41102

Cannelton Industries, Inc.     West Virginia       55-0136145       1500 North Big Run Rd.
                                                                    Ashland, KY 41102

Cannelton Land Company           Delaware          55-0715858       1500 North Big Run Rd.
                                                                    Ashland, KY 41102

Cannelton Sales Company          Delaware          55-0677801       1500 North Big Run Rd.
                                                                    Ashland, KY 41102

CC Coal Company                  Kentucky          61-7329892       1500 North Big Run Rd.
                                                                    Ashland, KY 41102

                                                         Address, including zip
                                                                  code
                                                          and telephone number
                   State or Other                            of Registrant
  Exact Name of    Jurisdiction of                            Guarantor's
   Registrant       Incorporation      IRS Employer       Principal Executive
    Guarantor      or Organization Identification Number        Offices
  -------------    --------------- --------------------- ----------------------

Coal Ventures
 Holding Company,
 Inc.                 Delaware          61-1328606       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Dunn Coal and
 Dock Company       West Virginia       55-0677800       1500 North Big Run Rd.
                                                         Ashland, KY 41102

East Kentucky
 Energy
 Corporation          Kentucky          54-0971896       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Employee Benefits
 Management, Inc.     Delaware          36-4168193       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Employee Claims
 Administration,
 LLC                   Georgia          65-0799584       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Encoal
 Corporation          Delaware          76-0287726       1500 North Big Run Rd.
                                                         Ashland, KY 41102

EnerZ Corporation     Delaware          37-1362012       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Evergreen Mining
 Company            West Virginia       54-1206519       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Fairview Land
 Company              Delaware          37-1267975       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Franklin Coal
 Sales Company        Delaware          13-3121923       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Grassy Cove Coal
 Mining Company       Delaware          51-0274983       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Hayman Holdings,
 Inc.                 Kentucky          61-1313636       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Heritage Mining
 Company              Delaware          61-1286455       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Highland Coal,
 Inc.                 Kentucky          61-0923993       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Ikerd-Bandy Co.,
 Inc.                 Kentucky          61-0505276       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Kanawha
 Corporation          Delaware          84-1107027       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Kentucky Prince
 Mining Company       New York          61-1128412       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Kermit Coal
 Company            West Virginia       55-0515741       1500 North Big Run Rd.
                                                         Ashland, KY 41102

                                                         Address, including zip
                                                                  code
                                                          and telephone number
                   State or Other                            of Registrant
  Exact Name of    Jurisdiction of                            Guarantor's
   Registrant       Incorporation      IRS Employer       Principal Executive
    Guarantor      or Organization Identification Number        Offices
  -------------    --------------- --------------------- ----------------------

Kindill Holding,
 Inc.                 Kentucky          31-1529620       1500 North Big Run Rd.
                                                         Ashland, KY 41102
Kindill Mining,
 Inc.                  Indiana          35-1962074       1500 North Big Run Rd.
                                                         Ashland, KY 41102
Leslie Resources,
 Inc.                 Kentucky          61-1013125       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Leslie Resources
 Management, Inc.     Kentucky          61-1292388       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Meadowlark, Inc.       Indiana          35-0782260       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Mega Minerals,
 Inc.               West Virginia       55-0720327       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Mid-Vol Leasing,
 Inc.               West Virginia       55-0691054       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Midwest Coal
 Company              Delaware          84-1324803       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Midwest Coal
 Sales Company        Delaware          35-1599521       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Mining
 Technologies,
 Inc.                 Kentucky          61-1319730       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Mountain Coals
 Corporation          Delaware          63-0725639       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Mountain-Clay
 Incorporated
 d/b/a Mountain
 Clay, Inc.           Kentucky          61-0621350       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Mountaineer Coal
 Development
 Company            West Virginia       54-0989613       1500 North Big Run Rd.
                                                         Ashland, KY 41102

NuCoal LLC            Delaware          36-4143611       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Old Ben Coal
 Company              Delaware          34-1291413       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Phoenix Land
 Company              Delaware          37-1302916       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Premium Coal
 Development
 Company              Delaware          36-4186350       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Premium
 Processing, Inc.   West Virginia       55-0750451       1500 North Big Run Rd.
                                                         Ashland, KY 41102

                                                                     Address, including zip
                                                                              code
                                                                      and telephone number
                               State or Other                            of Registrant
                               Jurisdiction of                            Guarantor's
        Exact Name of           Incorporation      IRS Employer       Principal Executive
    Registrant Guarantor       or Organization Identification Number        Offices
    --------------------       --------------- --------------------- ----------------------

Princess Beverly Coal Company   West Virginia       55-0581252       1500 North Big Run Rd.
                                                                     Ashland, KY 41102

Princess Beverly Coal Holding
 Company, Inc.                    Kentucky          61-1342905       1500 North Big Run Rd.
                                                                     Ashland, KY 41102

Pro-Land, Inc. d/b/a Kem Coal
 Company                          Kentucky          61-0727363       1500 North Big Run Rd.
                                                                     Ashland, KY 41102
R. & F. Coal Company                Ohio            34-0832344       1500 North Big Run Rd.
                                                                     Ashland, KY 41102

River Coal Company, Inc.          Kentucky          61-0567214       1500 North Big Run Rd.
                                                                     Ashland, KY 41102

Roaring Creek Coal Company        Delaware          35-1597000       1500 North Big Run Rd.
                                                                     Ashland, KY 41102

Shipyard River Coal Terminal
 Company                       South Carolina       54-1156890       1500 North Big Run Rd.
                                                                     Ashland, KY 41102

Skyline Coal Company              New York          61-1128411       1500 North Big Run Rd.
                                                                     Ashland, KY 41102

Straight Creek Coal Resources
 Company                          Kentucky          36-3317309       1500 North Big Run Rd.
                                                                     Ashland, KY 41102

Tennessee Mining, Inc.            Kentucky          62-1640672       1500 North Big Run Rd.
                                                                     Ashland, KY 41102

Turris Coal Company               Delaware          74-2121674       1500 North Big Run Rd.
                                                                     Ashland, KY 41102

West Virginia-Indiana Coal
 Holding Company, Inc.            Delaware          61-1328604       1500 North Big Run Rd.
                                                                     Ashland, KY 41102

Wyoming Coal Technology, Inc.      Wyoming          61-1336980       1500 North Big Run Rd.
                                                                     Ashland, KY 41102

Zeigler Coal Holding Company      Delaware          36-3344449       1500 North Big Run Rd.
                                                                     Ashland, KY 41102

Zeigler Environmental
 Services Company                 Delaware          36-4143610       1500 North Big Run Rd.
                                                                     Ashland, KY 41102

Zenergy, Inc.                     Delaware          35-1870468       1500 North Big Run Rd.
                                                                     Ashland, KY 41102

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY + +NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN + +OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE +
+SECURITIES IN ANY STATE WHERE THE OFFER OR SELL IS NOT PERMITTED.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

           THIS PROSPECTUS, DATED APRIL 29, 1999, IS SUBJECT TO
                           COMPLETION AND AMENDMENT.

PROSPECTUS

                              Exchange Offer

                                    for

                               $200,000,000

                10-1/2% Senior Notes due December 15, 2005

                                    of

                            AEI RESOURCES, INC.

                      and AEI HOLDING COMPANY, INC.,

                        its wholly owned subsidiary

                        Terms of the Exchange Offer

 . We are offering to exchange the notes   . We believe that the exchange of notes
  that we sold in a private offering for    will not be a taxable exchange for
  new registered exchange notes.            U.S. federal income tax purposes.
 . The exchange offer expires 5:00 p.m.,
  New York City time,          , 1999,    . We will not receive any proceeds from
  unless extended.                          the exchange offer.
                                          . The terms of the notes to be issued
                                            are identical to the outstanding
 . Tenders of outstanding notes may be       notes, except for the transfer
  withdrawn any time prior to the           restrictions and registration rights
  expiration of the exchange offer.         relating to the outstanding notes.
 . All outstanding notes that are validly
  tendered and not validly withdrawn
  will be exchanged.

We are not making an offer to exchange notes in any jurisdiction where the offer is not permitted.

Investing in the notes issued in the exchange offer involves certain risks. See
"Risk Factors" beginning on page    .

Neither the Securities and Exchange Commission nor any state securities commission has approved the notes to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                  , 1999

                            PROSPECTUS SUMMARY

  On the cover page, in this summary and in the "Risk Factors" section, the words "Company," "we," "our," "ours," and "us" refer only to AEI Resources, Inc. and not to any of our subsidiaries. The following summary contains basic information about this offering. It likely does not contain all the information that is important to you. For a more complete understanding of this offering, we encourage you to read this entire document and the documents we have referred you to.

                                The Company

AEI Resources, Inc.

AEI Holding Company, Inc.

1500 North Big Run Road

Ashland, Kentucky 41102

(606) 928-3433

AEI Resources, Inc. is one of the largest coal producers in the United States. We mine and market coal at our 49 mines in Kentucky, West Virginia, Tennessee, Indiana, Illinois, Ohio and Colorado. Our primary customers are electric utility companies in the eastern United States. Since October 1, 1997, we have grown substantially by acquiring coal mining operations. We would have been the fourth largest steam coal company in the United States as measured by revenues for 1997 when these transactions are taken into account.

                            The Exchange Offer

On December 14, 1998, AEI Resources and our subsidiary co-issuer, AEI Holding, issued $200,000,000 aggregate principal amount of 10 1/2% Senior Notes due 2005 in exchange for $200,000,000 aggregate principal amount of debt securities of AEI Holding. The transaction was exempt from the registration requirements of the Securities Act of 1933.

In connection with that issuance, we agreed to complete this exchange offer as soon as practicable. Under the terms of the exchange offer, you are entitled to exchange the notes initially issued in December 1998 in this exchange offer for registered exchange notes with substantially identical terms. The initial notes may be tendered only in integral multiples of $1,000. You should read the discussion under the heading "Description of the Notes" for further information about the exchange notes.

Resale of Exchange Notes....  We believe that the exchange notes issued in the exchange offer may be offered for resale and resold or otherwise transferred without compliance with the registration and prospectus delivery requirements of the Securities Act, as long as:

                                 . you are acquiring the exchange notes in the
                                   ordinary course of your business;

                                 . you are not participating, do not intend to
                                   participate, and have no arrangement or
                                   understanding with any person to
                                   participate in a distribution of exchange notes; and

                                 . you are not an affiliate of ours.

                              If any of the foregoing are not true and you transfer any exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from the registration requirements of the Securities Act, you may incur liability under the Securities Act. We do not assume or indemnify you against such liability.

                              If you are a broker-dealer and receive exchange notes for your own account in exchange for initial notes that you acquired as a result of market making or other trading activities, you must acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. A broker-dealer may use this prospectus for an offer to resell, resale or other transfer of the exchange notes.

Consequences of Failure to
Exchange Initial Notes......

                              If you do not exchange your initial notes for exchange notes, you will no longer be able to force us to register the initial notes under the Securities Act. In addition, you will not be able to offer or sell the initial notes unless:

                                 . they are registered under the Securities
                                   Act, or

                                 . you offer or sell them under an exemption
                                   from the requirements of, or in a
                                   transaction not subject to, the Securities
                                   Act.

Expiration Date........       The exchange offer will expire at 5:00 p.m., New
                              York City time, on      , 1999 or such later date
                              and time to which it is extended.

Interest on the Exchange
Notes and the Initial
Notes..................       Interest on the exchange notes will accrue from
                              the date of the last periodic payment of interest on the initial notes, or, if no interest has been paid on the initial notes, from December 14, 1998.

Conditions To The Exchange    We will proceed with the exchange offer so long
Offer..................       as the exchange offer does not violate any
                              applicable law or applicable interpretation of law of the staff of the Securities and Exchange
                              Commission, or any order of any government agency or court.

Procedures for Tendering      If you wish to accept the exchange offer, you
Initial Notes..........       must:

                                 . complete, sign and date the letter of
                                   transmittal, or a facsimile of it, and

                                 . send the letter of transmittal and all
                                   other documents required by it, including the initial notes to be exchanged, to IBJ Whitehall Bank & Trust Company as exchange agent at the address set forth on the cover page of the letter of transmittal.

                                 . Alternatively, you can tender your initial
                                   notes by following the procedures for book-entry transfer, as described in this prospectus.

Guaranteed Delivery           If you wish to tender your initial notes and you
Procedures.............       cannot get your required documents to the
                              exchange agent by the expiration date, you may tender your initial notes according to the guaranteed delivery procedure described under the heading "The Exchange Offer--Guaranteed Delivery
                              Procedures."

Withdrawal Rights......       You may withdraw the tender of your initial notes
                              at any time prior to 5:00 p.m., New York City time, on the expiration date. To withdraw, you must send a written or facsimile transmission notice of withdrawal to the exchange agent by 5:00 p.m., New York City time, on the expiration date.

Acceptance of Initial Notes
and Delivery of Exchange
Notes..................
                              If all of the conditions to the exchange offer are satisfied or waived, we will accept any and all initial notes that are properly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date. We will deliver the exchange notes promptly after the expiration date.

Tax Considerations.....       We believe that the exchange of initial notes for
                              exchange notes will not be a taxable exchange for federal income tax purposes. You should consult your tax adviser about the tax consequences of this exchange as they apply to your individual circumstances.

Liquidated Damages.....       We have agreed to pay to each holder of initial
                              notes, as liquidated damages, $0.15 per $1,000 principal amount of initial notes per week, commencing December 8, 1998, until we complete the exchange offer. Beginning on March 8, 1999, the amount of liquidated damages payable increased to $0.20 per $1,000 principal amount per week. If we do not complete the exchange offer during the 90 days ending June 6, 1999, the amount of liquidated damages payable weekly during the subsequent 90 days will increase to $0.25 per $1,000 principal amount. Until we complete the exchange offer, the amount of liquidated damages payable will increase by an additional $0.05 per $1,000 principal amount per week for every subsequent 90-day period, up to a maximum of $0.50 payable weekly per $1,000 principal amount of initial notes.

Additional Registration       We have agreed to file a "shelf" registration
Rights.................       statement for a continuous offering of the
                              initial notes if :

                                 . we determine that we cannot complete the
                                   exchange offer as contemplated because of a change in applicable law or SEC policy; or

                                 . you notify us before the 20th day after we
                                   complete the exchange offer that:

                                 . you are prohibited by law or SEC policy
                                   from participating in the exchange offer;
                                   or

                                      . you may not resell the exchange notes
                                        you acquired in the exchange offer to
                                        the public without
                                        delivering a prospectus, and that this
                                        prospectus is not appropriate or
                                        available for such resales; or

                                      . you are a broker-dealer and own the
                                        initial notes acquired directly from us
                                        or an affiliate of ours.

Use of Proceeds........       We will not receive any cash proceeds from the
                              issuance of the exchange notes in exchange for the initial notes.

                     Description of the Exchange Notes

Co-issuers.............       AEI Resources, Inc. and its wholly owned
                              subsidiary, AEI Holding Company, Inc.

Notes Offered..........       $200,000,000 aggregate principal amount of 10
                              1/2% Senior Notes due 2005.

                              The form and terms of the exchange notes are the same as the form and terms of the initial notes, except that the exchange notes will be registered under the Securities Act. Therefore, the exchange notes will not bear legends restricting their transfer and will not be entitled to registration under the Securities Act, except in limited circumstances. The exchange notes will evidence the same debt as the initial notes and both the initial notes and the exchange notes are governed by the same indenture.

Maturity...............       December 15, 2005

Interest Rate..........       10 1/2% per year.

Interest Payment              Every six months on June 15 and December 15 of
frequency..............       each year.

                              First payment--June 15, 1999.

Guarantors.............       71 of our direct and indirect subsidiaries and
                              our parent corporation, AEI Resources Holding, Inc., fully and unconditionally guarantee our obligation to make payments on the notes. If we cannot make payments on the notes when they are due, each of the guarantors has the responsibility to make them instead.

Ranking................       These notes and the subsidiary guarantees are
                              general, unsecured debts of both co-issuers.

                              They rank on a parity with all of our and our guarantor subsidiaries' current and future indebtedness (other than trade payables).

                              They rank ahead of our current and future subordinated indebtedness, including our 11 1/2% Senior Subordinated Notes due 2006.

Optional Redemption.........  On or after December 15, 2002, we may redeem some or all of the notes at any time at the redemption prices listed in the section "Description of Notes" under the heading "Optional Redemption."

                              Before December 15, 2002, we may redeem some or all of the notes at any time at a redemption price equal to 100% of the face value of the notes, plus an additional premium listed in the section "Description of Notes" under the heading "Optional Redemption."

                              Before December 15, 2000, we may redeem up to $70 million of the notes with the proceeds of certain public offerings of equity in our Company at the price listed in the section "Description of Notes" under the heading "Optional Redemption."

Mandatory Offer to            If we sell certain assets or experience specific
Repurchase..................  kinds of changes of control, we must offer to repurchase the notes at the prices listed in the section "Description of Notes."

Basic Covenants of            We issued the initial notes and will issue the
Indenture...................  exchange notes under an indenture with IBJ
                              Whitehall Bank & Trust Company, as trustee. The indenture, among other things, restricts our ability and the ability of our subsidiaries to:

                                 . borrow money;

                                 . pay dividends on stock or purchase stock;

                                 . make investments;

                                 . use assets as security in other
                                   transactions; and

                                 . sell certain assets or merge with or into
                                   other companies.

                              For more details, see the section "Description of the Notes" under the heading "Certain Covenants."

                               Risk Factors

We urge you to carefully read the Risk Factors beginning on page   for a
discussion of factors you should consider before exchanging your initial notes for exchange notes.

                             Market Share Data

Except as otherwise indicated, the market share data included in this prospectus are based upon estimates by our management, using third-party sources where available. While we believe that these estimates are reasonable, they have not been independently verified. Accordingly, we cannot assure you that the market share data are accurate in all material respects.

                             Coal Reserve Data

The estimates of our proven and probable reserves described in this prospectus are based on the reports of the engineering firms listed in the "Experts" section of this prospectus. While we believe that these estimates are reasonable, we cannot assure you that the coal reserve data shown in this prospectus are accurate in all material respects.

                         Trademarks and Tradenames

Addcar is a trademark that is federally registered in the United States pursuant to applicable intellectual property laws and is the property of Mining Technologies, Inc., an indirect subsidiary of AEI Resources, Inc.

                   SUMMARY UNAUDITED PRO FORMA FINANCIAL DATA

We have summarized below the unaudited consolidated pro forma financial information of AEI Resources for the year ending December 31, 1998. The information should be read in conjunction with the unaudited pro forma
consolidated financial statements included on pages      through      of this
Prospectus and in conjunction with our historical financial statements and related notes included beginning on page F-1 of this prospectus.

You should be aware that this pro forma information may not be indicative of what actual results will be in the future or would have been for the periods presented.

                          (Dollars in Millions,
                          Except Per Ton Data)
                          ---------------------
                               The Company
                          ---------------------
                               Year Ended
                            December 31, 1998
                          ---------------------
Operating Data:
Revenues................        $1,383.4
Cost of operations......         1,089.2
Depreciation, depletion
 and amortization.......           193.7
Selling, general and
 administrative.........            44.2
Writedowns and special
 items(1)...............            16.5
                                --------
Income (loss) from
 operations.............            39.8
Interest expense........          (113.7)
Other income (expense),
 net(2).................            11.4
                                --------
Income (loss) before
 income taxes...........           (62.5)
Income tax provision
 (benefit)..............           (30.0)
                                --------
Net income (loss) from
 continuing operations..        $  (32.5)
                                --------
Other Data:
Adjusted EBITDA(3)......        $  260.2
Capital expenditures....            62.7
Ratio of Adjusted EBITDA
 to cash interest
 expense(3)(4)..........            2.2x
Ratio of total debt to
 Adjusted EBITDA(3).....            4.7x
Operating Data:
Proven and probable
 reserves
 (at period end in
 millions of tons)......           2,436
Coal sales (millions of
 tons)(5)...............            49.1
Average sales price per
 ton....................        $  27.10
Average cost per ton
 sold(6)................           25.61
Balance Sheet Data (end
 of period):
Working capital.........        $  (72.9)
Total assets............         2,490.1
Total long-term debt
 (including current
 portion)...............         1,215.6
Stockholders' equity
 (deficit)..............           (92.6)

--------

(1) In connection with integrating acquired operations, the Company closed certain of its preexisting mines. Accordingly, estimated non-recoverable assets of $2.0 million were written off and estimated reclamation and closure costs of $14.5 million were recorded.

(2) Other income (expense), net reflects the inclusion of gain or loss on asset sales.

(3) Adjusted EBITDA as presented above and as used elsewhere in this Prospectus consists of earnings before interest, taxes, depletion, depreciation, amortization and other non-cash charges as adjusted to exclude certain unusual or nonrecurring charges, all in accordance with the term "Consolidated Cash Flow" as that term is used in the term "Fixed Charge Coverage Ratio" in the Indenture governing the Notes. The Fixed Charge Coverage Ratio restricts the Company's ability to incur additional indebtedness above an approved limit if the ratio is below 2.0 to 1.0. As of December 31, 1998 the ratio (calculated on a pro forma basis) was 2.2 to
    1.0. See "Description of Notes" for a complete presentation of the methodology employed in calculating Adjusted EBITDA. Adjusted EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service indebtedness and because it is used in the Indenture to determine compliance with certain covenants. However, Adjusted EBITDA should not be considered as an alternative to income from operations or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity. See Note G to the Unaudited Pro Forma Consolidated Income Statement in "Unaudited Pro Forma Consolidated Financial Statements" for Adjusted EBITDA calculations.

(4) Cash interest expense is calculated as interest expense plus capitalized interest less interest accreted on discounted notes and amortization of deferred financing costs.

(5) Coal sales do not give effect to sales from purchased coal tonnage, which was 1.9 million tons in the twelve months ended December 31, 1998.

(6) Average cost per ton sold is calculated based on total coal operating costs included in the cost of operations, plus depreciation costs related to mining, divided by coal sold.

NA = Not Available

                       SUMMARY HISTORICAL FINANCIAL DATA

We have summarized below consolidated financial data derived from the annual financial statements of AEI Resources Holding, Inc. as of December 31, 1997 and 1998, and for the three years in the period ended December 31, 1998, which have been audited by Arthur Andersen LLP, independent public accountants, and are included in this prospectus. Consolidated financial data as of December 31, 1996 has been derived from the annual financial statements of AEI Resources Holding, Inc., which have been audited by Arthur Andersen LLP, independent public accountants, and are not included elsewhere in this prospectus.


The information below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" on
pages     through     and the historical financial statements and related notes
beginning on page F-1 of this prospectus.

            AEI Resources Holding, Inc. (including its predecessors)
                   (Dollars in millions, except per ton data)

                                                  For the Fiscal Year Ended
                                                        December 31,
                                                  ---------------------------
                                                   1996     1997      1998
                                                  -------- -------- ---------
Operating Data:
Revenues......................................... $ 123.2  $ 175.3  $   733.4
Cost of operations...............................    97.1    145.2      590.8
Depreciation, depletion and amortization.........     6.9     10.8       76.8
Selling, general and administrative..............     9.1     13.9       32.5
Write-downs and special items....................     --       --        16.5
                                                  -------  -------  ---------
Income from operations...........................    10.1      5.4       16.8
Interest expense.................................    (5.5)    (9.2)     (65.3)
Other income (expense), net (1)..................     0.5      0.4        4.7
                                                  -------  -------  ---------
Income (loss) before income tax provision........     5.1     (3.4)     (43.8)
Income tax provision (benefit) (2)...............     --      17.5      (20.4)
                                                  -------  -------  ---------
Net income (loss) from continuing operations
 (3)............................................. $   5.1  $ (20.9) $   (23.4)
                                                  -------  -------  ---------
Other Data:
Adjusted EBITDA (4).............................. $  17.5  $  16.6  $   113.8
Cash flows from operating activities.............     4.8    (11.4)     (49.4)
Cash flows from investing activities.............   (12.5)   (38.7)    (655.7)
Cash flows from financing activities.............     7.3    133.2      664.0
Capital expenditures.............................    14.1     32.2       40.9
Ratio of Adjusted EBITDA to interest expense
 (4).............................................     3.2x     1.8x       1.7x
Ratio of total debt to Adjusted EBITDA (4).......     3.7x    13.1x      10.7x
Proven and probable reserves (at period end,
 in millions of tons)............................      NA      166      2,436
Coal sales (millions of tons)....................     4.2      6.5       25.2
Average sales price per ton...................... $ 24.84  $ 25.19    $ 27.40
Average cost per ton sold(5).....................   21.32    22.08      25.40
Balance Sheet Data (end of period):
Working capital.................................. $ (11.6) $  85.1  $   (72.9)
Total assets.....................................   106.9    265.4    2,490.1
Total debt (including current portion)...........    64.1    217.0    1,215.6
Stockholders' equity (deficit)...................     0.3    (18.1)     (92.6)

--------

(1) Other income (expense), net reflects the inclusion of gain or loss on asset sales.

(2) In April 1997, Bowie changed its tax reporting status from an S-corporation to a C-corporation, resulting in an initial deferred tax liability of $1.6 million. In November 1997, the other subsidiaries of AEI Holding Company, Inc. likewise changed from S-corporations to C-corporations, resulting in an initial deferred tax liability of $18.0 million.

(3) Net income (loss) from continuing operations is prior to extraordinary items and accounting changes.

(4) Adjusted EBITDA as presented above and as used elsewhere in this Prospectus consists of earnings before interest, taxes, depletion, depreciation, amortization and other non-cash charges as adjusted to exclude certain unusual or nonrecurring charges, all in accordance with the term "Consolidated Cash Flow" as that term is used in the term "Fixed Charge Coverage Ratio" in the indenture. The Fixed Charge Coverage Ratio restricts the Company's ability to incur additional indebtedness above an approved limit if the ratio is below 2.0 to 1.0. As of December 31, 1998 the ratio (calculated on a pro forma basis) was 2.2 to 1.0. See "Description of Notes" for a complete presentation of the methodology employed in calculating Adjusted EBITDA. Adjusted EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service indebtedness and because it is used in the Indenture to determine compliance with certain covenants. However, Adjusted EBITDA should not be considered as an alternative to income from operations or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity.

(5) Average cost per ton sold is calculated based on total coal operating costs included in cost of operations, plus depreciation costs related to mining, divided by coal sold.

                                  RISK FACTORS

Before investing in the Notes, a prospective investor should consider the specific factors set forth below, as well as the other information set forth elsewhere in this prospectus.

This prospectus includes "forward looking statements" including, in particular, the statements about our plans, strategies and prospects under the headings "Prospectus Summary," "Unaudited Pro Forma Combined Financial Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "The Coal Industry," "Business" and "Government Regulation." Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we can give no assurance that we will achieve these plans, intentions or expectations. Important factors that could cause actual results to differ materially from the forward looking statements we make in this prospectus are set forth below and elsewhere in this prospectus. All forward-looking statements attributable to AEI Resources or to persons acting on our behalf are expressly qualified in their entirety by the following cautionary statements.

Substantial Leverage--Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under these notes.

We have a significant amount of indebtedness. The following chart shows certain important credit statistics.

                                                            At December 31, 1998
                                                            --------------------
Total indebtedness.........................................       $1,215.6
                                                                  --------
Stockholders' equity.......................................       $  (92.6)
                                                                  --------
Debt to equity ratio.......................................         N/A
                                                                  --------

                                                              For the Year Ended
                                                              December 31, 1998
                                                              ------------------
Pro forma deficiency of earnings to fixed charges............       $(78.6)
                                                                    ------

Our substantial indebtedness could have important consequences to you. For example, it could:

  . make it more difficult for us to satisfy our obligations with respect to the notes, including in particular our obligations to pay principal, interest and penalties due on the notes and to redeem the notes upon the occurrence of specific kinds of change of control events;

  . increase our vulnerability to general adverse economic and industry conditions;

  . limit our ability to fund future working capital, capital expenditures, research and development costs and other general corporate requirements;

  . require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, research and development efforts and other general corporate purposes;

  . limit our ability to obtain additional financing to fund future acquisitions of coal producers or coal reserves;

  . limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

  . place us at a competitive disadvantage compared to our competitors that have less debt; and

  . limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds. Failing to comply with those covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on us.

See "Capitalization," "Description of the Notes--Repurchase at the Option of Holders--Change of Control" and "Description of Other Indebtedness--The Senior Credit Facility."

Secured Indebtedness--Any claims of holders of the Notes will be effectively subordinated to claims of holders of any of our or our subsidiaries' secured indebtedness.

Holders of any of our or our subsidiaries' secured indebtedness will have claims that have priority over claims of the holders of the Notes with respect to the assets securing such indebtedness. We and our subsidiaries are currently parties to our credit facility. Our credit facility is secured by liens on all of the capital stock of the Company and our subsidiaries, as well as all of our and our subsidiaries' present and future assets and properties. The Notes will remain effectively subordinated to all such secured indebtedness. In the event of any distribution or payment of our assets in any bankruptcy, liquidation or distribution or similar proceeding, holders of secured indebtedness will have a prior claim to our assets that constitute their collateral. Holders of the Notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the Notes. They may also be able to participate with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in any distribution of our remaining assets. If any of these events occur, we cannot assure you that there would be sufficient assets to pay amounts due on the Notes. As a result, holders of the Notes may receive less, ratably, than holders of secured indebtedness.

As of December 31, 1998, the Company and its subsidiaries would have had $692.0 million(after giving effect to payments and borrowings after that date) in aggregate amount of secured indebtedness (excluding the guarantees of borrowings under our credit facility), and $156.9 million would have been available for additional borrowing under our credit facility, after giving effect to approximately $26.1 million of outstanding letters of credit.

Additional Borrowings Available--Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks described above.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture do not fully prohibit us or our subsidiaries from doing so. Our senior credit facility will permit additional borrowings of up to $156.9 million as of December 31, 1998 (after giving effect to payments and borrowings after that date) and all of those borrowings would be senior to these notes and the guarantees by our subsidiaries. If we or the guarantors incur additional debt or contingent liabilities to fund future acquisitions or for other purposes, the related risks that we now face could intensify.

See "Capitalization," "Selected Historical Consolidated Financial Data" and "Description of the Notes--Repurchase at the Option of Holders--Change of Control" and "Description of Other Indebtedness--The Senior Credit Facility."

Ability to Service Debt--To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund planned capital expenditures and research and development efforts will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We have not generated cash flows from operations for our 1997 and 1998 fiscal years.

Based on our current level of operations and anticipated cost savings and operating improvements, we believe our cash flow from operations, available cash and available borrowings under our credit facility, will be adequate to meet our future liquidity needs for at least the next few years.

We cannot assure you, however, that our business will generate sufficient cash flow from operations, that currently anticipated cost savings and operating improvements will be realized on schedule or at all, or that future borrowings will be available under our credit facility in amounts sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our credit facility and the notes, on commercially reasonable terms or at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity."

Financing Change of Control Offer--We may not have sufficient funds, or the ability to raise the funds necessary to finance the change of control offer required by the indenture.

If certain specific kinds of change of control events occur, we will be required to offer to repurchase all outstanding notes. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes or that restrictions in our credit facility will not allow those repurchases. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "Change of Control" under the indenture. See "Description of the Notes--Repurchase at the Option of Holders-- Change of Control."

Fraudulent Conveyance Matters--Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

  . received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

  .  was insolvent or rendered insolvent by reason of such incurrence; or

  . was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

  . intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

  . the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets, or

  . if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature, or

  .  it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee of these notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

No Prior Market for the Notes--You cannot be sure that an active trading market will develop for these notes.

There is no existing market for these notes and we cannot assure you as to the liquidity of any markets that may develop for the notes, the ability of holders of the notes to sell their notes, or the prices at which holders would be able to sell their notes. In addition, changes in the overall market for high yield securities and changes in our financial performance or prospects or in the prospects for companies in our industry generally may adversely affect the liquidity of the trading market in the notes, and the market price quoted for the notes. As a result, you cannot be sure that an active trading market will develop for the notes.

Limited Operating History and Prior Losses--Our operations may not be profitable in the future.

We have a limited operating history and incurred losses in 1997 and 1998. Our future profitability will depend on our ability to effectively integrate the businesses, we acquired in recent years, to achieve cost saving, to continue to obtain profitable coal supply contracts, and other factors described in this prospectus. We may not be profitable in the future.

Integration of Acquisitions--We may not be able to effectively integrate the various businesses we have acquired.

We have grown principally through the acquisition of established coal businesses. Our prospects should be considered in light of the numerous risks commonly encountered in business combinations. We cannot assure you that our management group will be able to effectively integrate the businesses we have acquired since October 1, 1997, or generate the cost savings and operating improvements we currently anticipate. Our business, financial condition and results of operations could be materially adversely affected if we are unable to retain the key operational personnel that have contributed to our historical performance and that of the businesses we have acquired. See "--Dependence on Key Management and Control by Principal Shareholder."

Each of the businesses we have acquired since October 1, 1997 operated independently before we acquired it. Our Unaudited Pro Forma Combined Financial Statements in this prospectus include the combined operating results of these acquired businesses during periods before they were under our control. Thus, the statements may not indicate what our results would have been if we had operated the acquired businesses on a combined basis during such periods.

While we intend to pursue acquisitions of additional coal reserves and other coal companies, in the future, we have no present binding commitments or agreements with respect to any such acquisitions. Acquisitions involve numerous risks, including difficulties in the assimilation of the operations, technologies, services and products of the acquired companies and the diversion of management's attention from other business concerns. If we complete such an acquisition in the future, we may not successfully manage its integration into our business and our business may suffer. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity."

Ability to Achieve Anticipated Cost Savings--We may not be able to achieve cost savings in the manner and on the schedule currently anticipated.

If we cannot achieve the anticipated cost savings, we may encounter financing constraints in the future. Our management currently estimates that if we had completed all of our recent acquisitions by January 1, 1997, we could have achieved cost savings of approximately $71 million through integration of the businesses acquired. These estimates are based on assumptions made by our management that, although believed to be reasonable, are inherently uncertain and difficult to predict and, with respect to industry and general economic conditions, are beyond our control. We cannot assure you that we will achieve the anticipated cost savings on the schedule currently anticipated or at all, nor can we assure you that unforeseen costs and expenses or other factors will not offset any estimated or actual cost savings.

Reliance on Long-Term Coal Supply Contracts--Many of our long-term contracts allow contract price renegotiation, contract termination and other provisions that may adversely affect our operating margins.

We sell a substantial portion of our coal under long-term coal supply contracts, which are significant to the stability and profitability of our operations. For our 1998 fiscal year, approximately 72% of our revenues came from coal sales under long-term sales contracts. As of December 31, 1998, we had 55 long-term sales contracts with a volume-weighted average term of approximately 5.7 years. As of December 31, 1998, 52 of our contracts provide for coal to be sold at a price higher than the price at which such coal could be sold in the spot market.

Most of our recently negotiated contracts with a term of more than three years contain price reopeners. Reopeners allow the contract price to be renegotiated at specific times during the term of the contract to be in line with the market price prevailing at the time. In some circumstances, the utilities have an option to terminate the contract if prices have increased by over 10% from the price at the commencement of the contract or if the parties do not agree on a new price. We cannot assure you that our long-term contracts will not terminate before their current terms expire or that the prices we obtain for coal under such contracts will not decrease.

Our operating profit margins under our long-term coal supply contracts depend on a variety of factors, many of which are beyond our control. In addition, price adjustment, price reopener and other provisions may reduce the insulation from short-term coal price volatility that long-term contracts provide and may adversely impact our operating profit margins. If any of our long-term sales contracts are modified or terminated, we could be adversely affected to the extent that we cannot find alternate customers at the same level of profitability. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Price Fluctuations and Markets--Any significant decline in coal prices may adversely affect our ability to meet our obligations.

Our results of operations depend upon the prices we receive for our coal. Any significant decline in prices for coal could have a material adverse effect on our financial condition, results of operation and quantities of reserves recoverable on an economic basis. Should the industry experience significant price declines from current levels or other adverse market conditions, we may not be able to generate sufficient cash flow from operations to meet our obligations and make planned capital expenditures. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity" and "Government Regulation."

The availability of a ready market for our higher sulfur coal production also depends on a number of other market factors, including the demand for and supply of low-sulfur coal, and the availability of pollution credits. See "--Government Regulation of the Mining Industry--Impact of Clean Air Act Amendments on Coal Consumption."


Highly Competitive Industry--The high level of competition in the coal industry may make it difficult for us to continue to obtain long-term sales contracts, making us vulnerable to changes in spot market coal prices.

We compete with other large producers and hundreds of small producers in the United States and abroad. The markets in which we sell our coal are highly competitive and affected by factors beyond our control. We cannot assure you that we will continue to be able to obtain long-term sales contracts with reliable customers as existing contracts expire. If the percentage of our revenues generated from long-term sales contracts decreases, changes in spot market coal prices will have a greater impact on our results. Demand for coal and the prices that we obtain for our coal are closely linked to coal consumption patterns of the domestic electric utility industry, which has accounted for approximately 87% of domestic coal consumption in recent years. Competition resulting from excess coal production capacity encourages producers to reduce prices and to pass productivity gains through to customers. Moreover, because of greater competition in the domestic electric utility industry and increased pressure from customers and regulators to lower electricity prices, public utilities are lowering fuel costs by buying higher percentages of spot coal through a competitive bidding process and by only buying the amount of coal necessary under existing contracts to meet their contractual requirements. See "Business--Long-Term Coal Contracts."

Need to Lease Additional Coal Reserves--Our inability to lease coal reserves on federal lands could have a material adverse effect on the financial results of our Colorado mining operations.

In 1998 we signed a ten-year contract to sell low sulfur coal from our Bowie mine to the Tennessee Valley Authority. Our costs to supply coal for this contract will be higher if we cannot lease coal reserves located on federal lands in Colorado. We have applied to the federal Bureau of Land Management for a lease, and the Bureau plans to prepare a environmental impact statement to study the effects of existing and potential coal developments in this area, which will take approximately 12 to 18 months. We cannot assure you that we will succeed in leasing the coal reserves. Our failure to do so could harm financial results of our Bowie mine. See "Business--Mining Operations--Rocky Mountain Region--Bowie."

Transportation--Any disruption in our transportation services or any significant increase in transportation costs may adversely affect our business.

We deliver approximately 75% of our coal tonnage by railroad. We deliver the remaining 25% by truck to either the customer's plant or designated barge loading facility. If problems related to weather, labor, industry consolidation or other events disrupt these transportation services, it could temporarily impair our ability to supply coal to our customers and thus adversely affect our business and operating results. In addition, transportation costs range from 10% to 90% of the total mining cost to our customers which can significantly affect a coal producer's competitive position and profitability. Increases in our transportation costs, or changes in such costs relative to transportation costs incurred by providers of competing coal or of other fuels, could harm our business and operating results.

Risks Inherent in Mining Operations--Mining operations are vulnerable to weather and other conditions that are beyond our control.

Conditions beyond our control can increase or decrease the cost of mining at particular mines for varying lengths of time. These conditions include weather and natural disasters, such as heavy rains and flooding, unexpected maintenance problems, variations in coal seam thickness, variations in the amount of rock and soil overlying the coal deposit, variations in rock and other natural materials and variations in geological and other conditions. The highwall mining process can also be more sensitive to adverse geological conditions that may diminish coal recovery, and in extreme cases, contribute to the loss or damage of highwall mining equipment.

Government Regulation of the Mining Industry--Government regulations may impose costly requirements on us.

The coal mining industry is subject to regulation by federal, state and local authorities on matters such as employee health and safety, limitations on land use, permitting and licensing requirements, air quality standards, water pollution, plant and wildlife protection, reclamation and restoration of mining properties after mining, the discharge of materials into the environment, surface subsidence from underground mining and the effects that mining has on groundwater quality and availability. Legislation mandating certain benefits for current and retired coal miners also affects the industry. Mining operations require numerous governmental permits and approvals. We may be required to prepare and present to federal, state or local authorities data pertaining to the impact that any proposed exploration for or production of coal may have upon the environment. Compliance with these requirements may be costly and time-consuming and may delay commencement or continuation of exploration or production operations. New legislation and/or regulations and orders may materially adversely affect our mining operations, our cost structure and/or our customers' ability to use coal. New legislation, including proposals related to the protection of the environment that would further regulate and tax the coal industry, may also require us or our customers to change operations significantly or incur increased costs. All of these factors could have a material adverse effect on our business, financial condition and results of operations. See "Government Regulation."

Reclamation and Mine Closure Accruals. Federal and state statutes require us to restore mine property in accordance with specified standards and an approved reclamation plan, and require that we obtain and periodically renew permits for mining operations. We expense the cost of reclaiming current mine disturbance which is performed before final mine closure. We review our entire final mine reclamation liability annually, make necessary adjustments, and generally record the economic impact of those adjustments prospectively to cost of coal sales as remaining tons are mined. We accrue the entire final mine reclamation liability for operating mines that we acquire at the date of purchase and begin to accrue for the cost of final mine closure at new mines when mining activities begin. Although our management believes it is making adequate provisions for all expected reclamation and other costs associated with mine closures, our future operating results would be adversely affected if our accruals for these costs are later determined to be insufficient.

Impact of Clean Air Act Amendments on Coal Consumption. The Federal Clean Air Act, including the Clean Air Act Amendments of 1990, and corresponding state laws that regulate emissions of materials into the air, affect coal mining operations both directly and indirectly. Measures intended to improve air quality could make coal a less attractive fuel alternative in the planning and building of utility power plants in the future. Any reduction in coal's share of the capacity for power generation could have a material adverse effect on our business, financial condition and results of operations. We cannot predict how present or future regulations will affect the coal industry in general and us in particular. They may limit the ability of some of our customers to burn higher sulfur coal unless our customers have or are willing to install scrubbers, blend coal or bear the cost of acquiring emission credits that permit them to burn higher sulfur coal. We cannot assure you, however, that the implementation of the new air quality standards under the Clean Air Act or any other future regulatory provisions will not materially increase our costs of doing business.

The Clean Air Act affects coal mining operations indirectly by extensively regulating the emissions of sulfur dioxide, nitrogen oxide and other compounds by coal-fueled utility power plants, which are our primary customers. The limits on sulfur dioxide emissions will be reduced in 2000 when Phase II under the 1990 Clean Air Act Amendments takes effect. We currently cannot determine completely how the implementation of the stricter Phase II emission limits will affect us. We believe the price of higher sulfur coal is likely to decrease as more coal-fueled utility power plants become subject to the lower sulfur dioxide emission limits, which may have an adverse effect on our revenues.

The Clean Air Act Amendments could also require utilities in areas where ozone levels are a problem to install reasonably available control technology for nitrogen oxides, which are precursors of ozone. Installation of this technology and additional control measures required under a proposed implementation plan will make it more costly to operate coal-fueled utility power plants.

Because coal mining operations emit particulate matter, our mining operations are likely to be affected directly when the states revise their implementation plans to comply with the stricter standards for particulate matter and ozone adopted in 1997. State and federal regulations relating to the new standards may restrict our ability to develop new mines or could require us to modify our existing operations. The extent of the potential direct impact of the new standards on the coal industry will depend on the policies and control strategies associated with the state implementation process, but could increase our costs of doing business. See "Government Regulation--Environmental Laws-- Clean Air Act."

Impact of the Framework Convention on Global Climate Change on the Coal Industry. In 1997 the signatories to the 1992 Framework Convention on Global Climate Change established the Kyoto Protocol, a binding set of targets for emissions of greenhouse gases, for developed nations. The United States would be required to reduce emissions to 93% of 1990 levels over a five-year budget period from 2008 through 2012.

Although the United States has not ratified the Kyoto Protocol and no comprehensive requirements focusing on greenhouse gas emissions are in place, legislative or regulatory requirements to control greenhouse gas emissions, if established, could reduce the use of coal if electric power generators switch to lower carbon sources of fuel. It is unclear what impact, if any, greenhouse gas restrictions may have on our operations. However, such restrictions, if established through regulation or legislation could substantially reduce our sales.

Black Lung and Workers' Compensation Obligations. Under federal law, each coal mine operator must secure payment of federal black lung benefits to claimants who are current and former employees and to a trust fund for the payment of benefits and medical expenses to claimants who last worked in the coal industry before July 1, 1973. Less than 7% of the miners currently seeking federal black lung benefits are awarded such benefits by the federal government. The trust fund is funded by an excise tax on production of up to $1.10 per ton for deep-mined coal and up to $0.55 per ton for surface-mined coal, neither amount to exceed 4.4% of the per ton sales price. We pass this tax on to the purchaser of our coal under many of our long-term sales contracts.

If legislation similar to recently proposed but unenacted legislation ultimately is enacted, the number of claimants who are awarded benefits could significantly increase. In addition, the U.S. Department of Labor has proposed amendments to the regulations implementing the federal black lung laws which, among other things, establish a presumption in favor of a claimant's treating physician and limit a coal operator's ability to introduce medical evidence regarding the claimant's medical condition. If new laws or regulations such as these are adopted, the number and award size of claims could significantly increase and substantially harm our business.

Additionally, we are required to compensate employees for work-related injuries. Although our management believes it is making adequate provisions for our workers' compensation liabilities, including black lung claims, our future operating results would be adversely effected if our accruals for these costs are later determined to be insufficient. See "Government Regulation--Black Lung."

Postretirement Benefits and Pension Plan Liabilities--If our actuarial assumptions regarding our post-retirement benefit obligations do not materialize, our cash expenditures and costs incurred could be higher than anticipated.

We provide post-retirement health and life insurance benefits to eligible union and union-free employees. We have estimated our total accumulated post-retirement benefit obligation obligations based on assumptions described in the notes to the financial statements. If our actuarial assumptions do not materialize as expected, cash expenditures and costs that we would incur could be materially higher than those reflected in the Unaudited Pro Forma Combined Financial Statements.

Replacement and Recoverability of Reserves--Our business may be adversely affected if we are unable to continue acquiring coal reserves that are economically recoverable.

Our continued success depends, in part, upon our ability to find, develop or acquire additional coal reserves that we can recover economically. Our proven and probable reserves will generally decline as reserves are depleted, except to the extent that we conduct successful exploration and development activities or acquire properties containing proven and probable reserves. Our current strategy includes increasing our reserve base through acquisitions of complementary properties and by continuing to exploit our existing properties. We cannot assure you, however, that our planned development and exploration projects and acquisition activities will increase our reserves significantly or that we will have continuing success developing additional mines. We conduct most of our mining operations on properties we own or lease. Because we do not thoroughly verify title to most of our leased properties and mineral rights until we apply for a permit to mine the property, defects in title or boundaries can adversely affect our right to mine certain of our reserves. In addition, we cannot assure you that we can successfully negotiate new leases or mining contracts for properties containing additional reserves or maintain our leasehold interest in properties on which we do not begin mining operations during the term of the lease. See "Business--Coal Reserves."

Reliance on Estimates of Proven and Probable Reserves--Estimates on proven and probable reserves may vary substantially from actual results and you should not rely on these estimates unduly.

There are numerous uncertainties inherent in estimating quantities of proven and probable reserves, including many factors beyond our control. Estimates of economically proven and probable coal reserves and future net cash flows necessarily depend upon a number of variable factors and assumptions. These include historical production from the area compared with production from other producing areas, the assumed effects of regulations by governmental agencies and assumptions concerning future coal prices, future operating costs, severance and excise taxes, development costs and reclamation costs, all of which may in fact vary considerably from actual results. For these reasons, estimates of the economically recoverable quantities of coal attributable to any particular group of properties, classifications of such reserves based on risk of recovery and estimates of future net cash flows expected from them prepared by different engineers or by the same engineers at different times may vary substantially. Actual production, revenues and expenditures with respect to our reserves will likely vary from estimates, and such variances will likely be material. As a result, prospective holders of the notes should not place undue reliance on the coal reserve data included herein. See "Business--Coal Reserves."

Future Availability of Leased Coal Reserves--If we cannot renew the leases for our coal reserves that we do not currently mine, and cannot obtain leases for additional reserves, the coal reserves we could need in the future may not be available when we wish to mine them.

The extent to which we will mine our coal reserves depends upon factors over which we have no control, such as future economic conditions, the price and demand for the quality and type of coal available to us, the price and supply of alternative fuels, and future mining practices and regulation. Our ability to mine in areas covered by the reserve studies depends upon our ability to maintain control of the reserves we lease through extensions or renewals of the leases or other agreements and our ability to obtain new leases or agreements for other reserves. Having these reserves available to us at the present time does not assure that the reserves will be available to us when we may wish to mine them. Moreover, uncertainties that arise from such matters as the lessor's title to the coal and precise boundaries can often limit the availability of reserves on leased property. See "Business--Coal Reserves."

Intellectual Property--Any of our patents may be challenged in the future.

Our Addcar highwall mining technology is patented, and these patents give us the exclusive right to use this technology for the life of the patent. We believe this technology is a competitive advantage. However, we cannot guarantee the validity and enforceability of any of our patents. The validity of a patent is open to challenge on a number of grounds, including lack of novelty and the failure to adequately describe the invention in the patent claim. Our patents may be successfully challenged in the future, although we do not consider this to be likely. Any loss of patent protection could harm our business because it might allow competitors to use our technology. See "Business--Highwall Mining Business--The Addcar Highwall Mining System."

Dependence on Key Management and Control by Principal Shareholder--We depend on our experienced management team and the loss of any of them may adversely affect us. In addition, one principal shareholder can control our corporate and management policies.

Our senior management team averages 20 years of experience in the coal industry, which includes developing innovative, low-cost mining operations, maintaining strong customer relationships and making strategic, opportunistic acquisitions.The loss of any of them could have a material adverse effect on us. In addition, as our business develops and expands, we believe that our future success will depend greatly on our continued ability to attract and retain highly skilled personnel with coal industry experience. We cannot assure you that we will continue to employ key personnel or that we will be able to attract and retain qualified personnel in the future. Our failure to retain or attract such key personnel could have a material adverse effect on us. See "Management."

Larry Addington beneficially owns 100% of the outstanding voting securities of our parent company, which owns 100% of common stock. Accordingly, Mr. Addington is able to control the election of our directors and to determine our corporate and management policies, including decisions relating to any mergers or acquisitions, the sale of all or substantially all of our assets and other significant corporate transactions that could result in a Change of Control under the indenture. See "Security Ownership of Principal Stockholders and Management."

Unionization of Labor Force--If we cannot extend existing collective bargaining agreements before they expire, our unionized labor may go on strike. In addition, our competitors who employ non-unionized employees may have a competitive advantage over us.

Approximately 32% of the Company's coal employees and the mines at which those employees work. These mines accounted for 29% of the Company's coal production for the year ended December 31, 1998, are represented by the United Mine Workers of America. We have several collective bargaining agreements with the United Mine Workers. We cannot assure you that our unionized labor will not go on strike upon expiration of existing contracts. Some of our competitors have union-free work forces. Because of the increased risk of strikes and other work-related stoppages in addition to higher labor costs which may be associated with union operations in the coal industry, our union-free competitors may have a competitive advantage in areas where they compete with our unionized operations. We know of only one short and unsuccessful effort to organize any of our union-free operations during the last three years. If some or all of our current union-free operations were to become unionized, we could incur an increased risk of work stoppages and higher labor costs. See "Business--Employees."

Surety Bonds--Federal and state laws require us to place and maintain surety bonds in connection with reclamation, workers' compensation and other obligations. We cannot assure you that the surety bond holders will continue to renew or refrain from demanding additional collateral upon any renewal.

Federal and state laws require bonds to secure our obligations to reclaim lands disturbed for mining, to pay federal and state workers' compensation benefits and to satisfy other miscellaneous obligations. As of December 31, 1998, we had outstanding surety bonds with third parties for post-mining reclamation totaling $567.8 million and an additional $182.3 million is in place for federal and state workers' compensation obligations and other miscellaneous obligations. These surety bonds are typically renewable on a yearly basis. We cannot assure you that the surety bond holders will continue to renew the surety bonds or refrain from demanding additional collateral upon such renewals. The failure to maintain, or the inability to acquire, sufficient surety bonds, as required by state and federal law, would have a material adverse effect on us and therefore create certain risks for holders of these notes. We may not be able to maintain or acquire surety bonds for a variety of reasons, including:

  . lack of availability, higher expense or unreasonable terms of new surety bonds,

  . restrictions on the demand for collateral by current and future third-party surety bond holders due to the terms of the indenture for these or other of our notes or our credit facility; or

  . the exercise by third-party surety bond holders of their right to refuse to renew the surety.

Impact of Year 2000 Issue--Although we believe that the Year 2000 Issue will not pose significant operational problems for our business systems, any failure to make needed conversions may adversely affect our operations. In addition, we will need to monitor our customers and suppliers and we cannot guarantee that the systems of other companies on which we rely will be timely converted.

We presently believe that the year 2000 issue will not pose significant operational problems for our business systems. However, if any needed modifications and conversions are not made, or are not completed on time, the year 2000 issue would likely have a material impact on our operations. We anticipate completing our year 2000 testing and remediation by third quarter 1999, before any anticipated impact on our operating systems. This timetable however, may not allow sufficient time for additional remediation if testing reveals additional year 2000 related problems.

Our total year 2000 project cost is not expected to be material, based on presently available information. However, we cannot guarantee that the systems of other companies on which our systems rely will be timely converted and would not have an adverse effect on our systems. We have determined that we have no exposure to claims related to the year 2000 issue for the majority of the products we have sold. If any of our suppliers or customers do not, or if we do not, successfully deal with the year 2000 issue, we could experience delays in receiving or shipping coal and equipment that would increase costs and that could cause us to lose revenues and even customers and could subject us to claims for damages. Customer problems with the year 2000 issue could also result in delays in invoicing our customers or in our receiving payments from them that would affect our liquidity. Problems with the year 2000 issue could affect the activities of our customers to the point that their demand for our products is reduced. The severity of these possible problems would depend on the nature of the problem and how quickly it could be corrected or an alternative implemented, which is unknown at this time. In the extreme, such problems could bring our operations to a standstill.

Some risks of the year 2000 issue are beyond our control and that of our suppliers and customers. For example, we do not believe that we can develop a contingency plan which will protect us from a downturn in economic activity caused by the possible ripple effect throughout the entire economy that could be caused by problems of others with the year 2000 issue. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Impact of Year 2000 Issue."

                               AEI RESOURCES

History

From 1982 to 1984, Larry Addington and his brothers, Robert and Bruce, developed several coal and coal-related companies in eastern Kentucky and Ohio. In 1984, ownership of these companies was consolidated into Addington Resources, Inc., which became a public company in 1987. From 1984 through 1995, Addington Resources expanded its coal operations and developed various other business lines, including integrated waste disposal operations, metal mining operations and citrus operations. In 1995, Messrs. Addington resigned from the board of directors of Addington Resources. Shortly thereafter, they purchased the coal mining operations of Addington Resources through Addington Enterprises, Inc., their wholly owned corporation.

In 1997, the Addington brothers transferred the coal mining operations and assets they controlled through Addington Enterprises and other entities to a newly organized company, AEI Holding Company. These included the eastern Kentucky and Tennessee mining operations and coal reserves acquired from Addington Resources in 1995 and mining operations and coal reserves in Colorado acquired in 1994 and 1995.

Since October 1997, AEI Holding Company and its parent and successor AEI Resources have grown substantially by acquiring several additional coal mining businesses, which we describe below.

Recent Acquisitions

Ikerd-Bandy Coal, Inc.

  . Acquired in October 1997 for $5.3 million in cash, including $0.3 million of related fees and expenses. We also agreed to pay the former owners of Ikerd-Bandy Coal, Inc. a $6.5 million promissory note.

  .  1998 revenues totaled $30.1 million.

  .  1998 production totaled 1.1 million tons.

  .  Added approximately 27.0 million tons of proven and probable reserves.

  . Other assets include a storage facility, a preparation plant and a loadout facility at each of two mines.

  .  The Ikerd-Bandy acquisition:

    . provided reserves strategically located for our contract with the Tennessee Valley Authority's Kingston plant;

    .  broadened our customer base to include industrial customers; and

    .  allowed us to build market share in southeastern Kentucky.

Leslie Resources

  . Acquired in January for $12.0 million in cash, including $0.3 million of related fees and expenses. We also gave the former owners of Leslie Resources an $11.1 million promissory note.

  .  1998 revenues totaled $94.3 million.

  . 1998 production totaled 5.2 million tons from five mines in Knott, Perry and Leslie counties in Kentucky.

  .  Added approximately 63.0 million tons of proven and probable reserves.

  . The Leslie Resources acquisition provided significant uncommitted production capacity, allowing us the opportunity to seek new contracts to be filled by production from the lower-cost Leslie Resources mines.

Crockett Collieries Co.

  . Acquired in June 1998 for $4.0 million, including $0.2 million of related fees and expenses.

  .  1998 revenues totaled $6.5 million.

  .  1998 production totaled 0.6 million tons.

  . Added approximately 9.0 million tons of proven and probable reserves and a significant contract with the Tennessee Valley Authority.

Cyprus Amax Subsidiaries

  . Acquired in June 1998 for a purchase price of $98.0 million, excluding $8.9 million of related fees and expenses, plus a working capital adjustment.

  .  In the transaction, we also:

    . purchased certain mining equipment that had previously been leased by the Cyprus Amax subsidiaries for $30.0 million;

    .  assumed a $1.0 million debt obligation; and

    . agreed to pay Cyprus Amax a royalty on all coal mined from properties owned or controlled by the subsidiaries at closing. These royalty payments will commence on June 1, 2002 and will be $0.50 per ton in Indiana, Illinois, Ohio or California and $0.35 per ton in West Virginia, Kentucky or Tennessee.

    . If we receive, directly or indirectly, an equity investment of $75.0 million or more, we must pay Cyprus Amax $25.0 million (less 55% of any prior royalty payments) in satisfaction of the royalty obligation.

  .  1998 revenues totaled $372.7 million.

  .  1998 production totaled approximately 14.5 million tons.

  .  Added approximately 707 million tons of proven and probable reserves.

  .  Our acquisition of the Cyprus Amax subsidiaries:

    . strengthened our position in the markets served by our eastern Kentucky mines.

    . added West Virginia operations that provide us an entry to the markets served by barge transportation from the Kanawha River in West Virginia. Many of these markets are the same markets served by our eastern Kentucky mines, which transport coal through barge loading facilities on the Big Sandy River in eastern Kentucky. Both the Kanawha River and the Big Sandy River are navigable tributaries of the Ohio River, which accesses the largest river-borne market for coal in the United States.

    . added Indiana operations that provide above-market contracts and access to utilities in Indiana that have installed scrubber technology to control sulfur dioxide emissions from their plants.

Battle Ridge Assets

  . Acquired in July 1998 for approximately $6.8 million, including $0.2 million of related fees and expenses.

  .  1998 revenues totaled $8.3.

  .  1998 production totaled 0.4 million tons.

  . Added approximately 37.0 million tons of proven and probable coal reserves, approximately half of which is compliance coal and the remainder of which is low-sulfur coal.

  . We also acquired two river dock facilities on the Kanawha River, and one on the Big Sandy River.

  . The assets acquired from Battle Ridge complement our West Virginia operations acquired from Cyprus Amax.

Mid-Vol Leasing

  . Acquired in July 1998 for $21.2 million, including $0.4 million of related fees and expenses. We also agreed to pay the former owners a $15.0 million promissory note and a production payment on coal mined in the future from specified properties we acquired in the transaction.

  .  1998 revenues totaled $31.6 million.

  .  1998 production totaled 1.0 million tons.

  .  Added 51.0 million tons of proven and probable reserves.

  . Mid-Vol produces high-quality mid- and low-volatile coking coals, a coal product with a niche market. We believe that we can use our Addcar highwall mining systems and our efficient tailored cast blasting and heavy dozer pushing mining methods to increase Mid-Vol's production tonnage and reduce its costs.

Kindill

  . Acquired in September 1998 for $11.3 million, including $0.3 million of related fees and expenses, and the assumption of $50.0 million of indebtedness. The sellers included Stephen Addington, who is one of our directors and the brother of our controlling shareholder. We received an opinion from Rothschild, Inc. that the transaction was fair from a financial point of view. See "Certain Related Party Transactions."

  .  1998 revenues totaled $73.5 million.

  .  1998 production totaled approximately 4.5 million tons.

  .  Added 183.0 million tons to our proven and probable reserves.

  .  The Kindill acquisition:

    . provides us an opportunity to move production for specific long-term sales contracts to Kindill's lower-cost operations, and

    .  complements our Indiana operations acquired from Cyprus Amax.

Zeigler Coal Holding Company

  . Acquired in September 1998 for $872.8 million, including the assumption of $255.0 million of indebtedness and the payment of $18.0 million of related fees and expenses.

  . 1998 revenues totaled $534.6 million, excluding Zeigler businesses we later sold.

  . 1998 production totaled approximately 13.2 million tons, excluding Zeigler businesses we later sold.

  .  Added 1.2 billion tons of proven and probable reserves.

  . Before the transaction, Zeigler was the second largest publicly traded coal company and ninth largest coal producer in the United States, in each case measured by tons produced. The Zeigler acquisition:

    . Added a strong portfolio of long-term sales contracts, which generated over [75%] of Zeigler's sales in 1998;

    . added about 4.8 million tons of annual production in 1998 in Eastern Kentucky, making us the largest producer and marketer of coal in this region as measured by production;

    .  enhanced our ability to optimize our mix of production and sales;
       and

    . improved our position in West Virginia and in the Illinois Basin region.

  . In December 1998, we sold certain noncomplementary assets we acquired in the Zeigler acquisition for $310.0 million. See "--Recent Dispositions."

Martiki

  . Acquired in November 1998 from MAPCO Coal Inc. for $32.4 million, including $0.4 million of related fees and expenses.

  .  1998 revenues totaled $69.3 million.

  .  1998 production totaled 2.5 million tons.

  .  Added approximately 25.0 million tons of proven and probable reserves.

  . We also acquired a 1,000 ton per hour preparation plant and a high speed unit train loading facility on the Norfolk Southern rail line.

  . Due to the strategic location of Martiki's operations, the acquisition allowed us to consolidate significant Addington and Zeigler reserve positions.

Princess Beverly

  .  Acquired in February 1999 for $11.6 million.

  .  1998 revenues totaled $45.0 million.

  .  1998 production totaled 2.1 million tons.

  .  Added approximately 33.0 million tons of proven and probable reserves.

  . The Princess Beverly acquisition provides us an ongoing mining operation with substantial compliance reserves that are located near dock facilities on the Kanawha River.

MTI Acquisition

In January 1998, we purchased a substantial portion of the assets of the Mining Technologies Division of Addington Enterprises for $51.0 million. The assets we acquired included facilities, equipment and intellectual property relating to the Addcar highwall mining system.

In the transaction we acquired:

  .  13 patents, which will expire between December 10, 2010 and November 20,
     2015;

  . one registered trademark in North America relating to the Addcar highwall mining system, which will expire September 28, 2013;

  . certain mobile mining equipment, spare parts, and continuous mining machines;

  .  an 80,000 square foot manufacturing and warehousing facility;

  . the equipment and facility for manufacturing Addcar highwall mining systems; and

  .  six existing, operable Addcar highwall mining systems.

We believe that our recent acquisitions added significant opportunities to use the Addcar highwall mining system. We believe that the Addcar highwall mining system will allow us to reduce our mining costs significantly and increase the amount of economically mineable reserves at many of our acquired operations.

At the time of the MTI acquisition, Larry Addington owned 80% of Addington Enterprises, and Robert Addington and Bruce Addington each owned 10%. Larry Addington is a director of AEI Resources. Robert Addington is a director and officer of AEI Resources. Robert Addington and Bruce Addington are employees of AEI Resources.

Recent Dispositions

We recently sold the following mining operations and reserves that we acquired in our recent acquisitions because they did not complement our business strategy.

Triton Disposition

In December 1998, we sold Triton Coal Company, LLC, for $275.0 million. Triton holds the operations in the Powder River Basin of Wyoming that we acquired from Zeigler. We retained assets and liabilities relating to lignite reserves in Texas and Arkansas and coal reserves in Montana previously held by Triton's predecessor. We also agreed to provide transition services to the purchaser of Triton following the closing.

Dock Disposition

In December 1998, we sold the coal transshipment terminal facilities and related assets in Newport News, Virginia and Charleston, South Carolina that we acquired from Zeigler. The purchaser purchased all land, personal property, fixtures, and equipment used in connection with the operation of the terminal facilities for $35.0 million.

R&F Disposition

In December 1998, we sold coal mining equipment, inventories, real property, and a coal supply contract used in the operations of our R&F Coal Company subsidiary for $7.6 million.

Other Assets Held for Sale

In addition to the assets we already have sold, we acquired other assets in the Zeigler acquisition that we currently hold for possible sale or liquidation. The book value of these assets at December 31, 1998, was $3.0 million. See "Business--Non-Coal Businesses."

Ownership Structure

Larry Addington owns approximately 85.5% of the outstanding capital stock of AEI Resources Holding (47.5% directly and 38% through Addington Enterprises) while 9.5% is owned together by Robert and Bruce Addington through Addington Enterprises, and approximately 5% is owned by Robert Addington individually. The following chart illustrates the organizational structure:

                           [FLOW CHART APPEARS HERE]

                                 CAPITALIZATION

The following table sets forth, as of December 31, 1998, our historical capitalization of including AEI Holding, our predecessor. This table should be read in conjunction with "Description of the Notes," "Description of Other Indebtedness," the Unaudited Pro Forma Combined Financial Statements and the notes thereto and the Selected Historical Consolidated Financial Statements and the notes thereto appearing elsewhere in this prospectus.

                                                            December 31, 1998
                                                          ---------------------
                                                          (Dollars in millions)
Short-term obligations:
  Bridge Facility........................................       $   10.0
  Credit Facility........................................           30.0
  Other short-term obligations (including current portion
   of long-term obligations).............................           21.5
                                                                --------
    Total short-term obligations.........................           61.5
Long-term obligations (net of current portion):
  Credit Facility........................................          545.0
  Revolving Credit Facility (1)..........................           75.0
  Notes due 2005.........................................          200.0
  Zeigler IRBs ..........................................          145.8
  Senior Subordinated Notes due 2006.....................          150.0
  Other long-term obligations............................           38.3
                                                                --------
    Total long-term obligations..........................        1,154.1
Stockholders' equity (deficit)...........................          (92.6)
                                                                --------
    Total Capitalization.................................       $1,123.0
                                                                ========

--------

(1) Up to approximately $47.0 million would have been available to us under our credit facility after giving effect to $178.0 million of outstanding letters of credit including those related to the Industrial revenue bonds of Zeigler Coal Holding Company. See "Description of Other Indebtedness-- The Senior Credit Facility," "--Zeigler IRBs."

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements are based on the audited financial statements of our parent, AEI Resources Holding and its predecessor appearing elsewhere in this prospectus as adjusted to illustrate the estimated effects of the transactions that we completed between January 1, 1998, and December 31, 1998. The transactions include, among other things:

  .  The acquisitions of the following businesses:

    .Martiki (November 1998)       .The Cyprus Subsidiaries (June 1998)

    .Zeigler (September 1998)      .Mid-Vol (July 1998)

    .Kindill (September 1998)

  .The dispositions of Triton, the coal transshipment facilities and certain assets of our R&F Coal Company Subsidiary;

  .  The issuance of the Notes;

  . The sale of $150 million principal amount of our 11 1/2% Senior Subordinated Notes Due 2006; and

  .  The amendment and restatement of our credit facility.

The unaudited pro forma combined financial statements do not reflect the pro forma effect of the acquisition of Princess Beverly or the consummation of the transactions contemplated by the reoffering of the Zeigler IRBs on April 1, 1999.

The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable. You should read the unaudited pro forma combined financial statements and accompanying notes in conjunction with our historical financial statements and the other financial information appearing elsewhere in this prospectus, including "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

The unaudited pro forma combined financial statements have been prepared to give effect to the transactions referenced above as if such transactions had occurred on January 1, 1998, for the statement of income for the year ended December 31, 1998. Since all of the transactions occurred on or before December 31, 1998, no adjustments to our audited historical consolidated balance sheet as of December 31, 1998 were necessary to give effect to the transactions so we did not include an unaudited pro forma combined balance sheet as of December 31, 1998.

The unaudited pro forma combined financial statements reflect the application of the principles of purchase accounting to our recent acquisitions. We based the allocation of the purchase price, in part, on preliminary information, which we expect to finalize in 1999. Management is awaiting additional information related to certain reclamation estimates and legal and related preacquisition contingencies. Certain of the businesses acquired in the recent acquisitions followed different accounting policies with respect to the expensing of overburden removal costs. While we capitalize such costs, certain of the acquired entities expensed such costs as they were incurred. Because the information needed to conform most of the acquirees' historical accounting to our accounting for overburden inventory is not available, no pro forma adjustment has been recorded to the unaudited pro forma combined income statements. As a result of these factors, the unaudited pro forma combined financial statements may not be comparable to, or indicative of, our results of operations in future periods.

The unaudited pro forma combined financial statements do not purport to indicate what our financial position or results of operation would actually have been had the transactions been completed on such date or at the beginning of the periods indicated or to project our results of operations for any future date.

                 UNAUDITED PRO FORMA COMBINED INCOME STATEMENT

                   For the year ended December 31, 1998
                             (Dollars In Millions)

                                      Cyprus
                                   Subsidiaries  Zeigler      Other      R&F Coal    Pro Forma
                          Holdings  (1/1-6/30)  (1/1-8/31) Acquisitions Disposition Adjustments       As
                          (Note J)   (Note A)    (Note B)    (Note C)    (Note D)    (Note E)      Adjusted
                          -------- ------------ ---------- ------------ ----------- -----------    --------
Operating Data:
Revenues................   $733.4     $201.8      $533.4      $127.1      $(42.2)     $ (7.8)(1)   $1,383.4
                                                                                        (5.2)(2)
                                                                                        (1.1)(3)
                                                                                      (156.0)(4)
Costs and expenses:
 Cost of operations.....    590.8      180.5       438.2       113.6       (30.5)       (7.8)(1)    1,089.2
                                                                                        (4.6)(2)
                                                                                      (153.2)(4)
                                                                                        (0.2)(5)
                                                                                       (11.4)(6)
                                                                                        (1.0)(7)
                                                                                        (4.4)(8)
                                                                                        (0.9)(9)
                                                                                       (17.4)(10)
                                                                                        (2.5)(11)
 Depreciation, depletion
  and amortization......     76.8       18.7        43.5        12.6        (3.4)       (5.9)(4)      193.7
                                                                                        51.4 (12)
 Selling, general and
  administrative........     32.5        6.7         9.2         5.3         --         (9.1)(10)      44.2
                                                                                        (0.4)(13)
 Write-downs and special
  items.................     16.5        --         21.2         --          --        (21.2)(13)      16.5
                           ------     ------      ------      ------      ------      ------       --------
 Total costs and
  expenses..............    716.6      205.9       512.1       131.5       (33.9)     (188.6)       1,343.6
                           ------     ------      ------      ------      ------      ------       --------
 Income (loss) from
  operations............     16.8       (4.1)       21.3        (4.4)       (8.3)       18.5           39.8
Interest and other
 income (expense)
 Interest expense.......    (65.3)      (0.2)       (8.0)       (3.7)        --         (3.5)(8)     (113.7)
                                                                                       (32.8)(14)
                                                                                        (0.2)(15)
 Gain (loss) on sale of
  assets................      1.0        0.9         0.7        (0.1)        --         (0.2)(4)        2.3
 Other, net.............      3.7       (0.1)        4.5         1.1         --         (0.1)(4)        9.1
                           ------     ------      ------      ------      ------      ------       --------
                            (60.6)       0.6        (2.8)       (2.7)        --        (36.8)        (102.3)
                           ------     ------      ------      ------      ------      ------       --------
 Income (loss) before
  income taxes..........    (43.8)      (3.5)       18.5        (7.1)       (8.3)      (18.3)         (62.5)
Income tax provision
 (benefit)..............    (20.4)       --          2.8        (3.8)       (1.3)        0.7(4)       (30.0)
                                                                                        (8.0)(16)
                           ------     ------      ------      ------      ------      ------       --------
 Net Income (loss) from
  continuing operations
  (Note F)..............   $(23.4)    $ (3.5)     $ 15.7      $ (3.3)     $ (7.0)     $(11.0)      $  (32.5)
                           ======     ======      ======      ======      ======      ======       ========
Other Data:
Adjusted EBITDA (Note
 G).....................   $113.8      $15.4       $91.2        $9.0      $(11.7)     $ 42.5         $260.2
Capital expenditures....     40.9        3.3        73.4         1.0        (0.4)      (55.5)          62.7
Cash interest expense
 (Note H)...............     72.0        0.2         6.0         3.7         --         36.3          118.2
Ratio of Adjusted EBITDA
 to cash interest
 expense................      1.6x      77.0x       15.2x        2.4x        --          1.2x           2.2x
Ratio of earnings to
 fixed charges (Note
 I).....................        *          *         2.4x          *         --            *              *

       UNAUDITED PRO FORMA COMBINED INCOME STATEMENT--Other Acquisitions

                   For the year ended December 31, 1998
                             (Dollars In Millions)

                                         Other Acquisitions
                                  ---------------------------------
                                    Martiki    Kindill    Mid-Vol   Total Other
                                  (1/11-11/6) (1/1-8/31) (1/1-6/30) Acquisitions
                                  ----------- ---------- ---------- ------------
Operating Data:
Revenues........................     $62.8      $49.0      $15.3       $127.1
Costs and expenses:
  Cost of operations............      58.9       42.6       12.1        113.6
  Depreciation, depletion and
   amortization.................       9.5        3.0        0.1         12.6
  Selling, general and
   administrative...............       2.7        2.4        0.2          5.3
                                     -----      -----      -----       ------
    Total costs and expenses....      71.1       48.0       12.4        131.5
                                     -----      -----      -----       ------
  Income (loss) from
   operations...................      (8.3)       1.0        2.9         (4.4)
Interest and other income
 (expense)......................
  Interest expense..............       --        (3.7)       --          (3.7)
  Gain (loss) on sale of
   assets.......................       --        (0.1)       --          (0.1)
  Other, net....................       0.5        0.6        --           1.1
                                     -----      -----      -----       ------
                                       0.5       (3.2)       --          (2.7)
                                     -----      -----      -----       ------
  Income (loss) before income
   taxes........................      (7.8)      (2.2)       2.9         (7.1)
Income tax provision (benefit)..      (2.9)      (0.9)       --          (3.8)
                                     -----      -----      -----       ------
  Net Income (loss) from
   continuing operations
   (Note E).....................     $(4.9)     $(1.3)     $ 2.9       $ (3.3)
                                     =====      =====      =====       ======
Other Data:
Adjusted EBITDA (Note F)........     $ 1.7      $ 4.3      $ 3.0       $  9.0
Capital expenditures............       --         1.0        --           1.0
Cash interest expense (Note G)..       --         3.7        --           3.7

             NOTES TO UNAUDITED PRO FORMA COMBINED INCOME STATEMENT

                      For the year ended December 31, 1998
                             (Dollars in Millions)

Note A:

This column reflects the historical results of operations of the subsidiaries acquired from Cyprus Amax for the periods indicated and is prior to any adjustments for certain seller retained activities and other items described in Note D below.

Note B:

This column reflects the historical results of operations of Zeigler and is prior to any adjustment for the net assets held for sale and other items described in Note D below.

Note C:

This column reflects the pre-acquisition actual combined historical results of operations for each of Martiki, Kindill and Mid-Vol for the year ended December 31, 1998. Set forth on the following pages is a presentation of the combination of the preacquisition results of operations for the entities.

Note D:

This column reflects the elimination of the historical results of operations of our R&F Coal Company subsidiary. We sold certain operating assets of R&F on December 21, 1998 for $7.6 million.

Note E:

Pro forma adjustments include purchase accounting, accounting policy conformity and financing entries necessary to reflect the pre-acquisition periods for the following acquisitions: Martiki (November 1998), Zeigler (September 1998), Kindill (September 1998), Mid-Vol (July 1998), and the Cyprus Subsidiaries (June 1998), as well as the debt related financing transactions completed prior to December 31, 1998. The following notes describe the pro forma adjustments.

 1. Reflects the elimination of intercompany transactions involving contract mining and purchased coal among us and the acquired companies.

 2. Reflects the elimination of Cyprus Amax's retained activities, which consist primarily of the resale of purchased coal by the Cyprus Subsidiaries under a coal sales contract retained by Cyprus Amax.

 3. Reflects the elimination of amortized gain on a sale-leaseback transaction and deferred income related to a sales contract amendment where such proceeds were retained by Cyprus Amax.

 4. Reflects the elimination of revenues and direct expenses related to certain assets of Zeigler that are currently held for sale or have been sold (i.e. Triton, the coal transshipment facilities, energy trading, and fuel technology).

 5. Reflects the decrease in operating expenses resulting from inventory adjustments to conform the Cyprus Subsidiaries to our accounting policies. We defer the cost of removing overburden above coal seams, while the acquired companies expensed such cost as incurred. The information to reflect this accounting policy conformity item is not known for any of the acquired companies, except the Cyprus Subsidiaries, as the engineering estimates to perform the necessary calculations are not available.

 6. Reflects adjustments for changes to end-of-mine reclamation expense to conform to our reclamation cost accounting policy. We record end-of-mine reclamation at the date of acquisition. Operating expenses of the acquired companies have been adjusted to eliminate the provision for end-of-mine reclamation expense.

 7. Reflects adjustments for changes in employee benefits expense resulting from the purchase accounting treatment of the Zeigler, Kindill and Cyprus Subsidiary acquisitions. Operating expenses of these acquired companies have been adjusted to eliminate the expense impact of the amortization of unrecognized prior service costs and unrecognized net gains and losses in connection with defined benefit plans because we will not have any such unrecognized costs or gains and losses under purchase accounting.

 8. Reflects adjustments for change in accounting for liabilities under the Coal Retiree Health Benefit Act of 1992. The acquired companies expensed such costs on a pay-as-you-go method and we record the present value of these obligations as a liability at the date of purchase. Operating expenses of the acquired companies have been adjusted to eliminate the cash payment and record the interest accretion.

 9. Reflects the elimination of operating leases on assets controlled by Cyprus Amax and leased to the Cyprus Subsidiaries pursuant to operating leases. The Company separately purchased these assets in connection with the acquisition of the Cyprus Subsidiaries and their depreciation is reflected in Note (E) 12.

10. Reflects the reduction in operating expenses from the Cyprus Subsidiary and Zeigler acquisitions. Such reduction resulted from non-acquired employees and related costs as well as costs associated with terminated redundant administrative employees and closed administrative offices.

11. Reflects the reduction in cost of operations for a bonus paid to one of our officers for the consummation of financing transactions and acquisitions.

12. Reflects the increase in depreciation, depletion, and amortization expense from purchase accounting entries.

13. Reflects the elimination of stock options and retention and special bonuses and other selling costs directly attributable to the acquisition of Zeigler.

14. Reflects increased interest expense on the following indebtedness:

                                                                Year Ended
                                                             December 31, 1998
                                                             -----------------
                                                                (unaudited)
      $150 million Senior Subordinated Notes (at 11.5%).....       $16.5
      $575 million Senior Credit Facility (at 8.47%)........        46.7
      Incremental interest increase in $200 million Notes
       (from 10% to 10.5%)..................................         1.0
      Revolving line of credit borrowings to finance
       acquisitions ($32.3 million at 8.63%)................         2.3
      Credit Facility revolver fees.........................         0.7
      $10 million Bridge Facility...........................         0.8
      Less interest on retired debt.........................       (35.2)
                                                                   -----
        Total...............................................       $32.8
                                                                   =====

15. Reflects the increase in amortization expense resulting from the increase in deferred financing costs in conjunction with the offering of the Senior Subordinated Notes, offset by finance cost amortization on retired debt.

16. Reflects pro forma tax expense (benefit) estimated at 30% of pretax income
    (loss) for entities for which income tax expense (benefit) has not been determined historically (AEI Resources and Mid-Vol during their S corporation periods and the Cyprus Subsidiaries) as well as the pro forma adjustments.

Note F:

  Net Income (loss) from continuing operations is prior to any extraordinary items.

Note G:

  Adjusted EBITDA as presented above and as used elsewhere in this prospectus consists of earnings before interest, taxes, depletion, depreciation, amortization and other non-cash charges as adjusted to exclude certain unusual or nonrecurring charges, all in accordance with the term "Consolidated Cash Flow" as that term is used in the term "Fixed Charge Coverage Ratio" in the indenture governing the Notes. The Fixed Charge Coverage Ratio restricts our ability to incur additional indebtedness above an approved limit if the ratio is below 2.0 to 1.0. As of December 31, 1998 the ratio (calculated on a pro forma basis) was 2.2 to 1.0. See "Description of Notes" for a complete presentation of the methodology employed in calculating Adjusted EBITDA. Adjusted EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service indebtedness and because it is used in the Indenture to determine compliance with certain covenants. However, Adjusted EBITDA should not be considered as an alternative to income from operations or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity.

Adjusted EBITDA is calculated as follows for the year ended December 31, 1998:


                                      Cyprus               Other      R&F Coal    Pro Forma     As
                          Holdings Subsidiaries Zeigler Acquisitions Disposition Adjustments Adjusted
                          -------- ------------ ------- ------------ ----------- ----------- --------
Net Income (loss) from
 continuing operations..   $(23.4)    $ (3.5)   $ 15.7    $ (3.3)      $  (7.0)   $ (11.0)    $(32.5)
Exclude gain or loss on
 asset sale.............     (1.0)       --        --         --           --          --       (1.0)
Less net income of
 equity method investees
 in excess of cash
 dividends..............      --         --        --        (0.2)         --          --       (0.2)
Plus provision for
 taxes..................    (20.4)       --        2.8       (3.8)        (1.3)       (7.3)    (30.0)
Plus interest expense...     65.3        0.2       8.0        3.7          --         36.5     113.7
Plus depreciation,
 depletion and
 amortization...........     76.8       18.7      43.5       12.6         (3.4)       45.5     193.7
Plus other non cash
 expenses...............     16.5        --       21.2        --           --        (21.2)     16.5
                           ------     ------    ------    -------      -------    --------    ------
Adjusted EBITDA.........   $113.8     $ 15.4    $ 91.2    $   9.0      $ (11.7)   $   42.5    $260.2
                           ======     ======    ======    =======      =======    ========    ======

In connection with integrating acquired operations, we closed certain of our preexisting mines. Accordingly estimated non-recoverable assets of $2.0 million were written off and estimated reclamation and closure costs of $14.5 million were recorded.

Note H:

  Cash interest expense is calculated as interest expense plus capitalized interest less interest accreted on discounted notes and amortization of deferred financing costs.

Note I:

  In calculating the ratio of earnings to fixed charges, earnings consist of income before income tax provision plus fixed charges (excluding capitalized interest). Fixed charges consist of interest incurred (which includes amortization of deferred financing costs) whether expensed or capitalized and one-third of rental expense, deemed representative of that portion of rental expense estimated to be attributable to interest. Our pro forma earnings were inadequate to cover pro forma fixed charges for the year ended December 31, 1998 by $78.6.

Note J

  This column reflects our income statement for the year ended December 31, 1998 which includes the post-acquisition results of our recent acquisitions. The purchase price for each acquisition is as follows:

                                                  Notes
                                                 payable
                                          Cash     to
                                        paid to  seller              Total Costs
                            Acquisition  seller    at    Acquisition     of
   Acquiree                    Date     at close  close     Costs    Acquisition
   --------                 ----------- -------- ------- ----------- -----------
   Ikerd-Bandy.............   Oct-97    $  5,000 $ 5,649   $   300    $ 10,949
   Leslie Resources........   Jan-98      11,700  11,056       300      23,056
   Crockett Collierless....   Jun-98       3,750     --        200       3,950
   Cyprus Subsidiaries.....   Jun-98      98,000     --      8,900     106,900
   Mid-Vol.................   Jul-98      20,786  15,000       378      36,164
   Battle Ridge............   Jul-98       6,600     --        186       6,786
   Zeigler.................   Sep-98     599,732     --     18,040     617,772
   Kindill.................   Sep-98      11,000     --        267      11,267
   Martiki.................   Nov-98      32,000     --        387      32,387

  No equity securities or other non-cash consideration was issued in connection with our recent acquisitions.

  We depreciate acquired property, plant and equipment over its estimated useful life (ranging from 2 to 20 years). Allocations to mineral reserves are amortized on a units-of-production method based on estimated recoverable tons. Estimated mine lives, which consider recoverable tons and current mining plans, range from 1 to 40 years.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The selected consolidated financial data below as of December 31, 1997 and 1998 and for the years ended December 31, 1996, 1997 and 1998, have been derived from the Consolidated Annual Financial Statements of AEI Resources Holding, which have been audited by Arthur Andersen LLP, independent public accountants, and are included elsewhere in this prospectus. The selected consolidated financial data as of December 31, 1996 has been derived from the Consolidated Annual Financial Statements of AEI Resources Holding, Inc. which have been audited by Arthur Andersen LLP, independent public accountants, and are not included elsewhere in this prospectus. The selected consolidated financial data as of and for the years ended December 31, 1994 and 1995 have been derived from the unaudited Consolidated Financial Statements of our predecessor business and are not included elsewhere in this prospectus. The information presented below is qualified in its entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our Consolidated Financial Statements and related notes included elsewhere in this prospectus.

            AEI Resources Holding, Inc. (including its predecessors)
                   (Dollars in millions, except per ton data)

                            For the Fiscal Year Ended December 31,
                          ----------------------------------------------
                           1994    1995(1)    1996     1997      1998
                          -------  -----------------  -------  ---------
Operating Revenues and
 Expenses:
Revenues................  $ 103.1  $ 112.3   $ 123.2  $ 175.3  $   733.4
Cost of operations......     91.5     94.5      97.1    145.2      590.8
Depreciation, depletion
 and amortization.......      4.4      6.0       6.9     10.8       76.8
Selling, general and
 administrative.........      7.0      8.6       9.1     13.9       32.5
Writedowns and Special
 Items..................      --       --        --       --        16.5
                          -------  -------   -------  -------  ---------
Income from operations..      0.2      3.2      10.1      5.4       16.8
Interest expense........     (0.3)    (2.0)     (5.5)    (9.2)     (65.3)
Other income (expense),
 net(2).................      0.3     (0.5)      0.5      0.4        4.7
                          -------  -------   -------  -------  ---------
Income (loss) before
 income tax provision
 and extraordinary
 item...................      0.2      0.7       5.1     (3.4)     (43.8)
Income tax provision
 (benefit)(3)...........      --      (0.4)      --      17.5      (20.4)
                          -------  -------   -------  -------  ---------
Net Income (loss) before
 extraordinary item(4)..      0.2      1.1       5.1    (20.9)     (23.4)
Extraordinary loss from
 extinguishment of
 debt...................      --       --        --      (1.3)     (10.2)
                          -------  -------   -------  -------  ---------
Net Income (loss).......  $   0.2  $   1.1   $   5.1  $ (22.2) $   (33.6)
                          -------  -------   -------  -------  ---------
Other Data:
Adjusted EBITDA(5)......  $   4.9  $   8.7   $  17.5  $  16.6  $   113.8
Cash flows from
 operating activities...       NA     11.1       4.8    (11.4)     (49.4)
Cash flows from
 investing activities...       NA    (11.0)    (12.5)   (38.7)    (655.7)
Cash flows from
 financing activities...       NA      0.9       7.3    133.2      664.0
Capital expenditures....     11.5     12.6      14.1     32.2       40.9
Ratio of Adjusted EBITDA
 to interest
 expense(5).............     16.3x     4.4x      3.2x     1.8x       1.7x
Ratio of total debt to
 Adjusted EBITDA(5).....      1.1x     6.0x      3.7x    13.1x      10.7x
Ratio of earnings to
 fixed charges(6).......      1.0x     1.1x      1.6x      *          *
Operating Data:
Proven and probable
 reserves (at period
 end, in million of
 tons)..................       NA       NA        NA      166      2,436
Coal sales (millions of
 tons)..................      3.5      3.3       4.2      6.5       25.2
Average sales price per
 ton....................  $ 26.61  $ 26.27   $ 24.84  $ 25.19  $   27.40
Average cost per ton
 sold(7)................    25.22    24.20     21.32    22.08      25.40
Balance Sheet Data (end
 of period):
Working capital.........  $  (2.6) $  (5.6)  $ (11.6) $  85.1  $   (72.9)
Total assets............     69.7     92.3     106.9    265.4    2,490.1
Total debt (including
 current portion).......      5.6     52.4      64.1    217.0    1,215.6
Stockholders' equity
 (deficit)..............     31.1     (4.7)      0.3    (18.1)     (92.6)

NA = Not Available

--------

(1) The operations data for the year ended December 31, 1995, combine the audited results of operations for AEI Holding (Holdings' predecessor) for the period from January 1, 1995 through December 31, 1995 and the results of Addington Coal Operations (the predecessor to AEI Holding) for the period from January 1, 1995 through November 1, 1995. The operations data for the year ended December 31, 1995 do not purport to represent what our combined results of operations would have been if the predecessor businesses had actually been acquired as of January 1, 1995.
(2) Other income (expense), net reflects the inclusion of gain or loss on asset sales and minority interest.

(3) In April 1997, Bowie Resources, Limited changed its tax reporting status from an S-corporation to a C-corporation, resulting in an initial deferred tax liability of $1.6 million. In November 1997, the other subsidiaries of AEI Holding likewise changed from S-corporations to C-corporations, resulting in an initial deferred tax liability of $18.0 million.
(4) Net income (loss) from continuing operations is prior to any extraordinary items.

(5) Adjusted EBITDA as presented above and as used elsewhere in this prospectus consists of earnings before interest, taxes, depletion, depreciation, amortization and other non-cash charges as adjusted to exclude certain unusual or nonrecurring charges, all in accordance with the term "Consolidated Cash Flow" as that term is used in the term "Fixed Charge Coverage Ratio" in the Indenture. The Fixed Charge Coverage Ratio restricts our ability to incur additional indebtedness above an approved limit if the ratio is below 2.0 to 1.0. As of December 31, 1998, the ratio (calculated on a pro forma basis) was 2.2 to 1.0. See "Description of Notes" for a complete presentation of the methodology employed in calculating Adjusted EBITDA. Adjusted EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service indebtedness and because it is used in the Indenture to determine compliance with certain covenants. However, Adjusted EBITDA should not be considered as an alternative to income from operations or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity.

(6) In calculating the ratio of earnings to fixed charges, earnings consist of income before income tax provision plus fixed charges (excluding capitalized interest). Fixed charges consist of interest incurred (which includes amortization of deferred financing costs) whether expensed or capitalized and one-third of rental expense, deemed representative of that portion of rental expense estimated to be attributable to interest. Earnings were inadequate to cover fixed charges for 1997 and 1998 by $3.8 million and $57.9 million, respectively.
(7) Average cost per ton sold is calculated based on total coal operating costs included in cost of operations, plus depreciation costs related to mining, divided by coal sold.

              SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

Prior to June, 1998, the historical results of AEI Holding were identical to that of its parent, Holdings. The selected consolidated financial data below as of December 31, 1997 and 1998 and for the years ended December 31, 1996, 1997 and 1998, have been derived from the Consolidated Annual Financial Statements of AEI Holding, which have been audited by Arthur Andersen LLP, independent public accountants, and are included elsewhere in this prospectus. The selected consolidated financial data as of December 31, 1996, has been derived from the Consolidated Annual Financial Statements of AEI Holding which have been audited by Arthur Andersen LLP, independent public accountants, and are not included elsewhere in this prospectus. The selected consolidated financial data for the years ended December 31, 1994 and 1995 has been derived from the unaudited Consolidated Financial Statements of the Company's predecessor business and is not included elsewhere herein. The information presented below is qualified in its entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our Consolidated Financial Statements and related notes included elsewhere in this Prospectus.

          AEI Holding Company, Inc. (including its predecessors)

                (Dollars in millions, except per ton data)

                                   For the Fiscal Year Ended December 31,
                                  --------------------------------------------
                                   1994    1995(1)    1996     1997     1998
                                  -------  -----------------  -------  -------
Operating Revenues and Expenses:
Revenues........................  $ 103.1  $ 112.3   $ 123.2  $ 175.3  $ 316.2
Cost of operations..............     91.5     94.5      97.1    145.2    267.8
Depreciation, depletion and
 amortization...................      4.4      6.0       6.9     10.8     21.1
Selling, general and
 administrative.................      7.0      8.6       9.1     13.9     14.4
Writedowns and Special Items....      --       --        --       --      16.5
                                  -------  -------   -------  -------  -------
Income from operations..........      0.2      3.2      10.1      5.4     (3.6)
Interest expense................     (0.3)    (2.0)     (5.5)    (9.2)   (20.7)
Other income (expense), net(2)..      0.3     (0.5)      0.5      0.4      2.6
                                  -------  -------   -------  -------  -------
Income (loss) before income tax
 provision and extraordinary
 item...........................      0.2      0.7       5.1     (3.4)   (21.7)
Income tax provision
 (benefit)(3)...................      --      (0.4)      --      17.5     (8.7)
                                  -------  -------   -------  -------  -------
Net Income (loss) before
 extraordinary item(4)..........      0.2      1.1       5.1    (20.9)   (13.0)
Extraordinary loss from
 extinguishment of debt.........      --       --        --      (1.3)    (0.4)
                                  -------  -------   -------  -------  -------
Net Income (loss)...............  $   0.2  $   1.1   $   5.1  $ (22.2) $ (13.4)
                                  -------  -------   -------  -------  -------
Other Data:
Adjusted EBITDA(5)..............  $   4.9  $   8.7   $  17.5  $  16.6  $  35.6
Cash flows from operating
 activities.....................       NA     11.1       4.8    (11.4)   (20.4)
Cash flows from investing
 activities.....................       NA    (11.0)    (12.5)   (38.7)   (33.8)
Cash flows from financing
 activities.....................       NA      0.9       7.3    133.2    (14.0)
Capital expenditures............     11.5     12.6      14.1     32.2     28.4
Ratio of Adjusted EBITDA to
 interest expense(5)............     16.3x     4.4x      3.2x     1.8x     1.7x
Ratio of total debt to Adjusted
 EBITDA(5)......................      1.1x     6.0x      3.7x    13.1x    6.12x
Ratio of earnings to fixed
 charges(6).....................      1.0x     1.1x      1.6x      *        *
Operating Data:
Proven and probable reserves (at
 period end, in millions of
 tons)..........................       NA       NA        NA      166      195
Coal sales (millions of tons)...      3.5      3.3       4.2      6.5     13.2
Average sales price per ton.....  $ 26.61  $ 26.27   $ 24.84  $ 25.19  $ 21.63
Average cost per ton sold(7)....    25.22    24.20     21.32    22.08    19.60
Balance Sheet Data (end of
 period):
Working capital.................  $  (2.6) $  (5.6)  $ (11.6) $  85.1  $  17.5
Total assets....................     69.7     92.3     106.9    265.4    330.4
Total debt (including current
 portion).......................      5.6     52.4      64.1    217.0    217.9
Stockholders' equity (deficit)..     31.1     (4.7)      0.3    (18.1)   (43.9)

NA = Not Available

--------

(1) The operations data for the year ended December 31, 1995 combine the audited results of operations for AEI Holding, Holdings' predecessor for the period from January 1, 1995 through December 31, 1995 and the results of Addington Coal Operations (the predecessor to AEI Holding) for the period from January 1, 1995 through November 1, 1995. The operations data for the year ended December 31, 1995, do not purport to represent what our combined results of operations would have been if the predecessor businesses had actually been acquired as of January 1, 1995.

(2) Other income (expense), net reflects the inclusion of gain or loss on asset sales.

(3) In April 1997, Bowie Resources, Limited changed its tax reporting status from an S-corporation to a C-corporation, resulting in an initial deferred tax liability of $1.6 million. In November 1997, the other subsidiaries of AEI Holding likewise changed from S-corporations to C-corporations, resulting in an initial deferred tax liability of $18.0 million.

(4) Net income (loss) from continuing operations is prior to any extraordinary items.

(5) Adjusted EBITDA as presented above and as used elsewhere in this Prospectus consists of earnings before interest, taxes, depletion, depreciation, amortization and other non-cash charges as adjusted to exclude certain unusual or nonrecurring charges, all in accordance with the term "Consolidated Cash Flow" as that term is used in the term "Fixed Charge Coverage Ratio" in the Indenture. The Fixed Charge Coverage Ratio restricts our ability to incur additional indebtedness above an approved limit if the ratio is below 2.0 to 1.0. As of December 31, 1998 the ratio (calculated on a pro forma basis) was 2.2 to 1.0. See "Description of the Notes" for a complete presentation of the methodology employed in calculating Adjusted EBITDA. Adjusted EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service indebtedness and because it is used in the Indenture to determine compliance with certain covenants. However, Adjusted EBITDA should not be considered as an alternative to income from operations or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity.

(6) In calculating the ratio of earnings to fixed charges, earnings consist of income before income tax provision plus fixed charges (excluding capitalized interest). Fixed charges consist of interest incurred (which includes amortization of deferred financing costs) whether expensed or capitalized and one-third of rental expense, deemed representative of that portion of rental expense estimated to be attributable to interest. Earnings were inadequate to cover fixed charges for 1997 and 1998 by $3.8 million and $24.4 million, respectively.

(7) Average cost per ton sold is calculated based on total coal operating costs included in cost of operations, plus depreciation costs related to mining, divided by coal sold.

              SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The selected financial data below as of and for the period from inception, December 11, 1998, through December 31, 1998, have been derived from the annual financial statements of Employee Benefits Management, Inc., which have been audited by Arthur Andersen LLP, independent public accountants, and are included elsewhere in this prospectus. The information presented below is qualified in its entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our Consolidated Financial Statements and related notes included elsewhere in this prospectus.

                    Employee Benefits Management, Inc.

                               (In millions)

                                                   For the Period from Inception
                                                        (December 11, 1998)
                                                              through
                                                         December 31, 1998
                                                   -----------------------------
Operating Revenues and Expenses:
Revenues..........................................            $  1.0
Cost of operations................................               0.9
                                                              ------
Income from operations............................               0.1
                                                              ------
Income (loss) before income tax provision.........               0.1
Income tax provision..............................               0.1
                                                              ------
Net Income (loss).................................               --
                                                              ------
Balance Sheet Data (end of period):
Working capital...................................            $(11.5)
Total assets......................................             501.2
Total debt (including current portion)............               --
Stockholders' equity (deficit)....................               --

The selected consolidated financial data below as of and for the years ended December 31, 1996 and 1997, and for the two years in the period ended December 31, 1997, have been derived from the Consolidated Annual Financial Statements of Zeigler which have been audited by Deloitte & Touche LLP, independent auditors, and are included elsewhere in this prospectus. The selected consolidated financial data as of August 31, 1998 and for the eight-month periods ended August 31, 1997 and 1998, have been derived from Zeigler's Unaudited Consolidated Financial Statements for those periods included elsewhere in the prospectus and include, in the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results for the unaudited interim periods. Results for the eight months ended August 31, 1998, are not necessarily indicative of the results that may be expected for the entire year. The information presented below is qualified in its entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of Zeigler and related notes included elsewhere in this Prospectus. Ziegler was acquired on September 2, 1998, and the following presents the respective preacquisition periods.

                                    Zeigler
                   (Dollars in millions, except per ton data)

                                   For the Year Ended    Eight Months Ended
                                      December 31,           August 31,
                                   --------------------  --------------------
                                     1996       1997       1997       1998
                                   ---------  ---------  ---------  ---------
Operating Revenues and Expenses:
Revenues.......................... $   731.6  $   800.8  $   524.3  $   533.4
Cost of operations(1).............     559.6      641.3      423.5      438.2
Depreciation, depletion and
 amortization(1)..................      60.1       57.9       38.1       43.5
Selling, general and
 administrative(1)................      20.9       15.6       17.2        9.2
Writedowns and special items(2)...       --         --         --        21.2
                                   ---------  ---------  ---------  ---------
Income from operations............      91.0       86.0       45.5       21.3
Interest (expense)(3).............     (23.8)     (24.9)     (15.2)      (8.0)
Other income (expense), net.......       2.1        7.9        3.8        5.2
                                   ---------  ---------  ---------  ---------
Income (loss) before income
 taxes............................      69.3       69.0       34.1       18.5
Income tax provision (benefit)....      11.3       10.4        6.2        2.8
                                   ---------  ---------  ---------  ---------
Net income (loss) from continuing
 operations(4).................... $    58.0  $    58.6  $    27.9  $    15.7
                                   ---------  ---------  ---------  ---------
Other Data:
Adjusted EBITDA(5)................ $   142.8  $   150.6  $    85.5  $    69.0
Cash flows from operating
 activities.......................     131.9       79.8       18.1       44.1
Cash flows from investing
 activities.......................     (30.5)     (70.7)     (19.3)     (40.1)
Cash flows from financing
 activities.......................      (6.1)     (14.1)     (10.4)     (92.2)
Capital expenditures..............      31.4       74.4       29.5       73.4
Ratio of Adjusted EBITDA to
 interest expense(5)..............       6.0x       6.0x       5.6x       8.6x
Ratio of total debt to Adjusted
 EBITDA(5)........................       2.4x       2.3x       3.4x       3.6x
Ratio of earnings to fixed
 charges(6).......................       3.6x       3.4x       2.9x       2.4x
Operating Data:
Coal sales (million of tons)......      34.6       33.1       21.8       23.0
Average sales price per ton....... $   20.21  $   18.22  $   18.02  $   17.81
Average cost per ton sold(7)......     17.74      15.22      15.06      15.28
Balance Sheet Data (end of
 period):
Working capital................... $    84.9  $    22.2  $   241.2  $    (5.1)
Total assets......................   1,050.6    1,077.4    1,248.4    1,018.7
Total debt (including current
 portion).........................     344.8      344.1      289.9      245.6
Stockholders' equity..............     132.6      177.7      149.0      199.3

--------

(1) Depreciation, depletion and amortization is included in cost of operations and selling, general and administrative per the audited financials elsewhere in this prospectus. It is segregated here to conform with the presentation of the Company and the Cyprus Subsidiaries.

(2) Reflects acceleration of the accruals related to mine closing costs and pre-tax writedowns in certain asset carrying values, primarily in connection with the idling, closing, and projected closing of certain mines earlier than previously forecast.

(3) Interest expense is reported net of interest income per the audited financials (see F-Section). It is segregated here to conform with the presentation of the financial statements of the Company.

(4) Net income (loss) from continuing operations is prior to any extraordinary items.

(5) Adjusted EBITDA as presented above and as used elsewhere in this prospectus consists of earnings before interest, taxes, depletion, depreciation, amortization and other non-cash charges as adjusted to exclude certain unusual or nonrecurring charges, all in accordance with the term "Consolidated Cash Flow" as that term is used in the term "Fixed Charge Coverage Ratio" in the Indenture. See "Description of Notes" for a complete presentation of the methodology employed in calculating Adjusted EBITDA. Adjusted EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service indebtedness and because it is used in the Indenture to determine compliance with certain covenants. However, Adjusted EBITDA should not be considered as an alternative to income from operations or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity.

(6) In calculating the ratio of earnings to fixed charges, earnings consist of income before income tax provision plus fixed charges, excluding capitalized interest. Fixed charges consist of interest incurred, which includes amortization of deferred financing costs, whether expensed or capitalized and one-third of rental expense, deemed representative of that portion of rental expense estimated to be attributable to interest.

(7) Average cost per ton sold is calculated based on total coal operating costs included in cost of operations, plus depreciation costs related to mining, divided by coal sold.

The selected combined financial data below as of December 31, 1996 and 1997, and for the two years in the period ending December 31, 1997, have been derived from the Combined Annual Financial Statements of the Cyprus Subsidiaries which have been audited by PricewaterhouseCoopers, LLP, independent public accountants, and are included elsewhere in this prospectus. The selected financial data as of June 30, 1998 and for the six-month periods ended June 30, 1997 and 1998, have been derived from the Cyprus Subsidiaries' Unaudited Combined Financial Statements for those periods included elsewhere in the prospectus and include, in the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results for the unaudited interim periods. Results for the six months ended June 30, 1998 are not necessarily indicative of the results that may be expected for the entire year. The information presented below is qualified in its entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Combined Financial Statements of the Cyprus Subsidiaries and related notes included elsewhere in this prospectus. The Cyprus Subsidiaries were acquired on June 29, 1998 and following presents the respective preacquisition periods.

                            The Cyprus Subsidiaries
                   (Dollars in millions, except per ton data)

                                      For the Year Ended    Six Months Ended
                                         December 31,           June 30,
                                      --------------------  ------------------
                                        1996       1997       1997      1998
                                      ---------  ---------  --------  --------
Operating Revenues and Expenses:
Revenues............................  $   412.2  $   422.9  $  193.8  $  201.8
Cost of operations..................      360.3      377.9     165.8     180.5
Depreciation, depletion and
 amortization.......................       39.6       41.9      20.9      18.7
Selling, general and
 administrative.....................       14.6       16.4       8.3       6.7
Writedowns and special items (1)....        1.8       92.1       1.1       --
                                      ---------  ---------  --------  --------
Income (loss) from operations.......       (4.1)    (105.4)     (2.3)     (4.1)
Interest (expense)..................       (0.8)      (0.6)     (0.3)     (0.2)
Other income (expense), net (2).....        3.4        6.9       0.2       0.8
                                      ---------  ---------  --------  --------
Income (loss) before income taxes...       (1.5)     (99.1)     (2.4)     (3.5)
Income tax provision (benefit) (3)..        --         --        --        --
                                      ---------  ---------  --------  --------
Net income (loss) from continuing
 operations.........................  $    (1.5) $   (99.1) $   (2.4) $   (3.5)
                                      ---------  ---------  --------  --------
Other Data:
Adjusted EBITDA (4).................  $    40.6  $    33.9  $   18.3  $   15.4
Cash flows from operating
 activities.........................       29.6        9.3     (12.3)     (4.8)
Cash flows from investing
 activities.........................      (31.2)     (15.7)    (13.4)     (2.2)
Cash flows from financing
 activities.........................        2.8        7.1      24.5       3.3
Capital Expenditures................       35.0       24.5      15.0       3.3

Ratio of Adjusted EBITDA to interest expense
 (4)..........................................   50.8x   56.5x   61.0x   77.0x
Ratio of total debt to Adjusted EBITDA (4)....    0.3x    0.3x    0.6x    0.5x
Ratio of earnings to fixed charges (5)........      *       *       *       *
Operating Data:
Coal sales (million of tons)..................   14.8    15.8     7.2     7.6
Average sales price per ton................... $24.31  $24.31  $24.35  $24.45
Average cost per ton sold (6).................  23.18   21.77   22.69   23.01
Balance Sheet Data:
Working capital............................... $ 24.7  $ 28.5  $ 48.1  $ 32.0
Total assets..................................  379.4   299.9   389.2   275.2
Total debt (including current portion)........   11.0     9.1    11.0     7.3
Parent Investment.............................  144.0    53.8   166.2    55.5

--------

(1) In 1996, write downs and special items consist of the write down of mining properties, due to weak demand, transportation and coal quality disadvantages, and impending long-term contract expirations, among other factors, in accordance with SFAS 121, and the write down of supplies inventory to their net realizable value. In 1997, the Cyprus Subsidiaries recorded write downs and special items of $92.1 million. Such write downs and special items consist of: 1) charges of $35.8 million for the anticipated closure of the Armstrong Creek mine (which includes a $9.6 million charge related to end-of-mine reclamation); 2) $2.3 million charge to increase current reclamation accruals for the Chinook mine; 3) charges of $6.9 million to write down land assets and prepaid royalties to net realizable value; and 4) write downs of $33.5 million and $13.6 million in asset values at the Cyprus Subsidiaries' West Virginia and Chinook mines, respectively. The write downs resulted from updated mine and business plans that reflected the views of the Cyprus Subsidiaries' management regarding the domestic market for mid- to high-sulfur coal and updated reserve information.

(2) Other income (expense), net reflects the inclusion of minority interest and gain or loss on asset sales. In the audited financials (set forth elsewhere herein) gain on asset sales is included in revenues. It is included here to conform with the presentation of the financial statements of the Company.

(3) No income tax provision (benefit) has been allocated by Cyprus Amax to the Cyprus Subsidiaries.

(4) Adjusted EBITDA as presented above and as used elsewhere in this prospectus consists of earnings before interest, taxes, depletion, depreciation, amortization and other non-cash charges as adjusted to exclude certain unusual or nonrecurring charges, all in accordance with the term "Consolidated Cash Flow" as that term is used in the term "Fixed Charge Coverage Ratio" in the Indenture. See "Description of Notes" for a complete presentation of the methodology employed in calculating Adjusted EBITDA. Adjusted EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service indebtedness and because it is used in the Indenture to determine compliance with certain covenants. However, Adjusted EBITDA should not be considered as an alternative to income from operations or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity.

(5) In calculating the ratio of earnings to fixed charges, earnings consist of income before income tax provision plus fixed charges (excluding capitalized interest). Fixed charges consist of interest incurred (which includes amortization of deferred financing costs) whether expensed or capitalized and one-third of rental expense, deemed representative of that portion of rental expense estimated to be attributable to interest. Earnings were inadequate to cover fixed charges for 1996, 1997, the six months ended June 30, 1997, and the six months ended June 30, 1998 by $1.5 million, $99.1 million, $2.4 million and $3.5 million, respectively.
(6) Average cost per ton sold is calculated based on total coal operating costs included in cost of operations, plus depreciation costs related to mining, divided by coal sold.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

                         AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with "Selected Financial Data," "Financial Statements" and the notes thereto. Our actual results may vary materially from forward-looking statements included in this section and elsewhere in this prospectus due to factors described below and under "Risk Factors."

General

We derive our revenues primarily from the sale of coal to electric utilities and other industrial users under long-term sales contracts. We sell a substantial portion of our coal under long-term sales contracts and sells the remainder under short-term contracts and on the spot market. Sales pursuant to long-term sales contracts accounted for 72% of our coal sales revenue during 1998, with the remainder being accounted for by sales pursuant to short-term contracts and on the spot market.

The principal components of our expenses are costs relating to the production and transportation of its coal, including labor expenses, royalty and lease payments, reclamation expenditures and rail, barge and trucking costs. Other expenses include depletion, depreciation, amortization, selling, general and administrative and interest expenses.

Certain Factors Affecting Current and Future Operating Results

The Company's current and future operating results will likely be affected by the following events and factors:

Certain Contract Revenues. Under certain long-term sales contracts, in relation to contract revenues from coal sales, we have been receiving additional periodic payments with such payments included in revenues as coal shipments occur pursuant to contract terms. Such proceeds amounted to $9.7 million in 1998. The contracts call for $46.4 million of additional payments to be paid to us in 1999. The contracts call for $91.0 million of additional payments over the following four years.

Significant Customers. We derive our revenues primarily from long-term coal supply contracts with utilities. Through December 31, 1998, we were in arrears in delivering coal under one coal supply contract with a customer whose purchases under several contracts represented approximately 15% of our consolidated revenues in 1998. We expect to prospectively ship all tonnage for which we are currently in arrears and do not believe the arrearages will have a material adverse effect on our financial condition.

Recent Acquisitions. In connection with the recent acquisitions, we expect to incur certain one-time acquisition charges aggregating approximately $22.1 million, approximately $3.8 million of which has been paid as of December 31, 1998. The costs relate primarily to severance plan obligations and change of control provisions contained in employment agreements assumed we in connection with its acquisition of Zeigler on September 2, 1998. We also wrote off $16.3 million of deferred financing costs related to the bridge financing for the acquisitions of the Cyprus Subsidiaries and Zeigler. Other integration costs are expected to include closing redundant facilities and relocating certain business processes of the businesses acquired in the recent acquisitions.

Increased Interest Costs. As a result of increased indebtedness we incurred in connection with the recent acquisitions, our interest expense increased substantially from 1997 to 1998 and is expected to further increase in 1999. Interest costs in 1999 could increase significantly if we acquire additional coal companies or coal reserves financed through debt.

Reclamation and Mine Accruals. Annually, we review our entire reclamation liability and makes necessary adjustments, including mine plan and permit changes and revisions to production levels to optimize mining reclamation and efficiency. The financial impact of any such adjustment is generally recorded to cost of coal sales prospectively as remaining tons are mined. Although our management believes it is making adequate provisions for all expected reclamation and other costs associated with mine closures, future operating results would be adversely affected if such accruals were later determined to be insufficient.

Anticipated Cost Savings and Synergies. The unaudited Pro Forma Combined Financial Statements do not include the effect of certain cost savings and synergies we believe are possible to achieve as a result of our recent acquisitions. On a pro forma basis, we expect that we would have generated approximately $71 million in additional cost savings over the twelve-month period ended December 31, 1997. Potential cost-savings and synergies from these items include approximately $17 million related to overhead and closure of unneeded offices, approximately $13 million related to certain personnel reductions and benefit plan consolidations, and approximately $41 million related to mining and material sourcing synergies. The reduction in overhead and closure of unneeded offices are expected to result from reduction in costs due to duplication of corporate management and regional offices at Zeigler. The benefit plans of the various existing and acquired companies will be consolidated into a company-wide plan. The mining synergies are expected to include 1) sourcing coal supply contracts from lower cost mines, 2) mine plan changes at the Marrow-bone and Armstrong Creek Mines and 3) materials sourcing activities as we become a larger volume customer of its suppliers. However, there can be no assurances that we will be able to achieve such cost savings or synergies or, even if it is able to achieve such cost savings or synergies, that it will be able to do so within the time period currently anticipated. In the event such anticipated cost savings and synergies are not achieved, we may encounter financing constraints in our future operations. See "Risk Factors-- Ability to Achieve Anticipated Cost Savings and Synergies."

Results of Operations

AEI Resources Holding, Inc. (including the Company's predecessor)

The following table sets forth, for the periods indicated, certain operating and other data of AEI Resources Holding, Inc., including our predecessor, AEI Holding, presented as a percent of revenues.

                                                               Fiscal Year
                                                            -------------------
                                                            1996   1997   1998
                                                            -----  -----  -----
Operating Data:
Revenues................................................... 100.0% 100.0% 100.0%
Cost of operations.........................................  78.8   82.8   80.6
Depreciation, depletion and amortization...................   5.6    6.2   10.5
Selling, general and administrative........................   7.4    7.9    4.4
Writedowns and special items...............................   --     --     2.2
                                                            -----  -----  -----
Income from operations.....................................   8.2    3.1    2.3
Interest expense...........................................  (4.5)  (5.2)  (8.9)
Other income (expense), net................................   0.4    0.2    0.6
                                                            -----  -----  -----
Income (loss) before income tax provision (benefit) .......   4.1   (1.9)  (6.0)
                                                            -----  -----  -----

Year Ended December 31, 1998, Compared to Year Ended December 31, 1997

Due to the completion of our recent acquisitions, the changes in results of operations discussed below may not be illustrative of operations if we had operated the businesses acquired in the recent acquisitions from January 1, 1998.

Revenues. Revenues were $733.4 million for the year ended December 31, 1998, compared to $175.3 million for the year ended December 31, 1997, an increase of $558.1 million or 318%. The increase in revenues is attributable to mining revenues from recently acquired businesses included in the results of operations in the year ended December 31, 1998, and not in the results of operations in the year ended December 31, 1997, which primarily consisted of $20.8 million from Ikerd-Bandy; $94.2 million from Leslie Resources; $177.5 million from the Company's subsidiaries it acquired from Cyprus Amax Coal Company; and $199.4 million from Zeigler. Revenues exclusive of the acquirees increased from $169.0 million to $193.4 million ($24.4 million or 14%). The increase is due to increased tonnage delivery (6.2 million tons to 7.3 million tons or 18%) partially offset by a decrease in revenue per ton ($27.07 to $26.35 or 3%).

Cost of Operations. The cost of operations totaled $590.8 million for the year ended December 31, 1998, compared to $145.2 million for the year ended December 31, 1997, an increase of $445.6 million or 307%. The increase is primarily attributable to acquirees included in 1998 and not in 1997, including Ikerd-Bandy ($28.6 million), Leslie Resources ($95.6 million), the Cyprus Subsidiaries ($162.2 million), and Zeigler ($148.2 million). Cost of operations exclusive of the acquirees increased from $139.2 million to $160.8 million ($21.6 million or 16%). This increase is due primarily to the increased production volumes brought about by increased sales opportunities. Partially offsetting was a decrease in average cost per ton sold (from $22.29 to $21.92 or 2%).

Depreciation, Depletion and Amortization. Depreciation, depletion and amortization for the year ended December 31, 1998, totaled $76.8 million compared to $10.8 million for the year ended December 31, 1997, an increase of $66.0 million or 611%. The increase in depreciation, depletion and amortization resulted primarily from: 1) increased depreciation from the property and equipment acquired in our recent acquisitions, 2) additional depreciation and amortization from 1997 and 1998 capital expenditures, and 3) increased depletion of mineral reserves.

Writedowns and Special Items. In connection with integrating acquired operations, we closed certain of our higher-cost non-acquiree mines during the year ended December 31, 1998. As a result, estimated non-recoverable assets of $2.0 million were written off and additional estimated reclamation and mine closure costs of $14.5 million were recorded. There were no such charges for the year ended December 31, 1997.

Selling, General and Administrative Expenses. Selling, general and administrative expenses for the year ended December 31, 1998, were $32.5 million compared to $13.9 million for the year ended December 31, 1997, an increase of $18.6 million or 134%. The increase in such expenses primarily resulted from acquirees included in 1998 and not in 1997 and the expansion of management and administrative functions to support the recent growth.

Interest Expense. Interest expense for the year ended December 31, 1998, was $65.3 million compared to $9.2 million for the year ended December 31, 1997, an increase of $56.1 million or 610%. The increase resulted primarily from interest associated with: 1) the increase in debt levels from $217.0 million as of December 31, 1997, to $1.2 billion as of December 31, 1998, brought about by the recent acquisitions and 2) the related amortization of debt financing costs.

Other Income (Expense), Net. Other income (expense) increased $4.3 million in 1998, primarily due to a $1.0 million gain on the sale of an aircraft and an increase in interest income resulting from the investment of excess debt proceeds from the 1997 Notes.

Provision for income taxes. There was a $20.4 million income tax benefit for the year ended December 31, 1998, as compared to a $17.5 million provision for the year ended December 31, 1997. During the year ended December 31, 1997, we operated primarily under S corporation tax status. During April of 1997, Bowie Resources, Limited, experienced a change in the tax status from an S corporation to a C corporation, which resulted in the recording of a $1.6 million provision and deferred tax liability. In addition, during November of 1997, the mining businesses transferred from Addington Enterprises (as an S corporation) to the Company (as a C corporation) initially recorded a net deferred tax liability of $18.0 million, with an increase to the income tax provision for the differences in book and tax bases in assets and liabilities. Prior to September 1, 1998, a deferred tax benefit was not recorded, due to uncertainties in realization, until after the acquisitions of Zeigler and Kindill and the establishment of a deferred tax liability in September 1998. This will allow the utilization of certain tax benefits, including NOL's and AMT credits, which resulted in a deferred tax benefit for 1998.

Extraordinary Loss From Debt Refinancing. For the year ended December 31, 1998, we incurred an extraordinary loss of $10.2 million (net of a $6.8 million tax benefit) compared to $1.3 million (net of a $0.9 million tax benefit) for the year ended December 31, 1997. During the year ended December 31, 1998, we retired a $25 million credit facility early and extinguished bridge facilities related to the acquisitions of Zeigler and the Cyprus Subsidiaries. All unamortized debt issuance costs associated with the retired facilities were written off.

Net Income (Loss). For the year ended December 31, 1998, we had a net loss of $33.6 million compared to a net loss of $22.2 million for the year ended December 31, 1997, an increase of $11.4 million. The increase primarily was due to increased depreciation associated with our recent acquisitions, increased interest expense associated with financing those acquisitions and the extraordinary loss related to the write-off of unamortized debt issuance costs.

Year Ended December 31, 1997, Compared to Year Ended December 31, 1996

Revenues. Revenues were $175.3 million for the year ended December 31, 1997, compared to $123.2 million for the year ended December 31, 1996, an increase of $52.1 million or 42%. The increase in revenues is attributable to a 56% increase in coal mining revenues (up $59.2 million from $104.8 million to $164.0 million), partially offset by a 49% decrease in equipment sales, rental and repair (down $7.9 million from $16.0 million to $8.1 million). Coal sales tonnage increased 55% from 4.2 million tons for the year ended December 31, 1996, to 6.5 million tons for the year ended December 31, 1997. This increased volume resulted primarily from increased sales from the eastern Kentucky operations. Revenue per ton also increased $0.35 or 1% (from $24.84 for the year ended December 31, 1996, to $25.19 for the year ended December 31, 1997). This increase in revenues per ton is attributable to the expiration of lower priced contracts and the inclusion of new higher priced contracts.

Equipment sales, rental and repair declined in 1997 from 1996 due to 1) revenues from highwall miner equipment repair and sales to Mining Technologies Australia, Pty. Ltd. ("MTA") (an Australian entity formerly majority owned by Larry Addington) in 1996 exceeding 1997 revenues by $3.2 million due to decreased operations in Australia in 1997, and 2) rental of four Addcar/TM/highwall mining systems by Mining Technologies, Inc. and Bowie (totaling $5.4 million in revenue) during 1996 which were instead deployed to internal jobs in 1997.

Cost of Operations. The cost of operations totaled $145.2 million for the year ended December 31, 1997, compared to $97.1 million for the year ended December 31, 1996, an increase of $48.1 million or 50%. The increase was primarily due to the increase in tons produced from 4.2 million in 1996 to 6.3 million in 1997 which correspond with the increased sales volume in 1997. Our average cost per ton sold was $22.08 per ton for the year ended December 31, 1997, compared to $21.32 per ton for the year ended December 31, 1996, an increase of $0.76 per ton or 4%. This increase was attributable to adverse mining conditions, primarily increased stripping ratios.

Depreciation, Depletion and Amortization. Depreciation, depletion and amortization for the year ended December 31, 1997, totaled $10.8 million compared to $6.9 million for the year ended December 31, 1996, an increase of $3.9 million of 57%, which is consistent with the increase in cost of operations. The increase in depreciation, depletion and amortization primarily resulted from the use of an Addcar/TM/ highwall mining system and the amortization of mines developments costs.

Selling, General and Administrative Expenses. Selling, general and administrative expenses for the year ended December 31, 1997, were $13.9 million compared to $9.1 million for the year ended December 31, 1996, an increase of $4.8 million or 53%. The increase in such expenses primarily resulted from increased costs associated with organizational growth, 1997 bonuses totalling $3.0 million paid to 37 employees and other sales-related costs.

Interest Expense. Interest expense for the year ended December 31, 1997, was $9.2 million compared to $5.5 million for the year ended December 31, 1996, an increase of $3.7 million or 67%. This increase resulted primarily from interest associated with our 1997 Notes and increased stockholder loans used to fund the development of our operations.

Provision for Income Taxes. The provision for income taxes for the year ended December 31, 1997, was $17.5 million compared to no provision for the year ended December 31, 1996. The increase in the provision for income taxes is due primarily to the provision for deferred income taxes resulting from the change in tax status from an S corporation to a C corporation.

Net Income (Loss). For the year ended December 31, 1997, we had a net loss of $22.2 million compared to net income of $5.1 million for the year ended December 31, 1996, a decrease of $27.3 million or 535%. The decrease primarily resulted from increased tax expenses caused by the change in tax status from an S corporation to a C corporation in 1997 and the increase in selling, general and administrative and interest expense.

AEI Holding Company, Inc.

Through June 30, 1998, AEI Holding (and its predecessors) was the predecessor to AEI Resources, Inc. and AEI Resources Holding, Inc. Accordingly, the results of operations for periods prior to June 30, 1998 for AEI Holding are discussed in the preceding section headed AEI Resources Holding, Inc. After June 30, 1998, AEI Holding functioned as subsidiary operations within the Company. Accordingly, the December 31, 1998 results of operations of AEI Holding are discussed below.

                                                                   Fiscal Year
                                                                   ------------
                                                                   1997   1998
                                                                   -----  -----
   Operating Data:
   Revenues....................................................... 100.0% 100.0%
   Cost of operations.............................................  82.8   84.7
   Depreciation, depletion and amortization.......................   6.2    6.7
   Selling, general and administrative............................   7.9    4.5
   Writedowns and special items...................................   --     5.2
                                                                   -----  -----
   Income from operations.........................................   3.1   (1.1)
   Interest expense...............................................  (5.2)  (6.5)
   Other income (expense), net....................................   0.2    0.8
                                                                   -----  -----
   Income (loss) before income tax provision (benefit)............  (1.9)  (6.8)
                                                                   -----  -----

Year Ended December 31, 1998 Compared to Year Ended December 31, 1997

Revenues. Revenues were $316.2 million for the year ended December 31, 1998, compared to $175.3 million for the year ended December 31, 1997, an increase of $140.9 million or 81%. The increase in revenues was primarily attributable to a 103% increase in coal sales volumes, up 6.7 million tons from 6.5 million tons for the year ended December 31, 1997 to 13.2 million tons for the year ended December 31, 1998. The increased sales volume was primarily due to the acquisitions of Leslie Resources and Ikerd-Bandy. During 1998, these companies sold a combined 6.6 million tons.

Cost of Operations. The cost of operations totaled $267.8 million for the year ended December 31, 1998, compared to $145.2 million for the year ended December 31, 1997, an increase of $122.6 million or 84%. The increase was primarily attributable to a 106% increase in coal production, up 6.7 million tons from
6.3 million tons for the year ended December 31, 1997 to 13.0 million tons for the year ended December 31, 1998. This increase in production corresponds with an increase in sales volumes that resulted from the acquisitions of Leslie Resources and Ikerd-Bandy. During 1998, these companies produced a combined 6.4 million tons.

Depreciation, Depletion, and Amortization. Depreciation, depletion, and amortization for the year ended December 31, 1998 totaled $21.1 million compared to $10.8 million for the year ended December 31, 1997, an increase of $10.3 million or 95%, which is consistent with the increase in cost of operations. The increase in depreciation, depletion and amortization resulted primarily from the following factors: 1) the additions of Ikerd-Bandy and Leslie Resources, which totaled a combined $8.1 million for the year ended December 31, 1998, 2) additional depreciation and amortization from 1998 capital expenditures and 3) increased depletion of mineral reserves.

Selling, General, and Administrative Expenses. Selling, general, and administrative expenses for the year ended December 31, 1998 were $14.4 million compared to $13.9 million for the year ended December 31, 1997, an increase of $0.5 million or 4%. The increase in such expenses primarily resulted from increased costs associated with organizational growth, including such items as executive and other compensation and benefits, professional fees, etc.

Writedowns and Special Items. In connection with integrating other parent acquired operations, AEI Holding closed certain higher-cost mines during the year ended December 31, 1998. As a result, estimated non-recoverable assets of $2.0 million were written off and additional estimated reclamation and mine closure costs of $14.5 million were recorded. There were no such charges for the year ended December 31, 1997.

Interest Expense. Interest expense for the year ended December 31, 1998 was $20.7 million compared to $9.2 million for the year ended December 31, 1997, an increase of $11.5 million or 125%. This increase resulted primarily from interest associated with the issuance of the 1997 Notes in November 1997.

Provision for Income Taxes. There was an $8.7 million income tax benefit for the year ended December 31, 1998, as compared to a $17.5 million provision for the year ended December 31, 1997. During the year ended December 31, 1997, AEI Holding operated primarily under S Corporation tax status. During April of 1997, Bowie Resources, Limited experienced a change in tax status from an S corporation to a C corporation, which resulted in the recording of a $1.6 million provision and deferred tax liability. In addition, during November of 1997, the mining businesses transferred from Addington Enterprises (as an S corporation) to AEI Holding (as a C corporation) initially recorded a deferred tax liability of 18.0 million with an increase to the income tax provision for the differences in book and tax bases in assets and liabilities. Prior to September 1, 1998, a deferred tax benefit was not recorded, due to uncertainties in realization, until after the acquisitions of Ziegler and Kindill and the establishment of a deferred tax liability in September 1998. This will allow the utilization of certain tax benefits, including NOL's and AMT credits, resulting in a deferred tax benefit for 1998 based upon an allocation from the Company.

Extraordinary Loss From Debt Refinancing. For the year ended December 31, 1998, AEI Holding incurred an extraordinary loss of $0.4 million (net of a $0.3 million tax benefit) compared to $1.3 million (net of a $0.9 million tax benefit) for the year ended December 31, 1997. In 1997, AEI Holding extinguished a line of credit and bridge financing resulting in prepayment penalties of $1.6 million and the write-off of $0.6 million in deferred debt issuance costs. During 1998, AEI Holding extinguished a line of credit which resulted in the write-off of approximately $0.7 million in deferred debt issuance costs.

Net Income (Loss). For the year ended December 31, 1998, AEI Holding had a net loss of $13.4 million compared to a net loss of $22.2 million for the year ended December 31, 1997. The decreased loss primarily resulted from the recognition of the $8.7 million income tax benefit in 1998 as compared to the $17.5 million of expense in 1997, partially offset by the $16.5 million of write-downs and special items recognized in 1998.

Employee Benefits Management, Inc. (EBMI)

The following table sets forth certain operating and other data of EBMI presented as a percent of revenues.

                                                                         Fiscal
                                                                          Year
                                                                          1998
                                                                         ------
   Operating Data:
   Revenues............................................................. 100.0%
   Cost of operations...................................................  93.9
                                                                         -----
   Income from operations before income tax provisions..................   6.1
                                                                         -----

EBMI is an indirect subsidiary of the Company which was recapitalized on December 11, 1998. EBMI's results of operations for the period from inception (December 11, 1998) to December 31, 1998 is comprised of interest income ($1.0 million) related to notes receivable from affiliates and expenses ($0.9 million) attributable to service and interest costs related to the vested union postretirement benefit obligations it manages.

EBMI's liquidity is largely dependent upon its parent as well as its ability to effectively manage claims related to the postretirement obligations it acquired in connection with the recapitalization.

Cash flows to cover post retirement obligations come from interest income on intercompany notes. Additionally, EBMI has a revolving credit note with Holdings in the amount of $10 million, which was not drawn upon at December 31, 1998.

Zeigler

The following table sets forth, for the pre-acquisition periods indicated, certain operating and other data of Zeigler presented as a percent of revenues.

                                                           Eight Months Ended
                                                          ---------------------
                                            Fiscal Year
                                            ------------  August 31, August 31,
                                            1996   1997      1997       1998
                                            -----  -----  ---------- ----------
Operating Data:
Revenues..................................  100.0% 100.0%   100.0%     100.0%
Cost of operations........................   76.5   80.1     80.8       82.1
Depreciation, depletion and amortization..    8.2    7.2      7.2        8.2
Selling, general and administrative.......    2.9    2.0      3.3        1.7
Writedowns and special items..............    --     --       --         4.0
                                            -----  -----    -----      -----
Income (loss) from operations.............   12.4   10.7      8.7        4.0
Interest expense..........................   (3.2)  (3.1)    (2.9)      (1.5)
Other income (expense), net...............    0.3    1.0      0.7        1.0
                                            -----  -----    -----      -----
Income (loss) before income tax provision
 (benefit)................................    9.5    8.6      6.5        3.5
                                            -----  -----    -----      -----

Eight Months Ended August 31, 1998 Compared to Eight Months Ended August 31,
1997

Because the Zeigler acquisition was consummated on September 2, 1998, the results of operations for September 1998 are included in the Company's results of operations.

Revenues. Revenues were $533.4 million for the eight months ended August 31, 1998, compared to $524.3 million for the eight months ended August 31, 1997, an increase of $9.1 million or 2%. The increase in revenues resulted primarily from increased coal revenues of $16.7 million, partially offset by lower energy trading revenue of $6.2 million reflecting a management decision to reduce electricity and gas trading during the second quarter of 1998. Increased coal sales primarily resulted from higher volumes at Pike County from the start-up of the new Matrix Mining operations ($19.4 million), and increased revenues of $5.3 million at Evergreen mine due to higher production, partially offset by decreased revenues of $7.6 million in the Midwest due to the expiration of a contract and lower spot volume primarily due to the closure of Old Ben Coal Company's Spartan mine in the fourth quarter of 1997.

Cost of Operations. The cost of operations totaled $438.2 million for the eight months ended August 31, 1998 compared to $423.5 million for the eight months ended August 31, 1997, an increase of $14.7 million or 4%. The increase primarily reflects a $13.0 million increase related to 1997 revisions in mine closing estimates and employee benefit obligations, higher production costs at Marrowbone due to lower yield caused by continued geologic problems ($6.4 million) and higher expenses associated with the increased sales volumes at Pike County and Evergreen mine as discussed above. These increases were partially offset by $7.6 million of lower energy trading expense as discussed above, and $3.9 million of lower expense associated with Zeigler's clean coal demonstration plant.

Depreciation, Depletion and Amortization. Depreciation, depletion and amortization for the eight months ended August 31, 1998 totaled $43.5 million compared to $38.1 million for the eight months ended August 31, 1997, an increase of $5.4 million or 14%. The increase in depreciation, depletion and amortization primarily resulted from depreciation in 1998 for the full nine-month period on 1997 capital expenditures and a revision in certain asset lives.

Selling, General and Administrative Expenses. Selling, general and administrative expenses for the eight months ended August 31, 1998 were $9.2 million compared to $17.2 million for the eight months ended August 31, 1997, a decrease of $8.0 million or 47%. The decrease in such expenses primarily resulted from lower incentive compensation and consulting costs.

Write Downs and Special Items. Write downs and special items of $21.2 million for the eight months ended August 31, 1998 consist of charges related to the sale of Zeigler to the Company, including professional sales fees, and retention and special bonuses. No write-downs and special charges were incurred for the eight months ended August 31, 1997.

Interest Expense. Interest expense for the eight months ended August 31, 1998 was $8.0 million compared to $15.2 million for the eight months ended August 31, 1997, a decrease of $7.2 million or 47%. This decrease reflects the prepayment in January 1998 of Zeigler's 8.61% senior secured notes.

Other Income (Expense), Net. In the second quarter of 1998, Zeigler received a $5.2 million distribution of surplus funds from Old Ben's investment in a reciprocal insurance association. The distribution was offset by a decrease in interest income due to decreased levels of excess cash.

Provision for Income Taxes. The provision for income taxes for the eight months ended August 31, 1998 was $2.8 million compared to $6.2 million for the eight months ended August 31, 1997. The decrease in the provision for income taxes is due to a decrease of pretax income of $15.6 million or 46%.

Net Income. For the eight months ended August 31, 1998, Zeigler had net income of $15.7 million compared to net income of $27.9 million for the eight months ended August 31, 1997, a decrease of $12.2 million or 44%. The decrease is due of $18.0 million of expense associated with the sale of the Company in September 1998, the 1997 nonrecurring benefits from changes in mine closing estimates, employee benefit obligations, and lost cost claims totaling $14.4 million, and higher production costs at Marrowbone of $5.4 million. These items were partially offset by lower selling, general and administrative expenses of $3.9 million, higher margins from purchased coal of $4.2 million, lower expense at Zeigler's clean coal demonstration plant of $3.7 million, lower interest expense of $3.6 million, distribution of surplus funds from an investment in a reciprocal insurance association of $3.2 million, improved productivity at Pike County of $2.9 million and lower property taxes at Old Ben of $1.6 million.

Year Ended December 31, 1997 Compared to Year Ended December 31, 1996

Revenues. Revenues were $800.8 million for the year ended December 31, 1997, compared to $731.6 million for the year ended December 31, 1996, an increase of $69.2 million or 10%. EnerZ Corporation's energy trading and marketing activities commenced in January 1997. Approximately 80% of EnerZ's fiscal 1997 revenues of $166.5 million were generated from electricity transactions with the remainder attributable to natural gas trading. Coal sales declined $95.0 million in fiscal 1997 compared to 1996, of which $80.2 million reflected the 1996 closures of Old Ben Mine #24 and Old Ben Mine #26, $30.5 million reflected the 1996 closure of Old Ben Mine #20, and $20.4 million reflected the 1996 expiration of Triton's contract with Western Farmers Electric Cooperative. These decreases were partially offset by a $14.3 million increase in revenues related to the reactivation of Old Ben Mine #11 and other small sales increases. Other revenues include throughput fees of $19.3 million at Zeigler's two east coast transshipment terminals; farm, timber, coal trucking, and ash disposal income; royalty and rental income from land and mineral interests; and gains from sales of surplus properties. The fiscal 1997 revenue decline was mainly due to lower revenue from third-party coal leases and timber sales.

Since we acquired Zeigler in September 1998, we have sold or are in the process of winding up several of Zeigler's non-coal businesses, including EnerZ and Encoal Corporation. We hold the remaining non-coal businesses as assets held for sale. See "Business--Non-coal Businesses."

Cost of Operations. The cost of operations totaled $641.3 million for the year ended December 31, 1997 compared to $559.6 million for the year ended December 31, 1996, an increase of $81.7 million or 15%. The increase was primarily due to higher trading costs of $173.2 million reflecting the first year of operations for EnerZ, a $16.3 million 1996 curtailment gain resulting from a reduction in Zeigler's recorded obligation to provide retiree medical benefits to certain former midwestern mining employees as a result of their re-employment or termination prior to vesting, and higher costs for operating the Encoal Corporation plant after the 1996 expiration of Department of Energy co-funding. Partially offsetting these increases was a decrease in cost of coal sales primarily reflecting the impact of 1996 mine closings and reductions in certain recorded liabilities. During 1997, Zeigler also reduced accrued mine closing costs by approximately $23.4 million, including decreases in the Old Ben reclamation obligations and contingent claims liabilities. In addition, actuarially-based liability reductions reducing cost of operations included $8.2 million for accrued pneumoconiosis benefits, $3.2 million for postemployment benefits and $2.4 million for postretirement benefits. Various other estimated liabilities were reevaluated and reduced cost of operations in total by $4.5 million.

Depreciation, Depletion and Amortization. Depreciation, depletion and amortization for the year ended December 31, 1997 totaled $57.9 million compared to $60.1 million for the year ended December 31, 1996, a decrease of $2.2 million or 4%. The decrease in depreciation, depletion and amortization primarily resulted from the 1995 closing of Old Ben Mine #1 and the 1996 closing of Old Ben Mine #24.

Selling, General and Administrative Expenses. Selling, general and administrative expenses for the year ended December 31, 1997 were $15.6 million compared to $20.9 million for the year ended December 31, 1996, a decrease of $5.3 million or 25%. Lower 1997 expenses were mainly the result of lower stock appreciation unit and compensation-related charges and the timing of other expenses.

Interest Expense. Interest expense for the year ended December 31, 1997 was $24.9 million compared to $23.8 million for the year ended December 31, 1996, a decrease of $1.1 million or 5%. The higher expense in fiscal 1997 primarily resulted from increased average borrowings.

Other Income (Expense), Net. Other Income (expense), net for the year ended December 31, 1997 was $7.9 million compared to $2.1 million for the year ended December 31, 1996, an increase of $5.8 million or 276%. The increase primarily reflects higher interest income earned due to larger cash investments.

Provision for Income Taxes. The provision for income taxes for the year ended December 31, 1997 was $10.4 million compared to $11.3 million for the year ended December 31, 1996. The decrease in the provision for income taxes is due to the slightly lower pretax income and lower tax rate. Zeigler's effective tax rate was 15.0% in 1997 versus 16.3% in 1996. The 1997 rate improvement was mainly due to the benefits of tax loss carryforwards. The valuation allowance on deferred tax assets decreased $10.5 million from 1996 to 1997. This valuation allowance primarily relates to alternative minimum tax ("AMT") credit carryforwards. Although management believes that it is unlikely to realize all of its AMT credit carryforward under existing law and company structure, AMT credit carryforward is recognized to reduce the deferred tax liability from the amount of regular tax on temporary differences to the amount of tentative minimum tax on AMT temporary differences.

Net Income. For the year ended December 31, 1997, Zeigler had net income of $58.6 million compared to $58.0 million for the year ended December 31, 1996, an increase of $0.6 million or 1%. The increase primarily resulted from a $9.0 million positive change in customer claims expense representing reversal in 1997 of a $4.5 million contingent claims liability accrued in 1996, reduced 1997 estimates of Old Ben reclamation liabilities totaling $8.2 million, a $6.2 million actuarially-based reduction in the accrued liability for black lung benefits, an unusually large $8.2 million increase in accrued workers' compensation expense in 1996, and a

$3.9 million reduction in net interest expense. These factors were substantially offset after taxes by a $16.4 million reduction in net earnings attributable to the 1996 closings of Old Ben Mine #24 and Old Ben Mine #26, a $16.3 million nonrecurring gain in 1996 on curtailment of postretirement benefits, a $6.8 million net earnings decrease related to the December 1996 expiration of Triton's contract with WFEC, a $5.6 million net loss at EnerZ, and a $4.2 million increase in the net loss at Zeigler's technology unit.

The Cyprus Subsidiaries

The following table sets forth, for the preacquisition periods indicated, certain operating and other data of the Cyprus Subsidiaries presented as a percent of revenues.

                                                             Six Months Ended
                                               Fiscal Year   -----------------
                                               ------------  June 30, June 30,
                                               1996   1997     1997     1998
                                               -----  -----  -------- --------
Operating Data:
Revenues...................................... 100.0% 100.0%  100.0%   100.0%
Cost of operations............................  87.4   89.4    85.6     89.4
Depreciation, depletion and amortization......   9.6    9.9    10.8      9.3
Selling, general and administrative...........   3.5    3.8     4.3      3.3
Writedowns and special items..................   0.5   21.8     0.5      --
                                               -----  -----   -----    -----
Income (loss) from operations.................  (1.0) (24.9)   (1.2)    (2.0)
Interest expense..............................  (0.2)  (0.1)   (0.2)    (0.1)
Other income (expense), net...................   0.8    1.6     0.2      0.4
                                               -----  -----   -----    -----
Income (loss) before income tax provision
 (benefits)...................................  (0.4) (23.4)   (1.2)    (1.7)
                                               -----  -----   -----    -----

Six Months Ended June 30, 1998 Compared to Six Months Ended June 30, 1997

Because the Cyprus Acquisition was consummated on June 29, 1998, the results of operations for the three-month period ended September 30, 1998, are included in the Company's results of operations.

Revenues. Revenues were $201.8 million for the six months ended June 30, 1998, compared to $193.8 million for the six months ended June 30, 1997, an increase of $8.0 million or 4%. The increase in revenues resulted primarily from increased sales from the Straight Creek deep mine, which began mining operations in July 1997, and the Straight Creek surface mine, which were partially offset by reduced sales from other mines. The increased sales were the result of a new contract for 1.2 million tons per year.

Cost of Operations. The cost of operations totaled $180.5 million for the six months ended June 30, 1998 compared to $165.8 million for the six months ended June 30, 1997, an increase of $14.7 million or 9%. The increase was primarily due to increased coal production to provide for the increased coal sales and increased production costs of approximately $1.50 per ton at the Cyprus Subsidiaries' West Virginia mines, which were primarily due to operating inefficiencies arising from adverse weather conditions and reduced production volumes.

Depreciation, Depletion and Amortization. Depreciation, depletion and amortization for the six months ended June 30, 1998 totaled $18.7 million compared to $20.9 million for the six months ended June 30, 1997, a decrease of $2.2 million or 11%. The decrease was primarily the result of the write down of assets at the Armstrong Creek mine in December 1997 when the mine's economic life was shortened.

Selling, General and Administrative Expenses. Selling, general and administrative expenses for the six months ended June 30, 1998 were $6.7 million compared to $8.3 million for the six months ended June 30, 1997, a decrease of $1.6 million or 19%. The decrease in such expenses primarily resulted from a decrease in consulting and other third party administrative charges.

Interest Expense. Interest expense for the six months ended June 30, 1998 was $0.2 million compared to $0.3 million for the six months ended June 30, 1997, a decrease of $0.1 million or 33%. This decrease was primarily the result of decreased capital lease obligations.

Pre-tax Net Income. For the six months ended June 30, 1998, the Cyprus Subsidiaries had a pre-tax net loss of $3.5 million compared to a pre-tax net loss of $2.4 million for the six months ended June 30, 1997, an increase of $1.1 million or 46%. The increase primarily resulted from the increased production costs at the West Virginia mines which were partially offset by decreases in depreciation, depletion and amortization and selling, general and administrative expenses.

Year Ended December 31, 1997 Compared to Year Ended December 31, 1996

Revenues. Revenues were $422.9 million for the year ended December 31, 1997, compared to $412.2 million for the year ended December 31, 1996, an increase of $10.7 million or 3%. The increase in revenues resulted primarily from increased coal sales from the Cyprus Subsidiaries' Kentucky mines. The increased sales were the result of shipments under new contracts providing for 2.2 million tons per year.

Cost of Operations. The cost of operations totaled $377.9 million for the year ended December 31, 1997 compared to $360.3 million for the year ended December 31, 1996, an increase of $17.6 million or 5%. The increase was primarily due to the increase in production coupled with increased production costs of approximately $2.50 per ton and $2.00 per ton at the Cyprus Subsidiaries' Kentucky and Tennessee mines, respectively, which were primarily due to roof control problems at the Straight Creek deep mine and increased stripping ratios at the Skyline mine.

Depreciation, Depletion and Amortization. Depreciation, depletion and amortization for the year ended December 31, 1997 totaled $41.9 million compared to $39.6 million for the year ended December 31, 1996, an increase of $2.3 million or 6%. The increase in depreciation, depletion and amortization primarily resulted from accelerated depletion of the Cyprus Subsidiaries' West Virginia coal reserves due to the economic lives of the West Virginia mines being shortened and increased amortization of purchase price allocated to various coal contracts acquired in a previous merger, which resulted from increased sales under such contracts.

Selling, General and Administrative Expenses. Selling, general and administrative expenses for the year ended December 31, 1997 were $16.4 million compared to $14.6 million for the year ended December 31, 1996, an increase of $1.8 million or 12%. The increase in such expenses primarily resulted from increased administrative costs driven by increased sales.

Interest Expense. Interest expense for the year ended December 31, 1997 was $0.6 million compared to $0.8 million for the year ended December 31, 1996, a decrease of $0.2 million or 25%. This decrease was primarily the result of decreased capital lease obligations.

Pre-tax Net Income. For the year ended December 31, 1997, the Cyprus Subsidiaries had a pre-tax net loss of $99.1 million compared to a pre-tax net loss of $1.5 million for the year ended December 31, 1996, a decrease of $97.6 million. The decrease primarily resulted from the special charge of $92.1 million taken in 1997, which provided for the shortened economic lives of the Armstrong Creek and Chinook mines and the write down of a portion of the purchase price allocated to the coal contracts acquired in a previous merger, the increased production costs at the Kentucky and Tennessee mines and increased depreciation, depletion and amortization, selling, general and administrative expenses.

Liquidity

Our cash flow/(usage) from operations was ($49.4 million), ($11.4 million) and $4.8 million for the years ended December 31, 1998, 1997 and 1996, respectively. During the year ended December 31, 1998, the Company had a net loss of $33.6 million, compared to a net loss of $22.2 million for the year ended December 31, 1997, and net income of $5.1 million for the year ended December 31, 1996. During the year ended December 31, 1998, cash flow from operations was decreased by the increase in the net loss of $11.4 million and a decrease in non-current liabilities of $65.7 million primarily due to increased reclamation activities resulting from the closure of higher-cost operations. Partially offsetting were decreases in accounts receivable of $13.3 million and an increase in accounts payable of $5.1 million. During the year ended December 31, 1997, cash flow from operations was decreased due to an increase in accounts receivable of $8.0 million, an increase in inventories of $6.2 million, an increase in other non-current assets of $2.2 million and a decrease in other non-current liabilities of $2.7 million which was more than offset by a provision for deferred income tax of $16.6 million, prepayment penalties on debt refinancing of $1.6 million, depreciation of $10.8 million and an increase in accounts payable of $4.2 million. During the year ended December 31, 1996, cash flow from operations was decreased by an increase in accounts receivable of $6.1 million, an increase in inventories of $3.1 million, a decrease in other non-current liabilities of $5.7 million which was partially offset by an increase in accounts payable of $9.5 million and depreciation of $6.9 million.

At various times during the first nine months of 1998, events of default existed under our prior $25 million credit facility as a result of non-compliance with certain financial covenants contained therein and under the indenture governing the notes issued by AEI Holding Company in 1997 as a result of cross default provisions. In addition, a default existed under the one of our old credit facilities and the indenture because we failed to timely provide certain required notices, reports and certificates. We remedied our non-compliance by obtaining a waiver and amendment to the old credit facility, which has subsequently been retired, providing the required information and curing the other defaults under the prior indenture. The prior credit facility subsequently was retired.

We have substantial indebtedness and significant debt service obligations. As of December 31, 1998, the Company had total long-term indebtedness, including current maturities, aggregating $1.2 billion. The loan agreement and the guaranty related to Zeigler's industrial revenue bonds and the indentures governing the Company's Senior Notes and its Senior Subordinated Notes will permit the Company to incur substantial additional indebtedness in the future, including secured indebtedness, subject to certain limitations. Such limitations will include certain covenants that, among other things:

  (1) limit the incurrence by the Company of additional indebtedness and the issuance of certain preferred stock;

  (2) restrict the ability of the Company to make dividends and other restricted payments (including investments);

  (3) limit transactions by the Company with affiliates;

  (4) limit the ability of the Company to make asset sales;

  (5) limit the ability of the Company to incur certain liens;

  (6) limit the ability of the Company to consolidate or merge with or into, or to transfer all or substantially all of its assets to, another person and

  (7) limit the ability of the Company to engage in other lines of business. The Senior Credit Facility will contain additional and more restrictive covenants as compared to the guaranty and the loan agreement related to Zeigler's industrial revenue bonds and will require the Company to maintain specified financial ratios and satisfy certain tests relating to its financial condition.

We may continue to engage in evaluating potential strategic acquisitions. We expect that funding for any such future acquisitions may come from a variety of sources, depending on the size and nature of such acquisition.

Potential sources of capital include cash generated from operations, borrowings under our credit facility, or other external debt or equity financings. There can be no assurance that such additional capital sources will be available to us on commercially reasonable terms or at all.

On December 14, 1998, we amended and restated our credit facility, which currently provides for aggregate borrowings of up to $875.0 million. As of December 31, 1998, we had approximately $47.0 million of borrowings available under our credit facility (after giving effect to approximately $178.0 million of outstanding letters of credit). On April 1, 1999, Zeigler converted its industrial revenue bonds, in the aggregate principal amount of $145.8 million, from a daily interest rate to a fixed interest rate for the term of the bonds. In connection with the conversion, we and our majority-owned subsidiaries, other than Yankeetown Dock Corporation, guaranteed the bonds and created a mechanism whereby, upon the satisfaction of certain conditions, the letters of credit issued by our lender in support of the bonds will be released. If all of the letters of credit supporting the bonds are released, we will have approximately $156.9 million of borrowings available under our credit facility (after giving effect to approximately $26.1 million of outstanding letters of credit). Interest rates on the revolving loans under our credit facility will be based, at our option, on the Base Rate (as defined therein) or LIBOR (as defined therein). The revolving loan portion ($300 million) of our credit facility will mature on the last business day of December 2003, and the repayment of the term loan portion ($575 million) of our credit facility will occur in unequal installment payments between September 1999 and December 2004. Our credit facility will contain certain restrictions and limitations, including financial covenants that will require us to maintain and achieve certain levels of financial performance and limit the payment of cash dividends and similar restricted payments.

We made capital expenditures of $14.1 million, $32.2 million and $40.9 million for the years ended December 31, 1996, 1997 and 1998, respectively. We currently anticipate a total of $52.3 million of capital expenditures in the year ending December 31, 1999, $40.8 million for replacement of and improvements to equipment and facilities, 4.5 million for expansion at Bowie, and $7.0 million for the manufacture of an additional Addcar(TM) highwall mining system and rebuild of an existing system.

Since September 30, 1998, our principal liquidity requirements have been for debt service requirements under the industrial revenue bonds, the Notes, the Senior Subordinated Notes, our credit facility, other outstanding indebtedness, and for working capital needs and capital expenditures, including future acquisitions. Our ability to make scheduled payments of principal of, or to pay the interest or Liquidated Damages, if any, on, or to refinance, its indebtedness (including each issue of the industrial revenue bonds, the Notes and the Senior Subordinated Notes), or to fund planned capital expenditures will depend on its future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. Based upon the current level of operations and anticipated cost savings and operating improvements, we believe that cash flow from operations and available cash, together with available borrowings under our credit facility, will be adequate to meet our liquidity needs for the reasonably foreseeable future. We will likely need to refinance our credit facility, the Notes and the Senior Subordinated Notes upon or prior to their respective maturities. There can be no assurance that our business will generate sufficient cash flow from operations, that anticipated cost savings and operating improvements will be realized or that future borrowings will be available under our credit facility in an amount sufficient to enable us to service our indebtedness, including the industrial revenue bonds, the Notes and the Senior Subordinated Notes, or to fund our other liquidity needs. In addition, there can be no assurance that we will be able to effect any such refinancing on commercially reasonable terms or at all.

Hedging Policy

We have not historically purchased or sold coal future contracts or engaged in financial hedging transactions to any material extent, although it may do so in the future. A subsidiary of Zeigler was actively engaged in financial hedging transactions through June 2, 1998, however, that subsidiary will wind down its operations during the fourth quarter of 1999 and the first quarter of 2000. We may from time to time enter into contracts to supply coal to utilities or other customers prior to acquiring the coal reserves necessary to meet all of its obligations under these contracts but it does not expect this practice to impact its results of operations materially in the near term.

Inflation

Due to the capital-intensive nature of our activities, inflation may have an impact on the development or acquisition of mining operations, or the future costs of final mine reclamation and the satisfaction of other long-term liabilities, such as health care or pneumoconiosis (black lung) benefits.

However, inflation in the United States has not had a significant effect on our operations in recent years.

Recent Accounting Pronouncements

In June 1997, SFAS No. 130, "Reporting Comprehensive Income" was issued which establishes new rules for the reporting and display of comprehensive income and its components in the financial statements. Comprehensive income generally represents all changes in shareholder's equity except those resulting from investments by or distributions to shareholders. We adopted this statement in 1998 with no impact on us as we currently have no transactions which give rise to differences between Net Income and Comprehensive Income.

Also in June 1997, SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information" ("SFAS 131") was issued which establishes standards for disclosure about operating segments in annual financial statements and selected information in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major customers. This statement supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." The new standard was adopted for our 1998 fiscal year-end, comparative information from earlier years were restated to conform to requirements of this standard.

In February 1998, SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" was issued which improves and standardizes disclosures by eliminating certain existing reporting requirements and adding new disclosures. The statement addresses disclosure issues only and does not change the measurement of recognition provisions specified in previous statements. The statement supersedes SFAS No. 87, "Employers' Accounting for Pensions," SFAS No. 88, "Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits" and SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." We adopted this statement for its 1998 fiscalyear-end.

Effective January 1, 1999, we will adopt Statement of Position (SOP) 98-5 "Reporting on the Costs of Start-Up Activities." The new statement requires that the costs of start-up activities be expensed as incurred. We do not expect the impact of this statement to be material on our results of operations or financial position.

Impact of Year 2000 Issue

The year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of our computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations and the ability to engage in normal business activities. Based on our ongoing assessment of our business information systems, we have determined that our key business systems are substantially compliant with year 2000 requirements. We have substantially completed deployment of a new Company-wide management accounting system. This system is year 2000 compliant and is being installed due to additional functionality needed due to our growth. Non-information technology components could have an impact on us. Management is currently in the final stages of reviewing all non-information technology components including embedded technology and equipment related hardware and software utilized in mobile mining machinery, coal preparation plants, conveyor belt lines, draglines, etc., as well as our communication systems. Such review was substantially completed in March 1999, with any necessary upgrades or replacements expected to be completed by the third quarter of 1999. All of the recent acquisitions have been considered in our assessment and are not believed to pose any additional risks related to year 2000 readiness. We are not materially reliant on third party systems (e.g. electronic data interchange) to conduct business.

We presently believe that the year 2000 issue will not pose significant operational problems for our business systems. However, if any needed modifications and conversions were not made, or were not completed timely, the year 2000 issue would likely have a material impact on our operations. Our total year 2000 project cost is not expected to be material, based on presently available information. However, there can be no guarantee that the systems of other companies on which our systems rely will be timely converted and would not have an adverse effect on our systems. We have determined we have no exposure to contingencies related to the year 2000 issue for the majority of the products we have sold. If any of our suppliers or customers do not, or if we do not, successfully deal with the year 2000 issue, we could experience delays in receiving or shipping coal and equipment that would increase its costs and that could cause us to lose revenues and even customers and could subject us to claims for damages. Customer problems with the year 2000 issue could also result in delays in us invoicing our customers or in us receiving payments from them that would affect our liquidity. Problems with the year 2000 issue could affect the activities of our customers to the point that their demand for our products is reduced. The severity of these possible problems would depend on the nature of the problem and how quickly it could be corrected or an alternative implemented, which is unknown at this time. In the extreme such problems could bring us to a standstill.

We, based on our normal interaction with our customers and suppliers and the wide attention the year 2000 issue has received, believe that our suppliers and customers will be prepared for the year 2000 issue. There can, however, be no assurance that this will be so. In February 1999, we requested written assurances from approximately 300 of our major customers and suppliers as to their year 2000 compliance. As of April 1999, approximately one-third of the assurance requests have been complied with.

Some risks of the year 2000 issue are beyond our control and the control of our suppliers and customers. For example, we do not believe that we can develop a contingency plan which will protect us from a downturn in economic activity caused by the possible ripple effect throughout the entire economy that could be caused by problems of others with the year 2000 issue.

We will utilize both internal and external resources to test its business systems for year 2000 compliance. We anticipate completing our year 2000 testing by December 2000, which is prior to any anticipated impact on our operating systems. For 1999, we have budgeted $0.1 million for assessment and testing of year 2000 compliance by outside service providers. Information technology costs specifically for the year 2000 issue in excess of normal operations to cover assessment, remediation and testing are not expected to exceed $0.5 million and will be expensed as incurred. We have not yet seen any need for contingency plans for the year 2000 issue, but this need will be continuously monitored as we acquire more information.

The costs of the project and the date on which we believe we will complete the year 2000 modifications are based on management's best estimates, which were derived utilizing numerous assumptions of future events, including third party modification plans and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to, the ability to locate and correct all relevant computer codes, the ability to successfully integrate the business systems of newly acquired entities and similar uncertainties. See "Risk Factors--Impact of Year 2000 Issue."

                             THE COAL INDUSTRY

According to data compiled by the Energy Information Administration of the U.S. Department of Energy, U.S. coal production totaled 1.09 billion tons in 1997, a 2.8% increase from the 1.06 billion tons produced in 1996 and a record high. Factors driving the increase in 1997 coal production include:

  . the lower cost of generating electricity with coal, compared to oil, natural gas and nuclear power;

  .  decreased reliance on nuclear powered generation;

  .  volatile natural gas prices; and

  .strong economic growth.

Total U.S. coal consumption reached 1.06 billion tons in 1997, a 2.1% increase from 1996. Utilities used approximately 89.0% of the coal consumed in the United States for the generation of electricity. Coal continues to be the principal energy source for U.S. utilities, with its share of total electricity generation rising from 56.0% in 1996 to 57.0% in 1997, as compared with 20.1% from nuclear, 10.8% from hydroelectric and 9.1% from gas-fired facilities in 1997. In the last three years, coal prices under long-term sales contracts have generally remained steady. However, spot market coal prices have fluctuated due to seasonal variations in supply and demand caused by weather.

Despite the increased consumption and the many inefficient mines that have closed in the last 10 years, coal mining companies with improving productivity have filled the increasing demand without price increases. As a result of increased competition among generators of electricity, utility buyers must purchase coal more selectively. This heightened fiscal responsibility has led to lower stockpiles, increased spot market activity and shorter contract terms, which may create greater price volatility than in the past.

According to statistics compiled by the federal government, the number of operating mines has declined 47.3% from 1987 through 1997, even though production during that same time has increased 21.2%. Productivity gains have contributed to the stability of coal prices in recent years. The United States coal industry has undergone significant consolidation since 1987. The 10 largest coal producers in 1987 accounted for 36.4% of total domestic coal production. After giving pro forma effect to our acquisitions since October 1997, the 10 largest coal companies accounted for 62% of total domestic coal production in 1997.

A recent report by Energy Ventures Analysis, Inc. forecasts that the demand for steam coal and the demand for coal by electric utilities in the United States generally will increase steadily over the next 13 years. In addition, clean air concerns and legislation have increased consumption of coal with a lower sulfur content mined in Central Appalachia and the western United States. The following table highlights the increases in coal demand as projected by Energy Ventures Analysis:

                                                     Coal Demand Forecast
                                                 -------------------------------
                                                 1995   1997   2000  2005  2010
                                                 -----  -----  ----- ----- -----
                                                     (in millions of tons)
                                                     ---------------------
Domestic
 Utility........................................   828    885    979 1,057 1,112
 Metallurgical..................................    33     32     30    29    27
 Industrial/Other...............................    81     77     78    81    79
                                                 -----  -----  ----- ----- -----
    Total Domestic..............................   942    994  1,087 1,167 1,218
Export
 Steam..........................................    40     31     31    30    31
 Metallurgical..................................    50     52     45    40    36
                                                 -----  -----  ----- ----- -----
    Total Export................................    90     83     76    70    67
                                                 -----  -----  ----- ----- -----
Total Demand.................................... 1,032  1,077  1,163 1,237 1,285
Consumers Stock Change..........................    (2)   (16)   --    --    --
                                                 -----  -----  ----- ----- -----
Total Consumption............................... 1,030  1,061  1,163 1,237 1,285
                                                 -----  -----  ----- ----- -----

Coal Types

In general, coal is classified by Btu content and sulfur content. In ascending order of heat values, measured in British Thermal Units or "Btus," the four basic types of coal are lignite, subbituminous, bituminous and anthracite. Coal of all geological composition may be used as steam coal. Bituminous coals must have certain characteristics to qualify for use as metallurgical coal.

  Lignite Coal. Lignite coal is a brownish-black coal with a Btu content that generally ranges from 3,500 to 8,300 Btus per pound. Major lignite operations are located in Texas, North Dakota, Montana and Louisiana. Lignite coal is used almost exclusively in power plants adjacent to the mine because the addition of any transportation costs to the mining costs would exceed the price a customer would pay for such low-Btu coal.

  Subbituminous Coal. Subbituminous coal is a black coal with a Btu content that ranges from approximately 8,300 to 11,500 Btus per pound. Most subbituminous reserves are found in Montana, Wyoming, Colorado, New Mexico, Washington and Alaska. Subbituminous coal is used almost exclusively by electric utilities and some industrial consumers.

  Bituminous Coal. Bituminous coal is a "soft" black coal with a Btu content that ranges from 10,500 to 14,000 Btus per pound. This coal is found in Appalachia, the Midwest, Colorado and Utah, and is the type most commonly used for electric power generation in the United States. Bituminous coal is used to generate steam by utility and industrial customers, and as a feedstock for metallurgical purposes in steel production. Coal used in metallurgical processes has higher expansion/contraction characteristics than steam coal.

  Anthracite Coal. Anthracite coal is a "hard" coal with a Btu content as high as 15,000 Btus per pound. Anthracite deposits are found primarily in eastern Pennsylvania, and are used primarily for utility, industrial and home heating purposes.

Coal Qualities

Steam Coal

The primary factors considered in determining the value and marketability of steam coal include the Btu content, sulfur content, and the percentage of ash (small particles of inert material), moisture and volatile matter.

  Btu Content. The Btu content provides the basis for satisfying the heating requirements of boilers. Coal having a lower Btu content frequently must be blended with coal having a higher Btu content to allow the consumer to use the coal efficiently in its operations.

  Sulfur Content. Due to the restrictive environmental regulations regarding sulfur dioxide emissions, coal is commonly described with reference to its sulfur content, measured by pounds of sulfur dioxide produced per million Btus (SO/2/ /MMBtu).

                               Sulfur Content
         Classification    (pounds SO/2/ /MMBtus)
         --------------    ----------------------
         Super-compliance        Up to 0.8
         Compliance              Up to 1.2
         Low-sulfur              Up to 1.6
         Near low-sulfur   Over 1.6 and up to 2.5

  Super-compliance and compliance coal exceed the current requirements of Phase I of the Clean Air Act Amendments of 1990 and meet or exceed the prospective requirements of Phase II of that legislation. Consumers using super-compliance and compliance coal can either earn sulfur emission credits, which they can sell to other coal consumers, or blend the coal with higher sulfur coal to lower the overall sulfur emissions without having to install expensive sulfur-reduction "scrubber" technology. Super-compliance coal is desirable because utilities can burn it without blending and earn sulfur emission credits or blend it with higher-sulfur non-compliance coal even under Phase II requirements. Generally, a utility can burn near low-sulfur coal without scrubbing by blending with super-compliance coal or by purchasing reasonable quantities of emissions credits to comply with the Phase II requirements.

  Ash Content. The non-combustible nature of ash diminishes the heating value of the coal. Therefore, coal with a higher percentage of ash will have a lower heating value. For electric utilities, the percentage of ash is important not only for its effect on heating value, but also because it affects the amount of combustion by-products. Electric utilities typically require coal with an ash content ranging from 6% to 15%, depending on individual power plant specifications. More stringent ash standards apply for metallurgical coal, typically requiring less than 8% ash. Moisture content also diminishes the heating value of coal. A high percentage of moisture also may cause customers to experience problems handling the coal. Moisture concerns arise principally with coal from the Powder River Basin. Volatile matter, combustible matter that vaporizes easily during combustion, is important for electric utilities because most utility power plant boilers are designed to burn coal having a medium to high percentage of volatile matter.

Metallurgical Coal

Sulfur content, ash content, volatility, carbon content and certain other coking characteristics are especially important for determining the value and marketability of metallurgical coal. Metallurgical coal is fed into a coke oven where it is heated in an oxygen deficient environment, producing porous coke with a high carbon content which is then used to fuel blast furnaces. It is important in the coking process to create a stable and high strength coke. This is done by careful blending low volatile and high volatile metallurgical coals to create the proper coke characteristics. The lower the volatile characteristics and percentage of ash in coal, the higher the yield and carbon content of the coke. However, too much low volatility coal may cause coke to stick in the coke oven if it is an expanding coal.

Coal Regions

The majority of U.S. coal production comes from six regions: Northern Appalachia, Central Appalachia, Southern Appalachia, the Illinois Basin, the Rocky Mountains, and the Powder River Basin.

  Northern Appalachia. Northern Appalachia includes northern West Virginia, Pennsylvania and Ohio. Coal from this region generally has a high Btu content (12,000-13,000 Btus per pound of coal). However, its sulfur content (1.5%-2.5%) generally does not meet the Phase II standards.

  Central Appalachia. Central Appalachia includes southern West Virginia, eastern Kentucky and Virginia. Coal from this region generally has a low sulfur content (0.7%-1.5%) and high Btu content (12,000-13,500 Btus per pound of coal). Most of this coal complies with Phase I standards. After the implementation of Phase II of that legislation, demand for this coal is expected to increase. Central Appalachia sources provide most of the U.S.'s overseas export coal.

  Southern Appalachia. Southern Appalachia includes Tennessee and Alabama. Coal from this region also has a low sulfur content (0.7%-1.5%), which generally satisfies Phase I standards, and a high Btu content (12,000-13,000 Btus per pound of coal). While the region's highly variable thin seams impair productivity, readily accessible waterways and proximity to southern utility plants help to reduce delivery costs of coal from this region to utility customers.

  The Illinois Basin. The Illinois Basin includes western Kentucky, Illinois and Indiana. Coal from this region varies in Btu content (10,000-12,000 Btus per pound of coal) and has a high sulfur content (2.5%-3.5%). Generally, unwashed Illinois Basin coal will not satisfy the Phase I or Phase II standards. However, Illinois Basin coal is burned in plants equipped with scrubbers, blended with low-sulfur coal or burned by plants with sulfur dioxide emission credits.

  The Rocky Mountains. The Rocky Mountain region consists of Utah and Colorado. The coal from this region has a low sulfur content (0.4%-0.5%) and varies in Btu content (10,500-12,800 Btus per pound of coal). This coal complies with Phase I and Phase II standards. A portion of U.S. coal exports come from this region.

  The Powder River Basin. The Powder River Basin consists mainly of northeastern Wyoming and southeastern Montana. This coal has a very low sulfur content (0.25% to 0.65%), a low Btu content (8,000-9,200 Btus per pound of coal) and very high in moisture content (20%-35%). All of this coal complies with Phase I and Phase II standards, but many utilities cannot burn it without derating [explain term] their plants, unless it is blended with higher Btu coal.

Mining Methods

Coal is mined using either surface or underground methods. The method used depends upon several factors, including the proximity of the target coal seam to the earth's surface, and the geology of the surrounding area. We describe the mining methods used at each of our mining operations under "Business-- Mining Operations."

Surface techniques generally require a favorable stripping ratio, the amount of overburden that must be removed to excavate a given quantity of coal. Underground techniques are used for deeper seams. In 1996, surface mining accounted for approximately 62% of total U.S. coal production, with underground mining accounted for the balance of production. Surface mining generally costs less and has a higher recovery percentage than underground mining. Surface mining typically results in the recovery of 80% to 90% of the total coal from a particular deposit, while underground mining typically results in the recovery of 50% to 60%.

Surface Mining Methods

  Mountaintop Removal Mining. Mountaintop removal mining involves removing all material above the coal seam before removal of the coal, leaving a relatively level plateau in place of the hilltop after mining. This method achieves a more complete recovery of the coal. However, its feasibility depends on the amount of overlying material in relation to the coal to be removed.

  Area Mining. Area mining essentially involves a large-scale moving trench. After removal of the initial overburden from a trench, the trench progresses forward over the coal seam. As the trench moves forward, the stripped overburden is moved to the back side of the trench. Area mining is usually performed with draglines, truck and shovel units and large dozers.

  Contour Mining. Contour mining is conducted on coal seams where mountaintop removal is not feasible because of the high overburden ratios. Mining proceeds laterally around a hillside, at essentially the same elevation, assuming the seam is fairly flat. The contour cut in a coal seam provides a flat surface that can be used to facilitate highwall mining or the less efficient auger mining (both discussed below). This is a common surface mining method in the steeper slopes of the Appalachian coalfields.

  Auger Mining. In auger mining, the miners remain outside of the mine and a large, corkscrew-like machine (the "auger") bores into the side of a hill and extracts coal by "twisting" it out. Many of our competitors use this method, which is less efficient than highwall mining. Auger mining generally permits the extraction of coal to depths of only 300 feet or less.

  Highwall Mining. Highwall mining is an innovative mining method that uses the patented Addcar highwall mining system developed by Addington Resources under the guidance of Larry Addington. The Addcar mining system bores into the face of a coal seam using a continuous miner and transports coal to the mine opening using cascading conveyor belts with wheels on a series of cars connected to the continuous miner. An employee controls the system from the launch vehicle located at the mine entrance on the surface. Projects requiring large volumes of coal production can use the highwall mining equipment as the primary production machine for mining in trench, box, open-pit or contour cuts which are types of excavations commonly used in surface mining to gain access to coal seams. The Addcar system allows us to reduce operating costs and extract coal profitably from reserves that would otherwise have been uneconomical to mine. The Addcar system allows the Company to drive down stripping ratios, decreasing the extraction cost per ton significantly.

Deep Mining Methods

  Room and Pillar Mining. Room and pillar mining uses remote-controlled continuous miners that cut a network of interconnected 20-foot wide passages as high as the coal seam. Roof bolters stabilize the mine roof and pillars are left to provide overall roof support. As a result of significant technological advances, this mining method has become the most common method of deep mining. Room and pillar mining is used as a primary recovery method in smaller mines and for developing a network of panels for longwall mining.

  Longwall Mining. Longwall mining uses powerful hydraulic jacks, varying from four feet to 12 feet in height, to support the roof of the mine while mobile shearing machines extract the coal. High capacity chain conveyors then move the coal to a high capacity mine belt system for delivery to the surface. The longwall machine generally cuts blocks of coal, referred to as longwall panels, that have a width of approximately 900 feet and a length ranging from 9,000 to 11,000 feet. Longwall mining is a low-cost, high-output method of deep mining that results in the recovery of approximately 60% of coal reserves. In addition, longwall mining is much faster than room and pillar mining. After a longwall panel is cut, the longwall machine must be disassembled and moved to the next panel location, a process which generally takes one to two weeks.

Coal Preparation and Blending

Depending on coal quality and customer requirements, raw coal may be shipped directly from the mine to the customer. Generally, raw coal from mountaintop removal, contour and strip mines can be shipped in this manner. However, the quality of most raw coal does not allow it to be shipped directly to the customer without processing in a preparation plant. Preparation plants separate impurities from coal. This processing upgrades the quality and heating value of the coal by removing or reducing sulfur and ash-producing materials, but entails additional expense and results in some loss of coal. Coals of various sulfur and ash contents can be mixed or "blended" at a preparation plant or loading facility to meet the specific combustion and environmental needs of customers. Coal blending helps increase profitability by reducing the cost of meeting the quality requirements of specific customer contracts, thereby optimizing contract revenue.

Customers

Over the last 10 years, annual coal consumption in the United States has grown steadily, reaching a record level of 1.06 billion tons in 1997. This steady growth in coal consumption reflects the growth in the demand for electricity over the same period, because the electric utility industry accounts for 87% of domestic coal consumption. In 1997, coal-fired utilities generated approximately 57% of the nation's electricity, followed by nuclear (20.1%), hydroelectric (10.8%) and gas-fired (9.1%) utilities. Energy Venture Analysis and other industry sources expect electricity usage to increase at an average annual rate of 1.4% to 1.9% over the next several years. Because coal is one of the least expensive and most abundant resources for the production of electricity, and imports of coal historically have not exceeded 1.0% of domestic coal consumption, industry analysts expect domestically produced coal to continue to play a significant role in generating electricity in the future.

[PIE CHART APPEARS HERE]

* "Other" includes oil, petroleum coke, biomass, wind, geothermal, and other renewable energy sources.

Source: Department of Energy, EIA Monthly Review, March 1998.

Electricity can be generated less expensively using coal than natural gas, oil or nuclear energy. The delivered cost of coal for utilities averaged $1.273/MMBtu in 1997 compared to $2.761/MMBtu for natural gas and $2.879/MMBtu for oil. Although the cash operating costs of nuclear and hydroelectric energy are less expensive than coal, no new nuclear plant permits have been issued since 1978, and many existing plants are near the end of their useful lives. Additionally, the availability of hydroelectricity is limited. Oil and all other petroleum by-products accounted for less than 2.5% of all utility fuel consumption in both 1990 and 1997. The table below illustrates the relative cost advantage of coal over certain other power generation sources:

                       Average Total Generating Costs(1)

                                                                 1990(2) 1997(3)
                                                                 ------- -------
   Coal......................................................... $20.06  $17.24
   Nuclear......................................................  22.36   18.98
   Hydroelectricity.............................................   3.04    5.86
   Natural Gas..................................................  28.84   35.12

--------
(1) Average annual generating costs per Mwh produced for all U.S. power plants; costs are all-in and include the cost of fuel, depreciation of plant, and overhead and maintenance.
(2) Source: RDI Power Data 1996. FERC Form 1 Data.
(3) Source: Monthly operating data from RDI, 1998 from FERC reports.

Utility Deregulation


Since 1935, domestic electric utilities have operated in a regulated environment, with prices and return on investment being determined by state utility and power commissions. In April 1996, the Federal Energy Regulatory Commission established rules providing for open access to electricity transmission systems, thereby initiating consumer choice in electricity purchasing and encouraging competition in electricity generation. Industry analysts anticipate that the open access rules will create a national market for the sale of wholesale electricity where competition will primarily focus on price. Within the electric utility industry, the increased focus on price should favor low-cost producers of electricity. Among the eastern states, Kentucky, South Carolina, West Virginia, Indiana, Virginia, Ohio and Georgia are in the top half of low cost electricity producers. Competition will likely benefit the coal industry generally because coal is a relatively low-cost fuel for electricity generation. Within the coal industry, companies with customers that are low-cost producers and have excess capacity are likely to see the greatest increase in coal demand.

Our primary customers are low-cost electricity producers located in the eastern half of the United States, where we focus our marketing efforts. The following table highlights the states east of the Mississippi River where we sell significant quantities of coal. Since utilities are currently regulated, we believe that the sales price of their electricity is a reasonable proxy for the relative generation costs within those states. We believe that we are a low cost coal supplier to those utilities which have relatively low cost and can benefit from deregulation. Consequently, we believe that we share the opportunity to benefit from electric utility deregulation.

                         1996 Industrial
Eastern States            Electric Rate
--------------           ---------------
                         (cents per kWh)
Kentucky*...............      2.92
Wisconsin...............      3.66
South Carolina*.........      3.89
Alabama.................      3.90
West Virginia*..........      3.91
Indiana*................      3.93
Virginia*...............      3.99
Maryland................      4.15
Ohio*...................      4.21
Georgia*................      4.29
Mississippi.............      4.41
Tennessee*..............      4.52
Delaware................      4.68
North Carolina*.........      4.79
Michigan................      5.08
Florida.................      5.11
Illinois*...............      5.24
New York................      5.62
Pennsylvania............      5.93
Maine...................      6.26
Vermont.................      7.58
Connecticut.............      7.86
New Jersey..............      8.15
Massachusetts...........      8.43
Rhode Island............      8.51
New Hampshire...........      9.16

                         1996 Industrial
Western States            Electric Rate
--------------           ---------------
                         (cents per kWh)
Idaho...................      2.68
Washington..............      2.85
Montana.................      3.30
Oregon..................      3.41
Wyoming.................      3.45
Nebraska................      3.68
Utah....................      3.70
Oklahoma................      3.78
Iowa....................      3.91
Texas...................      4.03
Minnesota...............      4.26
Louisiana...............      4.32
Colorado................      4.35
New Mexico..............      4.35
Missouri................      4.44
North Dakota............      4.44
South Dakota............      4.45
Arkansas................      4.47
Kansas..................      4.70
Nevada..................      4.90
Arizona.................      5.19
California..............      6.97

--------
An asterisk indicates States where the Company has significant customers.
SOURCE: Department of Energy/Energy Information Administration, Electric Sales and Revenue, 1996.

Environmental Laws

Various federal, state and local environmental laws have had, and will continue to have, a significant effect on the domestic coal industry. These laws govern matters such as employee health and safety, limitations on land use, permitting and licensing requirements, air quality standards, water pollution, plant and wildlife protection, reclamation and restoration of mining properties after mining is completed, discharge of materials into the environment, surface subsidence from underground mining and the effects of mining on groundwater quality and availability. In addition, the electric utility industry is subject to extensive regulation regarding the environmental impact of electricity generation activities which could affect demand for coal. New legislation or regulations could be adopted that may have a significant impact on coal mining operations or the ability of coal customers to use coal. See "Risk Factors-- Government Regulation of the Mining Industry" and "Government Regulation-- Environmental Laws."

                                 BUSINESS

AEI Resources is one of the largest coal producers in the United States. On a pro forma basis for 1998, we would have been:

  . the fourth largest steam coal company in the United States as measured by revenues;

  . the second largest steam coal producer in the Central Appalachian coal region as measured by production;

  . the largest steam coal producer in eastern Kentucky as measured by production; and

  . among the top 25% of coal producers in productivity in eastern Kentucky as measured by tons per manhour.

Since October 1, 1997 we have grown substantially by acquiring coal mining businesses and assets. By integrating the acquired businesses, we intend to strengthen our market position while realizing the benefits of consolidation. We believe our acquisitions provide the opportunity to reduce costs by:

  . allowing us to meet our customers' coal orders from multiple mines, thereby decreasing transportation costs and production costs;

  . increasing productivity by applying more efficient, lower-cost mining methods; and

  . eliminating certain corporate overhead expenses by consolidating administrative functions.

The coal we mine and market from our 49 mines in Kentucky, West Virginia, Tennessee, Indiana, Illinois, Ohio and Colorado is primarily steam coal. Based on the reserve studies prepared by independent mining consultants, we estimate we have, on a pro forma basis, approximately 1.1 billion tons of proven and probable coal reserves assigned to mining projects. We estimate that approximately 0.4 billion tons, or 39%, of our assigned coal reserves are low-sulfur coal. A total of 0.8 billion tons, or 73%, of our assigned reserves consist of low-sulfur coal or coal generating less than 2.5 pounds of sulfur dioxide per million Btus. Our proven or probable coal reserves, including both assigned and unassigned reserves, total 2.4 billion tons.

Our primary customers are low-cost electric utility companies located in the eastern half of the United States. On a pro forma basis for 1998, we generated 72% of our revenues under 55 long-term sales contracts for sale of steam coal to domestic electric utilities. Long-term contracts are contracts having an original term of more than one year. As of December 31, 1998, on a pro forma basis, our long-term sales contracts had a volume-weighted average remaining term of 5.7 years, excluding option periods. We sell the remainder of our steam coal under short-term sales contracts and on the spot market. We believe that the transportation, mining method and corporate efficiencies we can realize from our recent acquisitions enhance our opportunity to maintain and increase our base of long-term sales contracts with these customers.

We also supply premium-quality, mid- and low-volatility metallurgical coal to certain integrated steel producers. On a pro forma basis for 1998, we sold 50.0 million tons of steam coal and 1.0 million tons of metallurgical coal, and generated $1.4 billion of revenues and $260.2 million of Adjusted EBITDA.

We believe that we will benefit if demand for coal grows as anticipated by industry analysts. See "The Coal Industry." Based on studies by Hill and Associates, Resource Data International and Energy Venture Analysis, we believe that the demand for coal will continue to increase among low-cost producers of electricity with excess capacity in Kentucky, Tennessee, Indiana, Ohio, South Carolina and West Virginia. If any of the factors driving the recent increases in coal production change, however, it could reduce future demand.

Competitive Strengths

We believe we possess the following competitive strengths:

  Regional Market Focus. We have focused our recent growth on the Central Appalachian and Illinois Basin coal regions. With 42 mines in those regions, we can deliver coal from multiple sources to our principal customers, reduce transportation expense for both ourselves and our customers, and maximize production at lower-cost mines. On a pro forma basis for 1998, we believe we would have been the second largest steam coal producer in the Central Appalachian coal region and the third largest steam coal producer in the Illinois Basin coal region. Approximately 51% of our reserves in the Central Appalachian coal region consist primarily of low-sulfur and compliance coal. We believe this will give us a competitive advantage because of the more stringent air quality requirements under Phase II of the Clean Air Act Amendments that currently are scheduled to go into effect in 2000. Most of our higher sulfur coal reserves are located in the Illinois Basin. On a pro forma basis, we sold 76% of the coal we produced from the Illinois Basin 1998 under long-term sales contracts to electric utilities which operate "scrubbed" facilities that reduce sulfur dioxide emissions.

  Our Portfolio of Long-Term Sales Contracts. As of December 31, 1998, we had 55 long-term sales contracts with utilities and other industrial customers. Our utility customers include the Tennessee Valley Authority, Carolina Power & Light, Georgia Power, American Electric Power, Cincinnati Gas & Electric and Dayton Power & Light. The remaining term on our long-term contracts, on a volume-weighted basis, averaged approximately 5.7 years as of that date. On a pro forma basis for 1998, we generated approximately 72% of our revenues from long-term sales contracts.

  Low-Cost Operations. We believe our production costs are lower than those of our primary competitors. We attribute our ability to maintain low-cost operations to several factors:

  . use of our patented Addcar highwall mining system. This allows us to recover coal at up to 30% less cost, or to mine coal that would otherwise be unprofitable due to its high stripping ratios;

  .  our substantial use of mountaintop removal mining;

  . our tailored cast blasting techniques, which reduce the cost of overburden removal;

  . the close proximity of our coal reserves to customers, which enhances transportation efficiencies; and

  . blending raw coals to fullest extent possible, which minimizes costs and optimizes revenues.

  We believe we can apply these competitive advantages to many of the properties we have acquired since October 1, 1997.

  Successful Integration of Acquisitions. Since November 1995, we have expanded operations through a series of acquisitions, growing from annual production of approximately 3 million tons in fiscal 1995 to approximately
  50.9 million tons in fiscal 1998 on a pro forma basis. We attribute our success in integrating acquired properties and companies to:

  . reducing operating costs through the implementation of better mining methods, including use of the Addcar highwall mining system;

  .  shifting production to lower-cost operations; and

  .  reducing corporate overhead expense through headcount reduction.

  We believe that similar opportunities exist to improve the operating performance of our more recently acquired businesses.

  Addcar Highwall Mining System. Our patented Addcar highwall mining system gives us both a proprietary low-cost mining method and a source of revenue from leasing Addcar systems to non-competing third parties. The Addcar system reduces effective stripping ratios, which significantly decreases the extraction cost per ton of coal. In addition, the Addcar system reduces operating costs and allows us to extract coal profitably from reserves that may otherwise be uneconomical to mine. We plan to expand our use of the Addcar highwall mining system whenever possible to the mining operations we have recently acquired.

  Experienced Management. Our senior management team averages 20 years of experience in the coal industry. This management team has a proven record of developing innovative, low-cost operations, maintaining strong customer relationships and making strategic, opportunistic acquisitions.

Business Strategy

We have adopted a business strategy of consolidating regionally. This involves integrating the businesses we have acquired since October 1997, acquiring complementary reserves, and continuing to focus on our existing customer base. To implement this strategy, we will seek to:

  Continue Reducing Costs. We continue to focus on reducing costs at our current and recently acquired operations. By increasing production at our most efficient mines and shifting production to sites that are nearest to our customers' facilities, we believe we can improve our operating margins. We will concentrate our cost reduction efforts on using low-cost mining methods to the fullest possible extent, reducing transportation costs by producing coal from multiple mines, and eliminating certain redundant corporate expenses. We believe we can also increase productivity by investing capital prudently in new production technologies, such as the Addcar highwall mining system.

  Expand Our Use of Addcar Systems. We believe our Addcar highwall mining system provides significant competitive advantages by reducing costs and allowing us to mine coal reserves that our competitors cannot economically mine. For example, we plan to use the Addcar systems in our West Virginia and eastern Kentucky operations, where we believe they will allow us to increase coal production and reduce costs. We are also leasing three Addcar systems to a third party and intend to pursue additional leasing opportunities with noncompetitors to increase our revenue stream from the Addcar.

  Focus on Key Electric Utility Customers. We intend to focus on maintaining and increasing our portfolio of long-term sales contracts with customers. Except for certain customers served by our Rocky Mountain mine, all of such customers are located in the eastern half of the United States. We made more than 35% of our pro forma sales for the 1998 fiscal year to operating divisions of the Tennessee Valley Authority, American Electrical Power, the Southern Company and Carolina Power & Light. Our recent acquisitions have enabled us to add new electric utility customers and increase the volume of coal sold to these customers.

  Focus on Complementary Acquisitions. Our recent acquisitions established our position as a leading low-cost coal producer in the Central Appalachian and Illinois Basin coal regions. To enhance our regional market position, we will seek to make acquisitions that complement our existing operations or reserves whenever opportunities arise. We plan to expand our low-cost operations in the Central Appalachian region through acquisitions of complementary coal reserves or operations.

  Develop Growth Opportunities. We believe the metallurgical coal business we acquired in 1998 and our super-compliance, high Btu coal operations in Colorado present niche opportunities for incremental revenue growth. We believe that by using more advanced mining methods at our metallurgical coal operation we can enhance production and increase sales at this high-margin operation, while also reducing production costs. We have also developed our Colorado reserves to produce super-compliance coals that our key customers can blend with our eastern coals to produce a very low-sulfur-burn. By expanding our low-cost operations in Colorado, we believe we can improve our opportunity to capture a greater share of the coal market if demand for high-Btu, compliance coal increases as more stringent air quality standards take effect.

Coal Production

We currently conduct mining operations at 28 surface mines and 17 deep mines in five regions: Northern Appalachia, Central Appalachia, Southern Appalachia, the Illinois Basin and the Rocky Mountains. Historically, approximately 69% of our production has come from surface mines, and 31% has come from deep mines. The following table presents each mining region's production, in millions of tons, for each of the years 1996 and 1997:

                                                              1996       1997
                                                           ---------- ----------
                                                           (in millions of tons)
Mining Region
  Northern Appalachia.....................................      142.4      149.5
  Central Appalachia......................................      277.3      287.9
  Southern Appalachia.....................................       24.9       24.3
  Illinois Basin..........................................      112.6      110.7
  Rocky Mountains.........................................       70.6       72.7
                                                           ---------- ----------
    Total.................................................      627.8      645.1
                                                           ========== ==========

We use mountaintop removal mining wherever possible because it allows us to recover more tons of coal per acre and facilitates the permitting of larger projects, which allows mining to continue over a longer period of time than would be the case using other mining methods. We also use other surface mining techniques, including contour mining, to the extent practicable. We currently use six Addcar highwall mining systems for our highwall mining operations. The Addcar system is more cost-effective than traditional mining methods in areas where it can be used.

As part of our strategy to expand our low-cost operations, we are developing longwall panels at our Bowie mine to install a longwall mining system in the fourth quarter of 1999. Using the longwall mining system will enhance our ability to produce large volumes of high quality compliance coal at lower cost to support a recently acquired contract with the Tennessee Valley Authority. It will also improve our ability to procure additional long-term sales contracts as long as we can lease additional reserves on adjacent federal land. See "Rocky Mountain Region--Bowie."

Mining Operations

The following table sets forth (in millions of tons) estimated proven and probable coal reserves for our mining operations as of December 31, 1998. The data are derived from reserve studies prepared by the mining engineering firms identified under "Expert." While we believe the estimates are reasonable, we cannot assure you that the coal reserve data are accurate in all respects.

                                       Proven and
                                   Probable Reserves
                                 ----------------------
                          Number   Total                            Average               Year
                            of   (millions Owned Leased   Average   Percent  Mining    Established
    Mining Operation      Mines  of tons)    %     %    Btu Content Sulfur  Method(2) or Acquired
    ----------------      ------ --------- ----- ------ ----------- ------- --------- ------------
I. NORTHERN APPALACHIA
Evergreen mine..........     1       22      62    38     12,300      0.9%     SM         1998
                           ---      ---
  Subtotal..............     1       22
II. CENTRAL APPALACHIA
Kentucky
Addington Mining........     4       23       0   100     12,300      0.9      SM*        1984
Crockett................     1        9       0   100     12,000      1.6      DM         1998
Ikerd-Bandy.............     2       27       0   100     12,500      1.1      SM*        1997
Leslie Resources........     5       63       0   100     12,000      1.1      SM         1998
Pike County Coal .......     7       32      74    26     12,700      1.1     DM/SM       1998
Pine Mountain...........     2        6      75    25     12,800      1.2      DM         1998
Star Fire...............     0       39      52    48     12,800      1.1      SM         1998
Wolf Creek..............     0       18      15    85     12,500      1.1      DM         1998
Straight Creek..........     4        6       1    99     12,800      1.0     DM/SM       1998
Martiki.................     1       25       0   100     12,500      1.0      SM         1998
West Virginia
Battle Ridge............     0       37       0   100     12,300      0.7      SM         1998
Kanawha River
 Operations.............     4       16       1    99     12,300      0.9     DM/SM       1998
Marrowbone..............     3       25       5    95     12,000      0.6     DM/SM       1998
Zeigler Heritage........     0       55       0   100        --       0.6    HWM/SM       1998
Mid-Vol.................     2       51       0   100        --       0.6      SM         1998
Princess Beverly........     1       33       0   100     12,500               SM         1999
                           ---      ---
  Subtotal..............   36       465
III. SOUTHERN APPALACHIA
Skyline.................     1       14       0   100     12,300      1.0      SM         1998
Cumberland..............     0       42       0   100     12,200      2.2     DM/SM       1995
                           ---      ---
  Subtotal..............     1       56
IV. ILLINOIS BASIN
Illinois
Elkhart Mine............     1       71      34    66     10,500      3.2      DM         1998
Mine #11................     1       17      80    20     11,075      3.1      DM         1998
Indiana
Chinook.................     0        8      99     1     10,750      3.8      SM         1998
Kindill #1..............     1       68      19    81     11,500      3.8     DM/SM       1998
Kindill #2..............     1       57      58    42     11,600      3.8      SM         1998
Kindill #3..............     1       58      96     4     10,800      1.2      SM         1998
Sycamore................     1        6      99     1     10,900      2.0      SM         1998
                           ---      ---
  Subtotal..............     6      285

                                           Proven and Probable
                                                 Reserves
                                          ----------------------
                                   Number   Total                            Average              Year
                                     of   (millions Owned Leased   Average   Percent  Mining   Established
        Mining Operation           Mines  of tons)    %     %    Btu Content Sulfur  Method(2) or Acquired
        ----------------           ------ --------- ----- ------ ----------- ------- --------- -----------
                                               (in millions
                                                 of tons)
V. ROCKY MOUNTAINS
Bowie............................     1        47     50    50     12,800      0.4      DM        1998
VI. OTHER UNASSIGNED RESERVES(1)
Milam ...........................     0       242      0   100      6,700      1.0      SM        1998
Unassigned Reserves(1)...........     0     1,254     20    80
                                    ---     -----
Total Other Unassigned Reserves..     0     1,496
                                    ---     -----
VII. TOTAL RESERVES..............    45     2,371
                                    ===     =====

--------

(1) Assigned Proven and Probable Reserves are those reserves that are currently being mined or have been developed so they could be mined with minimal additional preparation. Unassigned Reserves are those reserves which are not yet developed.

(2) DM = Deep Mining; SM = Surface Mining and HWM = Highwall Mining. An asterisk indicates locations where Addcar highwall mining systems are currently being used.

You should note that reserve studies are estimates based on an evaluation of available data. Actual reserves may vary substantially from the estimates. Estimated minimum recoverable reserves are comprised of coal that is considered to be merchantable and economically recoverable by using mining practices and techniques prevalent in the coal industry at the time of the reserve study, based upon then-current prevailing market prices for coal. We use the mining method that we believe will be most profitable with respect to particular reserves. We believe the volume of our current reserves exceed the volume of our contractual delivery requirements. Although the reserves shown in the table above include a variety of qualities of coal, we presently blend coal of different qualities to meet contract specifications. We have blended coal to meet contract specifications for many years. See "Risk Factors--Reliance on Estimates of Proven and Probable Reserves."

In the following sections, we describe the operating characteristics of the principal mines and reserves of each of our mining units.

Northern Appalachia Region

This region includes all of our mining operations in Ohio and northern West Virginia. Our one surface mine in this region produced 2.0 million tons of coal during fiscal 1998, or approximately 1% of the total coal production in the region. As of December 31, 1998, we had 129 union-free employees in this region. In 1998, our coal production in this region accounted for approximately 4% of our total coal production.

Evergreen

The Evergreen mine is located in Webster County, West Virginia. We use the mountaintop removal method to mine five seams of coal at this mine. Production from this mine in 1998 totaled approximately 2.0 million tons, which had an average sulfur content of 0.9%, an average ash content of 12.7% and an average Btu content of 12,300. We employ 129 union-free employees at this mine. Coal from this mine is transported by rail to a loadout. We estimate that the Evergreen mine contains 22 million tons of proven and probable reserves. We own and operate a preparation plant and a unit train loading facility in connection with this mine.

Central Appalachia Region

This region includes all of our mining operations in southern West Virginia, and eastern Kentucky. We own and operate 36 surface and deep mines in this region which produced 35.4 million tons of coal in 1998, or approximately 13% of the total coal production in the region. As of December 31, 1998, we had 766 union and 1,526 union-free employees in this region. In 1998, our production in this region accounted for approximately 70% of our total coal production.

Kentucky

Addington Mining

Addington Mining's four mines are located in Pike and Breathitt Counties in eastern Kentucky. We use the mountaintop removal method and the Addcar highwall mining system to mine four seams of coal at these mines. Production from these mines in 1998, was approximately 4.2 million tons, which had an average sulfur content of 0.9%, an average ash content of 10% and an average Btu content of 12,300. We employ 295 union-free employees at these mines. Coal from these mines is trucked to river and rail loadout facilities. We estimate these mines contain approximately 23 million tons of proven and probable reserves. We own and operate a storage facility, a preparation plant and a unit train loadout facility in connection with these mines.

Crockett

Crockett's mine is located in Bell County, Kentucky. We use room and pillar mining to mine one seam of coal at this mine. Production from this mine in 1998, was approximately 0.6 million tons, which had an average sulfur content of 1.6%, an average ash content of 8% and an average Btu content of 12,800. We employ 19 union-free employees at this mine. Coal from this mine is trucked to a preparation plant. We estimate this mine contains 9 million tons of proven and probable reserves. We own and operate a preparation plant and a unit train loading facility in connection with this mine.

Ikerd-Bandy

Ikerd-Bandy's two mines are located in Perry and Bell counties in eastern Kentucky. We use surface and highwall mining methods to mine six seams of coal at these mines. Production from these mines in 1998, was approximately 1.1 million tons, which had an average sulfur content of 1.1%, an average ash content of 10% and an average Btu content of 12,500. We employ 91 union-free employees at these mines. Coal from these mines is transported by rail either to a barge or directly to the customer. We estimate these mines contain 27 million tons of proven and probable reserves. We own and operate a storage facility, a preparation plant and a loadout facility at each of these mines.

Leslie Resources

The Leslie Resources mines are located in Perry, Knott and Leslie Counties in eastern Kentucky. We use mountaintop removal mining and contour mining to mine 12 seams of coal at these mines. Production from these mines in 1998, was approximately 5.2 million tons, which had an average sulfur content of 1.1%, an average ash content of 12% and an average Btu content of 12,000. We employ 419 union-free employees at these mines. Coal from these mines is trucked to a barge loadout on the Big Sandy River and a unit train loading facility. We estimate these mines contain 63 million tons of proven and probable reserves. We own and operate a preparation plant, a coal blending facility and a unit train loading facility in connection with these mines.

Pike County Coal--Clark Elkhorn

We operate the Ratliff-Elkhorn and Sunset #2 underground mines and the #460 surface mine at our Pike County Coal--Clark Elkhorn operations in Pike County, Kentucky. We use the room and pillar method to mine one seam of coal at the Ratliff Elkhorn and Sunset #2 mines and the mountaintop removal method to mine 8 to 10 seams of coal at the #460 mine. Production from these mines in 1998, was approximately 1.8 million tons, which had an average sulfur content of 1.1%, an average ash content of 9.0% and an average Btu content of 12,700. We employ 114 union-free employees at these mines. Coal from these mines is trucked to barge loading facilities located on the Big Sandy River or to one of two nearby processing and loading facilities. We estimate these mines contain 9 million tons of proven and probable reserves.

Pike County Coal--Knott County

We own and operate the Hollybush mine and the Brimstone mine at our operations in eastern Knott County, Kentucky. We use the room and pillar method to mine two seams of coal at these mines. Production from these mines in 1998, was approximately 1.4 million tons, which had an average sulfur content of 1.1%, an average ash content of 9% and an average Btu content of 12,700. We employ 137 union-free employees at these mines. Coal from these mines is trucked to the Bates Branch processing complex. We estimate these mines contain 8 million tons of proven and probable reserves. We own and operate a preparation plant, a coal blending facility and a unit train loading facility in connection with these mines.

Pike County Coal--Matrix Coal

We own and operate the Shop Branch mine and Tuscarora mine at our Pike County Coal--Matrix Coal operations in Pike County, Kentucky. We use the mountaintop removal mining method to mine three seams of coal at the Shop Branch mine and room and pillar mining to mine one seam of coal at Tuscarora. Production from these mines in 1998, was approximately 1.4 million tons, which had an average sulfur content of 1.1%, an average ash content of 9% and an average Btu content of 12,700. We employ 42 union-free employees at these mines. Coal from these mines is trucked to either the Big Sandy River docks or a rail loadout. We estimate these mines contain 11 million tons of proven and probable reserves. We own and operate a preparation plant in connection with these mines.

Pine Mountain

The Pine Mountain mines are located in Bell and Harlan Counties, Kentucky. We use the room and pillar mining method to mine two seams of coal at these mines. Production from these mines in 1998, was approximately 1.7 million tons, which had an average sulfur content of 1.2%, an average ash content of 8% and an average Btu content of 12,800. We employ 19 union-free employees at these mines. Coal from these mines is trucked to a unit train loading facility. We estimate these mines contain 6 million tons of proven and probable reserves. We own and operate a preparation plant and a truck loading facility in connection with these mines.

Star Fire

The Star Fire mine is located near Perry and Knott Counties in eastern Kentucky. We use mountaintop removal, highwall mining and contour mining to mine five seams of coal at this mine. Production from this mine in 1998, was approximately 2.4 million tons, which had an average sulfur content of 1.1%, an average ash content of 13% and an average Btu content of 11,800. We employ 25 union and 8 union-free employees at this mine. Coal from this mine is transported by rail. We estimate this mine contains 39 million tons of proven and probable reserves. We own and operate a preparation plant, a coal blending facility and a unit train loading facility in connection with this mine. The Star Fire mine shut down in November 1998 following an order of the Office of Surface Mining that closed the main haul road from the mine. We have challenged the order in an administrative proceeding before the U. S. Department of the Interior. We expect the administrative law judge will issue a decision in the third quarter of 1999.

Straight Creek

The Straight Creek mines are located in Bell County, Kentucky. We use room and pillar mining and mountaintop removal mining to mine four seams of coal at these mines. Production from these mines in 1998, was approximately 2.2 million tons, which had an average sulfur content of 1.0%, an average ash content of 8% and an average Btu content of 12,800. We employ 27 union-free employees at these mines. Coal from these mines is trucked to a unit train loading facility. We estimate these mines contain 6 million tons of proven and probable reserves. We own and operate a preparation plant, a coal blending facility and a unit train loading facility in connection with these mines.

Martiki

The Martiki mine is located in Martin County, Kentucky. We use mountain top removal and contour mining to produce coal from three seams. Production from this mine totaled 2.5 million tons for 1998. Coal quality averaged 1.0% sulfur, 10% ash and 12,500 Btus per pound. We estimate that this mine contains 25 million tons of proven and probable reserves. The workforce is currently being restructured, but we expect to have about 150 union-free employees at this mine. We own and operate a 1,000 ton per hour preparation plant and a unit train loading facility.

West Virginia

Battle Ridge

We own the former Battle Ridge mines in Kanawha and Boone Counties, West Virginia. We use the mountaintop method to mine 11 seams of coal. Production from these mines in 1998, was approximately 0.4 million tons, which had an average sulfur content of 0.8%, an average ash content of 13% and an average Btu content of 12,200. These mines are currently idle. Coal from these mines is trucked. We estimate these mines contain 37 million tons of proven and probable reserves. We own two river dock facilities on the Kanawha River and one on the Big Sandy River.

Kanawha River Operations

We own and operate the Dunn, Armstrong Creek, Stockton and Cannelton #165 mines at our Kanawha River operations. These mines are located in Kanawha County, West Virginia. We use the mountaintop removal method to mine 10 seams of coal at Dunn and Armstrong Creek, and room and pillar mining at Stockton and Cannelton #165 to mine one seam of coal. Production from these mines in 1998, was approximately 5.7 million tons, which had an average sulfur content of 0.9%, an average ash content of 11% and an average Btu content of 12,300. We employ 466 union and 70 union-free employees at these mines. Coal from these mines is transported by truck and conveyor to the coal blending yard. We estimate these mines contain 16 million tons of proven and probable reserves. We own and operate a preparation plant in connection with these mines.

Marrowbone Operations

We own and operate the Marrowbone Creek mine, the Northern Mingo #2 mine and the Triad mine at Marrowbone operations in Mingo County, West Virginia. We use the room and pillar method to mine one seam of coal at the Marrowbone Creek mine and the Northern Mingo #2 mine, and the mountaintop removal mining method to mine three seams of coal at the Triad mine. Production from these mines in 1998, was approximately 3.8 million tons, which had an average sulfur content of 0.6%, an average ash content of 12% and an average Btu content of 12,000. We employ 275 union and 64 union-free employees at these mines. Coal from these mines is transported by conveyor or truck to a preparation plant. We estimate these mines contain 25 million tons of proven and probable reserves. We own and operate the Tug Valley processing plant and a unit train loading facility in connection with these mines.

Mid-Vol

The Mid-Vol mine is located in McDowell County, West Virginia. We use mountaintop removal and contour mining to mine 5 seams of coal at these mines. Production from these mines in 1998, was approximately 1.0 million tons, which had an average sulfur content of 0.6%, an average ash content of 5%. We employ 71 union-free employees at these mines. Coal from these mines is trucked to the Norfolk Southern rail line. We estimate these mines contains 51 million tons of proven and probable reserves. We own and operate a preparation plant, a coal blending facility and a rail loading facility in connection with these mines.

Princess Beverly

The Princess Beverly mine is located in Kanawha and Raleigh Counties, West Virginia. We use the mountaintop removal mining method to mine ten seams of coal at this mine. Production from this mine in 1998, was approximately 2.1 million tons, which had an average sulfur content of .70%, and an average ash content of 12.5%, and an average Btu content of 12,650. We employ 82 union and 9 union-free employees at this mine. Coal from this mine is transported by truck. We estimate this mine contains 7.5 million tons of proven and probable reserves with another 25 million tons available on another permit.

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Southern Appalachia Region

This region includes all of our mining operations in eastern Tennessee. We own and operated two surface mines in this region, which produced approximately 1.0 million tons of coal in 1998, or approximately 4% of the total coal production in the region. We closed one of the mines in August 1998. As of December 31, 1998, we had 74 union-free employees in this region. In 1998, our coal production in this region accounted for approximately 2% of our total coal production.

Cumberland

The Cumberland mine is located in Campbell County, Tennessee. We used surface, highwall and deep mining methods to mine one seam of coal at this mine. Production from this mine in 1998, was approximately 0.2 million tons, which had an average sulfur content of 2.2%, an average ash content of 17% and an average Btu content of 12,200. We employ 11 union-free employees at this mine. We estimate this mine contains 42 million tons of proven and probable reserves. The mine was closed in August 1998.

Skyline

The Skyline mine is located in Sequatchie County in eastern Tennessee. We use the area mining method to mine one seam of coal at this mine. Production from this mine in 1998, was approximately 0.5 million tons, which had an average sulfur content of 1.0%, an average ash content of 14% and an average Btu content of 12,300. We employ 63 union-free employees at this mine. Coal from this mine is trucked directly to the customers. We estimate this mine contains 14 million tons of proven and probable reserves. We own and operate a coal blending yard at this mine.

Illinois Basin Region

This region includes all of our mining operations in Illinois and Indiana. We own and operate six surface and deep mines in this region which produced 11.3 million tons of coal in 1998, or approximately 10% of the total coal production in the region. As of December 31, 1998, we had 614 union and 395 union-free employees in this region. In 1998, our coal production in this region accounted for approximately 22% of our total coal production.

Illinois

Elkhart Mine

The Elkhart mine is located approximately 20 miles northeast of Springfield, Illinois. We use the room and pillar mining method to mine one seam of coal at this mine. Production from this mine in 1998, was approximately 2.4 million tons, which had an average sulfur content of 3.2%, an average ash content of 9.0% and an average Btu content of 10,500. We employ 253 union-free employees at this mine. Coal from this mine is trucked directly to the customers. We estimate this mine contains 71 million tons of proven and probable reserves. We own and operate a preparation plant in connection with this mine.

Mine #11

Mine No. 11 is located in Randolph County, Illinois. We use the room and pillar mining method to mine one seam of coal at this mine. Production from this mine in 1998, was approximately 2.4 million tons, which had an average sulfur content of 3.1%, an average ash content of 9.5% and an average Btu content of 11,075. We employ 223 union and 49 union-free employees at this mine. Coal from this mine is transported by truck or rail. We estimate this mine contains 17 million tons of proven and probable reserves. We own and operate a preparation plant and a unit train loading facility in connection with this mine.

Indiana

Chinook

The Chinook mine is located in Clay and Vigo Counties. We use the area mining method to mine three seams of coal at this mine. Production from this mine in 1998, was approximately 1.4 million tons, which had an

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average sulfur content of 3.8%, an average ash content of 10% and an average
Btu content of 11,000. Coal from this mine is transported by rail. We estimate this mine contains 8 million tons of proven and probable reserves. We own and operate a preparation plant and a unit train loading facility in connection with this mine. The Chinook mine was closed indefinitely in December 1998. The market for coal having the sulfur content of coal mined at Chinook is limited. At this time, we have no apparent customer for coal from this mine and no specific plans for a return to production. Chinook was one of several mines we acquired in a transaction with Cyprus Amax Coal Company in June 1998.

Kindill #1

The Kindill #1 mine is located in Davies County, Indiana. We use the area mining method to mine one seam of coal at this mine. Production from this mine in 1998, was approximately 1.7 million tons, which had an average sulfur content of 3.9%, an average ash content of 8% and an average Btu content of 11,500. We employ 135 union and 33 union-free employees at this mine. Coal from this mine is transported by rail. We estimate this mine contains 68 million tons of proven and probable reserves. We own and operate a preparation plant and a unit train loading facility in connection with this mine.

Kindill #2

The Kindill #2 mine is located in Davies County, Indiana. We use the area mining method to mine one seam of coal at this mine. Production from this mine in 1998, was approximately 1.0 million tons. We employ 95 union and 19 union-free employees at this mine. Coal from this mine is transported by rail. We estimate this mine contains 57 million tons of proven and probable reserves. We own and operate a preparation plant and a unit train loading facility in connection with this mine.

Kindill #3

The Kindill #3 mine is located in Sullivan County, Indiana. We use the area mining method to mine three seams of coal at this mine. Production from this mine in 1998, was approximately 1.8 million tons, which had an average sulfur content of 0.9%, an average ash content of 8% and an average Btu content of 10,900. We employ 109 union and 20 union-free employees at this mine. Coal from this mine is transported by rail. We estimate this mine contains 58 million tons of proven and probable reserves. We own and operate a preparation plant and a unit train loading facility in connection with this mine.

Sycamore

The Sycamore mine is located in Knox County, Indiana. We use the area mining method to mine three seams of coal at this mine. Production from this mine in 1998, was approximately 0.6 million tons, which had an average sulfur content of 2.4%, an average ash content of 12% and an average Btu content of 11,000. We employ 44 union and 11 union-free employees at this mine. Coal from this mine is transported by truck. We estimate this mine contains 6 million tons of proven and probable reserves. We own and operate a preparation plant and a coal blending facility in connection with this mine.

Rocky Mountain Region

This region includes all of our mining operation in Colorado. We own and operate one deep mine in this region which produced approximately 1.2 million tons of coal in 1998, or approximately 1% of the total coal production in the region. We have 147 union-free employees in this region. In 1998, our coal production in this region accounted for approximately 2% of our total coal production.

Bowie

The Bowie mine is located in Delta County, Colorado. We use the room and pillar mining method to mine one seam of coal at this mine. Production from Bowie in 1998, was approximately 1.2 million tons, which had an average sulfur content of 0.4%, an average ash content of 8% and an average Btu content of 12,800. We employ 147 union-free employees at Bowie. Coal from Bowie is transported by rail. We estimate Bowie contains 47 million tons of proven and probable reserves. We own and operate a unit train loading facility at Bowie.

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We plan to increase production at the Bowie mine by installing a longwall mining system. Our ability to fully implement our plan depends on our obtaining a lease to mine reserves located on federal lands adjacent to our Bowie operations. In 1996 we applied for a lease with the U.S. Department of the Interior's Bureau of Land Management to mine 1.5 to 2.0 million tons per year from the reserves. The Bureau granted a lease for this purpose, but later vacated the grant after we increased the annual volume of coal we planned to mine from the reserves by using the longwall mining system. The Bureau is preparing an environmental impact statement to study the effects of existing and potential coal development in this area. The Bureau expects to complete its study by August 2000, at which time it will determine whether the federal lands are suitable for mining. We believe that if the Bureau determines that the land is suitable for mining, the proximity of our current operations and reserves to the federal reserves gives us a significant advantage over any other potential competitor in a bidding process. We do not know if any other coal producers or other parties intend to apply to lease these reserves. We believe we could meet our current contractual commitments from other sources even if we cannot lease the federal reserves in Colorado. Although our failure to obtain the lease would materially diminish growth prospects for our Bowie operation, it would not have a material adverse effect on our business taken as a whole. The developments regarding the lease will not impede the planned installation of the longwall mining system at our Bowie mine.

Coal Reserves

Existing Reserves

The majority of our reserves are bituminous and subbituminous coal. Studies of our reserves assigned to existing operations prepared by the mining engineering firms identified under "Experts" indicate:

  .  approximately 3% of our coal reserves is super compliance coal,

  . approximately 25% of our reserves meet or exceed compliance coal requirements,

  .  approximately 39% of our reserves meet or exceed low-sulfur coal; and

  . approximately 71% of our reserves meet or exceed near low-sulfur coal requirements.

The high percentage of our reserves comprised of super compliance, compliance, low-sulfur and near low-sulfur coal gives us a long-term competitive advantage as more stringent air quality requirements under Phase II of the Clean Air Act Amendments take effect. According to Energy Venture Analysis, 94% of the utilities that will be affected by Phase II and have made a decision on their compliance strategy have indicated they will switch to compliance coal, whereas only 5% of those utilities have indicated they will use scrubbers.

We lease a substantial part of the reserves currently available to us. Most of our leases expire after a fixed term, usually less than five years, and, in most cases, less than two years. Most of our leases give us an option to renew, usually on the condition that mining shall have begun on or near the leased property. Most of our leases require us to periodically pay either an advance royalty or a delay rental payment as long as mining has not begun on the property. After mining commences, the leases generally require the payment of a royalty based on the tonnage mined and sold.

We believe that we can satisfy our current requirements under long-term sales contracts from leased reserves for which we have preserved our renewal rights together with the reserves that we own. We have additional reserves on other leased properties. However, having these reserves available to us at the present time does not assure that the reserves will be available to us when we may wish to mine them. Moreover, uncertainties that arise from such matters as the lessor's title to the coal and precise boundaries can often limit the availability of reserves on leased property.

The extent to which we will mine our coal reserves depends upon factors over which we have no control, such as future economic conditions, the price and demand for the quality and type of coal available to us, the price and supply of alternative fuels, and future mining practices and regulation. Our ability to mine in areas covered

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by the reserve studies depends upon our ability to maintain control of the reserves we lease through extensions or renewals of the leases or other agreements and our ability to obtain new leases or agreements for other reserves.

We have title examinations performed on the properties we own by qualified title examiners. Because of the short-term nature of our leases and the expense involved, we do not have all titles to the leases reviewed by qualified title examiners. In most cases, we conduct a limited title investigation and, to the extent possible, a determination of the precise boundaries of a leased property only as a part of the process of securing a mining permit shortly before we begin mining operations. We verify title to a property before we begin mining operations. We believe our practices are consistent with customary industry practices in the region in which the reserves are located and are adequate to enable us to acquire the right to mine such properties.

Acquisition of Additional Reserves

We intend to continue expanding our coal reserves by making strategic acquisitions of reserves.

  . To reduce production and transportation costs and maintain our position as a low-cost operator, we will continue to focus on acquiring reserves that are both suitable for low-cost mining methods and located near our customers, existing operations or efficient transportation facilities.

  . We will continue to add low-sulfur and compliance coal reserves because they are more likely to yield a premium as environmental regulations become more stringent.

  . We will seek to utilize the competitive advantage our Addcar system provides by acquiring, at below-market rates, reserves that our competitors cannot economically mine.

  . We will seek to increase our market share in geographic areas where we currently have operations by acquiring additional coal reserves in those areas.

  . We also will acquire additional reserves as necessary to insure we can meet the coal quality requirements under our current and future contracts.

Coal Transportation

We deliver our coal to customers by rail, barge and truck. Depending on the proximity of a customer to the mine and the transportation available for delivering coal to that customer, transportation costs can range from 10% to 90% of the mine cost of a customer's coal. We generally pay truck charges to deliver coal to a barge or rail loadout facility, and customers typically pay the transportation costs from the loadout facilities to the customer's plant. As a result, the availability and cost of transportation constitute important factors for the marketability of coal.

In 1998, approximately 75% of our tonnage traveled by rail on Norfolk Southern, CSX Corporation and Union Pacific Railroad Company trains. The remaining 25% traveled by truck to either the customer's plant or its designated barge loading facility. The rates set and practices followed by the railroad serving a particular mine can affect, either adversely or favorably, how we market coal produced from the mine. See "Risk Factors--Transportation." Operations representing approximately 50% of our production have access to alternative transportation sources.

Mining Permits and Approvals

Before we begin mining on a particular property, we must obtain mining permits. State regulatory authorities must also approve a reclamation plan for restoring the mined property to its prior condition, productive use or another permitted condition. We typically begin the permitting process between 18 and 24 months before we plan to mine a specific area. Based on prior experience, permits generally are approved within 12 months after a completed application is submitted. We have not experienced difficulties in obtaining mining permits in the areas where our current reserves are located. However, we could experience difficulty in obtaining mining permits in the future.

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As mining operations on a property advance, we reclaim and restore mined areas by grading, shaping and preparing the soil for seeding. Upon completion of mining, we generally complete reclamation by seeding with grasses or planting trees for use as pasture or timberland, as specified in the approved reclamation plan. We believe that we have all material permits required to carry on our mining operations and that we have complied in all material respects with applicable regulations relating to reclamation. Over the past 10 years, the Company has received several reclamation awards, including:

  .  Kentucky Outstanding Reclamation Award;

  .  Ohio Greening of the Lands Award;

  . Kentucky Department for Surface Mining Reclamation & Enforcement Reclamation Award;

  .  Governor's Conference on the Environment Outstanding Reclamation Award;
     and

  . Nomination for the Kentucky Natural Resources and Environmental Protection Cabinet's 1997 Mining Reclamation (Eastern Kentucky) Award.

Long-Term Coal Contracts

General

We have a large portfolio of long-term sales contracts. In 1998 we generated 72% of our revenues under long-term sales contracts. As of December 31, 1998, we had long-term sales contracts for more than 226 million tons of coal. At December 31, 1998, our long-term sales contracts had terms ranging from one to 13 years, with an average volume-weighted remaining term of 5.7 years. Typically, customers enter into long-term sales contracts to secure reliable sources of coal at predictable prices, while we seek stable sources of revenue to support the investments required to open, expand, maintain or improve productivity at mines needed to supply such contracts. We negotiate sales contracts in the ordinary course of business.

Contract Terms

Long-term sales contracts involve bidding and extensive negotiations with customers. Consequently, the terms of such contracts typically vary significantly in many respects, including price adjustment features, price reopener terms, coal quality requirements, quantity parameters, flexibility and adjustment mechanics, permitted sources of supply, treatment of environmental constraints, options to extend and force majeure, termination and assignment provisions.

Most of our recently negotiated contracts over three years in duration include price reopeners, which usually occur midway through a contract or every two to three years, depending upon the length of the contract. Reopeners allow the parties to renegotiate the contract price in order to be in line with the market price prevailing at the time. In some circumstances, the utilities have an option to terminate the contract if prices have increased by over 10% from the price at the commencement of the contract or if the parties do not agree on a new price.

Base prices are set at the start of a contract and then adjust at intervals for changes due to inflation and, in many cases, changes in costs such as taxes, reclamation fees, black lung charges and royalties. The inflation adjustments are measured by public indices, the most common of which is the implicit price deflator for the gross domestic product as published by the U.S. Department of Commerce. The base price is then adjusted to a negotiated market price when a price reopener occurs.

Long-term sales contracts stipulate quality and volumes for the coal, although buyers normally have the option to vary volume by up to 10% if necessary. Variations to the quality and volumes of coal may lead to adjustments in the contract price. Long-term sales contracts typically stipulate procedures for quality control, sampling and weighing.

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Contract provisions in some cases set out how to make up coal volumes lost due to the occurrence of an event of force majeure, which includes such events as strikes, adverse mining conditions or serious transportation problems. More recent contracts stipulate that lost tonnage can be made up by mutual agreement or at the discretion of the buyer. Buyers often insert similar clauses covering changes in environmental laws. We have negotiated the right to supply coal that complies with any new environmental requirements rather than allowing the contract to terminate if the customer claims that the coal type supplied previously may no longer be used. Long-term sales contracts typically contain termination clauses if either party fails to comply with the terms and conditions of the contract.

In certain contracts, we have a right of substitution, allowing us to provide coal from different mines as long as it is of a certain specified quality and will be sold at the same delivered cost.

Most contracts contain the terms set out above. There are certain contracting terms that differ between a standard "eastern U.S." contract and a standard "western U.S." contract. One difference relates to the sampling locations. In the eastern United States, approximately 50% of customers require that the coal be sampled and weighed at the destination, whereas in the western United States all samples are taken at source. Also, historically, contracts have been shorter in eastern regions. Eastern and western contacts are now of a more similar length, although a larger percentage of eastern coal is purchased on the spot market compared to western coal. Traditionally, the eastern market is a short-term market. There are more smaller mining operations in the eastern coal market, which enables customers to negotiate new contracts more frequently in order to obtain a better price. This has also led to a larger number of spot market transactions in eastern regions. Western U.S. contracts normally stipulate that the buyer must reimburse the seller for certain production taxes and coal royalties rather than being a pricing component within the contract. These items comprise a more significant portion of the western coal price than the eastern coal price.

Historically, coal prices under long-term sales contracts were higher than the spot prices for coal. However, in the past several years the price of coal has been very competitive, and coal prices under new contracts have not differed significantly from existing spot rates.

The term of sales contracts has decreased significantly over the last two decades as competition in the coal industry has increased and, more recently, as the electricity generators have prepared themselves for the Clean Air Act Amendments and the impending deregulation of their industry. We believe that the average term of long-term sales contracts was 20 years in the 1970s and 10 years in the 1980s. It decreased to two to five years in the early 1990s. Although, in the last three years contracts of five to ten years in duration have become more prevalent, customers have insisted on price reopeners every two or three years, which provide them with the security of having coal under contract and knowing that the price will not significantly exceed the market price. We sell most of the coal we sell to utilities under long-term contracts. These long-term sales contracts tend to limit our exposure to any fluctuation in spot market prices and the uncertainty of marketing our production capacity.

Contract Expirations

On a pro forma basis as of March 31, 1999, our long-term sales contracts had an average volume-weighted remaining term of 5.7 years. As our long-term sales contracts expire, we intend to negotiate new contracts in order to maintain our high percentage of volume sold through long-term sales contracts. When a coal company's contracts expire without being replaced, that company is exposed to the risk of having to sell coal into the spot market, which may be subject to lower and more volatile prices.

As of December 31, 1998, we had commitments to sell approximately 226 million tons of coal under our long-term contracts, assuming all the contracts run through to their expiration date. This tonnage commitment may vary depending on future performance, buyer contractual elections and other contractual provisions.

Our profits could decline as our major contracts reprice from the existing prices to market rates at the contract reopener or expiration dates. We believe that our volume of coal sales will not change and that we will enter

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into new coal sales contracts as current contracts expire. Our challenge is to negotiate prices at above-spot rates to lessen the potential loss of profits. We cannot assure you that we can carry out this strategy successfully.

Highwall Mining Business

The Addcar Highwall Mining System

We operate or lease seven Addcar highwall mining systems and will build additional systems as required. The Addcar highwall mining system is an innovative, efficient mining system, capable of producing more than 300,000 tons of raw coal per month. This equates to more than twenty miles of tunnel or 7 million cubic feet of excavation in a single month. The system is often deployed at reserves that cannot be economically mined with surface methods.

The main elements of the Addcar system are:

  .  a continuous miner;

  .  conveyor cars (the Addcars);

  .  a launch vehicle;

  .  an elevating stacker/conveyor; and

  .  a wheel-loader with a forklift attachment.

The continuous miner, located at the front of the Addcar system, mines coal and conveys it to the first Addcar. The miner forms a rectangular opening in the coal seam at the highwall and continues to cut a roadway into the seam, approximately 10 feet wide. The cutting end of the miner is hydraulically raised and lowered as it rotates, allowing the machine to mine a variety of seam thicknesses and follow the contours of the seam. A gathering head loads the cut coal onto a chain conveyor, and the coal passes on to the first Addcar.

The Addcars form a modular conveyor system that transports the coal to the surface. As the miner cuts into the seam, Addcars are added individually behind the miner in a manner that does not interrupt the flow of coal. The continuous nature of this operation is a key feature of the Addcar system, which adds significantly to its overall productivity and efficiency. The mined coal moves from one car to the next until it reaches the launch vehicle on the surface. Each Addcar weighs approximately 12 tons, and is approximately 40 feet long.

The launch vehicle is a two-deck steel structure placed on the floor of the pit at the base of the highwall. The launch vehicle serves as a stable work platform, propulsion unit, and utility supply center for the equipment in the highwall entry. It contains an electric powered distribution center, a control cabin where a person operates the entire system by remote control, two separate hydraulic power systems, and cable and hose reels for electrical power, coaxial cable, dust suppression, water, and, when required, either inert gas or compressed air, for ventilation at the cutting face.

The elevating stacker/conveyor receives the coal from the belt on the launch vehicle, and pours it into a pile, from where the coal can be loaded by the wheel-loader into trucks, or onto a conveyor. The stacker/conveyor is wheel-mounted and easy to move with the launch vehicle.

The highwall mining system weighs over 450 tons and has more than 2,000 horsepower.

The wheel-loader transports the Addcars by replacing its bucket with a forklift attachment. The wheel-loader operator positions the forklift under the Addcars and transports them to and from the launch vehicle during the mining cycle.

The Highwall Mining Process

The highwall mining process involves the following steps:

Step One: Geological Analysis. Each coal seam must be analyzed before mining begins. Analysis includes geological surveys and, in some instances, test mining. The mine operator also may be able to provide details of the seam geology based on the operator's mining experience and previous exploration.

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Step Two: Geotechnical Design. Before mining commences, a coal extraction pattern for the target mine must be designed. The primary design parameters include the thickness of the seam, the strength of the coal, the thickness of the overburden, the nature of the intermediate roof and the identification and configuration of any joints and weaknesses in roof and floor strata.

Step Three: Positioning the Launch Vehicle. To start the mining cycle, the launch vehicle is moved into position in accordance with the survey stations established prior to mining.

Step Four: Initiating Mining. The miner starts cutting with only the lead Addcar behind it. The launch vehicle assists the mining by applying continuous hydraulic pressure to the continuous miner.

Step Five: Adding Addcars. As the miner and Addcars move forward, the loader collects and places another Addcar on the work platform, holding it in position while it is connected to the cable. The newly added Addcar is then lowered into position and secured. This process is completed without halting the continuous flow of coal.

Step Six: On-Line Maintenance. While each Addcar is on the launch vehicle, the mining crew has access to it for about 15 minutes until it moves into the entry. This gives the crew an opportunity to service the Addcar and check its functions before it goes underground. Each 1,200-foot entry will take approximately 12 hours to complete.

Step Seven: Remote Operation. The remote control system is connected by coaxial cable to a receiver on the miner. The coaxial cable carries signals from a diagnostics package that monitors equipment performance, methane and other gas levels, and other mining parameters. The cable also provides a visual link for the operator through three video cameras mounted in strategic locations on the miner and the first Addcar.

Step Eight: System Retreat. When the highwall mining entry has been completed, removal of the Addcar system involves a simple reverse operation. The combination of the miner pushing from the front and the hydraulic cylinders pulling from the rear allows efficient recovery of the Addcar system so that it can be relocated quickly and mining can resume without significant delay.

Step Nine: General Maintenance. After the Addcar system has been removed from the mine, routine maintenance is performed while the system is being relocated to the next entry. Under normal circumstances, the withdrawal from one entry and the commencement of mining in the next entry requires 45 to 60 minutes.

Step Ten: Relocation. Once maintenance is complete, a hydraulic skid propulsion system on the launch vehicle assists the system in relocating quickly and efficiently to the next entry.

Patents and Trademark

Mining Technologies, Inc., our wholly owned subsidiary holds 13 U.S. patents and one registered trademark in North America relating to the Addcar highwall mining system. MTI acquired the patents and trademark from Addington Enterprises in 1998. The patents will expire between December 10, 2010 and November 20, 2015, and the registered trademark will expire September 28, 2013.

Manufacturing Facilities

We manufacture Addcar systems at facilities in Ashland, Kentucky. The facilities include the fabrication shop, where we construct launch vehicles and continuous miners, and the car shop, where we construct Addcars. Skilled subcontractors perform machining, heat treating, electric motor repair, and other aspects of manufacturing and repairing of the Addcar systems at the fabrication shop. The car shop has a complete set of jigs, which have been built for the efficient manufacture of Addcars. These jigs significantly reduce manufacturing costs, while improving the quality control of the finished product. Both the fabrication shop and the car shop also perform major repairs and rebuilds on a routine basis. The rebuilds range from minor repairs

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on Addcars as part of routine maintenance, to a fullscale overhaul of a continuous miner or launch vehicle. We have the capacity to manufacture eight Addcar systems per year. This capacity permits us to expand our highwall mining operations and to lease, sell or license Addcar systems to other coal companies.

Non-Coal Businesses

In addition to its coal operations, we acquired several non-coal businesses in the Zeigler acquisition. These include a technology segment, a power segment, an environmental services segment, an import/export services segment and a property development segment. We sold the properties managed by the import/export services segment and expect to wind up the operations of the power segment by the end of 1999. We have classified the other non-coal businesses as assets held for sale.

Zeigler's technology segment, headed by its wholly owned subsidiary Encoal, focuses on producing two new clean burning, high heating fuels from subbituminous coal. Both fuels are developed by a process known as "liquids from coal," which is owned by the TEK-KOL Partnership. The environmental services segment provides Zeigler with its own in-house support for mining construction activities as well as reclamation of closed mines. The property development segment focuses on Zeigler's expertise in land management through the development of real estate trust quality assets.

Zeigler's power segment operated through Zenergy, Inc. and EnerZ, which are energy marketing companies in the process of winding up their operations. Historically, EnerZ has entered into contracts to purchase fixed amounts of energy during a calendar year and concurrently entered into contracts to sell offsetting amounts of energy during the same period. EnerZ has not entered into any such contracts since June 2, 1998, and all of its remaining contract obligations terminate near the end of 1999.

Administrative Offices

We maintain administrative offices in Ashland and five other cities in Kentucky; Charleston, West Virginia; and Evansville, Indiana. We are currently evaluating elimination of certain duplicative or unnecessary administrative facilities.

Certain Liabilities

Our long-term liabilities for pensions, retiree health care, work-related injuries and illnesses, and mine reclamation reflect our commitment to our employees and to environmental stewardship. The total amount of these liabilities reflects our size, diversity and changing nature. The majority of these liabilities relate to the operating subsidiaries we have recently acquired, and the resulting increase in the number of our employees and mines.

All U.S. coal companies must comply with laws and regulations governing mine reclamation and other environmental liabilities for work-related injuries and illnesses. In addition, labor contracts with unionized employees include long-term benefits, notably health care coverage for retirees and their dependents. These obligations fall into four principal categories: reclamation, workers' compensation (including black lung), pensions and retiree health care.

Reclamation. All coal mining companies must return the land on which they mine to its original state or to an alternative productive use, as applicable. Reclamation liabilities primarily represent the future costs to restore the lands as required by law. We undertake short-term ongoing reclamation activities as we disturb areas in the mining process. We project long-term reclamation and mine closing costs, which we accrue, upon commencement of mining, over the life of the mine. The end of mine reclamation and mine-closing costs accruals totaled approximately $376.8 million on our balance sheet as of December 31, 1998, of which $45.6 million is a current liability. See "Risk Factors--Government Regulation of the Mining Industry."

Workers' Compensation. These liabilities represent the actuarial estimates for compensable, work-related injuries (traumatic claims) and occupational disease, primarily black lung disease (pneumoconiosis). Federal law requires employers to pay black lung awards to former employees who filed claims after July 1, 1973. The federal black lung trust fund, which is supported by an excise tax on all U.S. coal production, pays prior claims. On a pro forma basis, these liabilities will be discounted at 7.25%. These liabilities totaled approximately $93.5 million on our balance sheet as of December 31, 1998, $10.0 million of which is a current liability.

Pension Related Provisions. These costs represent the unfunded actuarially-estimated cost of paying pension benefits to current active employees when they retire. Provisions for active employees reflect their service to date and additional amounts are provided so that the total liability is accrued when the employee actually retires. Consulting actuaries determine annual contributions to the pension plans based on ERISA minimum funding standards. These liabilities are discounted at 7.25%. The pension liability totaled approximately $1.5 million on our balance sheet as of December 31, 1998, $0.1 million of which is a current liability.

Post Employment Benefits. These liabilities represent actuarial estimates of various benefits to be provided to former or inactive employees after employment but before retirement. Examples of such benefits are severance benefits and disability-related benefits. We accrue postemployment benefits over the working life of the employee in accordance with generally accepted accounting principles.

These liabilities are discounted at an average rate of 7.25%. These liabilities totaled approximately $4.5 million on our balance sheet as of December 31, 1998, $1.2 million of which is a current liability.

Retiree Health Care. Consistent with SFAS 106, we record a liability representing the estimated cost of providing retiree health care benefits to current retirees and active employees who will retire in the future. Provisions for active employees represent the amount recognized to date, based on their service to date; additional amounts are provided periodically so that the total liability is accrued when the employee retires. These liabilities are discounted at 7.25%.

Our retiree health care obligations also include a liability representing future contributions to the Combined Fund. This multi-employer fund provides health care benefits to a closed group of former employees who retired prior to 1977. No new retirees will be added to this group unless the Social Security Administration assigns new retirees to us. The liability may increase or decrease depending on changes in per capita health care costs, offset by the mortality curve in this aging population of beneficiaries. See "Government Regulation--Mine Health and Safety." As a result of a 1998 U.S. Supreme Court decision, companies that first signed the National Bituminous Coal wage agreement after 1974 may bear a greater portion of liability to ensure that the Combined Fund is fully funded. The premiums we pay to the Combined Fund are relatively small, totaling $5.0 million in 1998. We do not expect that any increase in our contributions to the Combined Fund will have a material adverse effect on our financial condition or results of operations.

Retiree health care liabilities totaled approximately $391.9 million on our balance sheet as of December 31, 1998, $16.9 million of which is a current liability. Obligations to the Combined Fund totaled $48.0 million on our balance sheet as of December 31, 1998, of which $5.0 million is a current liability.

Our senior executives focus on actively managing these liabilities. Provisions for these liabilities reflect standard U.S. coal industry accounting practices. These costs are borne by the operating subsidiaries from which the obligations arose.

Employees

As of December 31, 1998, we had a total of 4,081 employees, 3,668 of whom worked in coal production, and 413 of whom worked in the management of its coal business.

Approximately 32% of our coal employees are affiliated with unions. Relations with union labor are extremely important to us. The United Mine Workers of America represents our union employees, who are subject to separate wage agreements negotiated with the United Mine Workers or under the National Bituminous Coal

Wage Agreement. We have several collective bargaining agreements with the United Mine Workers. These agreements contain rolling provisions requiring two weeks notification prior to any termination. We cannot assure you that our unionized labor will not go on strike upon expiration of existing contracts.

Legal Proceedings

A subsidiary of Pittston Minerals Group, Inc. has made claims for indemnification from our Company. The claimed indemnification covers a number of items, including allegedly delinquent taxes and fees, allegedly assumed liabilities, alleged failure to transfer specific licenses, assets and permits and alleged non-compliance with certain agreements and applicable laws and permits. The claims arise from the January 1994 sale of several indirect subsidiaries by Addington Resources to the Pittston subsidiary. Addington Resources also guaranteed the obligations of its subsidiaries under the transaction agreement. Addington Enterprises assumed Addington Resources' indemnity obligations when Addington Enterprises purchased Addington Resources' coal mining subsidiaries in 1995. AEI Holding assumed those obligations when it acquired substantially all of Addington Enterprises' coal assets in November 1997.

Addington Enterprises is investigating and negotiating the claims with the Pittston subsidiary. Many of the claims have been resolved without any payment by or liability to our Company. To our knowledge, no lawsuit has been filed or otherwise threatened by the Pittston subsidiary against our Company. We intend to defend these claims vigorously, and at this time it is not possible to predict the outcome of the claims. However, even if the Pittston subsidiary successfully pursued its indemnification claims, we believe that the liability arising from those claims would not have a material adverse effect on the business of AEI Resources and its subsidiaries, taken as a whole. See "Certain Related Party Transactions--Indemnification."

In 1996, Cyprus Amax Coal Company was sued in the Circuit Court of Perry County, Kentucky, with the plaintiffs alleging competing claims to approximately 1,425 acres of property in eastern Kentucky upon which we conduct coal mining activities. The lawsuit claims damages of approximately $400.0 million. We assumed this potential liability in our June 1998 acquisition of subsidiaries of Cyprus Amax. Based on a prior federal appellate court decision related to a similar claim of different plaintiffs based on the same alleged source of claim rights, we believe we are likely to prevail. We believe that an adverse result would not require us to pay significant damages and would not likely have a material adverse effect on AEI Resources and its subsidiaries, taken as a whole.

In addition, our Company or its subsidiaries are defendants in various actions in the ordinary course of our business. These actions generally involve such matters as property boundaries, mining rights, blasting damage, personal injury and royalty payments. We believe these proceedings are incidental to our business and are not likely to result in materially adverse judgments.

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


                           GOVERNMENT REGULATION

Federal, state and local authorities regulate the U.S. coal mining industry as to several matters, including:

  .employee health and safety,

  .limitations on land use,

  .permitting and licensing requirements,

  .air quality standards,

  .water pollution,

  .plant and wildlife protection,

  .reclamation and restoration of mining properties after mining is completed,

  .the discharge of materials into the environment,

  .surface subsidence from underground mining

  .the effects of mining on groundwater quality and availability.

In addition, taxes on coal production fund health benefits paid to current and retired coal miners.

Mining operations require many federal, state and local governmental permits and approvals. We believe we have obtained all permits currently required to conduct our present mining operations. We also believe that we will not encounter substantial difficulty obtaining or renewing necessary permits in the future, which generally requires us to file required information with the appropriate regulatory agencies. We may be required to prepare and present to federal, state and local authorities data pertaining to the effect or impact that proposed exploration or production of coal may have on the environment. These requirements could prove costly and time consuming, and could delay our exploration or production operations. Future environmental legislation and administrative regulations could cause our operations to become more closely regulated. New legislation and regulations, or more rigorous interpretations and enforcement of existing laws, could cause our equipment and operating costs to increase substantially and cause delays, interruptions or termination of our operations. We cannot predict the extent to which these regulatory changes might affect our operations. In addition, as discussed below, the extensive regulation of the environmental impact of electricity generation by utilities may affect demand for coal. See "Risk Factors -- Governmental Regulation of the Mining Industry."

We attempt to conduct our mining operations in compliance with all applicable federal, state and local laws and regulations. However, because of extensive and comprehensive regulatory requirements, violations during mining operations occur from time to time in the industry. None of our violations to date or the monetary penalties assessed upon us has been material, and we believe we are in substantial compliance with all applicable laws and regulations.

Environmental Laws

Our operations are subject to various federal, state and local environmental laws. These laws require approval of many aspects of our coal mining operations, and both federal and state inspectors regularly visit our mines and facilities to ensure compliance.

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

Surface Mining Control and Reclamation Act

The Federal Surface Mining Control and Reclamation Act is administered by the Office of Surface Mining Reclamation and Enforcement, establishes mining and reclamation standards for all aspects of surface mining as well as many aspects of deep mining. The Reclamation Act and similar state statutes, among other things, require that mined property be restored in accordance with specified standards and an approved reclamation plan. In addition, the Abandoned Mine Lands Act, which is part of the Reclamation Act, imposes a tax on all current mining operations the proceeds of which are used to restore mines closed before 1977. The maximum tax is $0.35 per ton on surface-mined coal and $0.15 per ton on deep-mined coal.

The Reclamation Act also requires that we meet comprehensive environmental protection and reclamation standards during the course of and upon completion of mining activities. For example, the Reclamation Act requires us to restore a surface mine to the approximate original contour as contemporaneously as practicable during surface coal mining operations. The mine operator must submit a bond or otherwise secure the performance of these reclamation obligations. Either the Office of Surface Mining or the appropriate state regulatory authority issues and renews permits for surface mining operations. We accrue for the liability associated with all end of mine reclamation on a ratable basis as we mine the coal reserve. We also evaluate our annually estimated cost of reclamation, and the corresponding accrual on our financial statements. A reclamation bond can not be released sooner than five years after reclamation to the approximate original contour or to a productive use, as applicable.

We currently have posted more than $567.8 million in reclamation bonds. Because much of the reclamation process occurs contemporaneously with mining activities in accordance with the approved reclamation plan, the estimated reclamation cost to immediately cease mining operations substantially exceeds the recorded reclamation accrual.

Most states in which we conduct active mining operations have primary jurisdiction for the Reclamation Act enforcement through approved state programs. These state programs have established reclamation and environmental standards that generally correspond to, and are not less stringent than, those of the Reclamation Act. Each state must enforce its own laws and, subject to federal oversight, the Reclamation Act.

The Reclamation Act requires the issuance and periodic renewal of permits to conduct mining operations. Although we do not anticipate significant permit issuance or renewal problems, we cannot assure you that our permits will be renewed or granted in the future or that permit issues will not adversely affect operations. Under previous Reclamation Act regulations, responsibility for any coal operator currently in violation of the Reclamation Act could be imputed to other companies deemed, according to regulations, to "own or control" the coal operation. Sanctions included being blocked from receiving new permits and rescission or suspension of existing permits. Because of a recent federal court action invalidating these Reclamation Act regulations, the scope and potential impact of the "ownership and control" requirements on us is not clear. The Office of Surface Mining has responded to the court action by promulgating interim regulations that more narrowly apply the ownership and control standards to coal companies. Although the federal action should, by analogy, have a precedential effect on state "ownership and control" regulations, which in many instances are similar to the invalidated federal regulation, we cannot predict the impact the federal court decision will have on these state regulations.

Clean Air Act

The Federal Clean Air Act, including the Clean Air Act Amendments, and corresponding state laws that regulate the emissions of materials into the air, affect coal mining operations both directly and indirectly.

Direct impacts on coal mining and processing operations may occur through Clean Air Act permitting requirements or emissions control requirements relating to particulate matter (e.g., "fugitive dust"), including future regulation of fine particulate matter measuring 2.5 micrometers in diameter or smaller. In July 1997, the U.S. Environmental Protection Agency, or "EPA," adopted new, more stringent National Ambient Air Quality

Standards for particulate matter and ozone. As a result, some states must change their existing implementation plans to comply with the new air quality standards. Because coal mining operations emit particulate matter, our mining operations and utility customers will likely be affected directly when the states revise their implementation plans. Any related state and federal regulations could restrict our ability to develop new mines or require us to modify our existing operations. The potential direct impact of the new air quality standards on the coal industry will depend on the policies and control strategies associated with the state implementation process under the Clean Air Act. The new air quality standards could have a material adverse effect on our business, financial condition and results of operations.

The Clean Air Act indirectly affects coal mining operations by extensively regulating the emissions of sulfur dioxide (believed to be a cause of "acid rain"), nitrogen oxide and other compounds by coal-fueled utility power plants. The limits on sulfur dioxide emissions were reduced in 1995 by Phase I of the Clean Air Act Amendments and will be reduced again in 2000 when Phase II takes effect. The affected utilities may be able to meet these requirements by, among other ways, switching to low-sulfur fuels, installing pollution control devices such as scrubbers, reducing electricity generating levels or purchasing or trading emission allowances. Utilities and industrial concerns will receive these emission allowances for specific emission sources they operate, and they can trade or sell the allowances to permit other units to emit higher levels of sulfur dioxide.

We currently cannot determine completely how the implementation of the stricter Phase II emission limits will affect us. We believe the price of higher sulfur coal is likely to decrease as more coal-fueled utility power plants become subject to the lower sulfur dioxide emission limits. We expect this price effect to occur after the large surplus of emission allowances that has accumulated in connection with Phase I has been reduced, and before the utilities that choose to comply with Phase II by installing sulfur-reduction technologies can do so.

The Clean Air Act Amendments also require utilities that currently are major sources of nitrogen oxides in moderate or higher ozone nonattainment areas to install reasonably available control technology for nitrogen oxides, which are precursors of ozone. In addition, the EPA is expected to implement stricter ozone standards by 2003. The EPA announced an implementation plan that will require 22 eastern states to amend their state implementation plans to reduce nitrogen oxide emissions substantially. Installation of reasonably available control technology and additional control measures required under the proposal will make it more costly to operate coal-fueled utility power plants. Depending on requirements of individual state attainment plans and the development of revised new source performance standards, these measures could make coal a less attractive fuel alternative in the planning and building of utility power plants in the future.

The Clean Air Act Amendments also require a study of utility power plant emissions of certain toxic substances, including mercury, and direct the EPA to regulate these substances if warranted. Although the EPA recently indicated that it plans to study the issue further, it does not plan to propose regulations in the near future. However, future federal or state regulatory or legislative activity may seek to reduce mercury emissions. If these requirements are enacted, they could result in reduced use of coal if utilities switch to other sources of fuel.

In addition, Clean Air Act Amendment regulations that protect visibility in Class I Federal areas, such as national parks and wilderness areas, apply to air emissions of sulfur dioxide, particulate matter, and nitrogen oxide. Currently, these regulations address visibility impairment reasonably attributable to a single source or small group of sources in 35 states and one territory. In July 1997, the EPA proposed regulations that would expand the applicability of the regional haze program to all states, including those that may not have any Class I areas, and would establish presumptive reasonable progress targets for states. If these proposed regional haze regulations take effect, some states may be required to change their existing implementation plans. Although the proposed regulations do not identify specific sources as potential contributors to visibility impairment, coal-fueled utilities emit these substances. Depending on the requirements of the final rule and individual state implementation plans, efforts to reduce sulfur dioxide, particulate matter, and nitrogen oxide emissions may make it more costly to operate coal-fueled utility power plants. Existing strategies for other air quality programs, such as those previously discussed, may improve visibility and thereby limit the potential adverse effects of any final regulations on us.

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

Clean Water Act

The Federal Water Pollution Control Act (the "Clean Water Act") affects coal mining operations by:

  .imposing effluent discharge restrictions on pollutants discharged into water;

  .imposing regular monitoring and reporting requirements;

  .requiring the issuance and renewal of permits for the discharge of pollutants into waters; and

  .imposing performance standards as a requirement for the issuance of permits.

In addition, states in which we operate regulate the water pollution effects of coal mining operations. Each state must enforce its state laws and the Clean Water Act in its jurisdiction, subject to federal oversight.

The environmental impact of valley fills associated with surface mining activities, including mountaintop removal mining, is currently the subject of litigation and various state and federal initiatives. Clean Water Act provisions that authorize the discharge of fill material into navigable waters currently permit valley fills. Ongoing citizen suits against permitting authorities in federal court in both Pennsylvania and West Virginia allege that valley fill permits violate the anti-degradation provisions of the Clean Water Act and therefore should not be issued. In addition, various task forces and agencies at the state and federal level are currently exploring environmental issues associated with valley fills in general, as well as environmental issues associated with mountaintop removal mining in particular. We cannot predict the outcome of the pending litigation or whether legislation and/or regulations, if enacted, regarding valley fills or mountaintop removal mining could have a material adverse effect on us.

Resource Conservation and Recovery Act

The Federal Resource Conservation and Recovery Act and similar state laws affect coal mining operations by imposing requirements for the treatment, storage and disposal of hazardous wastes. Although the Resource Conservation and Recovery Act exempts coal mining wastes covered by Reclamation Act permits, we cannot predict whether this exclusion will continue.

Federal and State Superfund Statutes

The Federal Comprehensive Environmental Response, Compensation and Liability or "Superfund" Act, and similar state laws affect coal mining operations by

  . creating investigation and remediation obligations for releases of hazardous substances that may endanger public health or the environment, and

  .providing for natural resource damages.

Under the Superfund Act, waste generators, past and present site owners and operators, as well as others, may be jointly and severally liable regardless of fault or the legality of the disposal activity at the time it occurred. Waste substances generated by coal production and processing are generally not considered hazardous substances covered by the Superfund Act. However, the statute governs products used by coal companies in operations, such as certain chemicals, and the disposal of these products. Although we do not currently anticipate that we will incur material liabilities or costs associated with the Superfund Act or similar state laws, we cannot assure you that we will not do in the future.

Global Climate Change

The United States and over 160 other nations have signed the 1992 Framework Convention on Global Climate Change, which is intended to limit or capture emissions of greenhouse gases such as carbon dioxide. The December 1997 Kyoto Protocol established a binding set of emissions targets for developed nations. The specific limits under the terms of the Kyoto Protocol vary from country to country. The United States would be required to reduce emissions to 93% of its 1990 levels over a five-year budget period from 2008 through 2012. The United States has not ratified the Kyoto Protocol, and no comprehensive requirements focusing on greenhouse gas emissions are currently in place. However, the imposition of measures intended to stabilize or reduce greenhouse gas emissions, whether through ratification of the Kyoto Protocol or otherwise, could adversely affect the price and demand for coal. According to the Department of Energy's Annual Energy Outlook for 1998, coal accounts for 34% of the man-made greenhouse gas emissions in the United States. Efforts to control greenhouse gas emissions could result in reduced use of coal if electric generators switch to lower carbon sources of fuel.

Mine Health and Safety

Since the Federal Coal Mine Health and Safety Act of 1969 was adopted, federal legislation has imposed stringent health and safety standards. That legislation resulted in increased operating costs and reduced productivity. The Federal Mine Health and Safety Act of 1977 significantly expanded the enforcement of health and safety standards and imposed health and safety standards on all aspects of mining operations.

All of the states in which we conduct coal mining operations have programs for mine health and safety regulation and enforcement. In combination, federal and state health and safety regulation in the coal mining industry is perhaps the most comprehensive and pervasive system for protection of employee health and safety affecting any segment of U.S. industry. Together with the federal requirements, these programs provide extensive and comprehensive requirements for protection of employee safety and health.

Black Lung

Under the Black Lung provisions of the Coal Mine Health and Safety Act of 1969, the Black Lung Benefits Revenue Act of 1977, the Black Lung Benefits Reform Act of 1977, as amended in 1981, and provisions of state workers' compensation acts, each coal mine operator must secure payment of federal black lung benefits

  .to claimants who are current and former employees, and

  . to a federal trust fund for the payment of benefits and medical expenses to claimants who last worked in the coal industry prior to July 1, 1973.

On a program-wide basis, the federal government awards federal black lung benefits to fewer than 7% of the miners who currently seek these benefits. The trust fund is funded by an excise tax on production of up to $1.10 per ton for deep-mined coal and up to $0.55 per ton for surface-mined coal, and neither amount can exceed 4.4% of the sales price. We pass this tax on to the purchaser under many of our coal sales agreements.

Since 1980, sponsors have repeatedly introduced federal legislation to increase the black lung approval rate. The last such bill died when Congress adjourned in 1997. Similar legislation will likely be introduced in future sessions of Congress. Black lung claims may also be filed under the provisions of workers compensation laws in states in which a company operates. Kentucky, the state with the most costly black lung provisions, has seen a significant decrease in claims awards since a 1996 law reformed the state workers' compensation system. However, future changes in Kentucky's workers' compensation statutes could result in a return to higher levels of claims.

In 1997, the U.S. Department of Labor issued proposed amendments to the regulations implementing the federal black lung laws which, among other things, establish a presumption in favor of a claimant's treating physician and limit a coal operator's ability to introduce medical evidence regarding the claimant's medical condition. If adopted, the amendments could have an adverse impact on us, the extent of which we cannot accurately predict. The House subcommittee with oversight authority for the Federal Black Lung program has included provisions in the current budget bill that would prohibit the Department of Labor from implementing these regulations until the Department addresses issues related to the cost of the regulations.

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

Coal Industry Retiree Health Benefit Act of 1992

The Coal Industry Retiree Health Benefit Act of 1992, or "Coal Act," provides for the funding of health benefits for certain UMWA retirees. The Coal Act merged previously established UMWA benefit plans into a newly created fund called the "Combined Fund," into which "signatory operators" and "related persons" are obligated to pay annual premiums for beneficiaries. The Coal Act also created a second benefit fund, the "1992 Fund," for miners who retired between July 21, 1992 and September 30, 1994 and whose former employers are no longer in business. Companies that sign labor agreements under the National Bituminous Coal Wage Agreement must pay premiums to the Combined Fund and the 1992 Fund. The Social Security Administration assigns retired miners and their beneficiaries to the coal companies with which they were formerly employed or related for purposes of assessing the premium. A 1998 U.S. Supreme Court held that the assessment of premiums under the Coal Act against only those coal companies that were signatories to UMWA wage agreements only before 1974 is an unconstitutional taking under the Fifth Amendment.

We currently must pay premiums to both the Combined Fund and the 1992 Fund. The possibility exists that we will be assessed for more miners than could be reasonably foreseen, or that higher premiums will be assessed for the Combined Fund and the 1992 Fund.

Federal Land Policy

The U.S. government is the largest owner of coal reserves in the nation. It exercises its authority through several agencies, but primarily through the Bureau of Land Management. The majority of these reserves are located in the western United States. Some are on lands on which we have conducted surface coal mining operations since 1995 and on which we will mine in the future.

The federal government's authority over public lands exceeds the rights of any private owner of coal. The federal government possesses both the customary property rights of a private owner and the rights of the sovereign over the management of public lands. Although the relevant statutes and regulations, including the Mineral Leasing Act of 1920, as amended by the Federal Coal Leasing Amendments Act of 1976, the Federal Land Policy Management Act of 1977 and the Reclamation Act, are well-established, they create a complex and cumbersome process for a lease applicant. The consequence is that an opponent of federal coal leasing has numerous opportunities to delay the issuance of a federal coal lease.

Penalties

Under certain circumstances, the Bureau of Land Management can impose substantial fines and penalties, including revocation of mining permits, under the laws described above. The Bureau can impose monetary sanctions and, in severe circumstances, criminal sanctions for failure to comply with these laws. Regulations also provide that the Bureau can deny or revoke a mining permit if an officer, director or a shareholder with a 10% or greater interest in the entity is affiliated with another entity which has outstanding permit violations. Although we have been cited for violations, neither we nor our subsidiaries has ever had a permit suspended or revoked because of any violation by us, our subsidiaries or any of our affiliates. The penalties assessed for these violations have not been material, and most of the violations have been abated without any penalty being assessed.

Compliance with Regulatory Requirements

We try to conduct our mining operations in compliance with all applicable federal, state and local laws and regulations. We believe we currently are in substantial compliance with all of these laws and regulations. However, because of the extensive and comprehensive regulatory requirements, minor, inadvertent violations during mining operations are not unusual. Although we have no intention to commit infractions, and seek to prevent their occurrence, we may have violations in the future. We believe our compliance record compares favorably with that of other coal mining companies.

Because of the extensive nature of our land holdings, we have not undertaken an investigation of environmental conditions on most of our land holdings that might subject us to liability under existing environmental laws. From time to time during the course of normal operations there have been discharges of hazardous materials onto our lands. We are not aware of other adverse environmental conditions on our lands that might subject us to material liability under existing environmental laws.

In addition to environmental liability at our own properties, we are potentially liable for environmental conditions on properties our predecessor transferred to a subsidiary of Pittston Coal in 1994. Addington Holding Company, Inc. transferred certain mining properties to the Pittston subsidiary and agreed to indemnify the subsidiary for specific liabilities, including specific environmental liabilities, associated with the transferred properties. We agreed to assume these indemnification liabilities when we purchased our current operating properties from Addington Holding in 1995. The Pittston subsidiary has notified us of various environmental conditions existing on the transferred properties for which it claims to have the right to be indemnified. We contested the applicability of the indemnification provisions to many of these conditions. However, it is possible that we may incur liability as a result of these conditions. See "Certain Related Party Transactions -- Indemnification." We do not believe any such liability would have a material adverse effect on our business and the business of our subsidiaries, taken as a whole.

We believe that our continued compliance with regulatory standards will not substantially affect our ability to compete with similarly situated coal mining companies. The cost of compliance, however, does increase the cost of mining coal and to this extent makes coal less competitive with alternative fuels. We are not aware of any pending or proposed legislation or regulatory action relating to environmental issues that materially affect us other than those discussed above. However, new legislation may be enacted or new regulations may be adopted that will have the effect of materially increasing the cost of mining coal.


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

                                   MANAGEMENT

Directors and Executive Officers

The following information is furnished with respect to the directors and executive officers of the Company.

Name                     Age Position with the Company
----                     --- -------------------------
Larry Addington.........  62 Chairman of the Board, Director
Don Brown...............  53 Vice Chairman
Kevin Crutchfield.......  37 President, Chief Operating Officer
John Baum...............  44 Chief Financial Officer
Keith Sieber............  47 Vice President--Western Operations
Robert Addington........  58 Senior Vice President--Eastern Operations, Director
Bernie Mason............  50 Senior Vice President--Technical Services, Land and
                             Business Development
Marc Merritt............  45 Senior Vice President--Sales & Marketing
Vic Grubb...............  39 Treasurer/Controller
John Lynch..............  50 Vice President--Supply/Maintenance, Secretary
Stonie Barker...........  72 Director
Robert Anderson.........  72 Director
Stephen Addington.......  32 Director

Larry Addington, Robert Anderson, Robert Addington, Stonie Barker and Stephen Addington are the directors of the Company. All directors hold office until the next annual meeting of stockholders and until their successors are elected and qualified. Officers serve at the discretion of the Board of Directors. All officers spend substantially full time working for the Company or its subsidiaries.

Larry Addington, Chairman of the Board since the formation of AEI Resources and its predecessor AEI Holding, has substantial experience in the operation of coal mining ventures. His first mining company, Addington Brothers Mining Company, began mining coal in eastern Kentucky in 1972 and was sold to Ashland Oil, Inc. in 1976. In 1978, Larry Addington formed Pyramid Mining Company, which mined coal in western Kentucky and was sold to First Mississippi Corporation in 1981. In 1984, Larry Addington formed Addington Resources, which became a public company in 1987, and which primarily conducted coal mining and integrated solid waste disposal operations. In 1995, he resigned from the board of directors of Addington Resources and shortly thereafter purchased the coal mining operations of Addington Resources through Addington Enterprises, Inc., a corporation owned by Mr. Addington and his brothers Robert and Bruce. In 1997, the Addington brothers transferred the coal mining operations and assets they controlled through Addington Enterprises and other entities to a newly organized company, AEI Holding. Larry Addington is the brother of Robert Addington and Stephen Addington. See "The Company" for more details.

Don Brown, Vice Chairman of the Company since January 1999, has worked in the coal industry since 1968, and has extensive experience in all phases of coal mining operations. From 1987 to 1993, Mr. Brown served as President of Cyprus Coal Company. From 1993 to 1995, Mr. Brown served as President of Cyprus Amax, and directed that company's increase in annual production from 10 million tons of coal to over 80 million tons of coal, making it the second largest coal company in the United States. From 1995 until September 1997, Mr. Brown was Chief Executive Officer of International Executive Services LLC, a coal mining consulting business, and Chief Executive Officer of Beaver Brook Coal Company, LLC, a coal leasing and exploration company. From September 1997 until January 1999, Mr. Brown served as President and Chief Executive Officer of the Company.

Kevin Crutchfield, Chief Operating Officer of the Company since July 1, 1998, and President of the Company since January 1999, has worked in the coal industry since 1981. From 1993 to 1995, he worked for Pittston Coal Company and its subsidiaries as a Vice President. From 1995 until his employment by the Company, he served in various capacities for Cyprus Amax, including President and Chairman of Cyprus Australia Coal Company, where he directed operations employing 1,600 workers and producing 16 million tons of coal per year.

John Baum, Chief Financial Officer of the Company since November 1997, has been involved in the coal industry since 1981. From 1991 through April 1993, Mr. Baum served as Vice President of Business Development for Cyprus Coal. From May 1993 until June 1995, Mr. Baum was employed by Cyprus Australia as Deputy Chairman and Chief Financial Officer of its Australian operations. From June 1996 until his employment by the Company, he was a general consultant with J.E. Baum & Associates.

Keith Sieber, Vice President--Western Operations of the Company since November 1997, has worked in the coal industry since 1972. From 1992 until his employment by the Company, he was employed as a Vice President by Cyprus Amax. Mr. Sieber was responsible for the operations of Twentymile mine when it set a world record for monthly coal production by a longwall mine (944,443 tons).

Robert Addington, Senior Vice President--Eastern Operations of the Company since 1970, has worked in the coal industry since 1970. With Larry Addington and Bruce Addington, he founded Addington Brothers Mining, which was sold to Ashland Oil in 1976. He served as an officer and director of Addington Resources from 1986 until 1995. Since 1995, he has been employed by the Company or its predecessor.

Bernie Mason, Senior Vice President--Technical Services and Business Development of the Company since January 1999, has worked in the coal industry since 1978. From 1986 until his employment by the Company, Mr. Mason worked as a manager and geologist for various Addington-related entities.

Marc Merritt, Senior Vice President--Sales and Marketing of the Company since January 1998, has worked in the coal industry since 1977. From 1986 until 1994, he was a sales manager for Addington, Inc., and from 1994 until 1997, he was the Executive Vice President--Coal Sales for Pittston Coal Sales Corp. From 1997 until his employment by the Company, he was President of M&M Management, Inc., a coal industry consulting company.

Vic Grubb, Treasurer/Controller has worked in the coal industry since 1989. From 1989 to 1995, he was an accountant with Addington Resources, and since 1995 he has been the Chief Financial Officer of Addington Enterprises.

John Lynch, Vice President--Supply/Maintenance and Secretary of the Company since September 1997 and has worked in the coal industry since 1983. From 1983 until his employment by the Company, he worked as a manager and an equipment purchaser for various Addington-affiliated companies. He has been the Vice President and Secretary of Addington Enterprises since 1987.

Stonie Barker, director of the Company since November, 1997, has worked in the coal industry since 1951. He has served as President, Chief Executive Officer and Chairman of the Board of Island Creek Coal Company and Executive Vice President of Occidental Petroleum Corporation. Since 1984, Mr. Barker has served as President of the Executive Energy Company, a coal industry consulting group. He is also a director of Kaiser Steel Corporation.

Robert Anderson, director of the Company since August, 1998, has worked in the coal industry since 1953. He has served in various senior executive capacities, including as President of ANDALEX Resources, Inc. ("ANDALEX") from 1990 until 1994 and Vice Chairman of the Board of Directors of ANDALEX from 1990 until 1995. From 1995 until 1996, he served as Chief Executive Officer and from 1995 until October 1998 he served as Chairman of the Board of Directors of Centennial Resources, Inc. ("Centennial"). On October 13, 1998, Centennial filed for bankruptcy under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court, District of Delaware.

Stephen Addington, director of the Company since its formation, has worked in the coal industry since 1991. He was a Regional Manager of Addington Resources from 1990 until 1992. From 1992 until 1995, he was the Vice President of Operations for Addington Environmental, Inc. Since 1995 he has been a Division Manager of Tennessee Mining, Inc. and a consultant to Kindill Mining, Inc., positions he continues to hold.

Directors of the Company who are also officers or shareholders of the Company or Holdings receive no compensation for their services as directors. Non-management directors are paid $25,000 per year for services as directors, plus an additional $2,000 per meeting actually attended and $500 for each committee meeting actually attended which was not held in conjunction with a Board of Directors meeting.

Limitation on Liability of Directors

AEI Resources' Certificate of Incorporation provides that no director will be personally liable to the Company or its stockholders for monetary damages for breaches of fiduciary duty as a director, except for:

  .  a breach of the director's duty of loyalty to us or our shareholders;

  . acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

  .  transactions from which a director derived an improper personal benefit;
     or

  . unlawful payment of dividends or stock purchases or redemptions pursuant to Section 174 of the Delaware General Corporation Law.

This provision protects persons who serve on the Company's board of directors against awards of monetary damages for negligence in the performance of their duties. It does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of the duty of care.



Executive Compensation

The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities for the year ended December 31, 1998,for (i) the Chief Executive Officer of the Company, and (ii) each of the four other most highly compensated executive officers of the Company who received in excess of $100,000, (the "Named Executive Officers") determined as of December 31, 1998.

                           Summary Compensation Table

                                         Annual Compensation (1)        Long-Term Compensation Awards
                                     -------------------------------- ----------------------------------
                                                                                    Securities
        Name and                                         Other Annual  Restricted   Underlying    LTIP      All Other
   Principal Position    Fiscal Year  Salary  Bonus (2)  Compensation Stock Awards Options/SARs Payments Compensation(3)
   ------------------    ----------- -------- ---------- ------------ ------------ ------------ -------- ---------------
Don Brown...............    1998     $524,200 $2,501,000     --           --           --         --         $57,959
 President and Chief
  Executive Officer
John Baum...............    1998     $201,881 $1,451,000     --           --           --         --             --
 Chief Financial Officer
Kevin Crutchfield.......    1998     $183,312 $  700,350     --           --           --         --         $ 7,497
 Chief Operating Officer
James Morris............    1998     $138,524 $  250,500     --           --           --         --             --
 Former Senior Vice
  President--Technical
  Service, Land &
  Business Development
Keith Sieber............    1998     $247,681 $   50,000     --           --           --         --             --
 Vice President--
  Western Operations

--------
(1) Perquisites and other personal benefits paid in 1998 for the Named Executive Officers aggregated less than the lesser of $50,000 and 10% of the total annual salary and bonus set forth in the columns entitled "Salary" and "Bonus" for each Named Executive Officer.
(2) The Company accrued discretionary cash bonuses in 1998 for extraordinary services provided by certain key employees in connection with the restructuring of the Company and its predecessors.
(3) Represents payment of moving expenses.

Employment Contracts

Don Brown

The Company entered into an amended and restated employment agreement with Don Brown on June 30, 1998. The agreement terminates on October 1, 1999, but is automatically renewed for one-year periods unless either party gives notice not to renew. Under the terms of the agreement, Mr. Brown is responsible for advising the Company on strategic acquisitions and dispositions, the Company's restructuring and reorganization and financing matters. The Company will pay Mr. Brown an annual base salary of $600,000, plus such annual merit increases and bonus compensation as determined by the Company. Under the terms of the agreement, Mr. Brown earned bonus compensation of $1.5 million in connection with his participation in the September 1998 acquisition of Zeigler Coal Holding Company and $1.0 million in connection with his participation in the December 1998 offerings of its senior and senior subordinated notes and the September 1998 refinancing of its senior credit facility. The Company paid Mr. Brown $2.5 million in January 1999 in connection with a separate bonus agreement for services rendered in the Company's disposition of Triton Coal Company, LLC. The Company will provide Mr. Brown a house in Ashland, Kentucky during the term of his employment and a life insurance policy in the amount of $500,000. He is also entitled to participate in any employee benefit plan sponsored by the Company. If Mr. Brown's employment is terminated prior to October 1, 1999 for any reason other than death, disability or for cause, the Company will continue to pay Mr. Brown his then existing annual base salary, and any bonuses that would otherwise have been paid if he had remained employed, for the remaining term of his contract.

In addition, the Company paid Mr. Brown's moving expenses and the real estate commission on the sale of his prior residence. The Company also provided Mr. Brown a $150,000 bridge loan, which was repaid upon the sale of his prior residence. Mr. Brown received options to purchase 6,600 shares of the stock of Holdings pursuant to the stock option plan.

The Company entered into a Stock Option Purchase Agreement with Mr. Brown on June 30, 1998. Under the terms of the agreement, Mr. Brown may cause the Company to purchase his stock options, and the Company may cause Mr. Brown to sell to the Company such stock options, for a purchase price of $2.5 million if Mr. Brown remains in the Company's employment through October 1, 1999. This agreement is triggered upon the termination of Mr. Brown's employment and expires ninety (90) days thereafter.

Kevin Crutchfield

The Company entered into an employment agreement with Kevin Crutchfield on June 26, 1998. The agreement was amended, effective January 11, 1999, and Mr. Crutchfield assumed his current position of President and retained his position as Chief Operating Officer. Under the terms of the agreement, which expires on July 20, 2003, Mr. Crutchfield receives an annual base salary of $500,000, with such annual merit increases and bonus compensation as determined by the Company. If the Company employs Mr. Crutchfield in any position other than President and Chief Operating Officer, his annual base salary will be reduced to $350,000. The Company paid Mr. Crutchfield a sign-on bonus of $700,000 as an incentive to join its management team. Mr. Crutchfield is also entitled to participate in any incentive, savings, retirement, welfare, fringe or employee benefit plan sponsored by the Company. If Mr. Crutchfield remains employed with us through the first anniversary of a change of control (as defined in the employment agreement), Mr. Crutchfield will receive an additional bonus equal to the sum of his annual base salary plus the greater of the "Annual Bonus" and the "Recent Average Bonus" (each as defined in the employment agreement). The Company will provide Mr. Crutchfield a life insurance policy in the amount of $1,000,000 and a disability policy for the amount of the maximum insurable interest permitted. The Company paid Mr. Crutchfield's moving expenses from Sydney, Australia. If Mr. Crutchfield remains employed by the Company for two years and the Company terminates his employment prior to July 20, 2003, other than for death, disability or cause, then the Company will continue to pay Mr. Crutchfield his then existing annual base salary, and any bonuses that would otherwise have been paid if he had remained employed, for one year from the date of termination of employment or such shorter period as may remain under the term of the employment agreement. If Mr. Crutchfield remains employed for three years, he may terminate his employment for good reason (as defined in the employment agreement) and the Company will continue to pay Mr. Crutchfield his then existing annual base salary, and any bonuses that would otherwise have been paid if he had remained employed, for one year from the date of termination of employment or such shorter period as may remain under the term of the employment agreement. Mr. Crutchfield received options to purchase 2,284 shares of the stock of Holdings pursuant to the stock option plan.

Keith Sieber

The Company entered into an employment agreement with Keith Sieber on November 1, 1997, which was then amended on February 5, 1998. The agreement expires on October 31, 2000. As compensation for his services as Senior Vice President-- Western Operations, the Company will pay Mr. Sieber an annual base salary of $235,000, with such annual merit increases and bonus compensation as determined by the Company. Mr. Sieber is also entitled to participate in any employee benefit plan sponsored by the Company. For the initial year of his employment, the Company leased an apartment in Grand Junction, Colorado for Mr. Sieber, and loaned Mr. Sieber $10,300 per month. The balance of such loan is currently $144,200. During the term of his employment, Mr. Sieber receives a life insurance policy in the amount of $500,000. If Mr. Sieber's employment with the Company is terminated at any time prior to October 31, 2000, other than due to death, disability or cause, the Company must continue to pay him the compensation remaining over the term of his contract. Mr. Sieber has received options to purchase 2,200 shares of the stock of Holdings pursuant to the stock option plan.

John Baum

The Company entered into an amended and restated employment agreement with John Baum on December 22, 1998. The agreement expires on November 1, 2001, but may be terminated by the Company upon giving 60 days prior written notice. Mr. Baum is employed as the Chief Financial Officer at an annual base salary of $190,000, with such annual merit increases and bonus compensation as determined by the Company. Mr. Baum is also entitled to participate in any employee benefit plan sponsored by the Company. The Company paid Mr. Baum $1.0 million in consideration of the modification of his prior employment agreement and the cancellation of his options to purchase 1,760 shares of the stock of Holdings pursuant to the Stock Option Plan.

Marc R. Merritt

The Company entered into an employment agreement with Marc R. Merritt on January 1, 1998. The agreement expires on January 15, 2001. Mr. Merritt is employed as Senior Vice-President of Sales and Marketing at an annual base salary of $165,000, with such annual merit increases and bonus compensation as determined by the Company. Mr. Merritt is also entitled to participate in any employee benefit plan sponsored by the Company. The Company paid Mr. Merritt's moving expenses and the real estate commission on the sale of his residence located at Abbington, Virginia. Mr. Merritt receives a life insurance policy in the amount of $500,000. If Mr. Merritt's employment with the Company is terminated at any time prior to January 15, 2001, other than due to death, disability or cause, the Company must continue to pay him the remaining compensation over the term of his contract. Mr. Merritt has received options to purchase 1,702 shares of the stock of Holdings pursuant to the stock option plan.

Deferred Compensation

Stock Option Plan

Holdings adopted the AEI Resources Holding, Inc. Stock Option Plan, which provides for the issuance to certain key employees of or advisors to Holdings, its parent and its subsidiaries (as defined in the plan) for up to 75,000 shares of Common Stock (as defined in the plan) of Holdings. The options will be issued from time to time, subject to adjustment to reflect certain events such as stock dividends, stock split-ups, subdivisions or consolidations of share or other events which necessitate a similar adjustment. The stock option plan is intended to:

  .  increase the profitability and growth of Holdings and its subsidiaries;

  . motivate key employees to contribute to the success of Holdings and its subsidiaries; and

  . provide competitive compensation while obtaining the benefits of tax deferral.

The Board of Directors of Holdings or a committee appointed by the Board of Directors will administer the plan. The Board or the committee has the authority to designate which employees and advisors are granted options and the number of shares of Common Stock for each grant, subject to various limitations and conditions specified in the Stock Option Plan (including certain legal restrictions). Holdings has granted options to employees or advisors that, if fully exercised, would result in individuals other than Larry, Robert, Bruce and Stephen Addington owning a significant (but less than 50%) portion of the outstanding capital stock of Holdings.

The Board has the authority to make amendments to any terms and conditions applicable to outstanding grants as are consistent with the stock option plan, unless the optionee's prior approval is required. Any amendment which adversely affects any rights of an optionee requires the consent of the optionee.

Stock Option Agreements

The exercise price of any options granted under the stock option plan is determined by the Board or committee and set forth in a stock option agreement. The exercise price cannot be less than the fair market value of Common Stock on the date the option is granted. If the optionee receives an incentive stock option and owns more than 10% of the total combined voting power of Holdings, a subsidiary or a parent, then the exercise price cannot be less than 110% of the fair market value.

Options are exercisable based upon a date set forth in each optionee's stock option agreement. Any vesting period for an option may be subject to acceleration upon a change in control (as defined in the stock option plan). The exercise period for an option may be shortened due to a termination of employment (as defined in the stock option plan). No option can be exercised more than 10 years from the date it was granted. If the optionee receives an incentive stock option and owns more than 10% of the total combined voting power of Holdings, a subsidiary or a parent, no option can be exercised more than five years from the date it was granted.

                       CERTAIN RELATED PARTY TRANSACTIONS

General

AEI Resources Holding parent corporation of AEI Resources, is closely held and has entered into transactions and loans with related individuals and entities. As provided in the indenture, all future related party transactions or loans must be for a bona fide business purpose on terms at least as favorable as those obtainable from an unaffiliated party unless otherwise authorized under the indenture. In addition, all such transactions or loans will be approved or ratified by a majority of the independent and disinterested directors of AEI Resources. In situations where there will be an ongoing relationship with related parties for the purchase of services or products, a majority of the independent and disinterested directors must approve continuation or initiation of the relationship and will periodically review such transactions to assure that they meet the aforementioned standard. See "Description of the Notes-- Certain Covenants--Transactions with Affiliates" and "Description of Other Indebtedness--The New Senior Notes" for a further description of the procedure for review and approval of transactions with affiliates.

Arrangements Involving Affiliates

TASK Trucking Company, which is owned by Austin Dickerson, Larry Addington's brother-in-law, provides trucking brokerage services to us, for which TASK receives compensation per ton hauled. We paid TASK gross payments of $9.8 million, $12.9 million and $18.2 million for trucking services in 1995, 1996 and 1997, respectively, and $18.2 million for the year ended December 31, 1998. Based upon our annual review of prices charged by competing trucking companies, we believe that the price charged for such trucking services was not greater than the prices generally charged by non-affiliated entities in the area.

We have a service agreement dated October 22, 1997 with Mining Machinery, Inc. ("MMI"), of which John Lynch and Larry Addington own more than 10% and more than 86% of the capital stock, respectively. The service agreement expires November 30, 2007, but may be terminated earlier upon written notice by MMI. Under this agreement, MMI repairs and maintains some of our mining equipment. In 1997, we paid MMI $5.8 million, and for the year ended December 31, 1998, we paid MMI $13.7 million for repairs and maintenance. Based upon our annual review of prices charged by competing equipment repair and maintenance companies, we believe that the price charged for such repair and maintenance services is not greater than prices generally charged by non-affiliated entities in the area.

We have several month-to-month equipment leases with MMI, whereby MMI leases mining equipment. In 1997, we paid MMI $3.8 million, and for the year ended December 31, 1998, we paid MMI $5.9 million pursuant to such equipment leases. Based on our annual review of prices charged by competing equipment leasing companies, we believe that the price charged for such leases is not greater than prices generally charged by non-affiliated entities in the area.

In connection with the September 1998 Kindill acquisition, Stephen Addington, a director of AEI Resources and the brother of Larry Addington, received approximately $3.6 million in exchange for his interest in a company that owned an option to purchase a controlling interest in Kindill Holding, Inc. Rothschild, Inc., delivered an opinion in connection with the Kindill acquisition which stated that the transaction was fair to the Company from a financial point of view.

For the years ended December 31, 1996 and December 31, 1997, we paid Bruce Addington, Larry Addington's brother, approximately $230,000 and $232,000, respectively, for services rendered as an employee of the Company. Bruce Addington assists in managing Addington Mining's operations in eastern Kentucky.

On August 4, 1998, AEI Resources Holding and AEI Resources entered into a Tax Allocation Agreement providing for the filing of consolidated income tax returns by the consolidated group of corporations of which the two companies are members, and the allocation among the members of such consolidated group of the tax liabilities or credits arising from such consolidated filings.

Under the terms of Keith Sieber's employment agreement, AEI Resources will pay Mr. Sieber $10,300 per month for the shorter of 12 consecutive months or until he sells his previous home. As of December 31, 1998, the balance of this loan was $144,200. The rate of interest on the loan is 6.02%.

Pursuant to a Technology Sharing Agreement, dated as of April 29, 1998, between MTI and Addington Enterprises, MTI and Addington Enterprises agreed to share with each other certain technology and technological developments relating to highwall mining. We have not acquired, and currently do not intend to acquire from Addington Enterprises, the foreign patent rights for Addcar highwall mining systems, which are in effect in Australia, China, France, Germany, Spain, the United Kingdom, India, Indonesia, Poland, Russia and South Africa.

Pursuant to a Manufacture and Service Agreement, dated as of November 12, 1998, between MTI and Addington Enterprises, MTI agreed to manufacture Addcar highwall mining systems for Addington Enterprises on a cost plus ten percent basis.

Indemnification

In 1995, when Addington Enterprises purchased the stock of the Addington Resources' subsidiaries engaged in coal mining operations, Addington Enterprises assumed Addington Resources indemnity obligations to a Pittston subsidiary that acquired coal operations from Addington Resources in January 1994. Our predecessor, AEI Holding assumed those obligations when it acquired substantially all of Addington Enterprises' coal assets in November, 1997. See "Business--Legal Proceedings."

                          DESCRIPTION OF CAPITAL STOCK

The following description of the material rights and provisions of the capital stock of AEI Resources, its parent corporation, AEI Resources Holding, and its subsidiary and predecessor AEI Holding does not purport to be complete and is subject in all respects to applicable Delaware law and to the provisions of each company's Certificate of Incorporation. The common shares of each company have substantially identical rights, preferences and limitations.

The common shares of each corporation have one vote per share on all matters presented to its stockholders.

Each common share is entitled to receive such dividends or other distributions as may be declared by the board of directors from funds legally available for payment of dividends. Covenants in the indenture and our credit facility restrict the declaration and payment of dividends.

Each common share cannot be redeemed at the sole option of either the corporation or the stockholder and has no preemptive, conversion or cumulative voting rights. In the event of a liquidation, dissolution or winding-up of the corporation, the stockholders of that corporation will share equally and ratably in the assets, if any, remaining after the payment of all debts and liabilities of the corporation. These notes are debts of each of the three corporations.

No established public trading market exists for the common shares of any of the three corporations.

AEI Resources, Inc.

The authorized capital stock of AEI Resources, Inc. consists of 150,000 shares of common stock, par value $0.01 per share, of which 52,802 shares were issued and outstanding as of December 31, 1998.

AEI Resources Holding, Inc.

The authorized capital stock of AEI Resources Holding, Inc. Consists of 150,000 shares of common stock, par value $0.01 per share, of which 52,804 shares were issued and outstanding as of December 31, 1998.

AEI Holding Company, Inc.

The authorized capital stock of AEI Holding Company, Inc. consists of 120,000 shares of common stock, par value $0.01 per share, of which 52,800 shares were issued and outstanding as of December 31, 1998.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information concerning ownership of the common stock of Holdings as of the consummation of the Offering by each director, each person who is known to Holdings to be the beneficial owner of more than 5% of its common stock, all Named Executive Officers and all directors and officers of Holdings as a group. Each stockholder listed below has sole voting and dispositive power with respect to the shares listed next to his name. Holdings owns all of the issued and outstanding capital stock of the Company as of the consummation of the Offering.

                                                              Percentage of
Name and Address                              Percentage of       Class
of Beneficial Owner              Shares Owned     Class     Beneficially Owned
-------------------              ------------ ------------- ------------------
Larry Addington (1).............    26,402        47.5%            100%
  1500 North Big Run Road
  Ashland, Kentucky 41101
Addington Enterprises, Inc.
 (2)............................    26,402        47.5%            100%
  1500 North Big Run Road
  Ashland, Kentucky 41101
Named Executive Officers (3)....     3,100           5%            100%
All executive officers and
 directors as a group
 (13 persons) (4)...............    29,502        52.5%            100%

--------
(1) Larry Addington's beneficial ownership includes 38% beneficial ownership through Addington Enterprises and 9.5% beneficial ownership attributed based on Robert Addington's and Bruce Addington's interest in Addington Enterprises, and 5% beneficial ownership is attributed based on shares owned by Robert Addington..
(2) Addington Enterprises is owned 80%, 10% and 10% by Larry Addington, Robert Addington and Bruce Addington, respectively.
(3) The 3,100 shares are owned by Robert Addington. Beneficial ownership includes Robert Addington's 4.8% beneficial ownership through Addington Enterprises and 90.2% beneficial ownership attributed through Bruce Addington's interest in Addington Enterprises and Larry Addington's direct ownership and his interest in Addington Enterprises.
(4) Beneficial ownership is attributable to the beneficial ownership of Larry Addington and Robert Addington set forth above.

Reports to Noteholders

The Indenture provides that the Company will furnish the holders of the Notes with annual reports containing audited financial statements and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

                            THE EXCHANGE OFFER

We issued the initial notes in exchange for $200,000,000 aggregate principal amount of debt securities of AEI Holding. As a condition to the exchange, AEI Resources, its subsidiary AEI Holding, its parent AEI Resources Holding, and the subsidiary guarantors of the notes entered into a registration rights agreement with Warburg Dillon Read LLC, which served as dealer manager in connection with the transaction. The registration rights agreement requires the two co-issuers, AEI Resources and AEI Holding, and the guarantors, AEI Resources Holding and the subsidiary guarantors, to file a registration statement for a registered exchange offer relating to an issue of new notes identical in all material respects to the initial notes but containing no restrictive legend. The registration rights agreement has been filed as an exhibit to the registration statement and a copy of it is available as set forth under the heading "Where You Can Find More Information."

Under the registration rights agreement, the co-issuers and the guarantors are required to:

  .file the registration statement as soon as reasonably practicable;

  .use all reasonable commercial efforts to cause the registration statement to become effective under the Securities Act at the earliest possible time; and

  . upon effectiveness of the registration statement, commence this exchange offer and offer the eligible holders of initial notes the opportunity to exchange them for the same principal amount of exchange notes.

General Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange all initial notes validly tendered and not withdrawn before 5:00 p.m., New York City time, on
        , 1999, or such date and time to which we extend the offer. We will issue exchange notes in exchange for an equal principal amount of outstanding initial notes accepted in the exchange offer. Initial notes may be tendered only in integral multiples of $1,000. This prospectus, together with the letter of transmittal, is being sent to all record holders of initial notes as of May , 1999. The exchange offer is not conditioned upon any minimum principal amount of initial notes being tendered in exchange. However, our obligation to accept initial notes for exchange is subject to certain conditions stated in this section under "-- Conditions."

Our acceptance of initial notes will occur when, as and if we have given oral or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders of initial notes for the purposes of receiving the exchange notes and delivering them to the holders.

Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to other issuers, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by each holder without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

  . the holder is not a broker-dealer who acquires the initial notes directly from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act;

  .the holder is not an "affiliate" of ours, as that term is defined in Rule 405 under the Securities Act;

  . the exchange notes are acquired in the ordinary course of the holder's business and the holder is not engaged in, and does not intend to engage in, a distribution of the exchange notes and has no arrangement or understanding with any person to participate in a distribution of the exchange notes.

By tendering the initial notes in exchange for exchange notes, each holder, other than a broker-dealer, will represent to us that:

  .the holder is acquiring any exchange notes to be received by it in the ordinary course of its business;

  . it is not engaged in, and does not intend to engage in, a distribution of such exchange notes and has no arrangement or understanding to participate in a distribution of the exchange notes; and

  .it is not an affiliate of ours, within the meaning of Rule 405 under the Securities Act.

If a holder of initial notes is engaged in or intends to engage in a distribution of the exchange notes or has any arrangement or understanding with respect to the distribution of the exchange notes to be acquired pursuant to the exchange offer, the holder may not rely on the applicable interpretations of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter" within the meaning of the Securities Act.

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for initial notes when the broker-dealer acquired those initial notes as a result of market-making activities or other trading activities. We have agreed to make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

  .If the exchange offer is not permitted by applicable law or SEC policy; or

  .If a holder notifies us within 20 business days after the exchange offer commences that:

    .the holder is prohibited by applicable law or SEC policy from participating in the offer, or

    . the holder may not resell the exchange notes it acquires in the exchange offer to the public without delivering a prospectus, and this prospectus is not appropriate or available for use in resales by the holder, or

    . the holder is a broker-dealer and holds initial notes acquired directly from the co-issuers or one of their affiliates; or

  . we do not complete the exchange offer within 45 days following the effectiveness of the registration statement for the exchange offer,

then we must use our reasonable best efforts to:

  . file a shelf registration statement with the SEC covering resales of the initial or exchange notes subject to the transfer restrictions listed above;

  . cause the shelf registration statement to be declared effective as promptly as practicable; and

  . keep the shelf registration statement continuously effective until the earlier of two years or such time as all of the applicable initial notes have been sold under the shelf registration.

If we file a shelf registration statement, we will provide to each holder of initial or exchange notes subject to transfer restrictions copies of the prospectus that is a part of the shelf registration statement, notify each holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the notes covered by the shelf registration. A holder that sells notes pursuant to the shelf registration statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with its sales, and will be bound by the provisions of the registration rights agreement that are applicable to that holder, including certain indemnification rights and obligations.

From December 8, 1998 to March 8, 1999, we paid to each holder of initial notes, as liquidated damages, $0.15 per $1,000 principal amount of initial notes per week. Beginning on March 8, 1999, the amount of liquidated damages payable increased to $0.20 per $1,000 principal amount per week. If we do not complete the exchange offer during the 90 days ending June 6, 1999, the amount of liquidated damages payable weekly during the subsequent 90 days will increase to $0.25 per $1,000 principal amount. Until we complete the exchange offer, the amount of liquidated damages payable will increase by an additional $0.05 per $1,000 principal amount per week for every subsequent 90-day period, up to a maximum of $0.50 payable weekly per $1,000 principal amount of initial notes.

In addition, we must pay liquidated damages to holders of initial notes before completion of the exchange or to broker-dealers who exchange initial notes for exchange notes if a "registration default" occurs. Any of the following events would be a registration default:

  . the exchange offer registration statement or the shelf registration statement, as the case may be, is not filed with the SEC as soon as practicable;

  .the exchange offer registration statement or the shelf registration statement, as the case may be, is not declared effective as soon as practicable, or

  . the exchange offer registration statement or the shelf registration statement, as the case may be, is filed and declared effective, but subsequently ceases to be effective and usable in connection with resales of notes.

In any such event, we would be obligated to pay liquidated damages during the period of one or more such registration defaults, in an amount equal to $0.05 per week per $1,000 principal amount of notes held by an applicable holder until all registration defaults are cured. The amount of liquidated damages payable will increase by an additional $0.05 per $1,000 principal amount per week for every subsequent 90-day period while a registration default exists, up to a maximum of $0.50 payable weekly per $1,000 principal amount of transfer restricted notes.

Upon consummation of the exchange offer, subject to certain exceptions, holders of initial notes who do not exchange their initial notes for exchange notes in the exchange offer will no longer be entitled to registration rights and will not be able to offer or sell their initial notes, unless the initial notes are subsequently registered under the Securities Act (which, subject to certain limited exceptions, we will have no obligation to do), except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

Expiration Date; Extensions; Amendments; Termination

The term "expiration date" means             , 1999 (30 calendar days following
the commencement of the exchange offer), unless the exchange offer is extended if and as required by applicable law, in which case the term "expiration date" will mean the latest date to which the exchange offer is extended.

To extend the expiration date, we will notify the exchange agent of any extension by oral or written notice and may notify the holders of the initial notes by mailing an announcement or by means of a press release or other public announcement before 9:00 A.M., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right to delay acceptance of any initial notes, to extend the exchange offer or to terminate the exchange offer and not permit acceptance of initial notes not previously accepted if any of the conditions set forth herein under "--Conditions" occurs and is not waived by us (if permitted to be waived), by giving oral or written notice of such delay, extension or termination to the exchange agent. We also reserves the right to amend the terms of the exchange offer in any manner we deem to be advantageous to the holders of the initial notes. If we materially change terms of the exchange offer, the exchange offer will remain open for a minimum of an additional five business days, if the exchange offer would otherwise expire during that period. We will provide oral or written notice of the delay to the exchange agent as promptly as practicable after any such delay in acceptance, extension, termination or amendment. If we amend the exchange offer in a manner we determine to be material, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the initial notes of the amendment, including by making public announcement or giving oral or written notice to the holders of the initial notes. A material change in the terms of the exchange offer could include, among other things, a change in the timing of the exchange offer, a change in the exchange agent, and other similar changes in the terms of the exchange offer.

Without limiting the manner in which we may choose to publicly announce any delay, extension, amendment or termination of the exchange offer, we are not required to obligation to publish, advertise, or otherwise communicate any such public announcement.

Interest on the Exchange Notes

The exchange notes will accrue interest payable in cash at 10 1/2% per year, from the date of the last periodic payment of interest on the initial notes, or, if no interest has been paid on the initial notes, from December 14, 1998.

Procedures for Tendering

To tender in the exchange offer, a holder of initial notes must:

  .complete, sign and date the letter of transmittal or a facsimile of it,

  .have the signatures guaranteed if required by the letter of transmittal,

  . mail or otherwise deliver the letter of transmittal or facsimile, or an agent's message together with the initial notes and any other required documents, to the exchange agent before 5:00 p.m., New York City time, on the expiration date.

In addition, one of the following must occur:

  .the exchange agent must receive certificates for the initial notes along with the letter of transmittal,

  . the exchange agent must receive a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of the initial notes, if such procedure is available, into the exchange agent's account at The Depository Trust Company (the "Book- Entry Transfer Facility" or "DTC") pursuant to the procedure for book-entry transfer described below before 5:00 p.m., New York City time, on the expiration date, or

  .the holder must comply with the guaranteed delivery procedures described below.

The method of delivery of initial notes, letters of transmittal and all other required documents is at the election and risk of the holder. Instead of delivery by mail, we recommend that holders use an overnight or hand-delivery service. If delivery is by mail, we recommend that holders use registered mail, properly insured, with return receipt requested, be used. In all cases, holders should allow sufficient time to assure timely delivery. No letters of transmittal or initial notes should be sent to AEI Resources.

All documents must be delivered to the exchange agent, IBJ Whitehall Bank & Trust Company, at its address set forth below. Holders of initial notes may also request their respective brokers, dealers, commercial banks, trust companies or nominees to tender initial notes for them.

The term "agent's message" means a message, transmitted by the Book-Entry Transfer Facility to, and received by, the exchange agent and forming a part of a Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participant in the Book-Entry Transfer Facility tendering initial notes that are the subject of the Book-Entry Confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against the participant.

The tender by a holder of initial notes will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth here and in the letter of transmittal.

Only a holder of initial notes may tender the initial notes in the exchange offer. The term "holder" for this purpose means any person in whose name initial notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder.

Any beneficial owner whose initial notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on his or her behalf. If the beneficial owner wishes to tender on his or her own behalf, that beneficial owner must, before completing and executing the letter of transmittal and delivering his or her initial notes, either make appropriate arrangements to register ownership of the initial notes in the beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers,


Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the Exchange Act (each, an "Eligible Institution"), unless the initial notes are tendered:

  . by a registered holder (or by a participant in DTC whose name appears on a security position listing as the owner) who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal and the exchange notes are being issued directly to such registered holder (or deposited into the participant's account at DTC); or

  .for the account of an Eligible Institution.

If the letter of transmittal is signed by the recordholder(s) of the tendered initial notes, the signature must correspond with the name(s) written on the face of the initial notes without alteration, enlargement or any change whatsoever. If the letter of transmittal is signed by a participant in DTC, the signature must correspond with the name as it appears on the security position listing as the holder of the initial notes.

If the letter of transmittal is signed by a person other than the registered holder of any initial notes listed in the letter, those initial notes must be endorsed or accompanied by bond powers and a proxy that authorize the signing person to tender the initial notes on behalf of the registered holder, in each case as the name of the registered holder or holders appears on the initial notes.

If the letter of transmittal or any initial notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, each of the signing persons should indicate his or her capacity when signing, and unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

A tender will be deemed to have been received as of the date when the exchange agent receives:

  .the tendering holder's duly signed letter of transmittal accompanied by initial notes, or

  .a timely confirmation received of a book-entry transfer of initial notes into the exchange agent's account at DTC with an agent's message, or

  .a notice of guaranteed delivery from an Eligible Institution.

Issuances of exchange notes in exchange for initial notes tendered pursuant to a notice of guaranteed delivery by an Eligible Institution will be made only against delivery of the letter of transmittal and any other required documents, and the tendered initial notes or a timely confirmation received of a book-entry transfer of initial notes into the exchange agent's account at DTC with the exchange agent.

We will determine all questions as to the validity, form, eligibility, time of receipt, acceptance and withdrawal of the tendered initial notes in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all initial notes not properly tendered or any initial notes which, if accepted, would, in our opinion or the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any conditions of the exchange offer or irregularities or defects in tender as to particular initial notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of initial notes must be cured within such time as we determine. Neither we, the exchange agent nor any other person will be under any duty to give notification of defects or irregularities with respect to tenders of initial notes, nor shall any of them incur any liability for failure to give that notification. Tenders of initial notes will not be deemed to have been made until such irregularities have been cured or waived. Any initial notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the exchange agent to the tendering holders of such initial notes, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

In addition, we reserve the right in our sole discretion, subject to the provisions of the Indenture, to:

  .purchase or make offers for any initial notes that remain outstanding after the expiration date or,

  . to terminate the exchange offer in accordance with the terms of the registration rights agreement, as set forth under "--Expiration Date; Extensions; Amendments; Termination"; and

  . to the extent permitted by applicable law, purchase initial notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer.

Acceptance of Initial Notes for Exchange; Delivery of Exchange Notes

Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept all initial notes properly tendered promptly after the expiration date, and will issue the exchange notes promptly after acceptance of the initial notes. For purposes of the exchange offer, we will accept initial notes as validly tendered for exchange when, as and if we give oral or written notice of acceptance to the exchange agent. See "--Conditions" below.

In all cases, we will issue exchange notes for initial notes accepted for exchange only after timely receipt by the exchange agent of certificates for those initial notes or a timely Book-Entry Confirmation of those initial notes into the exchange agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed letter of transmittal and all other required documents. If we do not accept any tendered initial notes for any reason set forth in the terms and conditions of the exchange offer or if initial notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged initial notes will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer. In the case of initial notes tendered by the book-entry transfer procedures described below, the non-exchanged initial notes will be credited to an account maintained with the Book-Entry Transfer Facility.

Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to the initial notes at the Book-Entry Transfer Facility for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of initial notes by causing the Book-Entry Transfer Facility to transfer those initial notes into the exchange agent's account at the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures for transfer. However, although initial notes may be delivered through book-entry transfer into the exchange agent's account at the Book-Entry Transfer Facility, the exchange agent must receive an agent's message or the letter of transmittal or facsimile thereof with any required signature guarantees and any other required documents at one of the exchange agent's addresses set forth below under "--Exchange Agent" on or before the expiration date, or the guaranteed delivery procedures described below must be complied with. Delivery of documents to DTC does not constitute delivery to the exchange agent. All references in the prospectus to deposit of initial notes will be deemed to include the Book-Entry Transfer Facility's book-entry delivery method.

Guaranteed Delivery Procedure

If a registered holder of the initial notes desires to tender the notes, and the notes are not immediately available, or time will not permit the holder's initial notes or other required documents to reach the exchange agent before the expiration date, or the procedures for book-entry transfer cannot be completed on a timely basis and an agent's message delivered, the holder may tender its initial notes if:

  .the tender is made through an Eligible Institution;

  . before the expiration date, the exchange agent receives from that Eligible Institution a properly completed and duly executed letter of transmittal or facsimile thereof and notice of guaranteed delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery, stating:

  .the name and address of the holder of the initial notes,

  .the amount of initial notes tendered,

  .that the tender is being made thereby,

  . a guarantee that within five business days after the expiration date, the certificates for all physically tendered initial notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the Eligible Institution with the exchange agent; and

  . the exchange agent actually receives the certificates for all physically tendered initial notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the letter of transmittal within five business days after the expiration date.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, tenders of initial notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date.

For a withdrawal of tendered notes to be effective, the exchange agent must receive a written notice of withdrawal before 5:00 p.m., New York City time on the business day before the expiration date at the address stated below under "--Exchange Agent" and before we accept the tendered notes. Any notice of withdrawal must:

  .specify the name of the person having tendered the initial notes to be withdrawn (the "Depositor");

  . identify the initial notes to be withdrawn, including, if applicable, the registration number or numbers and total principal amount of those initial notes;

  . be signed by the Depositor in the same manner as the original signature on the letter of transmittal by which those initial notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to permit the Trustee to register the transfer of those initial notes into the name of the Depositor withdrawing the tender;

  . specify the name in which any of those initial notes are to be registered, if different from that of the Depositor; and

  . if the initial notes have been tendered pursuant to the book-entry procedures, the notice of withdrawal must specify the name and number of the participant's account at DTC to be credited, if different than that of the Depositor.

We will determine all questions as to the validity, form and eligibility, time of receipt of notices of withdrawal, and our determination will be final and binding on all parties. Any initial notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any initial notes that have been tendered for exchange and that are not exchanged for any reason will be returned to the holder without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. In the case of initial notes tendered by book-entry transfer, the initial notes will be credited to an account maintained with the Book-Entry Transfer Facility for the initial notes. Properly withdrawn initial notes may be re-tendered by following one of the procedures described above under "-- Procedures for Tendering" and "--Book-Entry Transfer" at any time on or before the expiration date.

Conditions

Notwithstanding any other term of this exchange offer, we will not be required to complete the exchange offer if, because of any change in law or applicable interpretations thereof by the SEC, or any order of any government agency or court, we determine that we are not permitted to complete the exchange offer.

Exchange Agent

IBJ Whitehall Bank & Trust Company has been appointed as exchange agent for the exchange offer. Questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

By Mail:                              By Courier or Overnight Delivery
IBJ Whitehall Bank & Trust Company    IBJ Whitehall Bank & Trust Company
P. O. Box 84                          One State Street
Bowling Green Station                 New York, New York 10004
New York, New York 10274-0084         Attn: Securities Processing Window,
Attn: Reorganization Operations           Subcellar One (SC-1)

By Facsimile:

IBJ Whitehall Bank & Trust Company

Attn: Reorganization Operations

Facsimile No: (212) 858-2611 with a

confirmation by telephone to:

Telephone No: (212) 858-2103

Fees and Expenses

We will pay the expenses of soliciting tenders under the exchange offer. The principal solicitation for tenders pursuant to the exchange offer is being made by mail; however, additional solicitations may be made by telegraph, telephone, telecopy or in person by our officers and regular employees.

We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection therewith. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the prospectus, letters of transmittal and related documents to the beneficial owners of the initial notes, and in handling or forwarding tenders for exchange.

We will pay the expenses to be incurred in connection with the exchange offer, including fees and expenses of the exchange agent and Trustee and accounting, legal, printing and related fees and expenses.

We will pay all transfer taxes, if any, applicable to the exchange of initial notes pursuant to the exchange offer. If, however:

  . certificates representing exchange notes or initial notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the initial notes tendered, or

  . tendered initial notes are registered in the name of any person other than the person signing the letter of transmittal, or

  . if a transfer tax is imposed for any reason other than the exchange of initial notes pursuant to the exchange offer,

then the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If a holder does not submit satisfactory evidence of payment of any transfer taxes or exemption from payment with the letter of transmittal, the amount of the transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

We will record the exchange notes at the same carrying value as the initial notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The costs of the exchange offer and the unamortized expenses related to the issuance of the initial notes will be amortized over the term of the exchange notes.

Federal Income Tax Consequences of the Exchange Offer

The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended applicable Treasury regulations, judicial authority and administrative rulings and practice. The Internal Revenue Service could take a contrary view, and we have not and will not seek a ruling from the IRS. In the future legislative, judicial or administrative changes or interpretations could alter or modify the statements and conditions in this section. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain holders of the initial notes (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below.

The issuance of the exchange notes to holders of the initial notes pursuant to the terms of the exchange offer set forth in this prospectus will not constitute an exchange for federal income tax purposes. Consequently, holders of the initial notes will not recognize gain or upon receipt of the exchange notes, and ownership of the exchange notes will be considered a continuation of ownership of the initial notes. For purposes of determining gain or loss upon the subsequent sale or exchange of the exchange notes, a holder's basis in the exchange notes should be the same as that holder's basis in the initial notes exchanged for exchange notes. A holder's holding period for the exchange notes should include the holder's holding period for the initial exchanged for exchange notes. The issue price, original issue discount inclusion and other tax characteristics of the exchange notes should be identical to the issue price, original issue discount inclusion and other tax characteristics of the initial notes exchanged for exchange notes.

Holders of initial notes should consult their own tax advisors as to the particular tax consequences of exchanging them for exchange notes, including the applicability and effect of any state, local or foreign tax laws.

                           DESCRIPTION OF NOTES

You can find the definitions of certain capitalized terms used in this description under the subheading "Certain Definitions." In this description:

  . the word "Company" refers only to AEI Resources and not to any of its subsidiaries;

  . the word "Issuers" refers to AEI Resources and its wholly owned subsidiary and co-issuer of the Notes, AEI Holding;

  . the word "Notes" refers to both the initial notes and the exchange notes. The form and terms of the exchange notes are the same as the form and terms of the initial notes, except that the exchange notes will be registered under the Securities Act.

Pursuant to this exchange offer, the Issuers will issue the exchange notes for the initial notes accepted for exchange under the Indenture among the Issuers, the Guarantors and IBJ Whitehall Bank & Trust Company, as Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939.

The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of these Notes. We have filed a copy of the Indenture as an exhibit to the registration statement that includes this prospectus.

Brief Description of the Notes and the Guarantees

The Notes

These Notes:

  .  are general, unsecured obligations of the Issuers;

  . are on a parity in right of payment with all existing and future Senior Indebtedness of the Company, but are subordinated to our credit facility because it is secured by the capital stock of the Company and each guarantor and substantially all of our current and future assets;

  . are senior in right of payment to all subordinated Indebtedness of the Company; and

  .  are unconditionally guaranteed by the Guarantors.

The Guarantees

These Notes are guaranteed by:

  .  AEI Resources Holding, the corporate parent of AEI Resources, and

  .  71 subsidiary corporations of AEI Resources

The Guarantees of these Notes:

  .are senior unsecured obligations of each Guarantor;

  . are on a parity in right of payment with all existing and future Senior Indebtedness of each Guarantor, but are subordinated to each guarantee of our credit facility because each guarantee is secured by substantially all of each guarantor's current and future assets; and

  . are senior in right of payment to all subordinated Indebtedness of each Guarantor.

As of December 31, 1998, the Company and the Guarantors would have had total Senior Indebtedness of approximately $692.0 million (after giving effect to payments and borrowings after that date). The Indenture will permit us and the Guarantors to incur additional Senior Indebtedness.

As of the date of this prospectus, all of our subsidiaries are "Restricted Subsidiaries." However, under the circumstances described below under the subheading "Certain Covenants--Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture. Unrestricted Subsidiaries will not guarantee these Notes.

Principal, Maturity and Interest

As of the date of this prospectus, the Issuers had issued initial notes with a $200 million aggregate principal amount. In this exchange offer, the Issuers will issue exchange notes with the same aggregate principal amount as the initial notes accepted for exchange. The Issuers will issue Notes in denominations of $1,000 and integral multiples of $1,000. The Notes will mature December 15, 2005.

Interest on these Notes will accrue at the rate of 10 1/2% per annum and will be payable semi-annually in arrears on June 15 and December 15, commencing on December 15, 1999. The Company will make each interest payment to the Holders of record of these Notes on the immediately preceding June 1 and December 1.

Interest on these Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a Holder has given us wire transfer instructions, we will make all principal, premium and interest payments on those Notes in accordance with those instructions. All other payments on these Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless we elect to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

Paying Agent and Registrar for the Notes

The Trustee will initially act as Paying Agent and Registrar. We may change the Paying Agent or Registrar without prior notice to the Holders of the Notes, and we or any of our Subsidiaries may act as Paying Agent or Registrar.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and we may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. We are not required to transfer or exchange any Note selected for redemption. Also, we are not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

The registered Holder of a Note will be treated as the owner of it for all purposes.

Guarantees

The Guarantors will jointly and severally guarantee the Company's obligations under these Notes. Each Subsidiary Guarantee will be on a parity in right of payment with all Senior Indebtedness of that Guarantor. The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors--Fraudulent Conveyance Matters."

The Notes will not be guaranteed by Yankeetown Dock Corporation or any of its direct and indirect Subsidiaries or by any current or future foreign subsidiaries of the Company. The aggregate net assets, earnings and equity of the Guarantors and the Company are substantially equivalent to the net assets, earnings and equity of the Company on a consolidated basis. The claims of creditors (including trade creditors) of any non-Guarantor subsidiary will generally have priority as to the assets of those subsidiaries over the claims of the holders of the Notes.

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person unless:

    (1) immediately after giving effect to that transaction, no Default or Event of Default exists;

    (2) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor pursuant to a supplemental indenture satisfactory to the Trustee; and

    (3) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock."

The Subsidiary Guarantee of a Guarantor will be released:

    (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation), if the Company applies the Net Proceeds of that sale or other disposition, in accordance with the applicable provisions of the Indenture; or

    (2) in connection with any sale of all of the capital stock of a Guarantor, if the Company applies the Net Proceeds of that sale in accordance with the applicable provisions of the indenture; or

    (3) if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary.

See "Redemption or Repurchase at Option of Holders--Asset Sales."

Ranking

The Notes are general unsecured obligations of the Issuers. In right of payment, the Notes rank equal with all current and future Senior Indebtedness of the Company, including its credit facility, and senior to all subordinated Indebtedness of the Company, including the Senior Subordinated Notes. However, the Company's borrowings under its current Credit Facility are secured by a first priority lien on certain of the assets of the Company and its Restricted Subsidiaries. As a result, the Notes are effectively subordinated to the credit facility to the extent of that collateral. As of December 31, 1998, on a pro forma basis after giving effect to the acquisitions and dispositions of businesses in 1999, $692.0 million would have been outstanding under the Company's credit facility and approximately $156.9 million would have been available for borrowing (after giving effect to approximately $26.1 million of outstanding letters of credit). The Indenture will permit substantial additional borrowings under the credit facilities in the future. See "Risk Factors--Secured Indebtedness."

Optional Redemption

At any time on or before December 15, 2000, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes originally issued under the Indenture at a redemption price of 110.50% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided that

  (1) at least $130 million in aggregate principal amount of Notes remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

  (2) the redemption must occur within 45 days of the date of the closing of such Public Equity Offering.

Beginning on December 15, 2002, the Company may redeem all or a part of these Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

         Year                                         Percentage
         ----                                         ----------
         2002........................................  105.25%
         2003........................................  103.50%
         2004 and thereafter.........................  101.75%

In addition, before December 15, 2000, the Company may redeem all or a part of these Notes at the a price (expressed as percentages of principal amount) equal to 100% of the principal amount plus an applicable Make Whole Premium, plus, to the extent not included in the Make Whole Premium, accrued and unpaid interest and Liquidated damage, if any, to the date of redemption.

The applicable Make Whole Premium will be equal to the greater of:

  .  105.25%, and

  .  the excess of:

    . the present value of the remaining interest, premium, if any, and principal payments due on the Notes if they were redeemed on December 15, 2002, computed using a discount rate equal to the Treasury Rate plus 50 basis points,

    .  over the outstanding principal amount of the Notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes pursuant to the Change of Control Offer. In the Change of Control Offer, the Company will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest thereon, if any, to the date of purchase. Within ten days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, pursuant to the procedures required by the Indenture and described in such notice. The Change of Control Payment Date will be no earlier than 30 days and no later than 60 days from the date the notice is mailed. The Company will comply with the requirements of Rule l4e-1 under the Exchange Act and any other, securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

On the Change of Control Payment Date, the Company will, to the extent lawful:


    (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

    (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

    (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The

Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Company's outstanding Senior Indebtedness currently prohibits the Company from purchasing any Notes, and also provides that certain change of control events with respect to the Company would constitute a default under the agreements governing the Senior Indebtedness. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. If a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its senior lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such Senior Indebtedness. In such circumstances, the first priority lien on the assets of the Company and its Restricted Subsidiaries that secures borrowings under the Company's Credit Facility would likely limit any payments to the Holders of Notes.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

    (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

    (2) such fair market value is determined by the Company's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and

    (3) except in the case of assets the Company holds for sale, at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash, cash equivalents or marketable securities. For purposes of this provision, each of the following shall be deemed to be cash:

      (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability;

      (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion);

      (c) any noncash consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sales, and designated as such in a certificate of officers of the Company. The aggregate value of such designated noncash consideration, taken together with the value at the time of receipt of all other designated noncash consideration received in prior Asset Sales less the amount of Net Proceeds previously realized in cash from prior designated noncash consideration must be less than 5% of Total Assets at the time of the receipt of such designated noncash consideration; and

      (d) additional assets received in an exchange of assets transaction.

Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply those Net Proceeds at its option:

    (1) to repay Senior Indebtedness;

    (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

    (3) to make a capital expenditure;

    (4) to acquire other long-term assets that are used or useful in a Permitted Business; or

    (5) to make an investment in additional assets

Pending the final application of any Net Proceeds from an Asset Sale, the Company may temporarily reduce revolving credit borrowings or otherwise invest those Net Proceeds in any manner that is not prohibited by the Indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute Excess Proceeds. When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is on a parity with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other Indebtedness that maybe purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Selection and Notice

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

    (1) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

    (2) if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

Notes of $1,000 or less cannot be redeemed in part. Notices of redemption must be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note must state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Mandatory Redemption

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Certain Covenants

Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment of the types described in (1) and
(2) below prior to December 14, 1999. The Company will not at any time thereafter, and will not permit any of its Restricted Subsidiaries to directly or indirectly:

    (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted. Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company);

    (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company), any Equity Interests of the Company or any direct or indirect parent of the Company or any Restricted Subsidiary of the Company (other than any Such Equity Interests owned by the Company or any Restricted Subsidiary of the Company);

    (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or

    (4) make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to a Restricted Payment:

    (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

    (2) the Company would, at the time of the Restricted Payment and after giving pro forma effect to that Restricted Payment as if it had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; and

    (3) the Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted

  Payments permitted by clauses (2), (3), (4), (5), (7), (8), and (9) of the next succeeding paragraph), is less than the sum, without duplication, of

      (a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

      (b) 100% of the aggregate net cash proceeds received by the Company since the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company), plus

      (c) to the extent that any Restricted Investment that reduced the amount available for restricted Payments under this clause (3) is sold for cash or otherwise liquidated or repaid for cash or any dividend or payment is received by the Company or a Restricted Subsidiary after the date of the closing of the Acquisitions in respect of such Investment, 100% of the amount of Net Proceeds or dividends or payments (including the fair market value of property) received in connection therewith, up to the amount of the Restricted Investment that reduced this clause
    (3), and thereafter 50% of the amount of Net Proceeds or dividends or payments (including the fair market value of property) received in connection therewith (except that the amount of dividends or payments received in respect of payments of Obligations in respect of such Investments, such as taxes, shall not increase the amounts under this clause (3)), plus

      (d) to the extent that any Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary after the date of the Exchange
    Note Indenture, 100% of the fair market value of the Company's Investment in such Subsidiary as of the date of such redesignation up to the amount of the Restricted Investments made in such Subsidiary that reduced this clause (3) and 50% of the excess of the fair market value of the Company's Investment in such Subsidiary as of the date of such redesignation over (1) the amount of the Restricted Investment that reduced this clause (3) and (2) any amounts that increased the amount available as a Permitted Investment provided that with respect to any redesignation pursuant to this clause (d) the Company shall deliver to the Exchange Note Trustee (I) in the case of any such redesignation involving aggregate fair market value greater than $2.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying such value or (II) in the case of any such redesignation involving aggregate fair market value greater than $10.0 million, an independent appraisal or valuation opinion issued by an accounting, appraisal or investment banking firm of national standing; provided that any amounts that increase this clause (3) shall not duplicatively increase amounts available as Permitted Investments.

The preceding provisions will not prohibit:

    (1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration the dividend payment would have complied with the provisions of the Indenture;

    (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;

    (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

    (4) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis;

    (5) Investments in Unrestricted Subsidiaries having an aggregate fair market value not to exceed the amount, at the time of such Investment, substantially concurrently contributed in cash or Cash Equivalents to the common equity capital of the Company after the date of the closing of the Acquisitions; provided that any such amount contributed shall be excluded from the calculation made pursuant to clause (3) of the preceding paragraph;

    (6) the payment of dividends on the Company's Common Stock, following the first public offering of the Company's Common Stock after the date of the closing of the Acquisitions, of up to 6% per annum of the net proceeds received by the Company in such public offering, other than public offerings with respect to the Company's Common Stock registered on Form S-8;

    (7) the repurchase, redemption or other acquisition or, retirement for value of any Equity Interests of the Company or any Restricted Subsidiary held by any member of the Company's (or any of its Restricted Subsidiaries') management or directors, other than Equity Interests held by the Principals or any of their Related Parties, pursuant to any management equity subscription agreement or stock option agreement or any other management or employee benefit plan; provided that (A) the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $5.0 million in any calendar year); provided further that such amount in any calendar year may be increased by an amount not to exceed (x) the cash proceeds from the sale of Equity Interests (not including Disqualified Stock) of the Company or a Restricted Subsidiary to members of management and directors of the Company and its Subsidiaries that occurs after the date of the Indenture, plus (y) the cash proceeds of key-man life insurance policies received by the Company and its Restricted Subsidiaries after the date of the Indenture, less (z) the amount of any Restricted Payments previously made pursuant to clauses (x) and (y) of this subparagraph (7) and (B) no Default or Event of Default shall have occurred and be continuing immediately after such transaction; and, provided further, that cancellation of Indebtedness owing to the Company from members of management of the Company or any of its Restricted Subsidiaries (other than the Principals or any of their Related Parties) in connection with a repurchase of Equity Interests of the Company or a Restricted Subsidiary pursuant to any employment agreement or arrangement or any stock option or similar plan will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

    (8) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

    (9) the payment of dividends or distributions to Holdings (I) pursuant to a tax allocation agreement in effect on the date of the Indenture, in amounts required by Holdings to pay income taxes; (II) in amounts required by Holdings to pay administrative expenses not to exceed $500,000 in any calendar year; and (III) in order to permit Holdings to repay Indebtedness under the Bridge Facilities; and

    (10) the use of any and all Net Proceeds received from the sale of Assets Held for Sale to repay Indebtedness outstanding under the Bridge Facilities.

The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case maybe, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors whose resolution with respect thereto must be delivered to the Trustee. The Board of Directors' determination

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

must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, the Company must deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

Incurrence of Indebtedness and Issuance of Preferred Stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt). The Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock. However, the Company and any Guarantor may incur Indebtedness (including Acquired Debt), or issue Disqualified Stock or preferred stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

The provisions of the preceding paragraph will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

    (1) the incurrence by the Company of Indebtedness under Credit Facilities (and the Guarantee thereof by the Subsidiary Guarantors); provided that the aggregate principal amount of all Indebtedness outstanding under this clause (1) after giving effect to such incurrence does not exceed an amount equal to $875.0 million (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) less the amount of proceeds of Asset Sales applied to repay any such term Indebtedness or revolving Indebtedness if such repayment of revolving Indebtedness resulted in a corresponding commitment reduction (excluding any such payments to the extent refinanced at the time of repayment);

    (2) the incurrence by the Company and its Subsidiaries of Existing Indebtedness, the Senior Subordinated Notes issued in the Offering and the Guarantees thereof;

    (3) (A) the guarantee by the Company or any of the Subsidiary Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company or
  (B) the incurrence of Indebtedness of a Restricted Subsidiary to the extent that such Indebtedness is supported by a letter of credit, in each case that was permitted to be incurred by another provision of this covenant;

    (4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (including Capital Lease Obligations) to finance the acquisition (including by direct purchase, by lease or indirectly by the acquisition of the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of such acquisition) or improvement of assets or property (real or personal) in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding pursuant to this clause (4) and including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), does not exceed an amount equal to 5% of Total Assets at the time of such incurrence;

    (5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph hereof or clauses (2), (3) or (4) of this paragraph;

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


    (6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that (a) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and (b)(I) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (II) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

    (7) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the ordinary course of business for the purpose of risk management and not for the purpose of speculation;

    (8) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (8), and the issuance of preferred stock by Unrestricted Subsidiaries;

    (9) the incurrence of Indebtedness solely in respect of performance, surety and similar bonds or completion or performance guarantees (including, without limitation, performance guarantees pursuant to coal supply agreements or equipment leases and including letters of credit issued in support of such performance, surety and similar bonds), to the extent that such incurrence does not result in the incurrence of any obligation for the payment of borrowed money to others;

    (10) the incurrence of Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary; provided, however, that (a) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (a)) and (b) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition; and

    (11) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (11), not to exceed the greater of (a) (I) $25.0 million and (II) 1% of Total Assets if incurred on or prior to December 15, 2000 or (b) (I) $50.0 million and (II) 2% of Total Assets if incurred thereafter.

For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (11) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this covenant.

Incurrence of Senior Indebtedness

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly, or indirectly, incur any Senior Indebtedness (other than (a) secured Indebtedness pursuant to the Senior Credit Facilities not in excess of $875.0 million at any one time outstanding thereunder and (b) Indebtedness incurred pursuant to clauses (3) through (ii) of the definition of Permitted Debt); provided, however, that the Company or any of its Restricted Subsidiaries may incur Senior Indebtedness (including Acquired Debt that is Senior Indebtedness) if the Company's Debt to Cash Flow Ratio at the time of incurrence of such Senior Indebtedness, after giving pro forma effect to such incurrence as of such date and to the use of proceeds therefrom as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period of the Company for which internal financial statements are available, would have been no greater than 3.0 to 1; provided, further, that any unsecured Senior Indebtedness to be issued in compliance with this proviso must have a maturity date or mandatory redemption or repurchase date which is the same as or later than the maturity date of the Notes.

Liens

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind, except Permitted Liens, upon any of their property or assets, unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis.

Dividend and Other Payment Restrictions Affecting Subsidiaries

The Company will not and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

    (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of the Company's Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

    (2) make loans or advances to the Company or any of the Company's Subsidiaries; or

    (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

    (1) Existing Indebtedness as in effect on the date of the Indenture;

    (2) our credit facility, as in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness, as in effect on the date of the Indenture;

    (3) this Indenture and these Notes, and the Indenture for the Senior Subordinated Notes and the Senior Subordinated Notes;

    (4) applicable law;

    (5) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

    (6) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

    (7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

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


    (8) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending its sale;

    (9) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

    (10) Secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption "--Liens" that limits the right of the debtor to dispose of the assets securing such Indebtedness;

    (11) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;

    (12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

    (13) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (12) above, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company's Board of Directors, not materially more restrictive in the aggregate with respect to such dividend and other payment restrictions than the dividend or other payment restrictions (considered as a whole) prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Merger, Consolidation, or Sale of Assets

The Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person; unless:

    (1) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

    (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

    (3) immediately after such transaction no Default or Event of Default exists; and

    (4) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, (A) the entity surviving such consolidation or merger would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock" or (B) the Fixed Charge Coverage Ratio for the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made would, immediately after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, not be less than such Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction.

In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This "Merger, Consolidation, or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Restricted Subsidiaries.

Notwithstanding the foregoing clause (4), any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and the Company may merge with an Affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing the jurisdiction of organization of the Company in another State of the United States or the form of organization of the Company so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby and provided that the successor assumes all the obligations of the Company under the Registration Rights Agreement, the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee.

Transactions with Affiliates

The Company will not, and will not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

    (1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person; and

    (2) the Company delivers to the Trustee:

      (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

      (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

    (1) agreements between the Company and Affiliates or related parties in effect on the date of, and listed in the Indenture;

    (2) any employment agreement entered into by the Company or any of its Subsidiaries or any employee benefit plan available to employees of the Company and its Subsidiaries, in each case in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

    (3) transactions between or among the Company and/or its Subsidiaries;

    (4) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company; and

    (5) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "--Restricted Payments" or pursuant to the definition of Permitted Investments.

Additional Subsidiary Guarantees

If the Company or any of its Domestic Subsidiaries acquires or creates another Domestic Subsidiary after the date of the Indenture and such Domestic Subsidiary provides a guarantee of our credit facility, then that newly acquired or created Domestic Subsidiary must become a Guarantor and execute a supplemental indenture satisfactory to the Trustee. This covenant will not apply to any Domestic Subsidiary that has been properly designated as an Unrestricted Subsidiary in accordance with the Exchange Note Indenture for so long as it continues to constitute an Unrestricted Subsidiary.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be Restricted Payments made as of the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "--Restricted Payments." All such outstanding Investments will be valued at their fair market value at the time of such designation. That designation will only be permitted if such Restricted Payment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Limitation on Issuances and Sales of Equity Interests in Wholly Owned
Subsidiaries

The Company will not, and will not permit any of its Wholly Owned Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless:

    (1) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly Owned Restricted Subsidiary; and

    (2) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "--Asset Sales."

In addition, the Company will not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.

Notwithstanding the preceding paragraph, any Subsidiary Guarantee of the Notes will provide by its terms that it will be automatically and unconditionally released and discharged under the circumstances described above under the caption "--Subsidiary Guarantees." The form of the Subsidiary Guarantee will be attached as an exhibit to the Indenture.

Business Activities

The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Payments for Consent

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Whether or not required by the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes, within the time periods specified in the Commission's rules and regulations:

    (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

    (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis, of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

In addition, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

Events of Default and Remedies

Each of the following is an Event of Default:

    (1) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to the Notes;

    (2) default in payment when due of the principal of or premium, if any, on the Notes;

    (3) failure by the Company or any of its Subsidiaries to comply with the provisions described under the captions "--Repurchase at the Option of Holders--Change of Control," or "--Repurchase at the Option of Holders-- Asset Sales;"

    (4) failure by the Company or any of its subsidiaries for 30 days after notice to comply with the provisions of the covenants described above under the caption "--Certain Covenants--Restricted Payments" or "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" or failure for 60 days after notice to comply with any of its other agreements in the Indenture of the Notes;

    (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its


  Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default:

      (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness before the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

      (b) results in the acceleration of such Indebtedness before its express maturity,

  and, in each case, the principal amount of any such Indebtedness, together with the principal amount, of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

      (6) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

      (7) except as permitted by the Indenture, any Guarantee of the Notes shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee; and

      (8) certain events of bankruptcy or insolvency with respect to the Company or any of its significant subsidiaries that are Restricted Subsidiaries.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company, with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to December 15, 2002, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding paying the premium upon redemption of the Notes prior to December 15, 2002, then the premium specified in the event of an optional redemption using the net cash proceeds of an Equity Offering shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Company or any person controlling such person, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Issuers may, at their option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes ("Legal Defeasance") except for:

    (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to below;

    (2) the Issuers' obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

    (3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers' obligations in connection therewith; and

    (4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes. If Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

    (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

    (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

      (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or;

      (b) since the date of the Indenture, there has been a change in the applicable federal income tax law,

  in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

    (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

    (4) no Default or Event of Default shall have occurred and be continuing either:

      (a) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); or

      (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

    (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

    (6) the Company must have delivered to the Trustee an opinion of counsel to the effect that the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

    (7) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

    (8) the Company must deliver to the trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, the Notes or the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing default or event of default (other than a default or event of default in the payment of the principal of premium, if any, or interest on the Notes) compliance with any provision of the Indenture, the Notes or the Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes.

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

    (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

    (2) reduce the principal of or change the fixed maturity of any Note or alter or waive the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders");

    (3) reduce the rate of or change the time for payment of interest on any Note;

    (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

    (5) make any Note payable in money other than that stated in the Notes;

    (6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

    (7) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders");

    (8) make any change in the preceding amendment and waiver provisions; or

    (9) release any Guarantor from any of its obligations under its Guarantee of the Notes or the Indenture, except in accordance with the terms of the Indenture

Notwithstanding the preceding, without the consent of any Holder of Notes, the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture, the Notes or the Guarantees:

    (1) to cure any ambiguity, defect or inconsistency;

    (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

    (3) to provide for the assumption of an Issuer's or a Guarantor's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Issuer's or Guarantor's assets;

    (5) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder;

    (6) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; or

    (7) to allow any Guarantor to execute a supplemental indenture and/or a Guarantee with respect to the Notes.

Concerning the Trustee

If the Trustee becomes a creditor of the Company or any Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The Holders of a majority in principal, amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

We have listed below certain defined terms used in the Indenture. You should refer to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

"Acquired Debt" means, with respect to any specified Person:

    (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

    (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

"Acquisitions" means the acquisition by the Company of:

    (1) all of the outstanding capital stock of Zeigler Coal Holding Company,

    (2) all of the outstanding capital stock of certain subsidiaries of Cyprus Amax Coal Company and certain mining equipment used by such subsidiaries together with an agreement to pay Cyprus Amax Coal Company or its affiliate certain royalties,

    (3) all of the outstanding capital stock of Mid-Vol Leasing, Inc., Mega Minerals, Inc. and Premium Processing, Inc. together with an agreement to pay the former owners of Mid-Vol Leasing, Inc. certain royalties,

    (4) all of the outstanding capital stock of Kindill Holding, Inc. and Hayman Holdings, Inc.,

    (5) certain of the assets of The Battle Ridge Companies,

    (6) the stock of Leslie Resources, Inc. and Leslie Resources Management,
  Inc.,

    (7) certain facilities, equipment, and intellectual property through the purchase of a substantial portion of the assets of the Mining Technologies Division of Addington Enterprises, Inc.,

    (8) all of the outstanding capital stock of Martiki Coal Corporation and
  (ix) all of the outstanding capital stock if Ikerd-Bandy Co., Inc.

"Additional Assets" means

    (1) any property or assets (other than Capital Stock, Indebtedness or rights to receive payments over a period greater than 180 days, other than with respect to coal supply contract restructurings) that are usable by the Company or a Restricted Subsidiary in a Permitted Business or

    (2) the Capital Stock of a Person that is at the time, or becomes, a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary.

"Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

"Asset Sale" means

    (1) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of coal or rights to acquire coal or sales of mining equipment and related parts and services, in each case, in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Exchange Note Indenture described above under the caption "--Change of Control" and/or the provisions described above under the caption "--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and

    (2) the issue or sale by the Company or any of its Restricted
  Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $2.0 million or (b) for Net Proceeds in excess of $2.0 million.

Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales:

    (1) a transfer of assets by the Company to a Subsidiary Guarantor Restricted Subsidiary or by a Subsidiary Guarantor Restricted Subsidiary to the Company or to another Restricted Subsidiary,

    (2) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary,

    (3) a Restricted Payment that is permitted by, or an Investment that is not prohibited by, the covenant described above under the caption "-- Certain Covenants--Restricted Payments,"

    (4) a disposition of Cash Equivalents or obsolete equipment,

    (5) foreclosures on assets,

    (6) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof,

    (7) the factoring of accounts receivable arising in the ordinary course of business pursuant to arrangements customary in the industry and

    (8) the sale or disposition by the Company or a Restricted Subsidiary of its Equity Interest in, or all or substantially all of the assets of, an Unrestricted Subsidiary.

"Assets Held for Sale" means (1) assets of the Company that are reported on the pro forma financial statements of the Company contained in the offering memorandum for the issuance of the Notes as assets held for sale in accordance with GAAP and (2) the office building in Fairview Heights, Illinois.

"Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as such term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

"Board of Directors" means the board of directors of AEI Resources, Inc. or any authorized committee of the Board of Directors.

"Bridge Facilities" means the (1) Senior Subordinated Credit Agreement, dated as of September 2, 1998, among the Company, the Guarantors, Warburg Dillon Read LLC, as Arranger and Syndication Agent, UBS AG, Stamford Branch, as Administrative Agent, and the lenders party thereto and (2) Senior Credit Agreement, dated as of September 2, 1998, among Holdings, Warburg Dillon Read LLC, as Arranger and Syndication Agent, UBS AG, Stamford Branch, as Administrative Agent, and the lenders party thereto.

"Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

"Capital Stock" means:

    (1) in the case of a corporation, corporate stock;

    (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

    (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

    (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

"Cash Equivalents" means:

    (1) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the U.S. Government or any agency thereof,

    (2) certificates of deposit and time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any lender under our credit facility or of any commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better, except that up to $10.0 million of such certificates of deposit, time deposits and overnight deposits may be of or with the Kentucky Bank and Trust Company at any one time,

    (3) repurchase obligations of any lender under our credit facility or of any commercial bank satisfying the requirements of clause (2) of this definition, having a term of not more than 90 days with respect to securities issued or fully guaranteed or insured by the United States Government,

    (4) commercial paper of a domestic issuer rated at least A-2 by Standard and Poor's Rating Group ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency if both of S&P and Moody's cease publishing ratings of investments,

    (5) securities with maturities of one year or less from the date of acquisition, rated at least A by S&P or A by Moody's, issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government,

    (6) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any lender under our credit facility or any commercial bank satisfying the requirements of clause (2) of this definition, or

    (7) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (1) through
  (6) of this definition.

"Change of Control" means the occurrence of any of the following:

    (1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal;

    (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

    (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; or

    (4) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person immediately after giving effect to such issuance.


"Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus:

    (1) provision for taxes based on, income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

    (2) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs, deferred financing fees and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations (other than employee benefit obligations), the interest component of all payments associated with Capital Lease Obligations commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

    (3) depreciation, depletion, amortization (including amortization of goodwill and other intangibles and other non-cash expenses (including, without limitation, writedowns and impairments of property, plant and equipment and intangibles and other long-lived assets) (excluding any such non-cash expense for periods after the date of this Indenture to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

    (4) non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in accordance with GAAP; and

    (5) unusual or nonrecurring charges incurred either (A) prior to the date of this Indenture or (B) within twelve months thereafter and in connection with any of the transactions contemplated by the Transaction Documents, in each case to the extent deducted in computing such Consolidated Net Income, plus

    (6) noncash items decreasing such Consolidated Net Income for such period (other than accruals in accordance with GAAP), in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation, depletion and amortization and other non-cash charges of, a Restricted Subsidiary that is not a subsidiary guarantor shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

"Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

    (1) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

    (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

    (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

    (4) the Net Income (or loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Restricted Subsidiaries;

    (5) the cumulative effect of a change in accounting principles shall be excluded;

    (6) any non-cash expense related to employee equity participation programs or stock option or similar plans shall be disregarded; and

    (7) losses of TEK-KOL prior to the date of the Indenture shall be disregarded.


"Credit Facilities" means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

"Debt to Cash Flow Ratio" means, as of any date of determination, the ratio of
(a) the Consolidated Indebtedness of any Person and its Restricted Subsidiaries as of such date to (b) the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for the four most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available. For purposes of making the computation referred to above, (1) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the date on which the event for which the calculation of the Debt to Cash Flow Ratio is being calculated ("Calculation Date") shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income and (2) the Consolidated Cash Flow and Consolidated Senior Indebtedness attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded.

"Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

"Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Senior Notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants--Restricted Payments."

"Domestic Subsidiary" means a Restricted Subsidiary that is (1) formed under the laws of the United States of America or a state or territory thereof or (2) as of the date of determination, treated as a domestic entity or a partnership or a division of a domestic entity for United States federal income tax purposes.

"Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

"Equity Offering" means any public or private sale of equity securities (excluding Disqualified Stock) of the Company or Holdings (to the extent that the net proceeds therefrom are contributed to the Company as common equity capital), other than any private sales to an Affiliate of the Company.


"Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Senior Credit Facilities, the Notes, the Senior Subordinated Notes and related Guarantees) in existence on the date of the Indenture, including without duplication, outstanding letters of credit which support such Indebtedness, until such amounts are repaid.

"Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

    (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations (other than employee benefit obligations) commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations; plus

    (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period (but excluding amortization of debt issuance costs); plus

    (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

    (4) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then effective combined federal, state and local tax rate of such Person for such period, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

"Fixed Charge Coverage Ratio" means with respect to any specified Person and its Restricted Subsidiaries for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs; assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

    (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

    (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date or held for sale as of the date of the Indenture, shall be excluded; and

    (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

"Foreign Subsidiaries" means Subsidiaries of the Company that are not Domestic Subsidiaries.

"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

"Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

"Guarantors" means each of:

    (1) AEI Resources Holding, Inc.; and

    (2) any subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture;

and their respective successors and assigns.

"Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

    (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

    (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange or commodity prices;

  in each case for the purpose of risk management and not for speculation.

"Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

    (1) in respect of borrowed money;

    (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

    (3) evidenced by banker's acceptances;

    (4) representing Capital Lease Obligations;

    (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

    (6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

Notwithstanding the foregoing, the term "Indebtedness" will not include any of the foregoing that constitutes:

    (1) an accrued expense,

    (2) trade payables,

    (3) Obligations in respect of reclamation, workers' compensation, including black lung, pensions and retiree health care, in each case to the extent not overdue for more than 90 days, and

    (4) agreements to make royalty payments, including minimum royalty payments, that are entered into in connection with the acquisition of assets to be used in a Permitted Business and which comprise part of the purchase price of the assets acquired.

The amount of any Indebtedness outstanding as of any date will be:

    (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

    (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

"Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Restricted Payments."

"Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

"Net Income" means, with respect to any Person, the net income or loss of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

    (1) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any Asset Sale; or
  (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

    (2) any extraordinary or nonrecurring item, together with any related provision for taxes on such extraordinary or nonrecurring item.


"Net Proceeds" means the aggregate proceeds (cash or property) received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any noncash consideration received in any Asset Sale) or the sale or disposition of any Investment, net of the direct costs relating to such Asset Sale, sale or disposition, (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

"Non-Guarantor Subsidiaries" means (i) Yankeetown Dock Corporation and its direct and indirect Subsidiaries, (ii) the Company's future Unrestricted Subsidiaries and (iii) the Company's current and future Foreign Subsidiaries.

"Non-Recourse Debt" means Indebtedness:

    (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) other than a pledge of the Equity Interests of any Unrestricted Subsidiaries, (b) is directly or indirectly liable as a guarantor or otherwise other than by virtue of a pledge of the Equity Interests of any Unrestricted Subsidiaries, or (c) constitutes the lender; and

    (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

"Obligations" means any principal, premium (if any), interest, penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, Guarantees and other liabilities and amounts payable under the documentation governing any Indebtedness or in respect thereto.

"Permitted Business" means coal production, coal mining, coal brokering, coal transportation, mine development, energy related businesses, coal, natural gas, petroleum or other fossil fuel exploration, production, marketing, transportation and distribution and other related businesses, and activities of the Company and its Subsidiaries as of the date of the Indenture and any business or activity that is reasonably similar to any of the foregoing or a reasonable extension, development or expansion thereof or ancillary to any of the foregoing.

"Permitted Group" means any group of investors that is deemed to be a "person" (as such term is used in Section 13(d)(3) of the Exchange Act) by virtue of any agreement or arrangement among two or more Persons, provided that no single Person (together with its Affiliates), other than the Principals and their Related Parties, is the beneficial owner and beneficial ownership shall be determined without regard to such agreement or arrangement directly or indirectly, of (A) more than 50% of the Voting Stock of the Company that is "beneficially owned" (as defined above) by such group of investors and (B) more of the Voting Stock of the Company than is at the time "beneficially owned" (as defined above) by the Principals and their Related Parties in the aggregate (Voting Stock, in each case, measured by voting power rather than number of shares).

"Permitted Investments" means

  (1) any Investment in the Company or in a Restricted Subsidiary of the Company;

  (2)  any Investment in Cash Equivalents;

  (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

  (4) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

  (5) any Investment existing on the date of the Exchange Note Indenture (an "Existing Investment") and any Investment that replaces, refinances or refunds an Existing Investment, provided that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded and is made in the same Person as the Investment replaced, refinanced or refunded,

  (6) advances to employees not in excess of $5.0 million outstanding at any one time;

  (7) Hedging Obligations permitted under clause (7) of "Certain Covenants-- Incurrence of Indebtedness and Issuance of Preferred Stock;"

  (8) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business;

  (9) any Investment in a Permitted Business (whether or not an Investment in an Unrestricted Subsidiary) having an aggregate fair market value, that when taken together with all other Investments made pursuant to this clause (9), does not exceed in aggregate amount the sum of (a) 5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) plus (b) 100% of the Net Proceeds from the sale or disposition of any Investment previously made pursuant to this clause (9) or 100% of the amount of any dividend, distribution or payment from any such Investment, net of income taxes paid or payable in respect thereof, in each case up to the amount of the Investment that was made pursuant to this clause (9) and 50% of the amount of such Net Proceeds or 50% of such dividends, distributions or payments, in each case received in excess of the amount of the Investments made pursuant to this clause (9);

  (10) guarantees (including Guarantees) of Indebtedness permitted under "-- Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock;"

  (11) any Investment acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of the transfer of title with respect to any secured Investment in default as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to such secured Investment;

  (12) that portion of any Investment by the Company or a Restricted Subsidiary in a Permitted Business to the extent that the Company or such Restricted Subsidiary will receive in a substantially concurrent transaction an amount in cash equal to the amount of such Investment (or the fair market value of such Investment), net of any obligation to pay taxes or other amounts in respect of the receipt of such cash; and

  (13) any Investment made by the Company or any Restricted Subsidiary in an Unrestricted Subsidiary with the proceeds of any equity contribution to or sale of Equity Interest by the Company or any Restricted Subsidiary, provided that such proceeds shall not increase the amount available pursuant to clause (3) of the first paragraph of the covenant described above under "--Certain Covenants--Restricted Payments;" provided that the receipt of such cash does not carry any obligation by the Company or such Restricted Subsidiary to repay or return such cash;

provided, however, that with respect to any Investment, the Company may, in its sole discretion, allocate all or any portion of any Investment to one or more of the above clauses so that the entire Investment would be a Permitted Investment.

"Permitted Liens" means

    (1) Liens securing Indebtedness under Credit Facilities that was permitted by the terms of the Exchange Note Indenture to be incurred;

    (2) Liens in favor of the Company;

    (3) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company;

    (4) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

    (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

    (6) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other kinds of social security;

    (7) Liens existing on the date of the Exchange Note Indenture;

    (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

    (9) Liens on assets of Subsidiary Guarantors to secure Senior
  Indebtedness of such Subsidiary Guarantors that was permitted by the Exchange Note Indenture to be incurred;

    (10) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that
  (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary;

    (11) Liens on assets of Foreign Subsidiaries to secure Indebtedness that was permitted by the Exchange Note Indenture to be incurred;

    (12) statutory liens of landlords, mechanics, suppliers, vendors, warehousemen, carriers or other like Liens arising in the ordinary course of business;

    (13) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceeding that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such legal proceeding may be initiated shall not have expired;

    (14) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred or imposed, as applicable, in the ordinary course of business and consistent with industry practices which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or its Subsidiaries) or interfere with the ordinary conduct of the business of the Company or such Subsidiaries; provided, however, that any such Liens are not incurred in connection with any borrowing of money or any commitment to loan any money or to extend any credit;

    (15) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (d) of the second paragraph of the covenant entitled "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" and other purchase money Liens to finance property or assets of the Company or any Restricted Subsidiary acquired in the ordinary course of business; provided that such Liens are only secured by such property or assets so acquired or improved (including, in the case of the acquisition of Capital Stock of a Person who becomes a Restricted Subsidiary, Liens on the assets of the Person whose Capital Stock was so acquired);

    (16) Liens securing Indebtedness under Hedging Obligations, provided that such Liens are only secured by property or assets that secure the Indebtedness subject to the Hedging Obligation;

    (17) Liens to secure Indebtedness permitted by clause (11) of the second paragraph of the covenant entitled "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

    (18) Liens on the Equity Interests of Unrestricted Subsidiaries securing obligations of Unrestricted Subsidiaries not otherwise prohibited by the Indenture.

"Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

    (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest and premium, if any, on the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

    (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

    (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced defeased or refunded; and

    (4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

"Principals" means Larry Addington, Bruce Addington and Robert Addington.

"Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

A "Public Market" shall be deemed to exist if (1) a Public Equity Offering has been consummated and (2) at least 35% of the total issued and outstanding common stock of the Company immediately prior to the consummation of such Public Equity Offering has been distributed by means of an effective registration statement under the Securities Act.

"Related Party" with respect to any Principal means:

    (1) any controlling stockholder, Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal; or

    (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a 50% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (1).

"Restricted Investment" means an Investment other than a Permitted Investment.

"Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.


"Senior Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness that is not contractually subordinated to any other Indebtedness).

"Senior Subordinated Notes" mean the Senior Subordinated Notes of the Company due 2006, to be issued concurrently herewith.

"Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

"Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

"Subsidiary" means, with respect to any Person:

    (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

    (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

"Subsidiary Guarantee" means a guarantee endorsed on the Senior Notes by a Subsidiary Guarantor.

"Subsidiary Guarantors" means each of (1) the Company's Domestic Subsidiaries at the date of the closing of the Acquisition, other than Yankeetown Dock Corporation and the Subsidiaries of Yankeetown Dock Corporation at the date of the Exchange Note Indenture and (2) any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Exchange Note Indenture, and their respective successors and assigns.

"Technology Sharing Agreement" means that certain agreement dated as of April 29, 1998 between the Company and Addington Enterprises, Inc., as the same may be extended or renewed from time to time without alteration of the material terms thereof.

"Total Assets" means the total assets of the Company and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, as shown on the most recently available consolidated balance sheet of the Company and its Restricted Subsidiaries.

"Transaction Documents" means the documents related to (1) the Acquisitions,
(2) the Senior Credit Facilities and (iii) the offering of the Senior Notes and the Senior Subordinated Notes.

"Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by, and published in, the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to the date fixed for redemption of the Notes (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining Weighted Average Life to Maturity of the Notes; provided, however, that if the Weighted Average Life of Maturity of the Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Weighted Average Life to maturity of the Notes is less than one year, the weekly average yield on actually traded Unites States Treasury securities adjusted to a constant maturity of one year shall be used.

"Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

    (1) has no Indebtedness other than Non-Recourse Debt;

    (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

    (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any obligation (a) to subscribe for additional Equity Interests in unrestricted subsidiaries or (b) to maintain or preserve such Person's net worth; and

    (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries provided, however, that the Company and its Restricted Subsidiaries may guarantee the performance of Unrestricted Subsidiaries in the ordinary course of business except for guarantees of Obligations in respect of borrowed money.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "Certain Covenants-Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock," the Company shall be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

"Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

"Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

    (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

    (2) the then outstanding principal amount of such Indebtedness.

"Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

                       DESCRIPTION OF OTHER INDEBTEDNESS

The Senior Credit Facility

General

We have entered into a Senior Credit Agreement dated as of September 2, 1998 and amended and restated as of December 14, 1998 with UBS AG, Stamford Branch, an affiliate of the Initial Purchaser, pursuant to which UBS and a syndicate of financial institutions provided us with:

  (a) a $575.0 million senior secured term loan facility consisting of (a) a term loan A facility in an aggregate principal amount of $325.0 million and (b) a term loan B facility in an aggregate amount of $250.0 million and

  (b) a $300.0 million senior secured revolving credit facility. The Revolving Credit Facility includes a $225.0 million sublimit for the issuance of letters of credit.

Security

Our Indebtedness under the senior credit facility is secured by a perfected first priority security interest in:

  (a)  all of our capital stock and the capital stock of our subsidiaries;

  (b) all of the capital stock of each of the entities comprising the businesses acquired in the Recent Acquisitions; and

  (c) substantially all accounts receivable, inventory, property, plant and equipment, intangibles, contract rights, other personal property and real property of the Company, its Subsidiaries and the businesses acquired in the Recent Acquisitions. Holdings and each of our Subsidiaries has guaranteed the senior credit facility.

Interest

Our Indebtedness of the Company under the senior credit facility shall bear interest, at the option, at a rate as follows: LIBOR plus the Applicable LIBOR Spread or ABR plus the Applicable ABR Spread. LIBOR borrowings may have interest periods of one, two, three or six months at the election of the Company.

The "Applicable LIBOR Spread" will initially be:

  (a) under the revolving credit facility, 3.00% per annum;

  (b) under the term loan A facility, 3.00% per annum; and (iii) under the term loan B facility, 3.50% per annum. Thereafter, the Applicable LIBOR Spread will be determined pursuant to a grid-based test adjusted in accordance with the financial performance of the Company.

The "Applicable ABR Spread" initially will be:

  (a) under the Revolving Credit Facility, 2.00% per annum;

  (b) under the term loan A facility, 2.00% per annum; and

  (c) under the term loan B facility, 2.50% per annum.

Thereafter, the Applicable ABR Spread will be described pursuant to a grid-based test adjusted in accordance with the financial performance of the Company. "ABR" (Alternate Base Rate) is the higher of the Prime Rate of the reference bank set forth in the Senior Credit Facility documentation and the Federal Funds effective rate plus 0.5%.

Maturity

The term loan facility matures on September 30, 2005. The revolving credit facility matures on December 31, 2003.

Fees

We have agreed to pay the lenders unused commitment fees of 0.50% per annum on the undrawn committed amount under the revolving credit facility, payable quarterly in cash.

We have agreed to pay the issuing bank per annum letter of credit fees equal to the Applicable LIBOR Spread on the undrawn face amounts of outstanding letters of credit, payable quarterly in arrears. Fronting fees of 0.25% will be payable to the issuing bank along with customary issuance and administrative fees.

Covenants

The senior credit facility contains certain customary covenants including, without limitation, restrictions on our ability to:

  (a) incur additional indebtedness, pay certain dividends and make certain other restricted payments and investments;

  (b) make acquisitions or dispose of assets;

  (c) create liens;

  (d) engage in transactions with affiliates;

  (e) issue disqualified capital stock;

  (f) merge, consolidate or transfer substantially all of their respective assets, and

  (g) make capital expenditures.

In addition, we are required to maintain compliance with certain financial tests, including a maximum leverage ratio of 4.00, decreasing over time to 2.75 in December 2001, a minimum interest coverage ratio of 2.50, increasing over time to 3.50 in December 2001 and thereafter, and a minimum net worth of negative $125.0 million plus 50% of consolidated net income from October 1, 1998 plus 100% of the proceeds of equity issuances and capital contributions.

Events of Default

The senior credit facility contains customary events of default including, without limitation:

  (a) the non-payment of principal, interest, fees or other amounts when due under the loans issued under the Senior Credit Facility;

  (b) certain changes in our control and ownership;

  (c) cross defaults to certain other indebtedness;

  (d) certain events of bankruptcy and insolvency;

  (e) judgment defaults; and

  (f) failure of any guaranty or security agreement supporting the credit facility to be in full force and effect.

Optional and Mandatory Prepayment and Commitment Reductions

We may prepay and reduce in whole or in part the senior credit facility at any time without penalty, subject to reimbursement of the lenders' breakage costs and payments of any and all accrued interest.

We will be required, subject to certain exceptions, to prepay the senior credit facility with:

  (a) 75.0% of annual excess cash flow, reduced to 50.0% in any fiscal year where the year-end leverage ratio is less than 3.0:1,

  (b) 100.0% of the net proceeds of our asset sales and other asset dispositions,

  (c) 100.0% of the net proceeds of our issuance or incurrence of debt or sale lease-back transactions, and

  (d) 50.0% of the net proceeds from any issuance of equity securities. "Excess cash flow" is defined to mean

   (1) the sum of operating cash flow, net decrease in working capital and cash received from any life insurance or "key man policies" minus

   (2) the sum of cash interest expense, capital lease expense, principal payments on indebtedness, capital expenditures, income taxes and certain dividends, cash paid for acquisitions to the extent funded from internally generated funds, and net increases in working capital. Mandatory prepayments will be applied pro rata among the outstanding amounts of the term loans. Any excess amount to be applied against the Term Loans over the then outstanding amount of the term loans shall be applied to the revolving credit facility.

Loans made pursuant to the revolving credit facility will be prepaid to the extent the aggregate extensions of credit under the revolving credit facility exceed the commitments then in effect. Any excess amount to be applied against the revolving credit loans over the then outstanding amount of such revolving credit loans will be applied to cash collateralize outstanding letters of credit.

The Senior Subordinated Credit Facility

We have entered into a Senior Subordinated Credit Agreement, dated as of September 2, 1998 (the "Bridge Credit Facility") with UBS, pursuant to which UBS and a syndicate of financial institutions provided the Company with a $500.0 million secured loan facility. The outstanding principal balance under the Bridge Credit Facility is approximately $8.0 million. In the event that the Company does not repay the Bridge Credit Facility on or before April 30, 1999, UBS is entitled to receive 2.5% of the common stock of Holdings.

Surety Bonds

Federal and state laws require surety bonds to secure our obligations to reclaim lands disturbed for mining, to pay federal and state workers' compensation and to satisfy other miscellaneous obligations. The amount of these bonds varies constantly, depending upon, among other things, the amount of acreage disturbed, the degree to which each property has been reclaimed and the number of persons we employ. Under federal law, partial bond release for reclamation bonds is provided as mined lands (i) are backfilled and graded to approximate original contour, (ii) are re-vegetated and (iii) achieve pre-mining vegetative productivity levels on a sustained basis for a period of five to ten years.

As of December 31, 1998, we had outstanding surety bonds with third parties for post-mining reclamation totaling $524.4 million. Surety bonds valued at an additional $123.3 million are in place for federal and state workers' compensation obligations and other miscellaneous obligations.

Zeigler IRBs

Charleston County, South Carolina

On August 21, 1997, Charleston County, South Carolina, issued $30.8 million of Industrial Revenue Refunding Bonds, Series 1997, due August 1, 2028. The bonds will be paid from revenues derived from or in connection with a Loan Agreement between Charleston County, South Carolina, and Zeigler, dated as of August 1, 1997. The bonds bear interest at a term rate equal to 6.95%. The bonds are subject to various optional and mandatory tender and redemption provisions upon the occurrence of certain events, and are guaranteed by the same entities that have guaranteed the Notes and the Company.

Peninsula Ports Authority of Virginia

On August 20, 1997, the Peninsula Ports Authority of Virginia issued $115.0 million of Port Facility Refunding Revenue Bonds (Zeigler Coal Project), Series 1997, due May 1, 2022. The bonds will be paid from revenues derived from or in connection with a Financing Agreement between the Port Authority and Zeigler, dated as of August 1, 1997. The bonds bear interest at term rate equal to 6.90%. The bonds are subject to various optional and mandatory tender and redemption provisions upon the occurrence of certain events, and are guaranteed by the same entities that have guaranteed the Notes and the Company.

The Senior Subordinated Notes

The Senior Subordinated Notes are senior subordinated obligations of the Company and will mature December 15, 2006.

Interest on the Senior Subordinated Notes will accrue at a rate of 11 1/2%, and be payable semiannually in arrears on June 15 and December 15 of each year, commencing June 15, 1999. The Senior Subordinated Notes are guaranteed on a senior subordinated basis by the Guarantors.

The Senior Subordinated Notes are redeemable, at the Company's option, in whole or in part, on or after December 15, 2002 at specified redemption prices, together with accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption. Prior to that date, the Company may redeem the Notes in whole or in part subject to payment of a make-whole premium. Upon the occurrence of a Change of Control (as defined in the Senior Subordinated Note Indenture), the Company is required to make an offer to repurchase the Senior Subordinated Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest.

The Senior Subordinated Note Indenture contains restrictive covenants that, among other things, limit the ability of the Company and its subsidiaries to:

  .  dispose of assets; engage in mergers and consolidations;

  .  engage in certain transactions with subsidiaries and affiliates;

  .  incur or guarantee additional indebtedness;

  . pay dividends or make other payments or investments; and limit the ability of subsidiaries to make certain distributions.

Events of Default under the Senior Subordinated Note Indenture include

  (a) failure to pay interest on the Senior Subordinated Notes within 30 days after such payments are due;

  (b) failure to repay principal when due at its maturity date, upon optional redemption, upon required repurchase, upon acceleration or otherwise;

  (c) failure to comply for 30 days after notice with the covenants regarding restricted payments and incurrence of indebtedness and failure to comply for 60 days after notice with the other covenants contained in the Senior Subordinated Note Indenture;

  (d) the default by the Company or any Significant Subsidiary (as defined in the Senior Subordinated Note Indenture) in respect of any indebtedness above specified levels;

  (e) certain events of bankruptcy;

  (f) certain judgments against the Company or any Significant Subsidiary remain unsatisfied for a period of 60 days;

  (g) any Guarantee (as defined in the Senior Subordinated Note Indenture) ceasing to be in full force and effect (except as contemplated by the terms thereof); and

  (h) the denial or disaffirmation by any Guarantor (as defined in the Senior Subordinated Note Indenture) of its obligations under the applicable indenture or any Guarantee.

                  UNITED STATES INCOME TAX CONSIDERATIONS

The following summary describes the material U.S. federal income tax consequences of the exchange of the initial notes for exchange notes that may be relevant to a beneficial owner of notes that is a citizen or resident of the United States or a U.S. domestic corporation or that otherwise is subject to United States federal income taxation on a net income basis in respect of such Notes (a "U.S. holder"). This summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change. This summary deals only with U.S. holders that hold the initial notes as capital assets, and does not address tax considerations applicable to investors that may be subject to special tax rules, such as, but not limited to, banks, tax-exempt entities, insurance companies or dealers in securities or currencies, traders in securities electing to mark to market, persons that hold the initial notes as a position in a "straddle" or conversion transaction, or as part of a "synthetic security" or other integrated financial transaction or persons that have a "functional currency" other than the U.S. dollar.

An Exchange pursuant to this exchange offer will not be a taxable event for U.S. federal income tax purposes. As a result, a U.S. holder of an initial note whose initial note is accepted in the exchange offer will not recognize gain or loss on the Exchange. A tendering U.S. holder's tax basis in the exchange notes will be the same as such U.S. holder's tax basis in its initial notes. A tendering U.S. holder's holding period for the exchange notes received pursuant to the exchange offer will include its holding period for the initial notes surrendered therefor.

Investors should consult their own tax advisors in determining the tax consequences to them, as a result of their individual circumstances, of the exchange of the initial notes for the exchange notes and of the ownership and disposition of exchange notes received in the exchange offer, including the application of state, local, foreign or other tax laws.

                              PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account in exchange for initial notes pursuant to the exchange offer, where such initial notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for initial notes where such initial notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of up to one year after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver any by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

For a period of up to one year after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents at any time during such period. We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the initial notes, other than commissions or concessions of any broker-dealers, subject to certain prescribed limitations. We will indemnify the Holders of the initial notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

By its acceptance of the exchange offer, any broker-dealer that receives Notes pursuant to the exchange offer agrees to notify us prior to using this prospectus in connection with the sale or transfer of Notes, and acknowledges and agrees that, upon receipt of notice from us of the happening of any event which makes any statement in this prospectus untrue in any material respect or which requires the making of any changes in this prospectus in order to make the statements therein not misleading or which may impose upon us disclosure obligations that may have a material adverse effect on us (which notice we agree to deliver promptly to such broker-dealer), such broker-dealer will suspend use of this prospectus until we have notified such broker-dealer that delivery of this prospectus may resume and has furnished copies of any amendment or supplement to the Prospectus to such broker-dealer.

The Notes will constitute a new issue of securities with no established trading market. We do not intend to list the Notes on any national securities exchange or to seek approval for quotation through any automated quotation system. We have been advised by the initial purchaser of the Notes that following completion of the exchange offer, it may make a market in the Notes. In addition, the initial purchaser may bid for, and purchase, the Notes on the open market. These activities may stabilize or maintain the market price of the Notes above independent market levels. The initial purchaser is not obligated to make a market for, bid for or purchase the Notes, and any market-making activities with respect to the Notes may be discontinued at any time without notice. Accordingly, no assurance can be given that an active public or other market will develop for the Notes or as to the liquidity of or the trading market for the Notes. If a trading market does not develop or is not maintained, holders of the Notes may experience difficulty in reselling the Notes or may be unable to sell them at all. If a market for the Notes develops, any such market may cease to continue at any time. If a public trading market develops for the Notes, future trading prices of the Notes will depend on many factors, including, among other things, prevailing interest rates, our results of operations and the market for similar securities and other factors, including our financial condition.

                                 LEGAL MATTERS

The validity of the exchange notes will be passed upon for us by Latham & Watkins, New York, New York. Certain legal matters relating to the exchange offer will be passed upon for us by Brown, Todd & Heyburn PLLC, Lexington and Louisville, Kentucky.

                                   ENGINEERS

The information appearing in this prospectus concerning estimates of our proven and probable coal reserves have been included in this prospectus in reliance on the following experts:

  . the estimates of the proven and probable coal reserves of AEI Holding Company, Inc. were reviewed and evaluated by Marshall Miller & Associates in June 1997 and September 1997, and updated in September 1998;

  . the estimated proven and probable coal reserves of Zeigler Coal Holding Company are based on a reserve study prepared by Weir International Mining Consultants in 1994, as updated in May 1998;

  . the estimated proven and probable coal reserves acquired from Cyprus Amax as of April 1998, have been reviewed and evaluated by Marshall Miller & Associates as of that date;

  . the estimated proven and probable coal reserves of Crockett Collieries were reviewed and evaluated by Stagg Engineering Services, Inc. in February 1998;

  . the estimated proven and probable coal reserves acquired from The Battle Ridge Companies were reviewed and evaluated by Marshall Miller & Associates in November 1997;

  . the estimated proven and probable coal reserves of Mid-Vol Leasing and related companies were reviewed and evaluated by Marshall Miller & Associates in May 1998;

  . the estimated proven and probable coal reserves of Kindill Holding, Inc. and a related company, as of November 1997, as updated in August 1998, have been reviewed and evaluated by Norwest Mine Services; and

  . the estimated proven and probable coal reserves of Martiki Coal Corporation and related companies were reviewed and evaluated by Marshall Miller & Associates in October 1998.

                    WHERE YOU CAN FIND MORE INFORMATION

AEI Resources and AEI Holding have filed a registration statement on Form S-4 to register the exchange notes to be issued in exchange for the initial notes with the Securities and Exchange Commission. This prospectus is part of that registration statement. As allowed by the SEC's rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement.

You may read and copy the registration statement and exhibits at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call 1-800-SEC-0330 for further information on the public reference rooms. Our registration statement is also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

We have not authorized anyone to give you any information or to make any representations about the transactions we discuss in this prospectus other than those contained herein or in the registration statement. If you are given any information or representations about these matters that is not discussed in this prospectus or included in the registration statement, you must not rely on that information.

This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law.

         CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements about our final condition, results of operations, and business. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates," or similar expressions used in this prospectus.

These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by us in those forward-looking statements include, among others, the following:

 .Our ability to pay interest and principal on a very large amount of debt;

 .Our ability to successfully integrate our recent acquisitions;

 .Our ability to achieve cost savings from integrating our recent acquisitions;

 .A significant decline in coal prices and any resulting impact on our operating margins;

 . Our ability to continue to obtain long-term sales contracts, due to the high level of competition in the coal industry; and

 . Changes in governmental regulation of the coal industry, including among other things, employee health and safety, limitations on land use, and environmental matters.

Because forward-looking statements are subject to risks and uncertainties, actual results differ materially from those expressed or implied by the forward-looking statements. You are cautioned not to place undue reliance on such statements, which speak only as of the date of this Prospectus.

We do not undertake any responsibility to release publicly any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this Prospectus. In addition, we don't undertake any responsibility to update you on the occurrence of any unanticipated events that may cause actual results to differ from those expressed or implied by the forward-looking statements contained in this Prospectus.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
AEI Resources Holding, Inc. and Predecessor
  Report of Arthur Andersen LLP, Independent Public Accountants........... F-3
  Consolidated Balance Sheets as of December 31, 1997 and 1998............ F-4
  Consolidated Statements of Operations for the years ended December 31,
   1996, 1997 and 1998.................................................... F-5
  Consolidated Statements of Stockholders' Equity (Deficit) for the years ended December 31, 1996, 1997 and 1998................................. F-6
  Consolidated Statements of Cash Flows for the years ended December 31,
   1996, 1997 and 1998.................................................... F-7
  Notes to Consolidated Financial Statements.............................. F-8
AEI Holding Company, Inc.
  Report of Arthur Andersen LLP, Independent Public Accountants........... F-35
  Consolidated Balance Sheets as of December 31, 1997 and 1998............ F-36
  Consolidated Statements of Operations for the years ended December 31,
   1996, 1997 and 1998.................................................... F-37
  Consolidated Statements of Stockholder's Equity (Deficit) for the years ended December 31, 1996, 1997 and 1998................................. F-38
  Consolidated Statements of Cash Flows for the years ended December 31,
   1996, 1997 and 1998.................................................... F-39
  Notes to Consolidated Financial Statements.............................. F-40
Employee Benefits Management, Inc.
  Report of Arthur Andersen LLP, Independent Public Accountants........... F-58
  Balance Sheet as of December 31, 1998................................... F-59
  Statement of Income and Comprehensive Income for the period from inception (December 11, 1998) through December 31, 1998................ F-60
  Statement of Stockholders' Equity for the period from inception
   (December 11, 1998) through December 31, 1998.......................... F-61
  Statement of Cash Flows for the period from inception (December 11,
   1998) through December 31, 1998........................................ F-62
  Notes to Financial Statements........................................... F-63
Zeigler Coal Holding Company
  Report of Deloitte & Touche LLP, Independent Auditors................... F-68
  Consolidated Balance Sheets as of December 31, 1996 and 1997 and June
   30, 1998 (unaudited) .................................................. F-69
  Consolidated Statements of Operations for the years ended December 31,
   1995, 1996 and 1997 and the six months ended June 30, 1997 and 1998
   (unaudited)............................................................ F-71
  Consolidated Statements of Cash Flows for the years ended December 31,
   1995, 1996 and 1997 and the six months ended June 30, 1997 and 1998
   (unaudited)............................................................ F-72
  Consolidated Statements of Shareholders' Equity for the years ended
   December 31, 1995, 1996 and 1997 and the six months ended June 30, 1998
   (unaudited)............................................................ F-73
  Notes to Consolidated Financial Statements.............................. F-74
The Cyprus Subsidiaries
  Report of PricewaterhouseCoopers LLP, Independent Accountants........... F-89
  Combined Statements of Assets, Liabilities and Parent Investment as of
   December 31, 1996 and 1997 and June 30, 1998 (unaudited)............... F-90
  Combined Statements of Operating Revenues and Expenses for the years ended December 31, 1995, 1996 and 1997 and the six months ended June
   30, 1997 and 1998 (unaudited).......................................... F-91
  Combined Statements of Parent Investment for the years ended December
   31, 1995, 1996 and 1997 and the six months ended June 30, 1997 and 1998
   (unaudited) ........................................................... F-92
  Combined Statements of Cash Flows for the years ended December 31, 1995,
   1996 and 1997 and the six months ended June 30, 1997 and 1998
   (unaudited)............................................................ F-93
  Notes to Combined Financial Statements.................................. F-94

                                                                          Page
                                                                          -----
Leslie Resources Financial Statements
  Report of Arthur Andersen LLP, Independent Public Accountants.......... F-104
  Combined Balance Sheet as of December 31, 1997......................... F-105
  Combined Statement of Operations and Retained Earnings for the year ended December 31, 1997............................................... F-106
  Combined Statement of Cash Flows for the year ended December 31, 1997.. F-107
  Notes to Combined Financial Statements................................. F-108
Mid-Vol Leasing, Inc. and Affiliates
  Report of Arthur Andersen LLP, Independent Public Accountants.......... F-117
  Combined Balance Sheets as of December 31, 1996 and 1997 and June 30,
   1998 (unaudited)...................................................... F-118
  Combined Statements of Operations and Retained Earnings for the years ended December 31, 1995, 1996 and 1997 and the six months ended June
   30, 1997 and 1998 (unaudited)......................................... F-119
  Combined Statements of Cash Flows for the years ended December 31,
   1995, 1996 and 1997 and the six months ended June 30, 1997 and 1998
   (unaudited)........................................................... F-120
  Notes to Combined Financial Statements................................. F-121
Kindill Holding, Inc.
  Report of Deloitte & Touche LLP, Independent Auditors.................. F-129
  Consolidated Balance Sheets as of December 31, 1996 and 1997 and June
   30, 1998 (unaudited).................................................. F-130
  Consolidated Statements of Income for the years ended December 31, 1996 and 1997 and the six months ended June 30, 1997 and 1998 (unaudited).. F-131
  Consolidated Statements of Stockholders' Equity for the years ended
   December 31, 1996 and 1997 and the six months ended June 30, 1998
   (unaudited)........................................................... F-132
  Consolidated Statements of Cash Flows for the years ended December 31,
   1996 and 1997 and the six months ended June 30, 1997 and 1998
   (unaudited) .......................................................... F-133
  Notes to Consolidated Financial Statements............................. F-134
Martiki Coal Corporation
  Report of Deloitte & Touche LLP, Independent Auditors.................. F-142
  Balance Sheets as of December 31, 1997 and September 30, 1998.......... F-143
  Statements of Operations for the seven months ended July 31, 1996
   (predecessor), the five months ended December 31, 1996, the year ended
   December 31, 1997 and the nine months ended September 30, 1998
   (successor)........................................................... F-144
  Statements of Stockholders Equity for the seven months ended July 31,
   1996 (predecessor), the five months ended December 31, 1996, the year ended December 31, 1997 and the nine months ended September 30, 1998
   (successor)...........................................................    F-
  Statements of Cash Flows for the seven months ended July 31, 1996
   (predecessor), the five months ended December 31, 1996, the year ended
   December 31, 1997 and the nine months ended September 30, 1998
   (successor)........................................................... F-146
  Notes to Financial Statements.......................................... F-147

                 REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of

AEI Resources Holding, Inc.:

We have audited the accompanying consolidated balance sheets of AEI Resources Holding, Inc. and subsidiaries (see Note 1), as of December 31, 1997 and 1998, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AEI Resources Holding, Inc. and subsidiaries (see Note 1) as of December 31, 1997 and 1998 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                           Arthur Andersen LLP

Louisville, Kentucky

April 9, 1999

                   AEI RESOURCES HOLDING, INC. (Note 1)

                        CONSOLIDATED BALANCE SHEETS

                     As of December 31, 1997 and 1998

                                                     1997            1998
                                                 -------------- ---------------
                                                 (Dollar amounts in thousands)
                    ASSETS
Current Assets:
  Cash and cash equivalents....................  $      83,616  $        42,614
  Short-term investments.......................            401              --
  Accounts receivable (including amounts due
   from related parties of $7,951 and $1,757,
   respectively, net of allowance for doubtful
   accounts of $2,489 in 1998).................         29,939          141,095
  Inventories..................................         22,658          117,552
  Prepaid expenses and other...................          6,562           18,800
                                                 -------------  ---------------
   Total current assets........................        143,176          320,061
                                                 -------------  ---------------
Property, Plant and Equipment, at cost,
 including mineral reserves and mine
 development and contract costs................        129,685        2,151,503
  Less--accumulated depreciation, depletion and
   amortization................................        (23,027)         (80,416)
                                                 -------------  ---------------
                                                       106,658        2,071,087
                                                 -------------  ---------------
Debt issuance costs, net.......................         12,713           70,090
Advance royalties..............................          2,179           16,332
Other non-current assets, net..................            667           12,494
                                                 -------------  ---------------
   Total assets................................  $     265,393  $     2,490,064
                                                 =============  ===============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
  Accounts payable (including amounts due to
   related parties of $3,301 and $3,110,
   respectively)...............................  $      30,410  $       124,502
  Current portion of long-term debt and capital
   leases......................................          7,608           61,533
  Current portion of reclamation and mine
   closure costs...............................          2,100           45,617
  Current portion of employee benefits.........            484           33,776
  Income taxes payable.........................            --             7,816
  Deferred income taxes........................          5,199              --
  Accrued expenses and other...................         12,318          119,758
                                                 -------------  ---------------
   Total current liabilities...................         58,119          393,002
                                                 -------------  ---------------
Non-Current Liabilities, less current portion:
  Long-term debt and capital leases............        209,361        1,154,049
  Employee benefits............................             46          528,081
  Reclamation and mine closure costs...........          9,431          331,249
  Deferred income taxes........................          5,933          108,932
  Other non-current liabilities................            577           67,401
                                                 -------------  ---------------
   Total non-current liabilities...............        225,348        2,189,712
                                                 -------------  ---------------
   Total liabilities...........................        283,467        2,582,714
                                                 -------------  ---------------
Commitments and Contingencies (see notes)
Stockholders' Equity (Deficit):
  Common stock ($.01 par value, 100,000 and
   150,000 shares authorized, respectively,
   52,800 and 52,804 shares issued and
   outstanding, respectively)..................              1                1
  Additional capital...........................          7,193              --
  Retained deficit.............................        (25,268)         (92,651)
                                                 -------------  ---------------
   Total stockholders' deficit.................        (18,074)         (92,650)
                                                 -------------  ---------------
   Total liabilities and stockholders' equity
    (deficit)..................................  $     265,393  $     2,490,064
                                                 =============  ===============

  The accompanying notes to consolidated financial statements are an integral part of these balance sheets.

                   AEI RESOURCES HOLDING, INC. (Note 1)

                   CONSOLIDATED STATEMENTS OF OPERATIONS

           For the Years Ended December 31, 1996, 1997 and 1998

                                                    1996      1997      1998
                                                  --------  --------  --------
                                                        (In Thousands)
Revenues:
  Coal mining.................................... $104,804  $163,980  $704,832
  Equipment sales, rental and repair (including
   amounts from related parties of $14,333,
   $6,764 and $--, respectively).................   16,033     8,086     9,532
  Other (including amounts from related parties
   of $607, $2,381 and $509, respectively).......    2,363     3,188    19,050
                                                  --------  --------  --------
    Total revenues...............................  123,200   175,254   733,414
                                                  --------  --------  --------
Costs and expenses:
  Cost of operations (including amounts to
   related parties of $19,866, $25,575 and
   $29,880, respectively)........................   97,101   145,203   590,869
  Depreciation, depletion and amortization.......    6,945    10,755    76,846
  Selling, general and administrative............    9,025    13,870    32,476
  Writedowns and special items...................      --        --     16,466
                                                  --------  --------  --------
    Total costs and expenses.....................  113,071   169,828   716,657
                                                  --------  --------  --------
    Income from operations.......................   10,129     5,426    16,757
Interest and other income (expense):
  Interest expense (including amounts to related
   parties of $427, $1,382 and $--,
   respectively).................................   (5,527)   (9,192)  (65,247)
  Gain on sale of assets.........................      305       338     1,004
  Other, net.....................................       97        59     3,697
                                                  --------  --------  --------
                                                    (5,125)   (8,795)  (60,546)
                                                  --------  --------  --------
  Income (loss) before minority interest, income
   taxes and extraordinary item..................    5,004    (3,369)  (43,789)
Less -- Minority interest........................      (59)      --        --
                                                  --------  --------  --------
  Income (loss) before income taxes and
   extraordinary item............................    5,063    (3,369)  (43,789)
Income tax provision (benefit)...................      --     17,516   (20,409)
                                                  --------  --------  --------
  Income (loss) before extraordinary item........    5,063   (20,885)  (23,380)
Extraordinary loss from extinguishment of debt
 (net of $--, $869 and $6,801 tax benefit,
 respectively)...................................      --     (1,303)  (10,196)
                                                  --------  --------  --------
    Net income (loss)............................ $  5,063  $(22,188) $(33,576)
                                                  ========  ========  ========
Unaudited pro forma information (Note 21):
  Income (loss) before income taxes and
   extraordinary item............................ $  5,063  $ (3,369)
  Unaudited pro forma income tax expense
   (benefit).....................................    1,924    (1,280)
  Extraordinary item, net of tax benefit.........      --     (1,303)
                                                  --------  --------
  Unaudited pro forma net income (loss).......... $  3,139  $ (3,392)
                                                  ========  ========

  The accompanying notes to consolidated financial statements are an integral part of these statements.

                   AEI RESOURCES HOLDING, INC. (Note 1)

         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

           For the Years Ended December 31, 1996, 1997 and 1998

                                   Common Stock  Retained
                                   ------------- Earnings   Additional
                                   Shares Amount (Deficit)   Capital    Total
                                   ------ ------ ---------  ---------- --------
                                          (Dollar amounts in thousands)
Balance at January 1, 1996........    --  $ --   $    528    $(5,259)  $ (4,731)
  1996 net income (loss)..........    --    --     (2,621)     7,684      5,063
  Owners' distribution, net.......    --    --        --          (7)        (7)
                                   ------ -----  --------    -------   --------
Balance at December 31, 1996......    --    --     (2,093)     2,418        325
  Issued 2 shares of $.01 par
   value common stock on October
   20, 1997.......................      2   --        --         --         --
  Issued 98 shares of $.01 par
   value common stock on November
   12, 1997.......................     98   --        --         --         --
  Deferred tax benefit............    --    --        --       5,515      5,515
  Stock split of 528 to 1 on
   December 9, 1997............... 52,700     1       --          (1)       --
  1997 net income (loss)..........    --    --    (23,175)       987    (22,188)
  Owners' distribution, net.......    --    --        --      (1,726)    (1,726)
                                   ------ -----  --------    -------   --------
Balance at December 31, 1997...... 52,800     1   (25,268)     7,193    (18,074)
  Charge to equity for MTI
   purchase.......................    --    --    (43,807)    (7,193)   (51,000)
  Deferred tax benefit............    --    --     10,000        --      10,000
  Issued 2 shares of $.01 par
   value common stock on May 28,
   1998...........................      2   --        --         --         --
  Issued 2 shares of $.01 par
   value common stock on July 27,
   1998...........................      2   --        --         --         --
  1998 net income (loss)..........    --    --    (33,576)       --     (33,576)
                                   ------ -----  --------    -------   --------
Balance at December 31, 1998...... 52,804 $   1  $(92,651)   $   --    $(92,650)
                                   ====== =====  ========    =======   ========

  The accompanying notes to consolidated financial statements are an integral part of these statements.

                   AEI RESOURCES HOLDING, INC. (Note 1)

                   CONSOLIDATED STATEMENTS OF CASH FLOWS

           For the Years Ended December 31, 1996, 1997 and 1998

                                                   1996      1997       1998
                                                 --------  --------  ----------
                                                        (In Thousands)
Cash Flows From Operating Activities:
  Net income (loss)............................  $  5,063  $(22,188) $  (33,576)
  Adjustments to reconcile net income (loss) to
   net cash provided by (used in) operating
   activities
   Depreciation, depletion and amortization....     6,945    10,755      76,846
   Amortization of finance costs included in
    interest expense...........................        65       198       7,349
   Loan cost write-offs from debt refinancing..       --        572      16,997
   Provision for deferred income taxes.........       --     16,647     (64,121)
   Provision for writedowns and special items..       --        --       16,466
   Gain on sale of assets......................      (305)     (338)     (1,004)
Changes in assets and liabilities:
  (Increase) decrease in:
   Receivables.................................    (6,079)   (7,951)     13,348
   Inventories.................................    (3,050)   (6,173)      1,235
   Prepaid expenses and other..................    (1,408)     (835)     (8,640)
   Other non-current assets....................      (372)   (2,177)     (1,804)
  Increase (decrease) in:
   Accounts payable............................     9,518     4,191       5,123
   Accrued expenses and other..................        66    (1,354)    (11,929)
   Other non-current liabilities...............    (5,669)   (2,726)    (65,662)
                                                 --------  --------  ----------
     Total adjustments.........................      (289)   10,809     (15,796)
                                                 --------  --------  ----------
     Net cash provided by (used in) operating
      activities...............................     4,774   (11,379)    (49,372)
                                                 --------  --------  ----------
Cash Flows From Investing Activities:
  Net proceeds from sale of assets.............     1,589       549      14,400
  Disposition of assets held for sale..........       --        --      310,000
  Additions to property, plant and equipment
   and mine development and contract costs.....   (14,092)  (32,214)    (40,862)
  Acquisition of coal-mining companies
   including debt retirement, net of cash
   received....................................       --     (6,625)   (939,615)
  Short-term investments.......................       --       (401)        401
                                                 --------  --------  ----------
     Net cash used in investing activities.....   (12,503)  (38,691)   (655,676)
                                                 --------  --------  ----------
Cash Flows From Financing Activities:
  Borrowings on long-term debt.................     3,629   265,327   1,760,000
  Repayments on long-term debt.................    (4,150)  (98,243)   (957,056)
  Net borrowings (payments) on revolving line
   of credit...................................     4,258    (8,584)        --
  Net borrowings from (repayments to)
   stockholders................................     7,315    (8,715)        --
  Repayments on capital leases.................    (3,617)   (3,782)     (6,175)
  Payments for debt issuance costs.............       --    (12,673)    (81,723)
  Charge to equity for MTI purchase............       --        --      (51,000)
  Other changes in owners' equity (deficit),
   net.........................................       (87)      (97)        --
                                                 --------  --------  ----------
     Net cash provided by financing
      activities...............................     7,348   133,233     664,046
                                                 --------  --------  ----------
     Net increase (decrease) in cash and cash
      equivalents..............................      (381)   83,163     (41,002)
                                                 --------  --------  ----------
Cash and Cash Equivalents, beginning of
 period........................................       834       453      83,616
                                                 --------  --------  ----------
Cash and Cash Equivalents, end of period.......  $    453  $ 83,616  $   42,614
                                                 ========  ========  ==========

  The accompanying notes to consolidated financial statements are an integral part of these statements.

                        AEI RESOURCES HOLDING, INC.

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     December 31, 1996, 1997 and 1998

                          (Dollars in thousands)

1. ORGANIZATIONAL TRANSACTIONS AND BASIS OF PRESENTATION

a. Organizational Transactions

During November 1997, pursuant to an exchange agreement, the mining assets of Addington Enterprises, Inc. (Enterprises) and 69.8% of the common stock of Bowie Resources, Ltd. (Bowie) were transferred to a newly formed entity, AEI Holding Company, Inc. (AEI HoldCo.--a Delaware company) in exchange for the issuance of AEI HoldCo.'s shares to Enterprises (50%) and Larry Addington (50%). Additionally, AEI HoldCo. purchased Harold Sergent's 7.7% ownership interest in Bowie for $2,000. Enterprises is owned by Larry Addington (80%), Robert Addington (10%) and Bruce Addington (10%), who are brothers. Enterprises retained, in November 1997, certain non-coal mining properties as well as technology related assets which were subsequently disposed in the MTI agreement (see below).

The MTI Agreement was between Mining Technologies, Inc., a newly formed subsidiary of AEI HoldCo. (as purchaser) and Enterprises (as seller) for Enterprises' ownership interest in its North American (N.A.) mining technologies division. The purchase price of $51,000 (cash) was delivered at closing on January 2, 1998. The net assets acquired include mining equipment (primarily Highwall Mining Systems), contract mining agreements, real property and the intellectual property for the N.A. Highwall Mining Systems (patents, trademarks, etc.). Enterprises retained ownership of the non-N.A. intellectual property.

The November 1997 Exchange and MTI transactions described above were treated for accounting purposes as a transfer of entities and net assets under common control with accounting similar to that of a pooling of interests. Accordingly, the historical cost basis of the underlying assets and liabilities transferred (from Enterprises and Bowie) were carried over from the transferring entity to AEI HoldCo. Due to common control, the MTI cash purchase price of $51,000 paid by AEI HoldCo. to Enterprises was recorded as a charge to equity when paid in January 1998.

During May 1998, the owners of AEI HoldCo. (Larry Addington and Enterprises) established a new company, Coal Ventures, Inc. (CVI--a Delaware company) and in June 1998 transferred their shares of AEI HoldCo. to CVI in exchange for similar proportionate CVI shares, thereby making CVI the owner of AEI HoldCo.

During August 1998, CVI changed its name to AEI Resources, Inc. (Resources). In addition, during July 1998, the owners of Resources established a new company, AEI Resources Holding, Inc. (ARHI--a Delaware company--collectively, the Company) and transferred their shares of Resources to ARHI in exchange for similar proportionate ARHI shares, thereby making ARHI the owner of Resources. ARHI has no other assets or activities other than the ownership of Resources.

b. Basis of Presentation

The accompanying financial statements include the historical accounts of ARHI and Subsidiaries as well as its predecessors: Resources, AEI HoldCo. and Enterprises, all under the common control of Larry Addington. The accompanying financial statements also include the purchase accounting and post-acquisition operations of the following significant acquisitions since their date of acquisition: Ikerd-Bandy (October 1997), Leslie Resources (January 1998), Cyprus Subsidiaries (June 1998), Mid-Vol (July 1998), Zeigler (September 1998), Kindill (September 1998) and Martiki (November 1998). See Note 3 for discussion of acquisitions. Significant intercompany transactions and balances have been eliminated in consolidation. Minority interests for 1997 and 1998 have not been recorded due to insignificance or deficit equity.

Various allocations and carve-out adjustments have been made in the preparation of the accompanying consolidated financial statements. Such allocations have been recorded to segregate the historical accounts to

                        AEI RESOURCES HOLDING, INC.

reflect the businesses transferred. Management believes that the method used for allocations and carve-out adjustments is reasonable.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND GENERAL

a. Management's Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

b. Company Environment and Risk Factors

The Company's principal business activities consist of surface and deep mining and marketing of bituminous coal, performance of contract mining for third parties, construction and licensing of mining equipment, as well as leasing and repairing mining equipment. These operations are primarily located in Kentucky, Indiana, Illinois, West Virginia, Tennessee and Colorado.

The Company, in the course of its business activities, is exposed to a number of risks including: the possibility of the termination or alteration of coal sales contracts, fluctuating market conditions of coal and transportation costs, competitive industry and overcapacity, changing government regulations, unexpected maintenance and equipment failure, employee benefits cost control, misestimates of proven and probable coal reserves, satisfactory labor relations, loss of key employees, satisfactory resolution of the year 2000 issue and the ability of the Company to obtain financing, necessary mining permits and control of adequate recoverable mineral reserves. In addition, adverse uncontrollable (wet) weather and geological conditions tend to increase mining costs, sometimes substantially. Precipitation is generally highest at most of the Company's mining operations in early spring and late fall.

The Company is exposed to risks associated with a highly leveraged organization. Such risks include: increased vulnerability to adverse economic and industry conditions, limited ability to fund future working capital, capital expenditures, business acquisitions or other corporate requirements, possible liquidity problems as well as financing and credit constraints. Management believes it has adequate financing resources (including cash equivalents, cash generated from operations and additional borrowings) to meet its needs in 1999.

The Company's current business plans include on-going growth in its coal mining operations, primarily through acquisitions. The Company faces numerous risks in the successful identification, consummation and post-acquisition integration of such acquisitions.

c. Inventories

Inventories are stated at average cost, which approximates first-in, first-out
(FIFO) cost and does not exceed market. Components of inventories consist of coal, deferred overburden and parts and supplies (Note 4). Coal inventories represent coal contained in stockpiles and exposed in the pit. Deferred overburden represents the costs to remove the earthen matter (i.e., overburden) covering the coal seam in surface mining. Costs to remove overburden are accumulated and deferred on a pro-rata basis as overburden is removed and eventually charged to cost of operations when the coal is sold. The calculation of deferred overburden requires significant estimates and assumptions, principally involving engineering estimates of overburden removal and coal seam characteristics.

                        AEI RESOURCES HOLDING, INC.

d. Advance Royalty Payments (current portion included in Prepaid Expenses and Other)

The Company is required, under certain royalty lease agreements, to make minimum royalty payments whether or not mining activity is being performed on the leased property. These minimum payments are recoupable once mining begins on the leased property. The Company capitalizes these minimum royalty payments and amortizes the deferred costs once mining activities begin or expenses the deferred costs when the Company has ceased mining or has made a decision not to mine on such property. Included in prepaid expenses and other is $3,491 and $8,669 for 1997 and 1998, respectively, relating to advanced royalties.

e. Net Assets Held for Sale

At the time of the Zeigler acquisition, the Company identified various Zeigler items which it would resell including the Wyoming coal mines (within Triton Coal Company) and non-coal mining activities. Net assets held for sale as of December 31, 1998 in the accompanying financial statements includes net assets related to Zeigler's power marketing and fuel technology.

On December 14, 1998, the Company sold all issued and outstanding stock of its subsidiary, Triton Coal Company for $275,000 (the Triton Disposition). Prior to the closing of the Triton Disposition, all assets and liabilities of Triton which were not related to the Wyoming Mines were transferred to another subsidiary of the Company. The Company has agreed to provide certain transition services as well as temporary credit support via letters of credit (Note 7b) to the purchaser of Triton following the closing. Net proceeds from the Triton Disposition were used to partially retire the remaining amount due on the bridge financing facility for the Zeigler acquisition (Note 7).

On December 18, 1998, the Company sold the Pier IX and Shipyard River Terminals and related assets (the Pier Disposition) for an aggregate purchase price of $35,000.

Through an energy-trading subsidiary, Zeigler began entering into power and gas forward contracts and options for trading purposes in 1997. These forward contracts and options were recorded at their estimated fair market values by the Company at the date of purchase. At December 31, 1998, open net contract and option positions were not material and did not represent significant credit related exposure. The net assets held for sale balance is $3,038 at December 31, 1998 and is included in prepaid expenses and other current assets. The Company assigned amounts to assets held for sale based on expected sale proceeds as well as earnings, advances and allocated interest during the holding period prior to disposal. The Company expects the remaining assets held for sale to be disposed during 1999. No gain or loss was recorded on the Triton Disposition and Pier Disposition. A recap of net assets held for sale for 1998 follows:

   Initial assigned value............................................. $292,576
   1998 holding period cash advances..................................   10,812
   1998 allocated interest............................................    9,650
   1998 net proceeds from disposal.................................... (310,000)
                                                                       --------
   Balance at December 31, 1998.......................................    3,038
   1999 expected holding period cash advances.........................      954
   1999 expected allocated interest...................................    1,008
                                                                       --------
   1999 expected net proceeds from disposal........................... $  5,000
                                                                       --------

f. Depreciation, Depletion and Amortization

Property, plant and equipment are recorded at cost, including construction overhead and interest, where applicable. Expenditures for major renewals and betterments are capitalized while expenditures for maintenance

                        AEI RESOURCES HOLDING, INC.

and repairs are expensed as incurred. Depreciation, depletion and amortization are provided using either the straight-line or units of production method with estimated useful lives under the straight-line method comprising substantially the following ranges:

                                                                         Years
                                                                        --------
   Buildings........................................................... 10 to 45
   Mining and other equipment and related facilities...................  2 to 20
   Transportation equipment............................................   2 to 7
   Furniture and fixtures..............................................  3 to 10

Mineral reserves and mine development costs (included in property, plant and equipment) are amortized using the units-of-production method, based on estimated recoverable reserves. Coal sales contract related costs are amortized as tons are delivered, based on contracted tonnage requirements.

Debt issuance costs are being amortized using the effective interest method, over the life of the related debt, or using the straight-line method, over the life of the related debt, if the result approximates the effective interest method.

g. Restricted Cash (Included in Other Non-Current Assets)

The Company pays amounts as required by various royalty agreements. Certain of these agreements have been disputed by third parties, requiring that cash be paid into an escrow account until the rightful recipient is determined. Included in other non-current assets is $93 and $843 for 1997 and 1998, respectively, relating to restricted cash.

h. Coal Mine Reclamation and Mine Closure Costs

The Company estimates its future cost requirements for reclamation of land where it has conducted surface and deep mining operations, based on its interpretation of the technical standards of regulations enacted by the U.S. Office of Surface Mining, as well as state regulations.

The Company accrues for the cost of final mine closure and related exit costs over the estimated useful mining life of the developed property or, if purchased, at the date of acquisition. These costs relate to reclaiming the pit and support acreage at surface mines and sealing portals at deep mines. Other costs common to both types of mining are related to reclaiming refuse and slurry ponds as well as holding period and related termination/exit costs. The Company expenses the reclamation of current mine disturbance which is performed prior to final mine closure. The establishment of the final mine closure reclamation liability and the current disturbance is based upon permit requirements and requires various significant estimates and assumptions, principally associated with cost and production levels. Annually, the Company reviews its end of mine reclamation and closure liability and makes necessary adjustments, including mine plan and permit changes and revisions to cost and production levels to optimize mining and reclamation efficiency. The economic impact of such adjustments is generally recorded to cost of coal sales prospectively as remaining tons are mined. Also, as described in Note 2l., when a mine life is shortened due to change in mine plan, mine closing obligations are accelerated and the related accrual is increased accordingly. Although the Company's management believes it is making adequate provisions for all expected reclamation and other costs associated with mine closures, future operating results would be adversely affected if such accruals were later determined to be insufficient. End of mine reclamation and closure expense for 1996, 1997 and 1998 was $596, $2,196 and $18,188, respectively.

                        AEI RESOURCES HOLDING, INC.

i. Income Taxes

For 1996 and part of 1997 (Note 8), Enterprises and Bowie were S corporations under the Internal Revenue Code and similar state statutes. As a result, Enterprises and Bowie were not subject to income taxes and their taxable income or loss was reported in the stockholders' individual tax returns. Accordingly, the historical net income (loss) presented in the accompanying financial statements during the S corporation periods is exclusive of an income tax provision (See Notes 8 and 21).

The provision for income taxes includes the change in tax status matters as described above plus federal, state and local income taxes currently payable and those deferred because of temporary differences between the financial statement and tax basis of assets and liabilities. The Company records income taxes under the liability method. Under this method, deferred income taxes are recognized for the estimated future tax effects of differences between the tax basis of assets and liabilities and their financial reporting amounts as well as net operating loss carryforwards and tax credits based on enacted tax laws. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

j. Revenue Recognition

Most of the Company's revenues have been generated under long-term coal sales contracts with electric utilities, industrial companies or other coal-related organizations, primarily in the eastern United States. Revenues are recognized on coal sales in accordance with the sales agreement, which is usually when the coal is shipped to the customer and title is passed. Advance payments received are deferred and recognized in revenue as coal is shipped. The Company also rents and sells equipment and provides repair and contract mining services, and the revenue from such rental, sale and service is recognized when earned. Revenue from the construction of mining equipment is recognized on a percentage of completion basis. The Company grants credit to its customers based on their creditworthiness and generally does not secure collateral for its receivables. The allowance for doubtful accounts for 1997 and 1998 is $0 and $2,489, respectively. Historically, accounts receivable write-offs have been insignificant.

k. Stockholders' Equity (Deficit)

The 1996 and 1997 historical owners' equity accounts (retained earnings (deficit) and additional capital) for legal entities (Bowie) which have been carried over from the transferor under the exchange agreement (Note 1) have remained unchanged as presented within the accompanying consolidated statements of stockholders' equity (deficit).

The businesses transferred from Enterprises have operated as divisions and, accordingly, the 1996 and 1997 historical equity account changes (earnings and losses and owners' contributions and distributions) have been presented within additional capital in the accompanying consolidated statements of stockholders' equity (deficit) for the pre-transfer period.

Prior to the formation of Resources in May 1998, the common stock activity presented in the accompanying consolidated statement of stockholders' equity (deficit) represents that of the predecessor company AEI HoldCo. The common stock activity in July 1998 relates to ARHI.

As described in Note 8, in connection with the consummation of the November 1997 exchange agreement, the mining businesses transferred from Enterprises required that deferred taxes be recorded by AEI HoldCo. Because a portion of the mining assets transferred from Enterprises were stepped up for tax purposes, but not book (similar to a taxable pooling), the resulting deferred tax benefit of approximately $5,500 was recorded in November 1997 with a corresponding increase in additional capital.

                        AEI RESOURCES HOLDING, INC.

As described in Note 1a, on January 2, 1998, AEI HoldCo. made a payment of $51,000 for the purchase of MTI which was recorded as a charge to equity in January 1998. In addition, because the tax basis of the MTI net assets transferred were stepped up for tax purposes, but not book (similar to a taxable pooling), the resulting deferred tax benefit of $10,000 was recorded in January 1998 with a corresponding increase in equity.

l. Asset Impairments and Accelerated Mine Closing Accruals

In certain situations, expected mine lives are shortened because of changes to planned operations. When that occurs and it is determined that the mine's underlying costs are not recoverable in the future, reclamation and mine closing obligations are accelerated and the mine closing accrual is increased accordingly. Also, to the extent that it is determined that asset carrying values will not be recoverable during a shorter mine life, a provision for such impairment is recognized. The Company adopted SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, in prior years. SFAS No. 121 expanded the Company's criteria for loss recognition, and provides methods for both determining when an impairment has occurred and for measuring the amount of the impairment. SFAS No. 121 requires that projected future cash flows from use and disposition of all the Company's assets be compared with the carrying amounts of those assets. When the sum of projected cash flows is less than the carrying amount, impairment losses are recognized.

m. Employee Benefits

Postretirement Benefits Other Than Pensions--As prescribed by SFAS No. 106, Employers' Accounting for Postretirement Benefits Other Than Pension, the Company accrues, based on annual independent actuarial valuations, for the expected costs of providing postretirement benefits other than pensions, which are primarily medical benefits, during an employee's actual working career until vested.

Workers Compensation and Black Lung Benefits--Certain of the Company's subsidiaries are liable under federal and state laws to pay workers compensation and pneumoconiosis (black lung) benefits to eligible employees, former employees and their dependents. The Company is self-insured for significant federal and state workers compensation and black lung benefits. The remaining portion of workers compensation and black lung claims are covered by state insurance funds into which the Company pays premiums.

The accrual for self-insured workers compensation and black lung is adjusted to equal the present value of future claim payments, determined based on outside actuarial valuations performed annually.

Postemployment Benefits--The Company provides certain postemployment benefits, primarily long-term disability and medical benefits, to former and inactive employees and their dependents during the time period following employment but before retirement. The Company accrues the discounted present value of expected future benefits, based on annual outside actuarial valuations.

n. Stock-Based Compensation

The Financial Accounting Standards Board issued SFAS No. 123, Accounting for Stock-Based Compensation, which the Company has adopted. This standard defines a fair value method of accounting for stock options and similar equity instruments. Pursuant to this standard, companies are encouraged, but not required, to adopt the fair value method of accounting for employee stock-based transactions. Companies are also permitted to continue to account for such transactions under Accounting Principles Board Opinion (APB) No. 25, Accounting for Stock Issued to Employees, but are required to disclose in a note to the financial statements pro forma net income as if the Company had applied SFAS No. 123. The accounting requirements of SFAS No. 123 are effective for all employee awards granted after the beginning of the fiscal year of adoption. The Company has elected to account for such transactions under APB No. 25.

                        AEI RESOURCES HOLDING, INC.

o. Reclassifications

Certain reclassifications of prior year amounts were made to conform with the current year presentation with no effect on previously reported net income
(loss) or stockholders' equity (deficit).

p. Statements of Cash Flows

For purposes of the statements of cash flows, the Company considers investments having maturities of three months or less at the time of the purchase to be cash equivalents.

Supplemental disclosure:

                                                       1996    1997     1998
                                                      ------- ------- --------
   Cash paid for interest, net of capitalized inter-
    est of $246, $467 and $14,060, respectively.....  $ 5,357 $ 7,193 $ 53,667
   Income taxes paid................................      --      --       880

The 1997 Statement of Cash Flows is exclusive of non-cash deferred tax asset and equity increase of $5,515, non-cash property additions of $2,253, non-cash capitalized loan fees of $238, non-cash transfers of inventory items to development costs of $1,062 and settlement of a note (included in other assets) for property and mine development work valued at $1,220.

The 1998 statement of cash flows is exclusive of non-cash deferred tax asset and equity increase of $10,000.

3. ACQUISITIONS

The following significant acquisitions in Notes 3a through 3g have each been accounted for as a purchase, and their results of operations have been included with that of the Company since the date of acquisition.

a. Ikerd-Bandy Co., Inc.

In October 1997, Enterprises acquired all of the capital stock of Ikerd-Bandy Co., Inc., a coal mining business with operations in eastern Kentucky, for the purchase price of approximately $5,300 (including $300 in related fees and expenses) plus the assumption of approximately $5,600 in debt.

b. Leslie Resources

In January 1998, AEI HoldCo. acquired all the capital stock of Leslie Resources, Inc. and Leslie Resources Management, Inc., (collectively, Leslie Resources) a coal mining business with operations in eastern Kentucky, for the purchase price of $12,000 (including $300 in related fees and expenses), plus the assumption of approximately $11,100 in debt.

c. Cyprus Subsidiaries

On June 29, 1998, pursuant to a May 28, 1998 stock purchase and sale agreement with Cyprus Amax Coal Company (Cyprus), CVI acquired various Cyprus Subsidiaries, a coal mining business with operations in Kentucky, West Virginia, Indiana and Tennessee. The purchase price was $98,000 plus a working capital adjustment as well as payments for purchased and leased equipment and a royalty owed to Cyprus for future production.

d. Mid-Vol

On July 10, 1998, CVI acquired the capital stock of Mid-Vol Leasing, Inc., Mega Minerals, Inc. and Premium Processing, Inc. (collectively, Mid-Vol), a coal mining business with operations in West Virginia for the

                        AEI RESOURCES HOLDING, INC.

purchase price of approximately $21,200 (including $400 in related fees and expenses) plus the assumption of $15,000 in debt as well as production royalty payments.

e. Zeigler

On August 5, 1998, Resources (via a subsidiary) submitted a cash tender offer to acquire all of the common stock of Zeigler Coal Holding Company (Zeigler), a diversified publicly held coal mining and energy business with operations primarily in Kentucky, West Virginia, Ohio, Illinois and Wyoming. The cash purchase price for the stock was approximately $600,000, and Resources assumed approximately $255,000 of Zeigler's debt. This acquisition closed on September 2, 1998. Certain acquired assets were held for resale as discussed in Note 2e.


f. Kindill

On September 2, 1998, the Company acquired the capital stock of Kindill Holding, Inc. and Hayman Holdings, Inc. (collectively Kindill) (a related party) for the purchase price of $11,000 plus assumption of approximately $50,000 of Kindill's debt. Kindill is a coal mining business with operations in Indiana.

g. Martiki

On November 6, 1998, the Company acquired the capital stock of Martiki Coal Corporation (Martiki), a subsidiary of MAPCO Coal, Inc. for $32,000. Martiki is a coal mining business with operations in eastern Kentucky.

The following unaudited pro forma information for the periods shown below gives effect to the aforementioned acquisitions as if they had occurred at the beginning of each period:

                                                            1997        1998
                                                         ----------  ----------
                                                              (Unaudited)
   Revenues............................................. $1,395,200  $1,383,400
   Income (loss) before extraordinary items.............   (135,100)    (32,500)
   Net income (loss)....................................   (136,400)    (42,700)

The unaudited pro forma information assumes that the Company owned the aforementioned acquisitions at the beginning of the periods presented and includes adjustments for depreciation, depletion and amortization, interest expense and an inventory adjustment to conform to the Company's accounting policies. The unaudited pro forma financial data is presented for information purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had such acquisitions been consummated at the beginning of these periods, and is not intended to be a projection of future results.

The purchase accounting entries recorded from the acquisitions noted in 3c through 3g above are preliminary and are expected to be finalized in 1999.

Upon acquisition of Zeigler, the Company assumed a transition and severance plan covering up to approximately 500 former Zeigler employees. Subject to certain conditions, employees will receive severance payments if terminated up to one year after acquisition (through September 1, 1999). Included in other current accruals at December 31, 1998 are $18,216 of future payments anticipated under this plan. In 1998, the Company incurred costs of $3,846 which reduced the accrual.

                        AEI RESOURCES HOLDING, INC.

4. INVENTORIES

As of December 31, 1997 and 1998, inventories consisted of the following:

                                                                 1997     1998
                                                                ------- --------
   Coal........................................................ $ 3,995 $ 44,813
   Deferred overburden.........................................  10,768   40,201
   Parts and supplies..........................................   7,895   32,538
                                                                ------- --------
                                                                $22,658 $117,552
                                                                ======= ========

5. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment, including mineral reserves and mine development and contract costs, at December 31, 1997 and 1998 are summarized by major classification as follows:

                                                             1997      1998
                                                           -------- ----------
   Land................................................... $  1,670 $   88,250
   Mining and other equipment and related facilities......   63,125    406,592
   Mine development and contract costs....................   24,177     52,725
   Mineral reserves.......................................   15,992  1,579,478
   Mine development in process............................   22,150        658
   Construction work in process...........................    2,571     23,800
                                                           -------- ----------
                                                            129,685  2,151,503
   Less-accumulated depreciation, depletion and amortiza-
    tion..................................................   23,027     80,416
                                                           -------- ----------
   Net property, plant and equipment...................... $106,658 $2,071,087
                                                           ======== ==========

Included in property, plant and equipment is $24,721 for 1997 and $24,458 for 1998 related to development and construction projects for which depreciation, depletion and amortization have not yet commenced. The Company reviews realization of these projects on a periodic basis.

6. ACCRUED EXPENSES AND OTHER

Accrued expenses and other as of December 31, 1997 and 1998 consisted of the following:


                                                                1997     1998
                                                               ------- --------
   Payroll, Bonus and Vacation................................ $ 5,385 $ 34,250
   Non-income Taxes...........................................   2,568   27,571
   Severance..................................................     --    18,216
   Deferred revenues..........................................     --    16,799
   Royalties..................................................   1,081   12,667
   Interest...................................................   2,701    3,715
   Other......................................................     583    6,540
                                                               ------- --------
                                                               $12,318 $119,758
                                                               ======= ========

                        AEI RESOURCES HOLDING, INC.

7. DEBT

a. Long-Term Debt and Capital Leases

Long-term debt and capital leases as of December 31, 1997 and 1998 consisted of the following:

                                                               1997      1998
                                                             -------- ----------
   Senior Credit Facility (Note 7b):
     Term Loan A...........................................  $    --  $  325,000
     Term Loan B...........................................       --     250,000
     Revolving Credit Facility.............................       --      75,000
   10.5% Senior Notes (Note 7c)............................   200,000    200,000
   11.5% Senior Subordinated Notes (Note 7c)...............       --     150,000
   Zeigler Industrial Revenue Bonds (Note 7e)..............       --     145,800
   Notes payable to sellers of Cyprus Subsidiaries
    ($25,033), Mid-Vol ($15,000), Leslie Resources ($8,988)
    and Ikerd-Bandy ($4,543) (Note 7d).....................     4,647     53,564
   Zeigler acquisition bridge facility (Note 7d)...........       --      10,000
   Capital leases (Note 10b)...............................    10,527      4,352
   Other...................................................     1,795      1,866
                                                             -------- ----------
       Total...............................................   216,969  1,215,582
       Less -- current portion.............................     7,608     61,533
                                                             -------- ----------
       Long-term debt......................................  $209,361 $1,154,049
                                                             ======== ==========

Principal maturities of long-term debt and capital leases as of December 31, 1998 are as follows:

   Year Ended December 31:
     1999............................................................ $   61,533
     2000............................................................     97,753
     2001............................................................     97,397
     2002............................................................     92,883
     2003............................................................    218,969
   Thereafter........................................................    647,047
                                                                      ----------
                                                                      $1,215,582
                                                                      ==========

Upon early extinguishment in 1997 of the Company's previously outstanding credit facility and bridge financing, the Company expensed as an extraordinary item in November 1997 approximately $1,600 of prepayment penalties and bridge financing costs and $571 of deferred debt issuance costs. In connection with arranging the November 1997 financing transactions, the Company paid a fee of $4,375 to a related party.

b. Senior Credit Facility

The Senior Credit Facility term loan and revolver (collectively the "Credit Facility") are with UBS AG (an affiliate of Warburg Dillon Read LLC), as administrative agent and a syndicate of other lending institutions (lenders). The Credit Facility consists of a Term Loan A Facility of $325,000 (maturing through 2003), a Term Loan B Facility of $250,000 (maturing through 2004) (the "term loan facilities") and a $300,000 senior secured revolving credit facility (Revolver), maturing through 2003. The revolver includes a $225,000 sublimit for the issuance of letters of credit. Interest is calculated at the option of the Company based on LIBOR or

                        AEI RESOURCES HOLDING, INC.

ABR (alternative base rate) plus the applicable "spread", as defined. The applicable "spread" shall be determined pursuant to a formula based on the Company's financial performance. The ABR is the higher of the Federal Funds effective rate plus 0.5% and the Prime Rate. As of December 31, 1998, the average interest rates were as follows: Term loan A (9.65%), Term Loan B (9.91%) and Revolver (9.49%). The Credit Facility is collateralized primarily by capital stock of the Company and its subsidiaries, along with all accounts receivable; inventory; property, plant and equipment; intangibles; contract rights and other personal and real property of the Company. The Company and most of its subsidiaries have guaranteed the Credit Facility.

The Credit Facility also contains various financial covenants which, among other things, limits additional indebtedness, dividend and other restricted payments, affiliate transactions, mergers and capital expenditures as well as meeting certain financial ratios including, but not limited to interest coverage, minimum net worth and maximum leverage ratio, all as defined. In addition, the credit facilities are required to be prepaid with either 75% of annual Excess Cash Flow (or 50%, depending on leverage ratio), as defined, 100% of proceeds from the incurrence of additional debt, 100% of proceeds from asset sales or dispositions above certain defined thresholds or 50% of the net proceeds from the issuance of equity securities. There was no such required pre-payment during 1998.

As of December 31, 1998, the Company has $75,000 in outstanding borrowings under the Revolver. In addition, the Company has letters of credit in the amount of $178,047 issued under the Revolver. These letters of credit cover the following:

   Insurance/Workers compensation/Reclamation Bonds................... $ 14,514
   Zeigler IRBs.......................................................  148,947
   Mineral leases/Royalties...........................................    1,900
   Seller financing/Taxes.............................................    2,686
   Vulcan acquisition of Triton (Note 2e).............................   10,000
                                                                       --------
                                                                       $178,047
                                                                       ========

The amount available for borrowing under the revolver at December 31, 1998 was $46,953.

On June 29, 1998, the Company replaced a former credit facility and, consequently, expensed as an extraordinary item in June 1998 approximately $424 of related deferred debt issuance costs, net of a tax benefit of $283. At December 31, 1997, there were no borrowings under the former credit facility.

c. 10.5% Senior Notes and 11.5% Senior Subordinated Notes

On December 14, 1998, Resources and AEI HoldCo. co-issued $200,000 of 10.5% Senior Notes due 2005 (Senior Notes). These 10.5% Senior Notes were exchanged for previously issued $200,000 10% Senior Notes of AEI HoldCo. due 2007. As part of the $200,000 Senior Notes exchange, the old indenture was modified to eliminate substantially all of the covenants and certain related definitions and events of default. Warburg Dillon Read LLC was the dealer manager of the Senior Notes exchange.

Also on December 14, 1998, Resources issued $150,000 of 11.5% Senior Subordinated Notes due 2006 (Subordinated Notes). Warburg Dillon Read LLC was the initial purchaser of the Subordinated Notes.

The Senior Notes mature in their entirety on December 15, 2005 and the Subordinated Notes mature in their entirety on December 15, 2006. The Senior Notes and Subordinated Notes are general, unsecured obligations of the issuers. Interest is payable on June 15 and December 15 of each year. The Company has the option to redeem the Senior Notes and Subordinated Notes on or after December 15, 2002, at redemption prices ranging

                        AEI RESOURCES HOLDING, INC.

from 105.75% in 2002 to 100% in 2005. Before December 15, 2002, the Company may redeem the Senior Notes and Subordinated Notes at the face amount plus accrued and unpaid interest, liquidated damages, if any, and an applicable "make whole premium" of up to $35,446 and $32,109, respectively.

Upon a change in control (as defined), the Company will be required to make an offer to purchase all outstanding Senior Notes and Subordinated Notes at 101% of the principal amount. The Senior Notes and Subordinated Notes are jointly and severally guaranteed on a senior unsecured basis by ARHI and each of the Company's current and future domestic majority-owned subsidiaries, other than Yankeetown Dock Corporation. In addition to containing various restrictive financial covenants, the Senior Notes and subordinated Note Indentures will restrict, among other things, additional indebtedness, issuance of preferred stock, dividend payments, mergers, sale of subsidiaries and assets and affiliate transactions.

The Company has agreed to file a registration statement under the U.S. Securities Act for the Senior Notes and Subordinated Notes which would provide for their resale. If such registration statement is not filed or declared effective within the time periods allotted in the Indentures (such effective date being March 14, 1999 for the Subordinated Notes), the Company will be required to pay liquidated damages to Senior Notes and Subordinated Notes holders. For the Senior Notes, the Company has agreed to pay each noteholder liquidated damages of 20c per one thousand dollars principal amount (aggregating to $40 per week) per week commencing December 8, 1998 for 90 days. If the registration statement is not declared effective by March 8, 1999, then the amount of liquidated damages payable weekly will increase by an additional 5c per one thousand dollars principal amount for each 90-day period up to a maximum of 50c payable weekly per one thousand dollars principal amount. For Subordinated Notes, the Company will be required to pay liquidated damages commencing March 14, 1999 at a weekly rate of 5c per one thousand dollars principal amount (aggregating to $7.5 per week) for the first 90 days and increasing 5c each 90 days thereafter until up to a maximum of 50c payable weekly per one thousand dollars principal amount. The Company has filed an initial registration statement with the Securities and Exchange Commission on February 12, 1999; however, it is uncertain when or if this filing will become effective.

d. Bridge Facilities

The Company has funded the acquisitions of Cyprus Subsidiaries, Mid-Vol, Kindill and Zeigler (see Note 3) with short-term (bridge) financing arranged by UBS AG, an affiliate of Warburg Dillon Read LLC. The bridge financing facility for the Cyprus Subsidiaries and Mid-Vol acquisitions was for $200,000. The bridge financing facility for the Zeigler and Kindill acquisitions was for $600,000.

As of December 31, 1998, the Cyprus/Mid-Vol bridge was retired and only $10,000 of the Zeigler bridge facility remained outstanding, which the Company plans to repay in 1999. In connection with the extinguishment of the bridge facilities, the Company recorded in 1998 an extraordinary loss on extinguishment of $9,772, net of a tax benefit of $6,518.

The Company has also committed to issue common equity shares to UBS AG (aggregating from 2.5% to 10% of the total outstanding common equity), under certain circumstances, in the event all outstanding loans under the bridge loan agreements are not repaid prior to April 30, 1999. The Company does not believe these agreements will result in UBS AG acquiring any equity interest in the Company. Nothing has been recorded in the December 31, 1998 financial statements related to this matter as the Company believes no significant amount of consideration was provided to UBS AG under these agreements.

e. Industrial Revenue Bonds

The Company has industrial revenue bonds which are floating rate obligations issued by the Peninsula Ports Authority of Virginia ($115,000) and Charleston County, South Carolina ($30,800) (collectively, Zeigler IRBs).

                        AEI RESOURCES HOLDING, INC.

Both obligations are backed by letters of credit issued under the Company's revolver (Note 7b). The principal of the obligation by the Peninsula Ports Authority of Virginia is due in one lump-sum payment on May 1, 2022, and the principal of the obligation by Charleston County, South Carolina is due in one lump-sum payment on August 1, 2028. The Zeigler IRBs are not secured by any assets of the Company. Interest on these obligations is variable and payable monthly. The weighted-average interest rate for these borrowings was 3.61% as of December 31, 1998. Refer to Note 18c for subsequent refinancing of the Zeigler IRBs.

f. Seller Notes Payable

In connection with the acquisitions of Ikerd-Bandy, Leslie Resources, Cyprus Subsidiaries and Mid-Vol (Note 3), the Company entered into notes payable to the sellers of these businesses (Seller Notes). The Cyprus Subsidiaries Sellers Notes are secured and the other Seller Notes are unsecured and bear interest (or have been discounted) at rates ranging from 5% to 10%. These Seller Notes also mature from 2002 to 2004.

8. INCOME TAXES

As discussed in Note 2i., during April 1997 Bowie's S corporation status was terminated. Upon such termination, Bowie initially recorded a net deferred tax liability of $1,600 with an increase to income tax provision for the differences in book and tax bases in assets and liabilities. In addition, during November 1997, the mining businesses transferred from Enterprises (see
Note 1, as an S corporation) to the Company (as a C corporation) initially recorded a net deferred tax liability of $17,963 with an increase to income tax provision for the differences in book and tax bases in assets and liabilities. Presented below are income tax disclosures as of and for the years ended December 31, 1997 and 1998. Prior to 1997, the Company operated as an S corporation, and no corporate income taxes were recorded.

The provision (benefit) for income taxes is comprised of the following:

                                                                1997     1998
                                                               ------- --------
   Tax provisions:
   Current.................................................... $    -- $ 36,911
   Deferred...................................................  17,516  (57,320)
                                                               ------- --------
                                                               $17,516 $(20,409)
                                                               ======= ========

The following table presents the difference between the actual tax provision and the amounts obtained by applying the statutory U.S. federal income tax rate of 35% to the 1997 and 1998 net loss before income taxes.

                                                              1997      1998
                                                             -------  --------
   Federal provision computed at statutory rate............  $(1,145) $(15,326)
   State income tax (net of federal tax benefits and appor-
    tionment factors) computed at statutory rate...........     (135)   (2,189)
   Change in tax status....................................   19,563       --
   Percentage depletion in-excess of cost..................      --     (3,928)
   Premium amortization....................................      --      1,034
   Federal and state tax effect on S corporation period
    earnings...............................................     (679)      --
   Other...................................................      (88)      --
                                                             -------  --------
                                                             $17,516  $(20,409)
                                                             =======  ========

                        AEI RESOURCES HOLDING, INC.

Significant components of the Company's deferred tax assets and liabilities as of December 31, 1997 and 1998 are summarized as follows:

                                                                1997     1998
                                                               ------- --------
   Deferred Tax Assets:
    Accrued employee benefits................................. $    -- $209,341
    Accrued reclamation and closure...........................   4,560  135,966
    AMT credits...............................................     --    28,547
    Net operating loss carryovers.............................   9,353    8,015
    Patents and technology....................................     --    12,574
    Other.....................................................     681   38,742
                                                               ------- --------
                                                                14,594  433,185
    Valuation allowance.......................................     --    (8,015)
                                                               ------- --------
                                                                14,594  425,170
                                                               ------- --------
   Deferred Tax Liabilities:
    Property, plant and equipment.............................   1,903  215,784
    Mineral reserves and mine development costs...............  17,343  286,313
    Other.....................................................   6,480   32,005
                                                               ------- --------
                                                                25,726  534,102
                                                               ------- --------
      Net Deferred Tax Liability.............................. $11,132 $108,932
                                                               ======= ========

Certain subsidiaries have carryforwards for net operating losses (NOL) of approximately $20,000 which may only be used by these subsidiaries, and if not used will expire between 2011 and 2018. NOL carryforwards may also be limited under certain ownership changes. The valuation allowance was recorded in purchase accounting due to uncertainties in realization using the more likely than not methodology.

9. EMPLOYEE BENEFITS

Employee benefits at December 31, 1998 is summarized as follows:

                                                                Non-
                                                      Current Current   Total
                                                      ------- -------- --------
   Postretirement benefits........................... $16,882 $375,045 $391,927
   Coal Act benefits.................................   5,582   63,774   69,356
   Workers compensation and black lung benefits......   9,978   83,555   93,533
   Pension benefits..................................     101    2,488    2,589
   Postemployment benefits...........................   1,233    3,219    4,452
                                                      ------- -------- --------
     Total........................................... $33,776 $528,081 $561,857
                                                      ======= ======== ========

a. Postretirement Benefits Other than Pensions

Prior to the Cyprus Subsidiaries acquisition on June 29, 1998, the Company did not have any defined benefit pension plans, postretirement or postemployment benefits or UMWA Combined Benefit Fund obligations. In conjunction with certain of the acquisitions described in Note 3, the Company acquired, or agreed to put in place, benefit plans providing defined benefits to certain non-union employees and post-retirement healthcare and life insurance to eligible union employees.

                        AEI RESOURCES HOLDING, INC.

The Company's non-contributory pension plans cover certain of its non-union employees and union employees at one of the Company's acquired mines. Benefits are generally based on the employee's years of service and compensation during each year of employment. The Company's funding policy is to make the minimum payment required by the Employee Retirement Income Security Act of 1974. There were no minimum contributions required in 1998.

Summaries of the changes in the benefit obligations, plan assets (consisting principally of common stocks and U.S. government and corporate obligations) and funded status of the plans are as follows:

                                                                1998
                                                        ---------------------
                                                                  Other Post-
                                                        Pension   Retirement
                                                        Benefits   Benefits
                                                        --------  -----------
   Change in Benefit Obligations
   Benefit obligations at January 1.................... $    --    $    --
   Acquisition of Cyprus Subsidiaries and Zeigler......  102,027    385,861
   Service cost........................................    1,472        326
   Interest cost.......................................    2,363      9,679
   Benefits paid.......................................   (3,487)    (3,939)
                                                        --------   --------
   Benefit obligation at December 31................... $102,375   $391,927
                                                        ========   ========
   Change in Plan Assets
   Value of plan assets at January 1................... $    --    $    --
   Acquisition of Cyprus Subsidiaries and Zeigler......  100,261        --
   Actual return on plan assets........................    8,607        --
   Benefits paid.......................................   (3,487)       --
                                                        --------   --------
   Fair value of plan assets at end of year............ $105,381   $    --
                                                        ========   ========
   Funded Status of the Plans
   Accumulated obligations less plan assets............ $  3,006   $391,927
   Unrecognized actuarial gain.........................   (5,595)       --
                                                        --------   --------
   Net liability recognized............................ $  2,589   $391,927
                                                        ========   ========
   Net Periodic Benefit Cost
   Service cost........................................ $  1,472   $    326
   Interest cost.......................................    2,363      9,679
   Expected return on plan assets......................   (3,013)       --
                                                        --------   --------
                                                        $    822   $ 10,005
                                                        ========   ========
   Weighted Average Assumptions as of December 31
   Discount rate.......................................     7.25%      7.25%
   Expected return on plan assets......................     9.50%       N/A
   Rate of compensation increase.......................     4.00%      4.00%
   Health care cost trend on covered charges...........      --    8.00% in
                                                                   1998 Decline
                                                                   to 5.00%
                                                                   over 20
                                                                   years

The expense and liability estimates can fluctuate by significant amounts based upon the assumptions used by the actuaries. If the healthcare cost trend rates were increased by one percent in each year, the accumulated

                        AEI RESOURCES HOLDING, INC.

postretirement benefit obligation would increase by $60,200 or 15.4% as of December 31, 1998. The effect of this change on the 1998 expense accrual would be an increase of $4,500 or 45%.

b. Multi-Employer Pension and Benefits Plans

UMWA Pension Plan--Certain of the Company's recently acquired subsidiaries are required under their respective contracts with the UMWA to pay amounts based on hours worked to the 1974 UMWA Pension Plan and Trust, a multi-employer pension plan covering all employees who are members of the UMWA. The accompanying consolidated statements of operations include $348 of expense in 1998, applicable to the plan. The Employee Retirement Income Security Act of 1974 (ERISA) as amended in 1980, imposes certain liabilities on contributors to multi-employer pension plans in the event of a contributor's complete or partial withdrawal from the plan. The withdrawal liability would be calculated based on the contributor's proportionate share of the plan's unfunded vested liabilities.

c. UMWA Combined Benefit Fund

The Company provides healthcare benefits to eligible retirees and their dependents. Retirees who were members of the United Mine Workers of America
(UMWA) and who retired on or before December 31, 1975 received these benefits from multi-employer benefit plans. The Company contributed to these funds based on the number of its retirees in one of the funds and based on hours worked by current UMWA members for the other fund. Current and projected operating deficits of these trusts led to the passage of the Coal Industry Retiree Health Benefit Act of 1992 (the Coal Act). The Coal Act established a new multi-employer benefit trust that will provide healthcare and life insurance benefits to all beneficiaries of the earlier trusts who were receiving benefits as of July 20, 1992. The Coal Act provides for the assignment of beneficiaries to their former employers and any unassigned beneficiaries to employers based on a formula. Based upon an independent actuarial valuation, the Company estimates the amount of its obligation (discounted at 7.25%) under the Coal Act to be approximately $69,356 as of December 31, 1998. The Company recorded expenses related to the Coal Act of $0, $0 and $1,919 for 1996, 1997 and 1998, for 1996, 1997 and 1998, respectively.

d. Workers Compensation and Black Lung

The operations of the Company are subject to the federal and state workers' compensation laws. These laws provide for the payment of benefits to disabled workers and their dependents, including lifetime benefits for black lung. The Company's subsidiary operations are either fully insured or self-insured for their workers compensation and black lung obligations.

The actuarially determined liability for self-insured workers compensation and black lung benefits is based on a 7.25% discount rate and various other assumptions including incidence of claims, benefit escalation, terminations and life expectancy. The annual black lung expense consists of actuarially determined amounts for self-insured obligations plus the premiums paid to the state insurance funds. The estimated amount of discounted obligations for self-insured workers compensation and black lung claims plus an estimate for incurred but not reported claims is $93,533 as of December 31, 1998. The Company recorded self-insured expenses related to workers compensation and black lung of $0, $0 and $2,470, for 1996, 1997 and 1998, respectively.

e. Post-Employment Benefits Other than Pensions

The Company has a long-term disability plan which provides for three years of disability benefits and for three years of continuation in the medical plan. Claimants on disability at January 1, 1999 will receive three additional years of indemnity and medical benefits, at which point further eligibility will end. The actuarially determined liability for long-term disability benefits is based on a 7.25% discount rate and various other

                        AEI RESOURCES HOLDING, INC.

assumptions including life expectancy. The present value of the long-term disability claimants is $4,452 at December 31, 1998. The Company recorded expenses related to long-term disability benefits of $0, $0 and $334 for 1996, 1997 and 1998, respectively.

f. 401(k) Plans

The Company and certain subsidiaries sponsor savings and long-term investment plans for substantially all employees other than employees covered by the contract with the UMWA. Some of the plans matched the voluntary contributions of participants up to a maximum contribution based upon a percentage of a participant's salary with an additional matching contribution possible at the Company's discretion. The expense for 1998 under these plans was $401.

10. COMMITMENTS AND CONTINGENCIES

a. Coal Sales Contracts and Contingency

As of December 31, 1998, the Company had commitments under 55 long-term sales contracts to deliver scheduled base quantities of coal annually to 34 customers. The contracts expire from 1999 through 2010, with the Company contracted to supply a minimum of approximately 226 million tons of coal over the remaining lives of the contracts at prices which are at or above market. The Company also has commitments to purchase certain amounts of coal to meet its sales commitments. These purchase amounts are insignificant to sales commitments. Certain of the contracts have sales price adjustment provisions, subject to certain limitations and adjustments, based on changes in specified production costs. Larry Addington has guaranteed the Company's obligations under one of the coal sales contracts.

Under a ten-year contract dated July 1, 1998, the Company is required to sell coal from its Bowie mine to TVA. The Company cannot satisfy the delivery requirements in full from its Bowie mine if it is unable to lease certain additional reserves located on federal land in Colorado. The failure to do so could materially adversely impact the profitability of the Bowie mine. The Company is in process of procuring the necessary leases and permits, however, it may encounter resistance in its efforts.

b. Leases

The Company has various operating and capital leases for mining, transportation and other equipment. Lease expense for the years ended December 31, 1996, 1997 and 1998 was approximately $6,000, $9,600 and $30,128 (net of amount capitalized in mine development cost of $1,800 and $463 in 1997 and 1998, respectively). Property under capital leases included in property, plant and equipment in the accompanying balance sheets at December 31, 1997 and 1998 was approximately $21,400 less accumulated depreciation of approximately $5,810 and $7,400, respectively. Depreciation of assets under capital leases is included in depreciation expense.

The Company also leases coal reserves under agreements that call for royalties to be paid as the coal is mined. Total royalty expense for the years ended December 31, 1996, 1997 and 1998 was approximately $11,200, $13,600 and
$61,700, respectively. Certain agreements require minimum annual royalties to be paid regardless of the amount of coal mined during the year. However, such agreements are generally cancelable at the Company's discretion. The assets of the Bowie mine are held as collateral for one of these agreements.

                        AEI RESOURCES HOLDING, INC.

Approximate future minimum lease and royalty payments are as follows:

                                                             Operating Capital
                                                   Royalties  Leases   Leases
                                                   --------- --------- -------
   Year ended December 31,
     1999.........................................  $17,712   $44,447  $4,885
     2000.........................................   22,081    37,809     202
     2001.........................................   22,624    33,255     --
     2002.........................................   22,992    23,239     --
     2003.........................................   24,025    11,400     --
   Thereafter.....................................   28,747     2,598     --
                                                                       ------
   Total minimum lease payments...................                      5,087
   Less--amount representing interest.............                        735
                                                                       ------
   Present value of minimum lease payments (Note
    7a)...........................................                      4,352
   Less--current portion..........................                      4,161
                                                                       ------
                                                                       $  191
                                                                       ======

Included in the above operating lease commitments are $47,034 to a related party.

c. Legal Matters

The Company is named as defendant in various actions in the ordinary course of its business. These actions generally involve disputes related to contract performance, property boundaries, mining rights, blasting damages, personal injuries and royalty payments, as well as other civil actions that could result in additional litigation or other adversary proceedings. Certain actions are described as follows:

In connection with the acquisition of the Cyprus Subsidiaries (Note 1), the Company became potentially liable under a suit filed in the Circuit Court of Perry County, Kentucky in 1996 by Joseph D. Weddington and Kentucky Land & Exploration Company ("Kentucky Land"). Kentucky Land has asserted claims to approximately 1,425 acres of property upon which the Company mines coal and is claiming substantial damages. Based on a prior federal appellate court decision related to a similar claim by different plaintiffs, the Company believes that it is likely to prevail. The Company does not believe the ultimate outcome of this matter will result in a material adverse effect on the financial position or results of operations of the Company.

A subsidiary of Pittston Minerals Group, Inc. has made claims for indemnification from the Company under the terms of a sale agreement between a predecessor of the Company (as seller) and the Pittston subsidiary. The claimed indemnification covers a number of items, including allegedly assumed liabilities, alleged failure to transfer specific licenses, assets and permits and alleged non-compliance with certain agreements, applicable laws and permits. The Company is in process of investigating and negotiating the claims with the Pittston subsidiary. Many of the claims have been resolved without any payment by or liability to the Company. To the Company's knowledge, no lawsuit has been filed or otherwise threatened by the Pittston subsidiary against the Company. The Company intends to defend these claims vigorously, and at this time it is not possible to predict the outcome of the claims. However, the Company believes that the liability arising from such claims would not have a material adverse effect on the financial position or results of operations of the Company.

In October 1998, Cyprus Amax Coal Company filed a complaint against the Company alleging that under the terms of the purchase agreement, the Company is responsible for certain long-term disability coverage to current and former employees of the acquired Cyprus subsidiaries. The Company contends that the obligations in question were retained by Cyprus and intends to defend the claims vigorously. At this time, it is not possible

                       AEI RESOURCES HOLDING, INC.

to determine the likely outcome of the claim, but the Company does not believe the ultimate outcome of this matter will result in a material adverse effect on the financial position or results of operations of the Company taken as a whole.

Through December 31, 1998, the Company is in arrears in delivering coal under a certain coal supply contract with TVA. The Company intends to prospectively ship all tons for which it is currently in arrears. The Company does not believe the ultimate outcome of this matter will result in a material adverse impact upon the financial position or results of operations of the Company.

In August 1998, the Company settled a claim by Robert C. Billips, d/b/a Peter Fork Mining Company for an initial cash payment of $150 and payments over the next 49 years estimated at a present value of $250. The Company has a litigation accrual to cover the settlement.

While the final resolution of any matter may have an impact on the Company's financial results for a particular reporting period, management believes that the ultimate disposition of these matters will not have a materially adverse effect upon the financial position or results of operations of the Company.

d. Commissions

The Company has various Sales and Agency Agreements with third parties, whereby the Company pays a $.10-$2.00 per ton commission on various coal sales agreements. The costs are expensed as the coal is delivered, and in 1998 the Company paid approximately $3,900 in commissions.

e. Addcar(TM) Highwall Mining System Lease Agreement

Effective May 1998, the Company entered into an agreement with Independence Coal Company, Inc. (Independence) whereby the Company (as lessor) shall lease an Addcar(TM) Highwall Mining System to Independence (as lessee) for a term of 24 months from initial set up or until all mineable coal from the lessee's Twilight mine is recovered, for $220 per month subject to various terms and conditions.

Additionally, effective September 1998 the Company leased to Independence a second Addcar(TM) Highwall Mining System and agreed to lease a third System in January, 1999. Each lease is for two years and requires a $4,125 prepaid rental payment upon delivery, and at the lessee's option each may be extended for a third year with a rental prepayment of $1,547. Additionally, a monthly rental payment of $37 for each system is payable by the lessee. Payment terms are subject to various terms and conditions.

f. Environmental Matters

Based upon current knowledge, the Company believes that it is in material compliance with environmental laws and regulations as currently promulgated (also, see Note 2h). However, the exact nature of environmental control problems, if any, which the Company may encounter in the future cannot be predicted, primarily because of the increasing number, complexity and changing character of environmental requirements that may be enacted by federal and state authorities.

g. Performance Bonds

The Company has outstanding performance bonds of approximately $750,000 as of December 31, 1998, to secure reclamation, workers compensation and other performance commitments.

                        AEI RESOURCES HOLDING, INC.

h. Employment Agreements

The Company has entered into employment agreements with individuals for various officer positions. These agreements expire through February 2003 and contain termination benefits and other matters.

i. Collective Bargaining Agreements

Approximately 32% of the Company's coal employees are affiliated with unions. The Company has several collective bargaining agreements with the United Mine Workers of America (UMWA). These agreements expire from 1999 through 2002.

j. Indemnifications and Other

Pursuant to various stock and asset purchase agreements with sellers, the Company has granted indemnification for performance guarantees made by certain sellers relating to mineral lease obligations and employee benefits. The Company believes no significant obligation will result relating to such indemnifications.

Pursuant to the purchase agreement for the Cyprus Subsidiaries (Note 3c), the Company has committed to pay Cyprus up to $25,000 in satisfaction of its royalty obligations in the event the Company receives an equity investment of $75,000 or more.

k. The Year 2000 Issue (Unaudited)

The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure, which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting an entity, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

11. STOCK OPTION PLAN

During 1998, the Company's Board of Directors adopted a Stock Option Plan (the Option Plan). A total of 75,000 shares of Common Stock are reserved for issuance upon exercise of options granted under the Option Plan. The Option Plan is administered by the Benefits Committee of the Board of Directors which determines the terms of the options granted including the exercise price, number of shares subject to the option and exercisability.

The Company applies APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations in accounting for its plan. The Company has adopted the disclosure-only provisions of SFAS No. 123, Accounting for Stock-Based Compensation. Accordingly, no compensation cost has been recognized for the Option Plan.

The following summarizes the stock option transactions under the Option Plan for the year ended December 31, 1998:

                                                                        Weighted
                                                                        Average
                                                              Number of Exercise
                                                               Shares    Price
                                                              --------- --------
   Options outstanding at January 1, 1998....................     --    $   --
    Granted..................................................  66,371    147.00
    Exercised................................................     --        --
    Canceled.................................................   1,760     64.40
                                                               ------
   Options outstanding at December 31, 1998..................  64,611   $149.25
                                                               ======   =======
   Options exercisable at December 31, 1998..................  39,114   $137.50
                                                               ======   =======

                        AEI RESOURCES HOLDING, INC.

Stock options are granted with exercise prices which are equal to the market value of the stock on the date of grant, have a maximum term of ten years and vest over periods ranging from three months to five years. In February 1999, an option holder exercised options to purchase 3,100 shares of the Company. The weighted average fair value at date of grant for options granted during 1998 was $34.46 per option. The fair value of options at date of grant was estimated using the Black-Scholes model with the following weighted-averaged assumptions:

                                                                           1998
                                                                           ----
   Expected life (years)..................................................  6.2
   Risk-free interest rate................................................ 5.57%
   Volatility.............................................................    0%
   Dividend yield.........................................................    0%

A summary of stock options outstanding at December 31, 1998 follows:

                                           Outstanding                    Exercisable
                              -------------------------------------- ---------------------
                                        Weighted
                              Number    Average         Weighted     Number    Weighted
                                of   Exercise Price     Average        of      Average
   Exercise Price Per Share   Shares   Per Share    Contractual Life Shares Exercise Price
   ------------------------   ------ -------------- ---------------- ------ --------------
   $64.40..................   53,727    $ 64.40        9.1 years     32,550    $ 64.40
   $500.00.................   10,884    $500.00        9.6 years      6,564    $500.00

As previously discussed, the Company accounts for the Option Plan in accordance with APB No. 25 under which no compensation expense has been recognized for stock option awards. Had compensation cost for the Company's stock option plan been determined on the fair vale at the grant date for awards for the year ended December 31, 1998 consistent with the provisions of SFAS No. 123, the Company's net income (loss) would have been reduced to the pro forma amounts indicated below:

                                                                         1998
                                                                        -------
   Net income (loss) -- as reported.................................... (33,576)
   Net income (loss) -- pro forma...................................... (35,803)

12. OTHER SUBSIDIARY MATTERS

a. Bowie Resources, Ltd.

In April 1997, Bowie's shareholders (Larry Addington (90%) and Harold Sergent (10%)) collectively sold 22.5% of their shares of Bowie common stock to Mitsui Matasushima (Mitsui).

In November 1997, in connection with the exchange agreement described in Note 1, the Company purchased a 7.7% ownership interest in Bowie from Harold Sergent for $2,000, bringing the Company's total interest in Bowie to 77.5%.

On September 2, 1998, the Company reacquired the 22.5% minority interest in Bowie for the purchase price of $11,500. This acquisition was accounted for as a purchase.

b. Employee Benefits Management, Inc.

Employee Benefits Management, Inc. (EBMI), a renamed subsidiary of the Company, was recapitalized on December 11, 1998 in the State of Delaware whereby it authorized 1,000 shares of Class A stock and 176

                        AEI RESOURCES HOLDING, INC.

shares of Class B stock. The Class A stock was issued on December 11, 1998 to Enterprises (1 share) and to Zeigler (999 shares).

The Class B shares were initially issued on December 18, 1998 to several subsidiaries of the Company. On December 29, 1998, these subsidiaries holding Class B shares of EBMI aggregately sold their shares to Employers Risk Services, Inc. (ERSI) (an unrelated party) for $300.

All voting rights of EBMI are vested solely in the holders of the Class A Common Stock, except that the holders of the Class B Common Stock shall be entitled as a class to elect one of the six directors of EBMI. The Class B Shares can be put to EBMI after July 1, 2007 for the lesser of 15% of EBMI's net worth or $7,000. EBMI has the right to call the Class B Shares after January 1, 2008 for the lesser of 15.75% of EBMI's net worth or $7,350.

c. R&F Coal Company

In December 1998, R&F Coal Company (R&F), a subsidiary of the Company, sold coal mining assets including inventories, property, equipment and a coal supply contract for approximately $7,600. No gain or loss on sale was recorded.

13. MAJOR CUSTOMERS

The Company had coal mining sales to the following major customers that in any period exceeded 10% of revenues:

                                   1996                      1997                           1998
                            ------------------- ------------------------------ ------------------------------
                                     Percentage          Percentage  Year-End           Percentage  Year-End
                                      of Total            of Total  Receivable           of Total  Receivable
                            Revenues  Revenues  Revenues  Revenues   Balance   Revenues  Revenues   Balance
                            -------- ---------- -------- ---------- ---------- -------- ---------- ----------
   Customer A.............. $21,577      18%    $60,457      34%      $7,687   $110,261    15%      $10,048
   Customer B..............      NA      NA      19,593      11%       2,425     88,724    12%        8,185
   Customer C..............  22,547      18%     23,464      13%       4,055         NA     NA           NA
   Customer D..............  27,019      22%     20,776      12%       1,411         NA     NA           NA

14. WRITEDOWNS AND SPECIAL ITEMS

In connection with integrating acquired operations, the Company closed certain of its (non-acquiree) mines. Accordingly, estimated non-recoverable assets of $2,000 were written off and estimated reclamation and closure costs of $14,400 were recorded.

15. FAIR VALUE OF FINANCIAL INSTRUMENTS

The book values of cash and cash equivalents, accounts receivable and accounts payable are considered to be representative of their respective fair values because of the immediate short-term maturity of these financial instruments. The book value of the Company's debt instruments approximate fair value given the refinancing in December 1998.

                        AEI RESOURCES HOLDING, INC.

16. RELATED PARTY TRANSACTIONS AND BALANCES

The Company has dealt with certain companies or individuals which are related parties either by having stockholders in common or because they are controlled by stockholders/officers of the Company or by relatives of stockholders/officers of the Company. In addition to related party transactions and balances described elsewhere, the following related party transactions and balances are summarized and approximated as follows below:

                                                            1996   1997   1998
                                                           ------ ------ ------
   Revenues, costs and expenses:
    Equipment Sales....................................... $7,010 $5,502 $  --
    Repair and Maintenance Income.........................  2,954    781    --
    Property sales........................................    --     145    --
    Equipment Rental Income...............................  4,369    336    --
    Management Fee Income.................................    165    199    115
    Flight fee income.....................................    442    590    394
    Cancellation fee income...............................    --   1,592    --
    Trucking expense...................................... 13,521 18,308 19,613
    Repair and maintenance cost...........................  4,916  4,791 13,700
    Equipment rental cost.................................  1,429  2,016  5,897
    Consultant fees.......................................    180    135    --
    Interest expense......................................    427  1,382    --
    Commission expense....................................     91     31    --
    Administrative and miscellaneous expense..............     58    294    123
   Assets:
    Accounts receivable................................... $4,814 $7,951 $1,757
   Liabilities:
    Accounts payable......................................  6,094  3,301  3,110
    Interest payable......................................    393    --     --
    Commission payable....................................     19    --     --

The Company leases mining equipment and aircraft as well as constructs, repairs and sells equipment to related parties. The Company has employed related parties for trucking, consulting, equipment rental and repair and other administrative services. Equipment sales (listed above) are primarily to a related party in Australia (formerly majority-owned by Larry Addington) that performs contract mining using the Highwall Miner.

For 1997, the Company earned $1,592 in fees when a related party cancelled a mining arrangement with the Company.

17. NEW ACCOUNTING STANDARDS

Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income, (SFAS No. 130) became effective during 1998. SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components in financial statements. Comprehensive income generally represents all changes in shareholders' equity except those resulting from investments by or distributions to shareholders. Implementation of SFAS No. 130 had no impact on the Company as the Company does not currently have any transactions which give rise to differences between net income and comprehensive income.

Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information, (SFAS No. 131) will be implemented in the financial statements for the year ended

                        AEI RESOURCES HOLDING, INC.

December 31, 1998. SFAS No. 131 requires publicly-held companies to report financial and descriptive information about operating segments in financial statements issued to shareholders for interim and annual periods. SFAS No. 131 also requires additional disclosures with respect to products and services, geographic areas of operation and major customers. See Note 19 for segment information.

In February 1998, SFAS No. 132, Employers' Disclosures about Pensions and Other Postretirement Benefits was issued which improves and standardizes disclosures by eliminating certain existing reporting requirements and adding new disclosures. The statement addresses disclosure issues only and does not change the measurement of recognition provisions specified in previous statements. See
Note 9 for SFAS No. 132 disclosures.

Effective January 1, 1999, the Company will adopt Statement of Position (SOP) 98-5 Reporting on the Costs of Start-Up Activities. The new statement requires that the costs of start-up activities be expensed as incurred. The Company does not expect the impact of this statement will be material to its results of operations or financial position.

18. EVENTS SUBSEQUENT TO DECEMBER 31, 1998

a. Energy Resources, LLC

In January 1999, the Company acquired 95% of Energy Resources, LLC from the Harold Sergent family for $3,000. The acquisition was accounted for as a purchase.

b. Princess Beverly

In February 1999, the Company acquired all the capital stock of Princess Beverly Coal Company, a coal mining business with operations in West Virginia, for the purchase price of approximately $11,500. This acquisition will be accounted for as a purchase. The Company also acquired approximately a 1% interest in Hanna Land Company LLC, a limited liability company established to develop a coal mining property in West Virginia owned by the Company. The Company also has an option to purchase (and the owner has the right to put) the remaining 99% in Hanna Land Company LLC for $12,000 upon the successful permitting of the mining property.

c. Industrial Revenue Bonds

On April 1, 1999, the Company refinanced their Zeigler IRBs (Note 7e). The old IRBs were retired and new IRBs were issued under the following terms: $145,800 principal amount, secured by letters of credit, 6.91% average interest, maturing in 2022 and 2028 with the ability to release letters of credit as security upon the satisfaction of certain conditions.

d. Sunny Ridge

On April 9, 1999, the Company entered into a stock purchase agreement to acquire all the common stock of Sunny Ridge Enterprises, Inc., a coal mining business with operations in Kentucky for the purchase price of $50,000.

                        AEI RESOURCES HOLDING, INC.

19. SEGMENT DATA

The Company's principal industry segments are as follows: coal mining, equipment sales, rental and repair and other. Included in the segment "other" is the Company's railcar earnings, non-coal royalty fee and management fee income. The Company's segments are managed separately because each requires different operating and marketing strategies. Products and services are generally sold between segments on a cost basis. Operating earnings for each segment includes all costs and expenses directly related to the segment before financing charges and corporate allocations. Corporate items principally represent general and administrative costs. Identifiable assets are those used in the operations of each business segment. Corporate assets consist primarily of cash and unamortized financing costs. Information about the Company's operations for each segment is as follows:

Financial Data by Business Segment

                                            For the year ended December 31,
                                            ---------------------------------
                                              1996       1997        1998
                                            ---------- ---------- -----------
Revenues:
  Coal mining.............................. $ 104,804  $ 163,980  $   704,832
  Equipment sales, rental and repair.......    16,033      8,086        9,532
  Other....................................     2,363      3,188       19,050
                                            ---------  ---------  -----------
                                            $ 123,200  $ 175,254  $   733,414
                                            ---------  ---------  -----------
Income (loss) before income taxes and ex-
 traordinary item:
  Coal mining.............................. $   9,193  $  15,761  $    19,240
  Equipment sales, rental and repair.......     6,670        794        1,491
  Other....................................     4,057       (370)      13,576
                                            ---------  ---------  -----------
    Operating earnings.....................    19,920     16,185       34,307
  Corporate expenses.......................   (10,273)   (10,090)     (17,550)
  Interest expenses........................    (5,527)    (9,192)     (65,247)
  Unallocated..............................       884       (272)       4,701
                                            ---------  ---------  -----------
                                            $   5,004  $  (3,369) $   (43,789)
                                            ---------  ---------  -----------
Identifiable assets:
  Coal mining..............................            $ 147,216  $ 2,331,948
  Equipment sales, rental and repair.......               14,031       32,186
  Other....................................                  611          575
  Corporate assets.........................              103,535      125,355
                                                       ---------  -----------
                                                       $ 265,393  $ 2,490,064
                                                       ---------  -----------
Capital expenditures:
  Coal mining.............................. $  11,103  $  28,969  $    30,373
  Equipment sales, rental and repair.......     2,642      3,196        4,216
  Other....................................       347         49        6,273
                                            ---------  ---------  -----------
                                            $  14,092  $  32,214  $    40,862
                                            ---------  ---------  -----------
Depreciation, depletion and amortization:
  Coal mining.............................. $   6,217  $   9,858  $    74,726
  Equipment sales, rental and repair.......       578        640        2,120
  Other....................................       150        257          --
                                            ---------  ---------  -----------
                                            $   6,945  $  10,755  $    76,846
                                            ---------  ---------  -----------

                        AEI RESOURCES HOLDING, INC.

20. PARENT AND SUBSIDIARY GUARANTEES

  The following tables summarize the financial position, operating results and cash flows for ARHI, Resources and its guarantor and non-guarantor subsidiaries regarding the Senior Notes and Subordinated Notes (Note 7c) as of December 31, 1997 and 1998 and for the three years in the period ended December 31, 1998. Each of the guarantor subsidiaries (except EBMI--Note 12b) is a wholly-owned subsidiary of Resources and each has fully and unconditionally guaranteed the Senior Notes and Subordinated Notes on a joint and several basis. Separate financial statements and other disclosures concerning ARHI and the Guarantor subsidiaries are not presented because the Company has determined that they are not material to investors. Yankeetown Dock Corporation (60% owned by the Company) is the only non-guarantor subsidiary. Resources was organized in May 1998 and commenced operations in June 1998. ARHI was organized in July 1998.

                                                 Wholly    Non-Wholly
                             AEI                 Owned       Owned       Non-
                          Resources    AEI     Guarantor   Guarantor  Guarantor   Combining
                           Holding  Resources Subsidiaries Subsidiary Subsidiary Adjustments  Total
                          --------- --------- ------------ ---------- ---------- ----------- --------
December 31, 1996:
Operating Results
 (1996):
Revenues................    $ --      $ --      $123,200     $ --       $ --        $ --     $123,200
Costs and expenses......      --        --       113,071       --         --                  113,071
                            -----     -----     --------     -----      -----       -----    --------
 Income (loss) from
  operations............      --        --        10,129       --         --          --       10,129
Interest and other
 income (expense).......      --        --        (5,125)      --         --          --       (5,125)
                            -----     -----     --------     -----      -----       -----    --------
 Income (loss) before
  minority interest.....      --        --         5,004       --         --          --        5,004
Less--Minority
 interest...............      --        --          (59)       --         --          --          (59)
                            -----     -----     --------     -----      -----       -----    --------
 Net income (loss)......    $ --      $ --      $  5,063     $ --       $ --        $ --     $  5,063
                            =====     =====     ========     =====      =====       =====    ========
Cash Flows (1996):
Cash flows from
 operating activities:
Net income (loss).......    $ --      $ --      $  5,063     $ --       $ --        $ --     $  5,063
Total adjustments to
 reconcile net income
 (loss) to net cash used
 in operating
 activities.............      --        --         (289)       --         --          --         (289)
                            -----     -----     --------     -----      -----       -----    --------
Net cash provided by
 (used in) operating
 activities.............      --        --         4,774       --         --          --        4,774
Net cash used in
 investing activities...      --        --       (12,503)      --         --          --      (12,503)
Net cash provided by
 financing activities...      --        --         7,348       --         --          --        7,348
                            -----     -----     --------     -----      -----       -----    --------
Net decrease in cash and
 cash equivalents.......      --        --          (381)      --         --          --         (381)
Cash and cash
 equivalents, beginning
 of year................      --        --           834       --         --          --          834
                            -----     -----     --------     -----      -----       -----    --------
Cash and cash
 equivalents, end of
 year...................    $ --      $ --      $    453     $ --       $ --        $ --     $    453
                            =====     =====     ========     =====      =====       =====    ========
December 31, 1997:
Balance Sheet:
Total current assets....    $ --      $ --      $143,176     $ --       $ --        $ --     $143,176
Properties, net.........      --        --       106,658       --         --          --      106,658
Other assets............      --        --        15,559       --         --          --       15,559
                            -----     -----     --------     -----      -----       -----    --------
 Total assets...........    $ --      $ --      $265,393     $ --       $ --        $ --     $265,393
                            =====     =====     ========     =====      =====       =====    ========
Total current
 liabilities including
 current portion of
 long-term debt and
 capital leases.........    $ --      $ --      $ 58,119     $ --       $ --        $ --     $ 58,119
Long-Term debt and
 capital leases, less
 current Portion........      --        --       209,361       --         --          --      209,361
Other liabilities.......      --        --        15,987       --         --          --       15,987
                            -----     -----     --------     -----      -----       -----    --------
 Total liabilities......      --        --       283,467       --         --          --      283,467
                            -----     -----     --------     -----      -----       -----    --------
Total Stockholders'
 equity (deficit).......      --        --      (18,074)       --         --          --      (18,074)
                            -----     -----     --------     -----      -----       -----    --------
Total liabilities and
 owners' equity
 (deficit)..............    $ --      $ --      $265,393     $ --       $ --        $ --     $265,393
                            =====     =====     ========     =====      =====       =====    ========
Operating Results
 (1997):
Revenues................      --      $ --      $175,254     $ --       $ --        $ --     $175,254
Costs and expenses......      --        --       169,828       --         --          --      169,828
                            -----     -----     --------     -----      -----       -----    --------
 Income (loss) from
  operations............      --        --         5,426       --         --          --        5,426
Interest and other
 income (expense).......      --        --        (8,795)      --         --          --       (8,795)
                            -----     -----     --------     -----      -----       -----    --------
 Income (loss) before
  income taxes and
  extraordinary item....      --        --        (3,369)      --         --          --       (3,369)
Income tax provision
 (benefit)..............      --        --        17,516       --         --          --       17,516
                            -----     -----     --------     -----      -----       -----    --------
 Income (loss) before
  extraordinary item....      --        --       (20,885)      --         --          --      (20,885)
Extraordinary loss from
 extinguishment of debt
 (net of tax benefit)...      --        --        (1,303)      --         --          --       (1,303)
                            -----     -----     --------     -----      -----       -----    --------
 Net income (loss)......    $ --      $ --      $(22,188)    $ --       $ --        $ --     $(22,188)
                            =====     =====     ========     =====      =====       =====    ========

                        AEI RESOURCES HOLDING, INC.

                                                              Non-Wholly
                             AEI                 Wholly Owned   Owned       Non-
                          Resources     AEI       Guarantor   Guarantor  Guarantor   Combining
                           Holding   Resources   Subsidiaries Subsidiary Subsidiary Adjustments    Total
                          ---------  ----------  ------------ ---------- ---------- -----------  ----------
Cash Flows (1997):
Cash flows from
 operating activities:
Net income (loss).......  $    --    $      --    $  (22,188)  $    --     $  --    $       --   $  (22,188)
Total adjustments to
 reconcile net income
 (loss) to net cash
 provided by (used in)
 operating activities...       --           --        12,008        --        --            --       12,008
                          --------   ----------   ----------   --------    ------   -----------  ----------
Net cash used in
 operating activities...       --           --       (10,180)       --        --            --      (10,180)
Net cash used in
 investing activities...       --           --       (38,290)       --        --            --      (38,290)
Net cash provided by
 financing activities...       --           --       131,633        --        --            --      131,633
                          --------   ----------   ----------   --------    ------   -----------  ----------
Net increase (decrease)
 in cash and cash
 equivalents............       --           --        83,163        --        --            --       83,163
Cash and cash
 equivalents, beginning
 of period..............       --           --           453        --        --            --          453
                          --------   ----------   ----------   --------    ------   -----------  ----------
Cash and cash
 equivalents, end of
 period.................  $    --    $      --    $   83,616   $    --     $  --    $       --   $   83,616
                          ========   ==========   ==========   ========    ======   ===========  ==========
December 31, 1998:
Balance Sheet:
Total current assets....  $    --    $  (88,724)  $  404,378   $  1,024    $3,383   $       --   $  320,061
Properties, net.........       --         5,376    2,065,630        --         81           --    2,071,087
Other assets............   (92,650)   1,070,536       50,749    500,151       256    (1,430,126)     98,916
                          --------   ----------   ----------   --------    ------   -----------  ----------
 Total assets...........  $(92,650)  $  987,188   $2,520,757   $501,175    $3,720   $(1,430,126) $2,490,064
                          ========   ==========   ==========   ========    ======   ===========  ==========
Total current
 liabilities, including
 current portion of
 long-term debt and
 capital leases.........  $    --    $   57,923   $  323,134   $ 12,513    $  265   $      (833) $  393,002
Long-term debt and
 capital leases, less
 current portion........       --       987,309      366,740        --        --       (200,000)  1,154,049
Other liabilities.......       --        34,606    1,009,656    488,631     2,921      (500,151)  1,035,663
                          --------   ----------   ----------   --------    ------   -----------  ----------
  Total liabilities.....       --     1,079,838    1,699,530    501,144     3,186      (700,984)  2,582,714
Total shareholders'
 equity (deficit).......   (92,650)     (92,650)     821,227         31       534      (729,142)    (92,650)
                          --------   ----------   ----------   --------    ------   -----------  ----------
Total liabilities and
 shareholders' equity
 (deficit)..............  $(92,650)  $  987,188   $2,520,757   $501,175    $3,720   $(1,430,126) $2,490,064
                          ========   ==========   ==========   ========    ======   ===========  ==========
Operating Results
 (1998):
Revenues................  $    --    $      --    $  731,406   $  1,024    $  984   $       --   $  733,414
Costs and expenses......       --        10,905      703,884        962       906           --      716,657
                          --------   ----------   ----------   --------    ------   -----------  ----------
Income (loss) from
 operations.............       --       (10,905)      27,522         62        78           --       16,757
Interest and other
 income (expense).......       --       (49,567)     (11,806)        (6)      --            833     (60,546)
                          --------   ----------   ----------   --------    ------   -----------  ----------
 Income (loss) before
  income taxes..........       --       (60,472)      15,716         56        78           833     (43,789)
Income tax provision
 (benefit)..............       --       (26,238)       5,768         25        36           --      (20,409)
                          --------   ----------   ----------   --------    ------   -----------  ----------
 Income (loss) before
  extraordinary item....       --       (34,234)       9,948         31        42           833     (23,380)
Extraordinary loss from
 debt extinguishment....       --        (9,772)        (424)       --        --            --      (10,196)
                          --------   ----------   ----------   --------    ------   -----------  ----------
 Net Income (loss)......  $    --    $  (44,006)  $    9,524   $     31    $   42   $       833  $  (33,576)
                          ========   ==========   ==========   ========    ======   ===========  ==========
Cash Flows (1998):
Cash Flows from
 Operating Activities:
Net income (loss).......  $    --    $  (44,006)  $   10,351   $     37    $   42   $       --   $  (33,576)
Total adjustments to
 reconcile net income
 (loss) to net cash
 provided by (used in)
 operating activities...       --         2,547      (18,385)       (37)       79           --      (15,796)
                          --------   ----------   ----------   --------    ------   -----------  ----------
Net cash provided by
 (used in) operating
 activities.............       --       (41,459)      (8,034)       --        121           --      (49,372)
Net cash used in
 investing activities...       --      (632,203)     (23,473)       --        --            --     (655,676)
Net cash provided by
 financing activities...       --       684,134      (20,906)       --        180           638     664,046
                          --------   ----------   ----------   --------    ------   -----------  ----------
Net increase (decrease)
 in cash and cash
 equivalents............       --        10,472      (52,413)       --        301           638     (41,002)
Cash and cash
 equivalents, beginning
 of period..............       --           --        80,794        --      2,822           --       83,616
                          --------   ----------   ----------   --------    ------   -----------  ----------
Cash and cash
 equivalents, end of
 period.................  $    --    $   10,472   $   28,381   $    --     $3,123   $       638  $   42,614
                          ========   ==========   ==========   ========    ======   ===========  ==========

21. UNAUDITED PRO FORMA INFORMATION

A pro forma adjustment has been made to historical net income (loss) to reflect a provision for federal, state and local income taxes during the respective S corporation periods (see Note 2i) using a combined effective rate of 38%.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholder of
AEI Holding Company, Inc.:

We have audited the accompanying consolidated balance sheets of AEI Holding Company, Inc. (see Note 1), as of December 31, 1997 and 1998, and the related consolidated statements of operations, stockholder's equity (deficit) and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AEI Holding Company, Inc. (see Note 1) as of December 31, 1997 and 1998 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Louisville, Kentucky
April 9, 1999

                           AEI HOLDING COMPANY, INC.

                          CONSOLIDATED BALANCE SHEETS
                        As of December 31, 1997 and 1998

                                                               1997      1998
                                                             --------  --------
                                                              (Dollar amounts
                                                               in thousands)
                          ASSETS
Current Assets:
  Cash and cash equivalents................................  $ 83,616  $ 15,327
  Short-term investments...................................       401       --
  Accounts receivable (including amounts due from related
   parties of $7,951 and $12,720, respectively)............    29,939    43,878
  Inventories..............................................    22,658    36,278
  Prepaid expenses and other...............................     6,562     4,873
                                                             --------  --------
   Total current assets....................................   143,176   100,356
                                                             --------  --------
Property, Plant and Equipment, at cost, including mineral
 reserves and mine development and contract costs..........   129,685   227,911
  Less--accumulated depreciation, depletion and
   amortization............................................   (23,027)  (33,094)
                                                             --------  --------
                                                              106,658   194,817
                                                             --------  --------
Debt issuance costs, net...................................    12,713    24,567
Advance royalties..........................................     2,179     1,871
Deferred tax asset.........................................       --      5,912
Other non-current assets, net..............................       667     2,875
                                                             --------  --------
   Total assets............................................  $265,393  $330,398
                                                             ========  ========
      LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Current Liabilities:
  Accounts payable (including amounts due to related
   parties of $3,301 and $6,889, respectively).............  $ 30,410  $ 39,668
  Current portion of long-term debt and capital leases.....     7,608     9,944
  Current portion reclamation and mine closure cost........     2,100     6,837
  Deferred income taxes....................................     5,199     5,184
  Accrued expenses and other...............................    12,802    21,240
                                                             --------  --------
   Total current liabilities...............................    58,119    82,873
                                                             --------  --------
Non-Current Liabilities, less current portion:
  Long-term debt and capital leases........................   209,361   207,939
  Payable to affiliates....................................       --     43,782
  Reclamation and mine closure costs.......................     9,431    36,665
  Deferred income taxes....................................     5,933       --
  Other non-current liabilities............................       623     3,044
                                                             --------  --------
   Total non-current liabilities...........................   225,348   291,430
                                                             --------  --------
   Total liabilities.......................................   283,467   374,303
                                                             --------  --------
Commitments and Contingencies (see notes)
Stockholder's Equity (Deficit):
  Common stock ($.01 par value, 100,000 and 120,000 shares
   authorized, respectively, 52,800 shares issued and
   outstanding)............................................         1         1
  Additional capital.......................................     7,193    28,586
  Retained deficit.........................................   (25,268)  (72,492)
                                                             --------  --------
   Total stockholder's deficit.............................   (18,074)  (43,905)
                                                             --------  --------
   Total liabilities and stockholder's equity (deficit)....  $265,393  $330,398
                                                             ========  ========

  The accompanying notes to consolidated financial statements are an integral part of these balance sheets.

                           AEI HOLDING COMPANY, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
              For the Years Ended December 31, 1996, 1997 and 1998

                                                    1996      1997      1998
                                                  --------  --------  --------
                                                        (In Thousands)
Revenues:
  Coal mining (including amounts from related
   parties of $--, $-- and $12,759,
   respectively)................................. $104,804  $163,980  $304,411
  Equipment sales, rental and repair (including
   amounts from related parties of $14,333,
   $6,764 and $3,020, respectively)..............   16,033     8,086     9,532
  Other (including amounts from related parties
   of $607, $2,381 and $753, respectively).......    2,363     3,188     2,288
                                                  --------  --------  --------
    Total revenues...............................  123,200   175,254   316,231
                                                  --------  --------  --------
Costs and expenses:
  Cost of operations (including amounts to
   related parties of $19,866, $25,575 and
   $33,367, respectively)........................   97,101   145,203   267,805
  Depreciation, depletion and amortization.......    6,945    10,755    21,105
  Selling, general and administrative............    9,025    13,870    14,430
  Writedowns and special items...................      --        --     16,466
                                                  --------  --------  --------
    Total costs and expenses.....................  113,071   169,828   319,806
                                                  --------  --------  --------
    Income (loss) from operations................   10,129     5,426    (3,575)
Interest and other income (expense):
  Interest expense (including amounts to related
   parties of $427, $1,382 and $-,
   respectively).................................   (5,527)   (9,192)  (20,739)
  Gain on sale of assets.........................      305       338     1,004
  Other, net.....................................       97        59     1,655
                                                  --------  --------  --------
                                                    (5,125)   (8,795)  (18,080)
                                                  --------  --------  --------
  Income (loss) before minority interest, income
   taxes and extraordinary item..................    5,004    (3,369)  (21,655)
Less--Minority interest..........................      (59)      --        --
                                                  --------  --------  --------
    Income (loss) before income taxes and
     extraordinary item..........................    5,063    (3,369)  (21,655)
Income tax provision (benefit)...................      --     17,516    (8,662)
                                                  --------  --------  --------
    Income (loss) before extraordinary item......    5,063   (20,885)  (12,993)
Extraordinary loss from extinguishment of debt
 (net of $--, $868 and $283 tax benefit,
 respectively)...................................      --     (1,303)     (424)
                                                  --------  --------  --------
    Net income (loss)............................ $  5,063  $(22,188) $(13,417)
                                                  ========  ========  ========
Unaudited pro forma information (Note 18):
  Income (loss) before income taxes and
   extraordinary item............................ $  5,063  $ (3,369)
  Unaudited pro forma income tax expense
   (benefit).....................................    1,924    (1,280)
  Extraordinary item, net of tax benefit.........      --     (1,303)
                                                  --------  --------
  Unaudited pro forma net income (loss).......... $  3,139  $ (3,392)
                                                  ========  ========

  The accompanying notes to consolidated financial statements are an integral part of these statements.

                           AEI HOLDING COMPANY, INC.

           CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT)
              For the Years Ended December 31, 1996, 1997 and 1998

                                   Common Stock
                                   -------------
                                                 Retained
                                                 Earnings   Additional
                                   Shares Amount (Deficit)   Capital    Total
                                   ------ ------ ---------  ---------- --------
                                          (Dollar amounts in thousands)
Balance at January 1, 1996........    --  $ --   $    528    $(5,259)  $ (4,731)
  1996 net income (loss)..........    --    --     (2,621)     7,684      5,063
  Owners' distribution, net.......    --    --        --          (7)        (7)
                                   ------ -----  --------    -------   --------
Balance at December 31, 1996......    --    --     (2,093)     2,418        325
  Issued 2 shares of $.01 par
   value common stock on
   October 20, 1997...............      2   --        --         --         --
  Issued 98 shares of $.01 par
   value common stock on
   November 12, 1997..............     98   --        --         --         --
  Deferred tax benefit............    --    --        --       5,515      5,515
  Stock split of 528 to 1 on
   December 9, 1997............... 52,700     1       --          (1)       --
  1997 net income (loss)..........    --    --    (23,175)       987    (22,188)
  Owners' distribution, net.......    --    --        --      (1,726)    (1,726)
                                   ------ -----  --------    -------   --------
Balance at December 31, 1997...... 52,800     1   (25,268)     7,193    (18,074)
  Charge to equity for MTI
   purchase.......................    --    --    (43,807)    (7,193)   (51,000)
  Deferred tax benefit............    --    --     10,000        --      10,000
  Capital contribution from
   parent.........................    --    --        --      17,086     17,086
  Parent contribution of
   subsidiary interest............    --    --        --      11,500     11,500
  1998 net income (loss)..........    --    --    (13,417)       --     (13,417)
                                   ------ -----  --------    -------   --------
Balance at December 31, 1998...... 52,800 $   1  $(72,492)   $28,586   $(43,905)
                                   ====== =====  ========    =======   ========


  The accompanying notes to consolidated financial statements are an integral part of these statements.

                           AEI HOLDING COMPANY, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              For the Years Ended December 31, 1996, 1997 and 1998

                                                     1996      1997      1998
                                                    -------  --------  --------
                                                         (In Thousands)
Cash Flows From Operating Activities:
  Net income (loss)...............................  $ 5,063  $(22,188) $(13,417)
  Adjustments to reconcile net income (loss) to
   net cash provided by
   (used in) operating activities
   Depreciation, depletion and amortization.......    6,945    10,755    21,105
   Amortization of finance costs included in
    interest expense..............................       65       198       779
   Loan cost write-offs from debt refinancing.....      --        572       707
   Provision for deferred income taxes............      --     16,647       --
   Provision for writedowns and special items.....      --        --     16,466
   Gain on sale of assets.........................     (305)     (338)   (1,004)
Changes in assets and liabilities:
  (Increase) decrease in:
   Receivables....................................   (6,079)   (7,951)   (3,933)
   Inventories....................................   (3,050)   (6,173)   (3,518)
   Prepaid expenses and other.....................   (1,408)     (835)    2,145
   Other non-current assets.......................     (372)   (2,177)   (2,732)
  Increase (decrease) in:
   Accounts payable...............................    9,518     4,191    (2,537)
   Accrued expenses and other.....................       66    (1,354)  (26,106)
   Other non-current liabilities..................   (5,669)   (2,726)   (8,381)
                                                    -------  --------  --------
     Total adjustments............................     (289)   10,809    (7,009)
                                                    -------  --------  --------
     Net cash provided by (used in) operating
      activities..................................    4,774   (11,379)  (20,426)
                                                    -------  --------  --------
Cash Flows From Investing Activities:
  Net proceeds from sale of assets................    1,589       549     3,122
  Additions to property, plant and equipment and
   mine development
   and contract costs.............................  (14,092)  (32,214)  (28,355)
  Acquisition of coal-mining companies including
   debt retirement, net
   of cash received...............................      --     (6,625)   (9,016)
  Short-term investments..........................      --       (401)      401
                                                    -------  --------  --------
     Net cash used in investing activities........  (12,503)  (38,691)  (33,848)
                                                    -------  --------  --------
Cash Flows From Financing Activities:
  Borrowings on long-term debt....................    3,629   265,327       --
  Repayments on long-term debt....................   (4,150)  (98,243)   (6,890)
  Net borrowings (payments) on revolving line of
   credit.........................................    4,258    (8,584)      --
  Net borrowings from (repayments to)
   stockholders...................................    7,315    (8,715)      --
  Repayments on capital leases....................   (3,617)   (3,782)   (3,653)
  Payments for debt issuance costs................      --    (12,673)  (13,340)
  Payable to affiliates...........................      --        --     43,782
  Charge to equity for MTI purchase...............      --        --    (51,000)
  Contribution from parent........................      --        --     17,086
  Other changes in owners' equity (deficit), net..      (87)      (97)      --
                                                    -------  --------  --------
     Net cash provided by (used in) financing
      activities..................................    7,348   133,233   (14,015)
                                                    -------  --------  --------
     Net increase (decrease) in cash and cash
      equivalents.................................     (381)   83,163   (68,289)
                                                    -------  --------  --------
Cash and Cash Equivalents, beginning of period....      834       453    83,616
                                                    -------  --------  --------
Cash and Cash Equivalents, end of period..........  $   453  $ 83,616  $ 15,327
                                                    =======  ========  ========

  The accompanying notes to consolidated financial statements are an integral part of these statements.

                           AEI HOLDING COMPANY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1996, 1997 and 1998
                             (Dollars in thousands)

1. ORGANIZATIONAL TRANSACTIONS AND BASIS OF PRESENTATION

a. Organizational Transactions

During November 1997, pursuant to an exchange agreement, the mining assets of Addington Enterprises, Inc. (Enterprises) and 69.8% of the common stock of Bowie Resources, Ltd. (Bowie) were transferred to a newly formed entity, AEI Holding Company, Inc. (AEI HoldCo. or the Company--a Delaware company) in exchange for the issuance of AEI HoldCo.'s shares to Enterprises (50%) and Larry Addington (50%). Additionally, AEI HoldCo. purchased Harold Sergent's 7.7% ownership interest in Bowie for $2,000. Enterprises is owned by Larry Addington (80%), Robert Addington (10%) and Bruce Addington (10%), who are brothers. Enterprises retained, in November 1997, certain non-coal mining properties as well as technology related assets which were subsequently disposed in the MTI agreement (see below).

The MTI Agreement was between Mining Technologies, Inc., a newly formed subsidiary of AEI HoldCo. (as purchaser) and Enterprises (as seller) for Enterprises' ownership interest in its North American (N.A.) mining technologies division. The purchase price of $51,000 (cash) was delivered at closing on January 2, 1998. The net assets acquired include mining equipment (primarily Highwall Mining Systems), contract mining agreements, real property and the intellectual property for the N.A. Highwall Mining Systems (patents, trademarks, etc.). Enterprises retained ownership of the non-N.A. intellectual property.

The November 1997 Exchange and MTI transactions described above were treated for accounting purposes as a transfer of entities and net assets under common control with accounting similar to that of a pooling of interests. Accordingly, the historical cost basis of the underlying assets and liabilities transferred (from Enterprises and Bowie) were carried over from the transferring entity to AEI HoldCo. Due to common control, the MTI cash purchase price of $51,000 paid by AEI HoldCo. to Enterprises was recorded as a charge to equity when paid in January 1998.

During May 1998, the owners of AEI HoldCo. (Larry Addington and Enterprises) established a new company, Coal Ventures, Inc. (CVI--a Delaware company) and in June 1998 transferred their shares of AEI HoldCo. to CVI in exchange for similar proportionate CVI shares, thereby making CVI the owner of AEI HoldCo.

During August 1998, CVI changed its name to AEI Resources, Inc. (Resources or Parent). In addition, during July 1998, the owners of Resources established a new company, AEI Resources Holding, Inc. (ARHI--a Delaware company) and transferred their shares of Resources to ARHI in exchange for similar proportionate ARHI shares, thereby making ARHI the owner of Resources. ARHI has no other assets or activities other than the ownership of Resources. Resources owns numerous other coal mining related subsidiaries besides AEI HoldCo.

b. Basis of Presentation

The accompanying financial statements include the historical accounts of AEI Holding Company, Inc. and subsidiaries as well as its predecessor: Enterprises, all under the common control of Larry Addington. The predecessor operations of Enterprises exclude the non-coal mining properties and non-N.A. intellectual property. The accompanying financial statements also include the purchase accounting and post-acquisition operations of the following significant acquisitions since their date of acquisition: Ikerd-Bandy (October 1997) and Leslie Resources (January 1998). See Note 3 for discussion of acquisitions. Significant intercompany transactions and balances have been eliminated in consolidation. Minority interests for 1997 or 1998 have not been recorded due to insignificance or deficit equity.

                           AEI HOLDING COMPANY, INC.

Various allocations and carve-out adjustments have been made in the preparation of the accompanying consolidated financial statements. Such allocations have been recorded to segregate the historical accounts to reflect the businesses transferred. Management believes that the method used for allocations and carve-out adjustments is reasonable.

As of December 31, 1997, the Company owned 77.5% of Bowie and 22.5% is considered minority interest. As of December 31, 1998, the Company owned 100% of BRL (see Note 10).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND GENERAL

a. Management's Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

b. Company Environment and Risk Factors

The Company's principal business activities consist of surface and deep mining and marketing of bituminous coal, performance of contract mining for third parties, construction and licensing of mining equipment, as well as leasing and repairing mining equipment. These operations are primarily located in Kentucky, Tennessee and Colorado.

The Company, in the course of its business activities, is exposed to a number of risks including: the possibility of the termination or alteration of coal sales contracts, fluctuating market conditions of coal and transportation costs, competitive industry and overcapacity, changing government regulations, unexpected maintenance and equipment failure, employee benefits cost control, misestimates of proven and probable coal reserves, satisfactory labor relations, loss of key employees, satisfactory resolution of the year 2000 issue and the ability of the Company to obtain financing, necessary mining permits and control of adequate recoverable mineral reserves. In addition, adverse uncontrollable (wet) weather and geological conditions tend to increase mining costs, sometimes substantially. Precipitation is generally highest at most of the Company's mining operations in early spring and late fall.

The Company is exposed to risks associated with a highly leveraged organization. Such risks include: increased vulnerability to adverse economic and industry conditions, limited ability to fund future working capital, capital expenditures, business acquisitions or other corporate requirements, possible liquidity problems as well as financing and credit constraints. Management believes it has adequate financing resources (including cash equivalents, cash generated from operations and additional borrowings or parent financing) to meet its needs in 1999.

The Company and its parent faces numerous risks in the successful consummation and post-acquisition integration of its acquisitions.

c. Inventories

Inventories are stated at average cost, which approximates first-in, first-out
(FIFO) cost and does not exceed market. Components of inventories consist of coal, deferred overburden and parts and supplies (Note 4). Coal inventories represent coal contained in stockpiles and exposed in the pit. Deferred overburden represents the costs to remove the earthen matter (i.e., overburden) covering the coal seam in surface mining. Costs to remove overburden are accumulated and deferred on a pro-rata basis as overburden is removed and eventually charged

                           AEI HOLDING COMPANY, INC.

to cost of operations when the coal is sold. The calculation of deferred overburden requires significant estimates and assumptions, principally involving engineering estimates of overburden removal and coal seam characteristics.

d. Advance Royalty Payments (current portion included in Prepaid Expenses and Other)

The Company is required, under certain royalty lease agreements, to make minimum royalty payments whether or not mining activity is being performed on the leased property. These minimum payments are recoupable once mining begins on the leased property. The Company capitalizes these minimum royalty payments and amortizes the deferred costs once mining activities begin or expenses the deferred costs when the Company has ceased mining or has made a decision not to mine on such property. Included in prepaid expenses and other is $3,491 and $3,553 for 1997 and 1998, respectively, relating to advanced royalties.

e. Depreciation, Depletion and Amortization

Property, plant and equipment are recorded at cost, including construction overhead and interest, where applicable. Expenditures for major renewals and betterments are capitalized while expenditures for maintenance and repairs are expensed as incurred. Depreciation, depletion and amortization are provided using either the straight-line or units of production method with estimated useful lives under the straight-line method comprising substantially the following ranges:

                                                                         Years
                                                                        --------
      Buildings........................................................ 10 to 45
      Mining and other equipment and related facilities................  2 to 20
      Transportation equipment.........................................   2 to 7
      Furniture and fixtures...........................................  3 to 10

Mineral reserves and mine development costs (included in property, plant and equipment) are amortized using the units-of-production method, based on estimated recoverable reserves. Coal sales contract related costs are amortized as tons are delivered, based on contracted tonnage requirements.

Debt issuance costs are being amortized using the effective interest method, over the life of the related debt, or using the straight-line method, over the life of the related debt, if the result approximates the effective interest method.

f. Restricted Cash (included in Other Non-Current Assets)

The Company pays amounts as required by various royalty agreements. Certain of these agreements have been disputed by third parties, requiring that cash be paid into an escrow account until the rightful recipient is determined. Included in other non-current assets is $93 and $843 for 1997 and 1998, respectively, relating to restricted cash.

g. Coal Mine Reclamation and Mine Closure Costs

The Company estimates its future cost requirements for reclamation of land where it has conducted surface and deep mining operations, based on its interpretation of the technical standards of regulations enacted by the U.S. Office of Surface Mining, as well as state regulations.

The Company accrues for the cost of final mine closure and related exit costs over the estimated useful mining life of the developed property or, if purchased, at the date of acquisition. These costs relate to reclaiming the

                           AEI HOLDING COMPANY, INC.

pit and support acreage at surface mines and sealing portals at deep mines. Other costs common to both types of mining are related to reclaiming refuse and slurry ponds as well as holding period and related termination/exit costs. The Company expenses the reclamation of current mine disturbance which is performed prior to final mine closure. The establishment of the final mine closure reclamation liability and the current disturbance is based upon permit requirements and requires various significant estimates and assumptions, principally associated with cost and production levels. Annually, the Company reviews its end of mine reclamation and closure liability and makes necessary adjustments, including mine plan and permit changes and revisions to cost and production levels to optimize mining and reclamation efficiency. The economic impact of such adjustments is generally recorded to cost of coal sales prospectively as remaining tons are mined. Also, as described in Note 2k., when a mine life is shortened due to change in mine plan, mine closing obligations are accelerated and the related accrual is increased accordingly. Although the Company's management believes it is making adequate provisions for all expected reclamation and other costs associated with mine closures, future operating results would be adversely affected if such accruals were later determined to be insufficient. End-of-mine reclamation and closure expense for 1996, 1997 and 1998 was $596, $2,196 and $18,188, respectively.

h. Income Taxes

For 1996 and part of 1997 (Note 8), Enterprises and Bowie were S corporations under the Internal Revenue Code and similar state statutes. As a result, Enterprises and Bowie were not subject to income taxes and their taxable income or loss was reported in the stockholders' individual tax returns. Accordingly, the historical net income (loss) presented in the accompanying financial statements during the S corporation periods is exclusive of an income tax provision (See Notes 8 and 18).

The provision for income taxes includes the change in tax status matters as described above plus federal, state and local income taxes currently payable and those deferred because of temporary differences between the financial statement and tax basis of assets and liabilities. The Company records income taxes under the liability method. Under this method, deferred income taxes are recognized for the estimated future tax effects of differences between the tax basis of assets and liabilities and their financial reporting amounts as well as net operating loss carryforwards and tax credits based on enacted tax laws. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

i. Revenue Recognition

Most of the Company's revenues have been generated under long-term coal sales contracts with electric utilities, industrial companies or other coal-related organizations, primarily in the eastern United States. Revenues are recognized on coal sales in accordance with the sales agreement, which is usually when the coal is shipped to the customer and title is passed. Advance payments received are deferred and recognized in revenue as coal is shipped. The Company also rents and sells equipment and provides repair and contract mining services, and the revenue from such rental, sale and service is recognized when earned. Revenue from the construction of mining equipment is recognized on a percentage of completion basis.

The Company grants credit to its customers based on their creditworthiness and generally does not secure collateral for its receivables. The Company has no allowance for doubtful accounts for 1997 and 1998, respectively. Historically, accounts receivable write-offs have been insignificant.

j. Stockholder's Equity (Deficit)

The 1996 and 1997 historical owner's equity accounts (retained earnings (deficit) and additional capital) for legal entities (Bowie) which have been carried over from the transferor under the exchange agreement (Note 1) have remained unchanged as presented within the accompanying consolidated statements of stockholder's equity (deficit).

                           AEI HOLDING COMPANY, INC.

The businesses transferred from Enterprises have operated as divisions and, accordingly, the 1996 and 1997 historical equity account changes (earnings and losses and owners' contributions and distributions) have been presented within additional capital in the accompanying consolidated statements of stockholder's equity (deficit) for the pre-transfer period. The common stock activity represents that of AEI HoldCo. The consolidated operations of AEI HoldCo. after the consummation of the exchange agreement (Note 1) on November 12, 1997, are included in retained earnings (deficit) in the accompanying consolidated statements of stockholder's equity (deficit).

As described in Note 8, in connection with the consummation of the November 1997 exchange agreement, the mining businesses transferred from Enterprises required that deferred taxes be recorded by AEI HoldCo. Because a portion of the mining assets transferred from Enterprises were stepped up for tax purposes, but not book (similar to a taxable pooling), the resulting deferred tax benefit of approximately $5,500 was recorded in November 1997 with a corresponding increase in additional capital.

As described in Note 1a, on January 2, 1998, AEI HoldCo. made a payment of $51,000 for the purchase of MTI which was recorded as a charge to equity in January 1998. In addition, because the tax basis of the MTI net assets transferred were stepped up for tax purposes, but not book (similar to a taxable pooling), the resulting deferred tax benefit of $10,000 was recorded in January 1998 with a corresponding increase in equity.

k. Asset Impairments and Accelerated Mine Closing Accruals

In certain situations, expected mine lives are shortened because of changes to planned operations. When that occurs and it is determined that the mine's underlying costs are not recoverable in the future, reclamation and mine closing obligations are accelerated and the mine closing accrual is increased accordingly. Also, to the extent that it is determined that asset carrying values will not be recoverable during a shorter mine life, a provision for such impairment is recognized. The Company adopted SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, in prior years. SFAS No. 121 expanded the Company's criteria for loss recognition, and provides methods for both determining when an impairment has occurred and for measuring the amount of the impairment. SFAS No. 121 requires that projected future cash flows from use and disposition of all the Company's assets be compared with the carrying amounts of those assets. When the sum of projected cash flows is less than the carrying amount, impairment losses are recognized.

l. Reclassifications

Certain reclassifications of prior year amounts were made to conform with the current year presentation with no effect on previously reported net income
(loss) or stockholder's equity (deficit).

m. Statements of Cash Flows

For purposes of the statements of cash flows, the Company considers investments having maturities of three months or less at the time of the purchase to be cash equivalents.

Supplemental disclosure:

                                                          1996   1997   1998
                                                         ------ ------ -------
Cash paid for interest, net of capitalized interest of
 $246, $467 and $2,762, respectively.................... $5,357 $7,193 $21,171
Income taxes paid.......................................    --     --      --

                           AEI HOLDING COMPANY, INC.

The 1997 Statement of Cash Flows is exclusive of non-cash deferred tax asset and equity increase of $5,515, non-cash property additions of $2,253, non-cash capitalized loan fees of $238, non-cash transfers of inventory items to development costs of $1,062 and settlement of a note (included in other assets) for property and mine development work valued at $1,220.

The 1998 statement of cash flows is exclusive of non-cash property additions of $4,000, non-cash property disposals of $3,126, and settlement of a capital lease of $2,505.

3. ACQUISITIONS

The following significant acquisitions have each been accounted for as a purchase, and their results of operations have been included with that of the Company since the date of acquisition.

a. Ikerd-Bandy Co., Inc.

In October 1997, Enterprises acquired all of the capital stock of Ikerd-Bandy Co., Inc., a coal mining business with operations in eastern Kentucky, for the purchase price of approximately $5,300 (including $300 in related fees and expenses) plus the assumption of approximately $5,600 in debt.

b. Leslie Resources

In January 1998, AEI HoldCo. acquired all the capital stock of Leslie Resources, Inc. and Leslie Resources Management, Inc., (collectively, Leslie Resources) a coal mining business with operations in eastern Kentucky, for the purchase price of approximately $12,000 (including $300 in related fees and expenses), plus the assumption of approximately $11,100 in debt.

The following unaudited pro forma information for the period ending December 31, 1997 gives effect to the aforementioned acquisitions as if they had occurred at the beginning of 1997:

                                                                        1997
                                                                     -----------
                                                                     (Unaudited)
       Revenues.....................................................  $296,700
       Income (loss) before extraordinary items.....................   (12,936)
       Net income (loss)............................................   (14,239)

The unaudited pro forma information assumes that the Company owned the aforementioned acquisitions at the beginning of the periods presented and includes adjustments for depreciation, depletion and amortization, interest expense and an inventory adjustment to conform to the Company's accounting policies. The unaudited pro forma financial data is presented for information purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had such acquisitions been consummated at the beginning of these periods, and is not intended to be a projection of future results.

4. INVENTORIES

As of December 31, 1997 and 1998, inventories consisted of the following:

                                                                  1997    1998
                                                                -------- -------
      Coal..................................................... $  3,995 $ 8,145
      Deferred overburden......................................   10,768  18,718
      Parts and supplies.......................................    7,895   9,415
                                                                -------- -------
                                                                $ 22,658 $36,278
                                                                ======== =======

                           AEI HOLDING COMPANY, INC.

5. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment, including mineral reserves and mine development and contract costs, at December 31, 1997 and 1998 are summarized by major classification as follows:

                                                               1997     1998
                                                             -------- --------
      Land.................................................. $  1,670 $  1,843
      Mining and other equipment and related facilities.....   63,125   91,404
      Mine development and contract costs...................   24,177   53,712
      Mineral reserves......................................   15,992   76,364
      Mine development in process...........................   22,150      --
      Construction work in process..........................    2,571    4,588
                                                             -------- --------
                                                              129,685  227,911
      Less-accumulated depreciation, depletion and
       amortization.........................................   23,027   33,094
                                                             -------- --------
      Net property, plant and equipment..................... $106,658 $194,817
                                                             ======== ========

Included in property, plant and equipment is $24,721 for 1997 and $-- for 1998 related to development and construction projects for which depreciation, depletion and amortization have not yet commenced. The Company reviews the realization of these projects on a periodic basis.

6. ACCRUED EXPENSES AND OTHER

Accrued expenses and other as of December 31, 1997 and 1998 consisted of the following:

                                                                 1997    1998
                                                               -------- -------
      Payroll, Bonus and Vacation............................. $  5,385 $ 4,153
      Production and sales tax................................    1,182   1,893
      Property taxes..........................................    1,386   1,723
      Deferred revenues.......................................      --    8,197
      Royalties...............................................    1,081   3,043
      Interest................................................    2,701   1,306
      Other...................................................    1,067     925
                                                               -------- -------
                                                               $ 12,802 $21,240
                                                               ======== =======

7. DEBT

a. Long-Term Debt and Capital Leases

Long-term debt and capital leases as of December 31, 1997 and 1998 consisted of the following:

                                                               1997     1998
                                                             -------- --------
10.5% Senior Notes (Note 7b)................................ $200,000 $200,000
Notes payable to sellers of Leslie Resources (Note 7c)......      --     8,988
Notes payable to sellers of Ikerd-Bandy (Note 7c)...........    4,647    4,543
Capital leases secured by equipment, maturing through 2000
 (Note 9b)..................................................   10,527    4,352
Other.......................................................    1,795      --
                                                             -------- --------
  Total.....................................................  216,969  217,883
  Less--current portion.....................................    7,608    9,944
                                                             -------- --------
  Long-term debt............................................ $209,361 $207,939
                                                             ======== ========

                           AEI HOLDING COMPANY, INC.

Principal maturities of long-term debt and capital leases as of December 31, 1998 are as follows:

       Year Ended December 31:
       -----------------------
         1999.......................................................... $  9,944
         2000..........................................................    2,832
         2001..........................................................    2,472
         2002..........................................................    1,420
         2003..........................................................      969
       Thereafter......................................................  200,246
                                                                        --------
                                                                        $217,883
                                                                        ========

b. 10.5% Senior Notes

On December 14, 1998, Resources and AEI HoldCo. (Issuers) co-issued $200,000 of 10.5% Senior Notes due 2005 (Senior Notes). These 10.5% Senior Notes were exchanged for previously issued $200,000 10% Senior Notes of AEI HoldCo. due 2007. As part of the $200,000 Senior Notes exchange, the old indenture was modified to eliminate substantially all of the covenants and certain related definitions and events of default. Warburg Dillon Read LLC was the dealer manager of the Senior Notes exchange.

The Senior Notes mature in their entirety on December 15, 2005. The Senior Notes are general, unsecured obligations of the issuers. Interest is payable on June 15 and December 15 of each year. The Issuers have the option to redeem the Senior Notes on or after December 15, 2002, at redemption prices ranging from 105.75% in 2002 to 100% in 2005. Before December 15, 2002, the Issuers may redeem the Senior Notes at the face amount plus accrued and unpaid interest, liquidated damages, if any, and an applicable "make whole premium" of up to $35,446.

Upon a change in control (as defined), the Issuers will be required to make an offer to purchase all outstanding Senior Notes at 101% of the principal amount. The Senior Notes are jointly and severally guaranteed on a senior unsecured basis by ARHI and the Issuers and each of the Issuers' current and future domestic majority-owned subsidiaries, other than Yankeetown Dock Corporation. In addition to containing various restrictive financial covenants, the Senior Notes Indentures will restrict, among other things, additional indebtedness, issuance of preferred stock, dividend payments, mergers, sale of subsidiaries and assets and affiliate transactions.

The Issuers have agreed to file a registration statement under the U.S. Securities Act for the Senior Notes which would provide for their resale. If such registration statement is not filed or declared effective within the time periods allotted in the Indenture, the Issuers will be required to pay liquidated damages to Senior Notes holders. For the Senior Notes, the Issuers have agreed to pay each noteholder liquidated damages of 20c per one thousand dollars principal amount (aggregating to $40 per week) per week commencing December 8, 1998 for 90 days. If the registration statement is not declared effective by March 8, 1999, then the amount of liquidated damages payable weekly will increase by an additional 5c per one thousand dollars principal amount for each 90-day period up to a maximum of 50c payable weekly per one thousand dollars principal amount. The issuers have filed an initial registration statement with the Securities and Exchange Commission on February 12, 1999; however, it is uncertain when or if this filing will become effective.

c. Seller Notes Payable

In connection with the acquisitions of Ikerd-Bandy and Leslie Resources, the Company entered into notes payable to the sellers of these businesses (Seller Notes). The Seller Notes are unsecured and bear interest (or have been discounted) at rates ranging from 6% to 10%. These Seller Notes also mature from 2003 to 2004.

                           AEI HOLDING COMPANY, INC.

d. Debt Extinguishment

Upon early extinguishment in 1997 of the Company's previously outstanding credit facility and bridge financing, the Company expensed as an extraordinary item in November 1997 approximately $1,600 of prepayment penalties and bridge financing costs and $571 of deferred debt issuance costs. In connection with arranging the November 1997 financing transactions, the Company paid a fee of $4,375 to a related party.

On June 29, 1998, the Company replaced a former credit facility and, consequently, expensed as an extraordinary item in June 1998 approximately $424 of related deferred debt issuance costs, net of a tax benefit of $283. At December 31, 1997, there were no borrowings under the former credit facility.

8. INCOME TAXES

ARHI and its subsidiaries (including the Company) file a consolidated federal income tax return. Pursuant to a written tax sharing agreement, the subsidiaries provide for federal and state income taxes on their financial statements as if they were an independent taxpayer filing separately. As such, ARHI follows the policy of allocating taxes payable and tax benefits to its subsidiaries on the basis of taxes or benefits applicable to each subsidiary.

As discussed in Note 2h., during April 1997 Bowie's S corporation status was terminated. Upon such termination, Bowie initially recorded a net deferred tax liability of $1,600 with an increase to income tax provision for the differences in book and tax bases in assets and liabilities. In addition, during November 1997, the mining businesses transferred from Enterprises (see
Note 1, as an S corporation) to the Company (as a C corporation) initially recorded a net deferred tax liability of $17,963 with an increase to income tax provision for the differences in book and tax bases in assets and liabilities. Presented below are income tax disclosures as of and for the years ended December 31, 1997 and 1998. Prior to 1997, the Company operated as an
S corporation, and no corporate income taxes were recorded.

The provision (benefit) for income taxes is comprised of the following:

                                                                 1997    1998
                                                               -------- -------
       Tax provisions:
         Current.............................................. $    --  $(8,662)
         Deferred.............................................   17,516     --
                                                               -------- -------
                                                               $ 17,516 $(8,662)
                                                               ======== =======

The following table presents the difference between the actual tax provision and the amounts obtained by applying the statutory U.S. federal income tax rate of 35% to the 1997 and 1998 net loss before income taxes.

                                                              1997     1998
                                                            --------  -------
      Federal provision computed at statutory rate......... $ (1,145) $(7,827)
      State income tax (net of federal tax benefits and
       apportionment factors) computed at statutory rate       (135)  (1,118)
      Change in tax status.................................   19,563      --
      Federal and state tax effect on S corporation period
       earnings............................................     (679)     --
      Other................................................      (88)     283
                                                            --------  -------
                                                            $ 17,516  $(8,662)
                                                            ========  =======

                           AEI HOLDING COMPANY, INC.

Significant components of the Company's deferred tax assets and liabilities as of December 31, 1997 and 1998 are summarized as follows:

                                                                 1997     1998
                                                               --------  ------
Deferred Tax Assets:
  Accrued reclamation and closure............................. $  4,560  $4,560
  Net operating loss carryforwards............................    9,353  11,486
  Patents and technology......................................      --   12,574
  Other.......................................................      681   3,899
                                                               --------  ------
                                                                 14,594  32,519
  Valuation allowance.........................................      --   (5,733)
                                                               --------  ------
                                                                 14,594  26,786
                                                               --------  ------
Deferred Tax Liabilities:
  Property, plant and equipment...............................    1,903   1,671
  Mineral reserves and mine development costs.................   17,343  17,907
  Other.......................................................    6,480   6,480
                                                               --------  ------
                                                                 25,726  26,058
                                                               --------  ------
    Net Deferred Tax Asset (Liability)........................ $(11,132) $  728
                                                               ========  ======

Bowie has carryforwards for net operating losses (NOL) of $14,333 and may only be used by Bowie and if not used will expire in 2012. AEI HoldCo. has NOL carryforwards of $14,382 which if not used will expire in 2017. NOL carryforwards may also be limited under certain ownership changes. The valuation allowance was recorded due to uncertainties in realization using the more likely than not methodology.

9. COMMITMENTS AND CONTINGENCIES

a. Coal Sales Contracts and Contingency

As of December 31, 1998, the Company had commitments under 15 long-term sales contracts to deliver scheduled base quantities of coal annually to nine customers. The contracts expire from 1999 through 2008, with the Company contracted to supply a minimum of approximately 67 million tons of coal over the remaining lives of the contracts at prices which are at or above market. The Company also has commitments to purchase certain amounts of coal to meet its sales commitments. These purchase amounts are insignificant to sales commitments. Certain of the contracts have sales price adjustment provisions, subject to certain limitations and adjustments, based on changes in specified production costs. Larry Addington has guaranteed the Company's obligations under one of the coal sales contracts.

Under a ten-year contract dated July 1, 1998, the Company is required to sell coal from its Bowie mine to TVA. The Company cannot satisfy the delivery requirements in full from its Bowie mine if it is unable to lease certain additional reserves located on federal land in Colorado. The failure to do so could materially adversely impact the profitability of the Bowie mine. The Company is in process of procuring the necessary leases and permits; however, it may encounter resistance in its efforts.

b. Leases

The Company has various operating and capital leases for mining, transportation and other equipment. Lease expense for the years ended December 31, 1996, 1997 and 1998 was approximately $6,000, $9,600 and $24,594 (net of amount capitalized in mine development cost of $1,800 and $463 in 1997 and 1998, respectively). Property under capital leases included in property, plant and equipment in the accompanying

                           AEI HOLDING COMPANY, INC.

balance sheets at December 31, 1997 and 1998 was approximately $21,400 less accumulated depreciation of approximately $5,810 and $7,400, respectively. Depreciation of assets under capital leases is included in depreciation expense.

The Company also leases coal reserves under agreements that call for royalties to be paid as the coal is mined. Total royalty expense for the years ended December 31, 1996, 1997 and 1998 was approximately $11,200, $13,600 and
$29,922, respectively. Certain agreements require minimum annual royalties to be paid regardless of the amount of coal mined during the year. However, such agreements are generally cancelable at the Company's discretion. The assets of the Bowie mine are held as collateral for one of these agreements.

Approximate future minimum lease and royalty payments are as follows:

                                     Operating Capital
                           Royalties  Leases   Leases
                           --------- --------- -------
Year ended December 31,
  1999....................  $ 9,803   $30,962  $4,885
  2000....................   16,730    26,092     202
  2001....................   17,330    22,731     --
  2002....................   18,212    14,745     --
  2003....................   19,346     5,742     --
Thereafter................   20,300     1,150     --
                                               ------
Total minimum lease
 payments.................                      5,087
Less--amount representing
 interest.................                        735
                                               ------
Present value of minimum
 lease payments (Note
 7a)......................                      4,352
Less--current portion.....                      4,161
                                               ------
                                                $ 191
                                               ======

Included in the above operating lease commitments are $11,412 to a related party.

c. Legal Matters

The Company is named as defendant in various actions in the ordinary course of its business. These actions generally involve disputes related to contract performance, property boundaries, mining rights, blasting damages, personal injuries and royalty payments, as well as other civil actions that could result in additional litigation or other adversary proceedings. Certain actions are described as follows:

A subsidiary of Pittston Minerals Group, Inc. has made claims for indemnification from the Company under the terms of a sale agreement between a predecessor of the Company (as seller) and the Pittston subsidiary. The claimed indemnification covers a number of items, including allegedly assumed liabilities, alleged failure to transfer specific licenses, assets and permits and alleged non-compliance with certain agreements, applicable laws and permits. The Company is in the process of investigating and negotiating the claims with the Pittston subsidiary. Many of the claims have been resolved without any payment by or liability to the Company. To the Company's knowledge, no lawsuit has been filed or otherwise threatened by the Pittston subsidiary against the Company. The Company intends to defend these claims vigorously, and at this time it is not possible to predict the outcome of the claims. However, the Company believes that the liability arising from such claims would not have a material adverse effect on the financial position or results of operations of the Company.

Through December 31, 1998, the Company is in arrears in delivering coal under a certain coal supply contract with TVA. The Company intends to prospectively ship all tons for which it is currently in arrears. The

                           AEI HOLDING COMPANY, INC.

Company does not believe the ultimate outcome of this matter will result in a material adverse impact upon the financial position or results of operations of the Company.

In August 1998, the Company settled a claim by Robert C. Billips, d/b/a Peter Fork Mining Company for an initial cash payment of $150 and payments over the next 49 years estimated at a present value of $250. The Company has a litigation accrual to cover the settlement.

While the final resolution of any matter may have an impact on the Company's financial results for a particular reporting period, management believes that the ultimate disposition of these matters will not have a materially adverse effect upon the financial position or results of operations of the Company.

d. Commissions

The Company has various Sales and Agency Agreements with third parties, whereby the Company pays a $.10-$2.00 per ton commission on various coal sales agreements. The costs are expensed as the coal is delivered, and in 1998 the Company paid approximately $1,409 in commissions.

e. Addcar(TM) Highwall Mining System Lease Agreement

Effective May 1998, the Company entered into an agreement with Independence Coal Company, Inc. (Independence) whereby the Company (as lessor) shall lease an Addcar(TM) Highwall Mining System to Independence (as lessee) for a term of 24 months from initial set up or until all mineable coal from the lessee's Twilight mine is recovered, for $220 per month subject to various terms and conditions.

Additionally, effective September 1998 the Company leased to Independence a second Addcar(TM) Highwall Mining System and agreed to lease a third System in January, 1999. Each lease is for two years and requires a $4,125 prepaid rental payment upon delivery, and at the lessee's option each may be extended for a third year with a rental prepayment of $1,547. Additionally, a monthly rental payment of $37 for each system is payable by the lessee. Payment terms are subject to various terms and conditions.

f. Environmental Matters

Based upon current knowledge, the Company believes that it is in material compliance with environmental laws and regulations as currently promulgated (also, see Note 2g). However, the exact nature of environmental control problems, if any, which the Company may encounter in the future cannot be predicted, primarily because of the increasing number, complexity and changing character of environmental requirements that may be enacted by federal and state authorities.

g. Performance Bonds

The Company has outstanding performance bonds of approximately $161,000 as of December 31, 1998, to secure reclamation, workers compensation and other performance commitments.

h. Indemnifications and Guarantees

Pursuant to various stock and asset purchase agreements with sellers, the Company has granted indemnification for performance guarantees made by certain sellers relating to mineral lease obligations and employee benefits. The Company believes no significant obligation will result relating to such indemnifications.

                           AEI HOLDING COMPANY, INC.

The Company (including its subsidiaries) has guarantees in place related to Resources' financing arrangements. The Company's capital stock and most corporate assets have been pledged as collateral in connection with Resources' $875,000 Credit Facility with UBS AG (an affiliate of Warburg Dillon Reed LLC). In addition, the Company is a guarantor on a subordinated basis of: 1) Resources' $150,000 11.5% Senior Subordinated Notes due 2006 and 2) Resources $145,800 6.91% (average interest) Zeigler Industrial Revenue Bonds due 2022 and 2028. Reference is made to the consolidated financial statements of ARHI for a more detailed description of the terms of such indebtedness in the notes to financial statements.

i. The Year 2000 Issue (Unaudited)


The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure, which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting an entity, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

10. OTHER SUBSIDIARY MATTERS

In April 1997, Bowie's shareholders (Larry Addington (90%) and Harold Sergent (10%)) collectively sold 22.5% of their shares of Bowie common stock to Mitsui Matasushima (Mitsui).

In November 1997, in connection with the exchange agreement described in Note 1, the Company purchased a 7.7% ownership interest in Bowie from Harold Sergent for $2,000, bringing the Company's total interest in Bowie to 77.5%.

On September 2, 1998, Resources reacquired the 22.5% minority interest in Bowie for the purchase price of $11,500. This acquisition was accounted for as a purchase. In December 1998, this minority interest was contributed by Resources to the Company.

11. MAJOR CUSTOMERS

  The Company had coal mining sales to the following major customers that in any period exceeded 10% of revenues:

                                1996                      1997                           1998
                         ------------------- ------------------------------ ------------------------------
                                  Percentage          Percentage  Year-End           Percentage  Year-End
                                   of Total            of Total  Receivable           of Total  Receivable
                         Revenues  Revenues  Revenues  Revenues   Balance   Revenues  Revenues   Balance
                         -------- ---------- -------- ---------- ---------- -------- ---------- ----------
Customer A.............. $21,577     18%     $60,457      34%      $7,687   $90,592     27%       $5,548
Customer B..............      NA      NA      19,593      11%       2,425    40,408     12%        4,573
Customer C..............  22,547     18%      23,464      13%       4,055    36,154     11%        3,216
Customer D..............  27,019     22%      20,776      12%       1,411       N/A     N/A          N/A

12. WRITEDOWNS AND SPECIAL ITEMS

In connection with integrating other acquired operations by the Parent, the Company closed certain of its (non-acquired) mines. Accordingly, estimated non-recoverable assets of $2,000 were written off and estimated reclamation and closure costs of $14,400 were recorded.

                           AEI HOLDING COMPANY, INC.

13. FAIR VALUE OF FINANCIAL INSTRUMENTS

The book values of cash and cash equivalents, accounts receivable and accounts payable are considered to be representative of their respective fair values because of the immediate short-term maturity of these financial instruments. The book value of the Company's debt instruments approximate fair value given the refinancing in December 1998.

14. RELATED PARTY TRANSACTIONS AND BALANCES

The Company has dealt with certain companies or individuals which are related parties either by having stockholders in common or because they are controlled by stockholders/officers of the Company or by relatives of stockholders/officers of the Company. In addition to related party transactions and balances described elsewhere, the following related party transactions and balances are summarized and approximated as follows below:

                                                           1996   1997   1998
                                                          ------ ------ -------
Revenues, costs and expenses:
  Coal Mining............................................ $  --  $  --  $12,759
  Equipment Sales........................................  7,010  5,502     --
  Repair and Maintenance Income..........................  2,954    781    2996
  Property sales.........................................    --     145     --
  Equipment Rental Income................................  4,369    336      24
  Management Fee Income..................................    165    199     115
  Flight fee income......................................    442    590     638
  Cancellation fee income................................    --   1,592     --
  Purchased Coal.........................................    --     --    5,954
  Trucking expense....................................... 13,521 18,308  19,248
  Repair and maintenance cost............................  4,916  4,791   4,508
  Equipment rental cost..................................  1,429  2,016   3,657
  Consultant fees........................................    180    135     --
  Interest expense.......................................    427  1,382     --
  Commission expense.....................................     91     31     --
  Administrative and miscellaneous expense...............     58    294      86
Assets:
  Accounts receivable....................................    --   7,951  12,720
Liabilities:
  Accounts payable.......................................    --   3,301   6,889
  Long-term payable......................................    --     --   43,782

The Company shares general and administrative duties with its parent. The Company also participates in the Parent's cash management program. In addition, employees of the Company participate in employee benefit plans sponsored by the Parent.

The Company leases mining equipment and aircraft as well as constructs, repairs and sells equipment to related parties. The Company has employed related parties for trucking, consulting, equipment rental and repair and other administrative services. Equipment sales (listed above) are primarily to a related party in Australia (formerly majority-owned by Larry Addington) that performs contract mining using the Highwall Miner.

For 1997, the Company earned $1,592 in fees when a related party cancelled a mining arrangement with the Company.

                           AEI HOLDING COMPANY, INC.

15. NEW ACCOUNTING STANDARDS

Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income, (SFAS No. 130) became effective during 1998. SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components in financial statements. Comprehensive income generally represents all changes in shareholders' equity except those resulting from investments by or distributions to shareholders. Implementation of SFAS No. 130 had no impact on the Company as the Company does not currently have any transactions which give rise to differences between net income and comprehensive income.

Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information, (SFAS No. 131) will be implemented in the financial statements for the year ended December 31, 1998. SFAS No. 131 requires publicly-held companies to report financial and descriptive information about operating segments in financial statements issued to shareholders for interim and annual periods. SFAS No. 131 also requires additional disclosures with respect to products and services, geographic areas of operation and major customers. See Note 16 for segment information.

Effective January 1, 1999, the Company will adopt Statement of Position (SOP) 98-5 Reporting on the Costs of Start-Up Activities. The new statement requires that the costs of start-up activities be expensed as incurred. The Company does not expect the impact of this statement will be material to its results of operations or financial position.

16. SEGMENT DATA

The Company's principal industry segments are as follows: coal mining, equipment sales, rental and repair and other. Included in the segment "other" is the Company's railcar earnings, non-coal royalty fee and management fee income. The Company's segments are managed separately because each requires different operating and marketing strategies. Products and services are generally sold between segments on a cost basis. Operating earnings for each segment includes all costs and expenses directly related to the segment before financing charges and corporate allocations. Corporate items principally represent general and administrative costs.

                           AEI HOLDING COMPANY, INC.

Identifiable assets are those used in the operations of each business segment. Corporate assets consist primarily of cash and unamortized financing costs. Information about the Company's operations for each segment is as follows:

Financial Data by Business Segment

                                                For the year ended December
                                                            31,
                                                -----------------------------
                                                  1996      1997       1998
                                                --------  ---------  --------
Revenues:
  Coal mining.................................. $104,804  $ 163,980  $304,411
  Equipment sales, rental and repair...........   16,033      8,086     9,532
  Other........................................    2,363      3,188     2,288
                                                --------  ---------  --------
                                                $123,200  $ 175,254  $316,231
                                                --------  ---------  --------
Income (loss) before income taxes and
 extraordinary item:
  Coal mining.................................. $  9,193  $  15,761  $  3,212
  Equipment sales, rental and repair...........    6,670        794     1,491
  Other........................................    4,057       (370)     (992)
                                                --------  ---------  --------
    Operating earnings.........................   19,920     16,185     3,711
  Corporate expenses...........................  (10,273)   (10,090)   (4,492)
  Interest expense.............................   (5,527)    (9,192)  (20,739)
  Unallocated..................................      884       (272)     (135)
                                                --------  ---------  --------
                                                $  5,004  $  (3,369) $(21,655)
                                                --------  ---------  --------
Identifiable assets:
  Coal mining..................................           $ 147,216  $232,461
  Equipment sales, rental and repair...........              14,031    48,366
  Other........................................                 611       --
  Corporate assets.............................             103,535    49,571
                                                          ---------  --------
                                                          $ 265,393  $330,398
                                                          ---------  --------
Capital expenditures:
  Coal mining.................................. $ 11,103  $  28,969  $ 20,502
  Equipment sales, rental and repair...........    2,642      3,196     4,216
  Other........................................      347         49     3,637
                                                --------  ---------  --------
                                                $ 14,092  $  32,214  $ 28,355
                                                --------  ---------  --------
Depreciation, depletion and amortization:
  Coal mining.................................. $  6,217  $   9,858  $ 17,386
  Equipment sales, rental and repair...........      578        640     3,551
  Other........................................      150        257       168
                                                --------  ---------  --------
                                                $  6,945  $  10,755  $ 21,105
                                                --------  ---------  --------

                           AEI HOLDING COMPANY, INC.

17. SUBSIDIARY GUARANTEES

The following tables summarize the financial position, operating results and cash flows for the Company and its guarantor subsidiaries regarding the Senior Notes (Note 7b) as of December 31, 1997 and 1998 and for the three years in the period ended December 31, 1998. Each of the guarantor subsidiaries is a wholly-owned subsidiary of the Company and each has fully and unconditionally guaranteed the Senior Notes on a joint and several basis. Separate financial statements and other disclosures concerning the Guarantor subsidiaries are not presented because the Company has determined that they are not material to investors. The Company was organized in October 1997 (see Note 1 for organizational transactions). The following tables exclude data related to ARHI and Resources (and its subsidiaries) which are also guarantors of the Senior Notes. Reference for such data is made to the consolidated financial statements of ARHI which present similar tables in the notes to financial statements.

                                 AEI Holding   Guarantor    Combining
                                Company, Inc. Subsidiaries Adjustments  Total
                                ------------- ------------ ----------- --------
December 31, 1996:
Operating Results (1996):
Revenues......................    $    --       $123,200    $     --   $123,200
Costs and expenses............         --        113,071          --    113,071
                                  --------      --------    ---------  --------
 Income from operations.......         --         10,129          --     10,129
Interest and other income
 (expense)....................         --         (5,125)         --     (5,125)
                                  --------      --------    ---------  --------
Income before minority
 interest.....................         --          5,004          --      5,004
Less-Minority interest........         --            (59)         --        (59)
                                  --------      --------    ---------  --------
Net income....................    $    --       $  5,063    $     --   $  5,063
                                  ========      ========    =========  ========
Cash Flows (1996):
Cash flows from operating
 activities:
Net income....................    $    --       $  5,063    $     --   $  5,063
Total adjustments to reconcile
 net income to net cash used
 in operating activities......         --           (289)         --       (289)
                                  --------      --------    ---------  --------
Net cash provided by operating
 activities...................         --          4,774          --      4,774
Net cash used in investing
 activities...................         --        (12,503)         --    (12,503)
Net cash provided by financing
 activities...................         --          7,348          --      7,348
                                  --------      --------    ---------  --------
Net decrease in cash and cash
 equivalents..................         --           (381)         --       (381)
Cash and cash equivalents,
 beginning of year............         --            834          --        834
                                  --------      --------    ---------  --------
Cash and cash equivalents, end
 of year......................    $    --       $    453    $     --   $    453
                                  ========      ========    =========  ========
December 31, 1997:
Balance Sheet:
Total current assets..........    $ 93,022      $ 59,963    $  (9,809) $143,176
Properties, net...............       2,464       104,194          --    106,658
Other assets..................     102,883        13,067     (100,391)   15,559
                                  --------      --------    ---------  --------
 Total assets.................    $198,369      $177,224    $(110,200) $265,393
                                  ========      ========    =========  ========
Total current liabilities
 including current portion of
 long-term debt and capital
 leases.......................    $ 13,525      $ 54,403    $  (9,809) $ 58,119
Long-term debt and capital
 leases, less current
 Portion......................     202,314        34,217      (27,170)  209,361
Other liabilities.............         604        33,300      (17,917)   15,987
                                  --------      --------    ---------  --------
 Total liabilities............     216,443       121,920      (54,896)  283,467
                                  --------      --------    ---------  --------
Total Stockholder's equity
 (deficit)....................     (18,074)       55,304      (55,304)  (18,074)
                                  --------      --------    ---------  --------
Total liabilities and
 stockholder's equity
 (deficit)....................    $198,369      $177,224    $(110,200) $265,393
                                  ========      ========    =========  ========
Operating Results (1997):
Revenues......................    $     83      $175,723    $    (552) $175,254
Costs and expenses............       4,314       166,066         (552)  169,828
                                  --------      --------    ---------  --------
Income (loss) from
 operations...................      (4,231)        9,657          --      5,426
Interest and other income
 (expense)....................        (582)       (8,213)         --     (8,795)
                                  --------      --------    ---------  --------
Income (loss) before income
 taxes and extraordinary
 item.........................      (4,813)        1,444          --     (3,369)
Income tax provision
 (benefit)....................        (799)       18,315          --     17,516
                                  --------      --------    ---------  --------
Income (loss) before
 extraordinary item...........      (4,014)      (16,871)         --    (20,885)
Extraordinary loss from
 extinguishment of debt (net
 of tax benefit)..............      (1,040)         (263)         --     (1,303)
                                  --------      --------    ---------  --------
 Net loss.....................    $ (5,054)     $(17,134)   $     --   $(22,188)
                                  ========      ========    =========  ========

                           AEI HOLDING COMPANY, INC.

                                  AEI Holding
                                   Company,    Guarantor    Combining
                                     Inc.     Subsidiaries Adjustments  Total
                                  ----------- ------------ ----------- --------
Cash Flows (1997):
Cash flows from operating
 activities:
Net loss........................   $ (5,054)    $(17,134)   $     --   $(22,188)
Total adjustments to reconcile
 net loss to net cash provided
 by (used in) operating
 activities.....................     (1,004)      13,012          --     12,008
                                   --------     --------    ---------  --------
Net cash used in operating
 activities.....................     (6,058)      (4,122)         --    (10,180)
Net cash used in investing
 activities.....................       (223)     (38,067)         --    (38,290)
Net cash provided by financing
 activities.....................     87,577       44,056          --    131,633
                                   --------     --------    ---------  --------
Net increase in cash and cash
 equivalents....................     81,296        1,867          --     83,163
Cash and cash equivalents,
 beginning of period............        --           453          --        453
                                   --------     --------    ---------  --------
Cash and cash equivalents, end
 of period......................   $ 81,296     $  2,320    $     --   $ 83,616
                                   ========     ========    =========  ========
December 31, 1998:
Balance Sheet:
Total current assets............   $ 31,724     $ 82,381    $ (13,749) $100,356
Properties, net.................        898      193,919          --    194,817
Other assets....................    152,599       21,898     (139,272)   35,225
                                   --------     --------    ---------  --------
   Total assets.................   $185,221     $298,198    $(153,021) $330,398
                                   ========     ========    =========  ========
Total current liabilities,
 including current portion of
 long-term debt and capital
 leases.........................   $  7,625     $ 88,997    $ (13,749) $ 82,873
Long-term debt and capital
 leases, less current portion...    200,000       43,241      (35,302)  207,939
Other liabilities...............     21,501       73,599      (11,609)   83,491
                                   --------     --------    ---------  --------
   Total liabilities............    229,126      205,837      (60,660)  374,303
Total shareholder's equity
 (deficit)......................    (43,905)      92,361      (92,361)  (43,905)
                                   --------     --------    ---------  --------
Total liabilities and
 shareholder's equity
 (deficit)......................   $185,221     $298,198    $(153,021) $330,398
                                   ========     ========    =========  ========
Operating Results (1998):
Revenues........................   $    878     $315,475    $    (122) $316,231
Costs and expenses..............     10,590      309,338         (122)  319,806
                                   --------     --------    ---------  --------
Income (loss) from operations...     (9,712)       6,137          --     (3,575)
Interest and other income
 (expense)......................    (16,308)      (1,772)         --    (18,080)
                                   --------     --------    ---------  --------
Income (loss) before income
 taxes..........................    (26,020)       4,365          --    (21,655)
Income tax provision (benefit)..    (10,408)       1,746          --     (8,662)
                                   --------     --------    ---------  --------
Income (loss) before
 extraordinary item.............    (15,612)       2,619          --    (12,993)
Extraordinary loss from debt
 extinguishment (net of tax
 benefit).......................       (424)         --           --       (424)
                                   --------     --------    ---------  --------
   Net Income (loss)............   $(16,036)    $  2,619    $     --   $(13,417)
                                   ========     ========    =========  ========
Cash Flows (1998):
Cash Flows from Operating
 Activities:
Net income (loss)...............   $(16,036)    $  2,619    $     --   $(13,417)
Total adjustments to reconcile
 net income (loss) to net cash
 provided by (used in) operating
 activities.....................    (61,437)      54,428          --     (7,009)
                                   --------     --------    ---------  --------
Net cash provided by (used in)
 operating activities...........    (77,473)      57,047          --    (20,426)
Net cash used in investing
 activities.....................     (2,842)     (31,006)         --    (33,848)
Net cash provided by (used in)
 financing activities...........     13,982      (27,997)         --    (14,015)
                                   --------     --------    ---------  --------
Net decrease in cash and cash
 equivalents....................    (66,333)      (1,956)         --    (68,289)
Cash and cash equivalents,
 beginning of period............     81,296        2,320          --     83,616
                                   --------     --------    ---------  --------
Cash and cash equivalents, end
 of period......................   $ 14,963     $    364    $     --   $ 15,327
                                   ========     ========    =========  ========

18. UNAUDITED PRO FORMA INFORMATION

A pro forma adjustment has been made to historical net income (loss) to reflect a provision for federal, state and local income taxes during the respective S corporation periods (see Note 2h) using a combined effective rate of 38%.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of
Employee Benefits Management, Inc.:

We have audited the accompanying balance sheet of Employee Benefits Management, Inc. as of December 31, 1998, and the related statements of income and comprehensive income, stockholders' equity and cash flows for the period from inception (December 11, 1998) through December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Employee Benefits Management, Inc. as of December 31, 1998 and the results of its operations and its cash flows for the period from inception (December 11, 1998) through December 31, 1998, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Louisville, Kentucky
April 9, 1999

                       EMPLOYEE BENEFITS MANAGEMENT, INC.

                                 BALANCE SHEET
                            As of December 31, 1998

                         (Dollar amounts in thousands)

                               ASSETS
Current Assets:
  Interest receivable from affiliates................................ $  1,024
                                                                      --------
    Total current assets.............................................    1,024
                                                                      --------
Non-Current Assets:
  Notes receivable from affiliates...................................  357,084
  Deferred income taxes..............................................  143,067
                                                                      --------
    Total non-current assets.........................................  500,151
                                                                      --------
    Total assets..................................................... $501,175
                                                                      ========
                LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Current portion of post-retirement benefits........................ $ 11,878
  Current payables to affiliates.....................................      635
                                                                      --------
    Total current liabilities........................................   12,513
                                                                      --------
Non-Current Liabilities, less current portion:
  Post-retirement benefits...........................................  345,801
  Long-term payable to affiliates....................................  142,824
                                                                      --------
    Total non-current liabilities....................................  488,625
                                                                      --------
    Total liabilities................................................  501,138
                                                                      --------
Commitments and Contingencies (see Notes)
Redeemable common stock..............................................        6
                                                                      --------
Stockholders' Equity:
  Class A common stock ($.01 par value., 1,000 shares authorized,
   issued and outstanding)...........................................      --
  Class B common stock ($.01 par value, 176 shares authorized, issued
   and outstanding)..................................................      --
  Contributed capital................................................    1,700
  Receivable from capital contribution...............................   (1,700)
  Retained earnings..................................................       31
                                                                      --------
    Total stockholders' equity.......................................       31
                                                                      --------
    Total liabilities and stockholders' equity....................... $501,175
                                                                      ========

  The accompanying notes to financial statements are an integral part of this balance sheet.

                       EMPLOYEE BENEFITS MANAGEMENT, INC.

               STATEMENT OF INCOME AND COMPREHENSIVE INCOME

  For the Period from Inception (December 11, 1998) through December 31, 1998

                       (Dollar amounts in thousands)

Revenues:
  Interest income from affiliates....................................... $1,024
                                                                         ------
    Total revenues......................................................  1,024
                                                                         ------
Costs and expenses:
  Post-retirement benefits..............................................    962
                                                                         ------
    Total costs and expenses............................................    962
                                                                         ------
    Income before income taxes..........................................     62
Income tax provision....................................................     25
                                                                         ------
    Net income..........................................................     37
                                                                         ------
Comprehensive income items:
Redeemable stock accretion..............................................      6
                                                                         ------
    Net income available to common stock and comprehensive income....... $   31
                                                                         ======


  The accompanying notes to financial statements are an integral part of this statement.

                       EMPLOYEE BENEFITS MANAGEMENT, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY
  For the Period from Inception (December 11, 1998) through December 31, 1998

                         (Dollar amounts in thousands)

                                                              Receivable
                                                              from Stock              Less
                          Common Stock                         Sale and            Redeemable
                          ------------- Retained Contributed   Capital               Common
                          Shares Amount Earnings   Capital   Contribution Subtotal   Stock    Total
                          ------ ------ -------- ----------- ------------ -------- ---------- ------
Balance at December 11,
 1998...................    --   $ --    $ --      $  --       $   --      $  --      $--     $  --
 Issued 1,000 shares of
  $.01 par value Class A
  common stock on
  December 11, 1998.....  1,000    --      --         --           --         --       --        --
 Capital Contribution...    --     --      --       1,700          --       1,700      --      1,700
 Receivable from Capital
  Contribution..........    --     --      --         --        (1,700)    (1,700)     --     (1,700)
 Issued 176 shares of
  $.01 par value Class B
  redeemable common
  stock on December 18,
  1998..................    176    --      --         300          --         300      300       --
 Receivable from Class B
  stock sale............    --     --      --         --          (300)      (300)    (300)      --
 1998 accretion on
  redeemable stock......    --       6      (6)       --           --         --         6        (6)
 1998 net income........    --     --       37        --           --          37      --         37
                          -----  -----   -----     ------      -------     ------     ----    ------
Balance at December 31,
 1998...................  1,176  $   6   $  31     $2,000      $(2,000)    $   37     $  6    $   31
                          =====  =====   =====     ======      =======     ======     ====    ======


  The accompanying notes to financial statements are an integral part of this statement.

                       EMPLOYEE BENEFITS MANAGEMENT, INC.

                            STATEMENT OF CASH FLOWS
  For the Period from Inception (December 11, 1998) through December 31, 1998

                       (Dollar amounts in thousands)

Cash Flows From Operating Activities:
  Net income.......................................................... $    37
  Adjustments to reconcile net income to net cash provided by (used
   in) operating activities:
  Changes in assets and liabilities:
   (Increase) decrease in:
    Interest receivable...............................................  (1,024)
    Deferred income taxes.............................................    (243)
   Increase (decrease) in:
    Current payable to affiliates.....................................     635
    Post-retirement benefits payable..................................     595
                                                                       -------
      Total adjustments...............................................     (37)
                                                                       -------
      Net cash provided by (used in) operating activities.............     --
                                                                       -------
      Net increase (decrease) in cash and cash equivalents............     --
                                                                       -------
Cash and Cash Equivalents, beginning of period........................     --
                                                                       -------
Cash and Cash Equivalents, end of period.............................. $   --
                                                                       =======


  The accompanying notes to financial statements are an integral part of this statement.

                       EMPLOYEE BENEFITS MANAGEMENT, INC.

                         NOTES TO FINANCIAL STATEMENTS

  For the Period from Inception (December 11, 1998) through December 31, 1998

                       (Dollar amounts in thousands)

1. ORGANIZATIONAL TRANSACTIONS AND BASIS OF PRESENTATION

a. Organizational Transactions

Employee Benefits Management, Inc. (EBMI or the Company), a renamed dormant indirect subsidiary of AEI Resources, Inc. (Resources), was recapitalized on December 11, 1998 in the State of Delaware whereby it authorized 1,000 shares of Class A stock and 176 shares of Class B stock. The Class A stock was issued on December 11, 1998 to Addington Enterprises, Inc. (a related party) (1 share) and to Zeigler Coal Holding Company, Inc. (Zeigler--an affiliate) (999 shares). Zeigler subsequently contributed its Class A shares to Fairview Land Company, an affiliate. Affiliates referred to herein include AEI Resources Holding, Inc. (ARHI--parent of Resources) and its consolidated subsidiaries, a coal mining organization.

The Class B shares were initially issued on December 18, 1998 to several subsidiaries of Resources. Net consideration received by EBMI for issuance of these Class B shares to affiliates was Notes Receivable of $357,384 (Note 3) and post-retirement benefit obligations of $357,084 (Note 5). On December 29, 1998, these subsidiaries holding Class B shares of EBMI aggregately sold their shares to Employers Risk Services, Inc. (ERSI) (an unrelated party) for $300.

All voting rights of EBMI are vested solely in the holders of the Class A Common Stock, except that the holders of the Class B Common Stock shall be entitled as a class to elect one of the six directors of EBMI. The Class B Shares can be put to EBMI after July 1, 2007 for the lesser of 15% of EBMI's net worth (as defined) or $7,000. EBMI has the right to call the Class B Shares after January 1, 2008 for the lesser of 15.75% of EBMI's net worth (as defined) or $7,350. Because the Class B shares are redeemable, they have been excluded from stockholders' equity in the accompanying balance sheet. In addition, EBMI has recorded the redemption accretion as a charge to retained earnings and an increase to redeemable common stock.

b. Basis of Presentation

The accompanying financial statements include the accounts of EBMI as of December 31, 1998 and for the period from inception (December 11, 1998) through December 31, 1998.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND GENERAL

a. Management's Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

b. Company Environment and Risk Factors

The Company's principal business is managing liabilities related to certain post-retirement benefits for vested union (United Mine Workers of America--
UMWA) employees of affiliates. Its results of operations are comprised of interest income related to notes receivable from affiliates and expenses attributable to service and interest costs for the post-retirement benefit obligations it manages as well as incidental administrative fees. The Company, in the course of its business activities, is exposed to risks including employee benefits cost control and financing credit constraints.

                       EMPLOYEE BENEFITS MANAGEMENT, INC.

c. Post-Retirement Benefits Other Than Pensions

As prescribed by SFAS No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions, the Company has accrued, based on independent actuarial valuation, for the expected costs of providing post-retirement benefits other than pensions, which are primarily medical benefits, for eligible vested current or former employees.

d. Statement of Cash Flows

The statement of cash flows is exclusive of the following non-cash items: notes receivable and equity increases totaling $1,700, exchange of debt securities and post-retirement liabilities for an equity interest totaling $357,384, deferred tax asset and affiliate payable increase of $142,824. EBMI participates in the Parent's cash management program.

3. NOTES RECEIVABLE FROM AFFILIATES

Notes receivable from affiliates are comprised of the following:

     Seven notes receivable from Bluegrass Coal Development Company, unsecured, bearing interest of 6.97% payable quarterly, due entirely on December 31, 2008.................................. $357,384
     Note receivable from Fairview Land Company, unsecured, bearing
      interest of 6.97% payable quarterly, due December 31, 1999.....    1,700
                                                                      --------
     Total notes receivable from affiliates..........................  359,084
     Less: amount recorded in redeemable stock.......................      300
     amount recorded as contra-equity................................    1,700
                                                                      --------
         Total presented in assets................................... $357,084
                                                                      ========

4. INCOME TAXES

ARHI and its subsidiaries (including EBMI) file a consolidated federal income tax return. Pursuant to a written tax sharing agreement, the subsidiaries provide for federal and state income taxes on their financial statements as if they were an independent taxpayer filing separately. As such, ARHI follows the policy of allocating taxes payable and tax benefits to its subsidiaries on the basis of taxes or benefits applicable to each subsidiary. Presented below are income tax disclosures as of and for the period from inception (December 11, 1998) through December 31, 1998.

The provision for income taxes is comprised of the following:

     Tax provisions:
       Current........................................................... $ 268
       Deferred..........................................................  (243)
                                                                          -----
                                                                          $  25
                                                                          =====

                       EMPLOYEE BENEFITS MANAGEMENT, INC.

The following table presents the difference between the actual tax provision and the amounts obtained by applying the statutory U.S. federal income tax rate of 35% to the 1998 net income before income taxes.

      Federal provision computed at statutory rate....................... $ 22
      State income tax (net of federal tax benefits and apportionment
       factors) computed at statutory rate...............................    3
                                                                          ----
                                                                          $ 25
                                                                          ====

The Company's deferred tax asset of $143,067 is entirely related to non-current post-retirement benefit obligations.

5. POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

The Company manages obligations related to certain vested union employee post-retirement healthcare and life insurance benefits. Plan benefits are stipulated under agreements with UMWA.

Summaries of the changes in the benefit obligations, plan assets and funded status of the plans are as follows:

                                                                     Other Post-
                                                                     Retirement
                                                                      Benefits
                                                                     -----------
      Change in Benefit Obligations
      Benefit obligations at January 1..............................  $    --
      Contribution of benefits......................................   357,084
      Service cost..................................................        13
      Interest cost.................................................       949
      Benefits paid.................................................       367
                                                                      --------
      Benefit obligation at December 31.............................  $357,679
                                                                      ========
      Change in Plan Assets
      Value of plan assets at December 11...........................  $    --
      Actual return on plan assets..................................       --
      Benefits paid.................................................       --
                                                                      --------
      Fair value of plan assets at end of year......................  $    --
                                                                      ========
      Funded Status of the Plans
      Accumulated obligations less plan assets......................  $357,679
      Unrecognized actuarial gain...................................       --
                                                                      --------
      Net liability recognized......................................  $357,679
                                                                      ========
      Net Periodic Benefit Cost
      Service cost..................................................  $     13
      Interest cost.................................................       949
      Expected return on plan assets................................       --
                                                                      --------
                                                                      $    962
                                                                      ========

      Weighted Average Assumptions as of December 31
      Discount rate............................................            7.25%
      Rate of compensation increase............................            4.00%
      Health care cost trend on covered charges................    8.00% in 1998
                                                                Decline to 5.00%
                                                                   over 20 years

                       EMPLOYEE BENEFITS MANAGEMENT, INC.

The expense and liability estimates can fluctuate by significant amounts based upon the assumptions used by the actuaries. If the healthcare cost trend rates were increased by one percent in each year, the accumulated post-retirement benefit obligation would increase by $54,900 or 15% as of December 31, 1998. The effect of this change on the 1998 expense accrual would be an increase of $4,100 or 16%.

6. REVOLVING CREDIT AGREEMENT

On December 21, 1998, the Company established a revolving credit note in the amount of $10,000 with Resources. The outstanding principal of this credit facility is payable in full on January 1, 2009. Interest accrues at 7.75% and is payable semi-annually. As of December 31, 1998, there were no outstanding amounts related to this note.

7. RELATED PARTY TRANSACTIONS AND BALANCES

The Company has dealt with certain companies or individuals which are related parties either by having stockholders in common or because they are controlled by stockholders/officers of the Company or by relatives of stockholders/officers of the Company. In addition to related party transactions and balances described elsewhere, the following related party transactions and balances are summarized and approximated as follows:

      Revenues, costs and expenses:
        Interest income............................................... $  1,024
      Assets:
        Interest receivable...........................................    1,024
        Notes receivable (Note 3)..................................... $359,084
      Liabilities:
        Current payable...............................................      635
        Long-term payable............................................. $142,824

The long-term payable is non-interest bearing with no fixed maturity date (beyond one year) will be reduced as the deferred tax asset is realized. EBMI also participates in the parent's cash management program.

8. COMMITMENTS AND CONTINGENCIES

a. Administrative Services Agreement

On December 21, 1998 EBMI entered into an agreement with Resources whereby Resources will provide various management, financial and technical services to assist the Company in its administrative duties to service the post-retirement benefit obligations with charges based on allowable costs and fees, as defined. The agreement has a term of one year, but is automatically extended for successive six-month periods, unless written notice is provided. No amounts were recorded related to this agreement for the period from inception (December, 11, 1998) through December 31, 1998.

b. Limitations on Stock Redemption

The Company is prohibited from redeeming or acquiring any issued or outstanding Class A Common Shares as long as there are Class B Common Shares issued and outstanding.

c. Indemnifications and Guarantees

The Company has guarantees in place related to Resources' financing arrangements. The Company's capital stock and most corporate assets have been pledged as collateral in connection with Resources' $875,000 Credit Facility with UBS AG (an affiliate of Warburg Dillon Reed LLC). In addition, the Company is a guarantor of: 1) Resources' $200,000 10.5% Senior Notes due 2005, 2) Resources' $150,000 11.5% Senior Subordinated Notes due 2006 and 3) Resources' $145,800 6.91% (average interest) Zeigler Industrial Revegue Bonds due

                       EMPLOYEE BENEFITS MANAGEMENT, INC.

2022 and 2028. Reference is made to the consolidated financial statements of ARHI for more detailed description of the terms of such indebtedness in the notes to financial statements.

d. The Year 2000 Issue (Unaudited)

The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. The effects of the Year 2000 Issue may be experienced before, on or after January 1, 2000, and if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure, which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting an entity, including those related to the efforts of customers, suppliers or other third parties, will be fully resolved.

9. FAIR VALUE OF FINANCIAL INSTRUMENTS

The book values of current receivable and payables are considered to be representative of their respective fair values because of the immediate short-term maturity of these financial instruments. The book value of the Company's notes receivable and debt obligations approximate fair value given their inception in December 1998.

10. NEW ACCOUNTING STANDARDS

Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income, (SFAS No. 130) became effective during 1998. SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components in financial statements. Comprehensive income generally represents all changes in shareholders' equity except those resulting from investments by or distributions to shareholders. Implementation of SFAS No. 130 is presented on the statement of income and comprehensive income.

Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information, (SFAS No. 131) will be implemented in the financial statements for the period from inception (December 11, 1998) through December 31, 1998. SFAS No. 131 requires publicly-held companies to report financial and descriptive information about operating segments in financial statements issued to shareholders for interim and annual periods. SFAS No. 131 also requires additional disclosures with respect to products and services, geographic areas of operation and major customers. Separate segment information is unnecessary as it is not applicable.

In February 1998, SFAS No. 132, Employers' Disclosures about Pensions and Other Postretirement Benefits was issued which improves and standardizes disclosures by eliminating certain existing reporting requirements and adding new disclosures. The statement addresses disclosure issues only and does not change the measurement of recognition provisions specified in previous statements. See
Note 5 for SFAS No. 132 disclosures.

                          INDEPENDENT AUDITORS' REPORT

To Zeigler Coal Holding Company:

We have audited the accompanying consolidated balance sheets of Zeigler Coal Holding Company and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, cash flows and shareholders' equity for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company and its subsidiaries at December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

St. Louis, Missouri
February 5, 1998

                 ZEIGLER COAL HOLDING COMPANY AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                (Amounts in thousands, except per share amount)

                                                December 31,         June 30,
                                            ----------------------  -----------
                                               1996        1997        1998
                                            ----------  ----------  -----------
                                                                    (Unaudited)
ASSETS
CURRENT ASSETS:
  Cash and equivalents..................... $  108,321  $  103,254   $  15,027
  Receivables:
    Trade accounts receivable (net of
     allowances of $2,840, $1,891 and
     $2,064)...............................     51,122      72,533      55,528
    Other receivables......................      3,974       3,677       3,589
                                            ----------  ----------   ---------
      Total receivables, net...............     55,096      76,210      59,117
                                            ----------  ----------   ---------
  Inventories:
    Coal finished goods....................     12,525       9,287       9,660
    Coal work in process...................      8,744      12,932      15,162
    Mine supplies..........................     20,093      18,937      18,145
                                            ----------  ----------   ---------
      Total inventories....................     41,362      41,156      42,967
  Deferred income taxes (Note 3)...........      9,747       9,583       9,513
  Other current assets.....................      3,426       3,541       5,333
                                            ----------  ----------   ---------
      Total current assets.................    217,952     233,744     131,957
                                            ----------  ----------   ---------
PROPERTY, PLANT AND EQUIPMENT:
  Land and mineral rights..................    674,583     679,995     676,036
  Prepaid royalties........................     21,705      20,173      20,267
  Plant and equipment......................    493,962     540,566     576,155
                                            ----------  ----------   ---------
      Total at cost........................  1,190,250   1,240,734   1,272,458
  Less--Accumulated depreciation, depletion
   and amortization........................   (371,380)   (412,528)   (433,783)
                                            ----------  ----------   ---------
      Property, plant and equipment, net...    818,870     828,206     838,675
                                            ----------  ----------   ---------
OTHER ASSETS:
  Prepaid pension expense (Note 6).........      7,056       4,836       3,857
  Deferred financing costs, net............      1,835       2,329       1,194
  Other long-term assets...................      4,912       8,289       9,217
                                            ----------  ----------   ---------
      Total other assets...................     13,803      15,454      14,268
                                            ----------  ----------   ---------
TOTAL ASSETS............................... $1,050,625  $1,077,404   $ 984,900
                                            ==========  ==========   =========

                See notes to consolidated financial statements.

                 ZEIGLER COAL HOLDING COMPANY AND SUBSIDIARIES

                (Amounts in thousands, except per share amount)

                                                  December 31,
                                              ---------------------   June 30,
                                                 1996       1997        1998
                                              ---------- ----------  -----------
                                                                     (Unaudited)
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
 Current maturities of long-term debt (Note
  4)........................................  $      --  $   68,342   $    --
 Accounts payable--trade....................      38,895     64,970     48,366
 Other taxes payable........................      22,057     22,527     20,249
 Accrued payroll and related benefits.......      23,807     20,103     18,488
 Other accrued expenses (Note 6)............      48,263     35,598     32,714
                                              ---------- ----------   --------
    Total current liabilities...............     133,022    211,540    119,817
LONG-TERM DEBT (Notes 4 and 5)..............     344,770    275,800    255,800
ACCRUED POSTRETIREMENT BENEFIT
 OBLIGATIONS (Note 7).......................     245,385    253,700    257,893
ACCRUED PNEUMOCONIOSIS BENEFITS (Note 8)....      46,256     36,156     35,294
ACCRUED MINE CLOSING COSTS (Note 10)........      75,663     55,957     54,978
DEFERRED INCOME TAXES (Note 3)..............      13,033     20,527     21,629
OTHER LONG-TERM LIABILITIES:
 Accrued workers' compensation..............      36,617     29,459     27,766
 Accrued postemployment benefits............      18,095     14,619     14,408
 Other......................................       5,178      1,906      2,637
                                              ---------- ----------   --------
    Total other long-term liabilities.......      59,890     45,984     44,811
                                              ---------- ----------   --------
COMMITMENTS AND CONTINGENCIES (Notes 15 and
 16)
    Total liabilities.......................     918,019    899,664    790,222
                                              ---------- ----------   --------
SHAREHOLDERS' EQUITY:
 Preferred stock (Note 12)..................         --         --         --
 Common stock--$0.01 par value per share--
  50,000 shares authorized; 28,377 issued
  and outstanding as of December 31, 1996,
  28,441 shares issued and 28,197 shares
  outstanding as of December 31, 1997, and
  28,467 shares issued and 28,223 shares
  outstanding as of June 30, 1998...........         284        284        285
 Capital in excess of par value.............      72,191     73,120     73,458
 Retained earnings (Note 4).................      60,131    110,284    126,883
                                              ---------- ----------   --------
                                                 132,606    183,688    200,626
 Less cost of common stock in treasury--no
  shares at December 31, 1996, 244 shares at
  December 31, 1997 and June 30, 1998.......         --      (5,948)    (5,948)
                                              ---------- ----------   --------
    Total shareholders' equity..............     132,606    177,740    194,678
                                              ---------- ----------   --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY..  $1,050,625 $1,077,404   $984,900
                                              ========== ==========   ========

                See notes to consolidated financial statements.

                 ZEIGLER COAL HOLDING COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                (Amounts in thousands, except per share amounts)

                           Year Ended December 31,      Six Months Ended June 30,
                         -----------------------------  --------------------------
                           1995       1996      1997        1997          1998
                         ---------  --------  --------  ------------  ------------
                                                               (Unaudited)
REVENUES:
  Coal sales (Notes 13
   and 16).............. $ 754,975  $698,523  $603,553  $    293,843  $    298,590
  Energy trading
   revenues.............       --        --    166,474        37,878        74,709
  Other revenues........    28,128    33,101    30,729        16,334        15,299
                         ---------  --------  --------  ------------  ------------
    Total revenues......   783,103   731,624   800,756       348,055       388,598
                         ---------  --------  --------  ------------  ------------
COSTS AND EXPENSES:
  Cost of coal sales....   686,232   613,166   503,946       246,258       259,991
  Energy trading costs..       --        --    173,230        39,558        76,851
  Selling, general and
   administrative
   expenses.............    20,740    21,271    16,017        10,159         6,057
  Other costs and
   expenses.............    18,487    22,514    29,823        15,321        11,387
  Gain on curtailment of
   postretirement
   benefits (Note 7)....       --    (16,295)      --            --            --
  Reduction in accrued
   pneumoconiosis
   benefits (Note 8)....   (23,299)      --     (8,244)       (5,725)          --
  Provision for asset
   impairments and
   accelerated mine
   closings (Note 10)...   114,662       --        --            --            --
                         ---------  --------  --------  ------------  ------------
    Total costs and
     expenses...........   816,822   640,656   714,772       305,571       354,286
                         ---------  --------  --------  ------------  ------------
OTHER INCOME:
  Proceeds from contract
   settlement...........    45,500       --        --            --            --
  Distribution of funds
   in reciprocal
   insurance
   association..........       --        --        --            --          3,766
                         ---------  --------  --------  ------------  ------------
OPERATING EARNINGS......    11,781    90,968    85,984        42,484        38,078
NET INTEREST EXPENSE....    27,478    21,704    16,997         8,637         5,763
                         ---------  --------  --------  ------------  ------------
EARNINGS (LOSS) BEFORE
 INCOME TAXES AND
 EXTRAORDINARY ITEM.....   (15,697)   69,264    68,987        33,847        32,315
INCOME TAXES (BENEFIT)
 (Note 3)...............    (4,484)   11,300    10,348         6,090         4,847
                         ---------  --------  --------  ------------  ------------
EARNINGS (LOSS) BEFORE
 EXTRAORDINARY ITEM.....   (11,213)   57,964    58,639        27,757        27,468
EXTRAORDINARY ITEM......       --        --        --            --         (6,637)
                         ---------  --------  --------  ------------  ------------
NET EARNINGS (LOSS)..... $ (11,213) $ 57,964  $ 58,639  $     27,757  $     20,831
                         =========  ========  ========  ============  ============
WEIGHTED AVERAGE SHARES
 OUTSTANDING:
  Basic.................    28,356    28,362    28,261        28,342        28,207
  Diluted...............    28,356    28,483    28,646        28,795        28,365

                See notes to consolidated financial statements.

                 ZEIGLER COAL HOLDING COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Amounts in thousands)

                            Year Ended December 31,       Six Months Ended June 30,
                          ------------------------------  ---------------------------
                            1995       1996      1997         1997          1998
                          ---------  --------  ---------  ------------  -------------
OPERATING ACTIVITIES:                                            (Unaudited)
 Net earnings (loss)....  $ (11,213) $ 57,964  $  58,639  $     27,757  $      20,831
                          ---------  --------  ---------  ------------  -------------
 Adjustments for
  differences between
  net earnings (loss)
  and cash flows from
  operating activities:
 Extraordinary item.....        --        --         --            --           1,045
 Depreciation, depletion
  and other
  amortization..........     68,576    60,134     57,912        28,764         32,384
 Amortization of
  deferred financing
  costs.................        838       838        790           420            100
 Postretirement
  benefits..............      3,318   (10,454)     8,315         3,110          4,193
 Gain on sales of
  property, plant and
  equipment.............     (1,462)   (5,062)    (5,066)       (2,760)        (1,575)
 Prepaid pension costs..      2,943     2,499      2,220         1,784            979
 Pneumoconiosis
  benefits..............    (23,754)   (3,168)   (10,100)       (7,106)          (862)
 Postemployment
  benefits..............      3,485       811     (3,476)           (4)          (211)
 Workers' compensation..      8,905     5,851     (7,158)       (2,510)        (1,693)
 Mine closing costs.....     (9,654)   (6,539)   (17,810)      (10,154)          (979)
 Provision for asset
  impairments and
  accelerated mine
  closings..............    114,662       --         --            --             --
 Stock appreciation
  units.................      2,492   (10,172)    (4,195)       (3,494)          (142)
 Deferred income taxes..    (16,984)   13,885      7,658         4,006          1,172
 Other noncash items....     (1,489)   (4,892)    (5,143)       (3,783)        (1,403)
 Changes in working
  capital components:
  (Increase) decrease in
   receivables..........     15,502    16,660    (21,164)      (16,539)        17,093
  (Increase) decrease in
   inventories..........      7,809     8,584         71        (4,872)        (1,811)
  (Increase) decrease in
   other current
   assets...............      2,353      (441)      (117)       (2,754)        (1,792)
  Increase (decrease) in
   accounts payable--
   trade................     (7,365)   (7,292)    26,075        11,092        (16,604)
  Increase (decrease) in
   deferred revenue.....        --      3,746      7,455        (2,481)        (5,047)
  Increase (decrease) in
   accrued expenses and
   other current
   liabilities..........      1,323     8,922    (15,145)       (2,400)        (1,591)
                          ---------  --------  ---------  ------------  -------------
  (Increase) decrease in
   working capital......     19,622    30,179     (2,825)      (17,954)        (9,752)
                          ---------  --------  ---------  ------------  -------------
  Total adjustments to
   net earnings (loss)..    171,498    73,910     21,122        (9,681)        23,256
                          ---------  --------  ---------  ------------  -------------
  Net cash provided by
   operating
   activities...........    160,285   131,874     79,761        18,076         44,087
                          ---------  --------  ---------  ------------  -------------
INVESTING ACTIVITIES:
 Additions to property,
  plant and equipment...    (56,334)  (31,427)   (74,426)      (20,606)       (45,630)
 Cash paid for sale of
  Indiana assets........        --     (7,000)    (4,000)       (4,000)           --
 Proceeds from sales of
  property, plant and
  equipment.............      4,545     7,890      7,745         5,327          5,548
                          ---------  --------  ---------  ------------  -------------
 Net cash used in
  investing activities..    (51,789)  (30,537)   (70,681)      (19,279)       (40,082)
                          ---------  --------  ---------  ------------  -------------
FINANCING ACTIVITIES:
 Proceeds from debt
  refinancing...........        --        --     145,800           --             --
 Net repayments of long-
  term debt.............   (105,288)      --    (146,428)         (628)      (198,342)
 Net borrowings under
  credit agreement......        --        --         --            --         110,000
 Proceeds from common
  stock issued under
  stock option plan.....        --        247        929           482            339
 Payment of dividends...     (5,672)   (6,382)    (8,484)       (4,258)        (4,229)
 Purchase of treasury
  stock.................        --        --      (5,998)       (5,998)           --
 Sale of treasury
  stock.................        --        --          34            34            --
                          ---------  --------  ---------  ------------  -------------
  Net cash used in
   financing
   activities...........   (110,960)   (6,135)   (14,147)      (10,368)       (92,232)
                          ---------  --------  ---------  ------------  -------------
NET INCREASE (DECREASE)
 IN CASH AND
 EQUIVALENTS............     (2,464)   95,202     (5,067)      (11,571)       (88,227)
 CASH AND EQUIVALENTS,
  BEGINNING.............     15,583    13,119    108,321       108,321        103,254
                          ---------  --------  ---------  ------------  -------------
 CASH AND EQUIVALENTS,
  ENDING................  $  13,119  $108,321  $ 103,254  $     96,750  $      15,027
                          =========  ========  =========  ============  =============
SUPPLEMENTAL DISCLOSURES
 OF CASH FLOW
 INFORMATION:
 Cash paid (received)
  during period for:
 Interest, net of amount
  capitalized...........  $  27,372  $ 22,804  $  16,085  $      8,142  $       6,670
 Income taxes, net of
  refunds...............     10,549    (2,997)     5,231         4,900            208

                See notes to consolidated financial statements.

                 ZEIGLER COAL HOLDING COMPANY AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                (Amounts in thousands, except per share amounts)

                                                                        Total
                                        Capital in                      Share-
                                 Common Excess of  Retained  Treasury  holders'
                                 Stock  Par Value  Earnings   Stock     Equity
                                 ------ ---------- --------  --------  --------
BALANCE, JANUARY 1, 1995........  $283   $71,945   $ 26,143  $   --    $ 98,371
  Net loss......................   --        --     (11,213)     --     (11,213)
  Cash dividends declared ($.20
   per share)...................   --        --      (5,672)     --      (5,672)
                                  ----   -------   --------  -------   --------
BALANCE, DECEMBER 31, 1995......   283    71,945      9,258      --      81,486
  Issuance of 22 shares of
   common stock under stock
   option plan (Note 9).........     1       246        --       --         247
  Net income....................   --        --      57,964      --      57,964
  Cash dividends declared ($.25
   per share)...................   --        --      (7,091)     --      (7,091)
                                  ----   -------   --------  -------   --------
BALANCE, DECEMBER 31, 1996......   284    72,191     60,131      --     132,606
  Issuance of 66 shares of
   common stock under stock
   option plan (Note 9).........   --        929        --       --         929
  Purchase of 246 shares of
   common stock.................   --        --         --    (5,998)    (5,998)
  Issuance of 2 shares of
   treasury stock at less than
   cost.........................   --        --         (16)      50         34
  Net income....................   --        --      58,639      --      58,639
  Cash dividends declared ($.30
   per share)...................   --        --      (8,470)     --      (8,470)
                                  ----   -------   --------  -------   --------
BALANCE, DECEMBER 31, 1997......   284    73,120    110,284   (5,948)   177,740
                                  ----   -------   --------  -------   --------
  Issuance of 26 shares of com-
   mon stock under stock option
   plan (unaudited).............     1       338        --       --         339
  Net income (unaudited)........   --        --      20,831      --      20,831
  Cash dividends declared ($.15
   per share)
   (unaudited) .................   --        --      (4,232)     --      (4,232)
                                  ----   -------   --------  -------   --------
BALANCE, JUNE 30, 1998 (unau-
 dited).........................  $285   $73,458   $126,883  $(5,948)  $194,678
                                  ====   =======   ========  =======   ========


                See notes to consolidated financial statements.

                 ZEIGLER COAL HOLDING COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1995, 1996, AND 1997
           (Amounts in thousands, except share and per share amounts)

1. Summary of Significant Accounting Policies

Principles of Consolidation--The consolidated financial statements include the accounts of Zeigler Coal Holding Company and Subsidiaries (Zeigler or the "Company"), all of which are wholly-owned. All material intercompany transactions and accounts have been eliminated in consolidation.

Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the balance sheet date, and the reported amounts of revenues and expenses during the year. Actual results could differ from those estimates.

Interim Financial Information--The interim financial statements as of June 30, 1998 and for the six months ended June 30, 1997 and 1998 are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company's management, the unaudited interim financial statements contain all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

Cash and Equivalents--Cash and equivalents include cash on deposit and highly liquid investments with an original maturity of three months or less.

Inventories--Coal inventory is valued using the average cost method and is stated at the lower of cost or market. Coal inventory costs include labor, equipment costs and operating overhead. Coal work in process includes partially uncovered coal and unprocessed coal. Mine supply inventory is valued using the average cost method and is stated at the lower of cost or market.

Property, Plant and Equipment--Additions and betterments are capitalized at cost. Maintenance and repair costs are expensed as incurred. Depreciation of plant and equipment is computed principally by the straight-line method over the expected useful lives of the assets.

Mine development costs and the net amount of associated interest cost are capitalized. Exploration costs are expensed as incurred. Depletion of mineral rights and capitalized mine development costs is provided on the basis of tonnage mined in relation to total estimated recoverable tonnage.

Zeigler pays royalties to certain landowners and holders of mineral interests for the rights to perform certain mining activities. Amounts advanced to landowners, which are recoupable against future production, are capitalized; as the coal is mined, these prepayments are offset against earned royalties and included in the cost of coal sales.

Deferred Financing Costs--The costs of issuing and restructuring long-term debt are capitalized and amortized using the effective interest method over the term of the related debt.

Income Taxes--Zeigler accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred taxes are established for the temporary differences between the financial reporting basis and the tax basis of Zeigler's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled.

                 ZEIGLER COAL HOLDING COMPANY AND SUBSIDIARIES

Postretirement Benefits Other Than Pensions---As prescribed by SFAS No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions, Zeigler accrues, based on annual independent actuarial valuations, for the expected costs of providing postretirement benefits other than pensions, primarily medical benefits, during an employee's actual working career until vested.

Pneumoconiosis Benefits--Certain Zeigler subsidiaries are liable under the Federal Black Lung Benefits Act of 1972, as amended, to pay pneumoconiosis (black lung) benefits to eligible employees, former employees and their dependents for claims filed after June 30, 1973. These subsidiaries are also liable under certain state statutes for black lung claims. Zeigler acts as self-insurer for most federal and state black lung benefits. The remaining portion of black lung claims are covered by state insurance funds into which Zeigler pays premiums.

The accrual for self-insured pneumoconiosis benefits is adjusted to equal the present value of future claim payments, determined as of the beginning of the year, based on outside actuarial valuations performed annually.

Postemployment Benefits--Zeigler provides certain postemployment benefits, primarily long-term disability and medical benefits, to former and inactive employees and their dependents during the time period following employment but before retirement. The Company accrues the discounted present value of expected future benefits, determined as of the beginning of the year, based on annual outside actuarial valuations.

Reclamation and Mine Closing Costs--Zeigler provides for the estimated costs of future mine closings over the expected lives of active mines. Those costs relate to sealing portals at deep mines and to reclaiming the final pit and support acreage at surface mines. Other costs common to both types of mining are related to removing or covering refuse piles and slurry (or settling) ponds and dismantling preparation plants and other facilities. The regular provision for future mine closing costs is calculated under the units-of-production method based on a per ton charge determined by dividing estimated unrecorded closing costs by estimated remaining recoverable tons. These estimates are updated annually and the accrual rate is adjusted on a prospective basis accordingly. The cost of restoring land and water resources affected by normal ongoing surface mining operations is expensed as incurred.

Asset Impairments and Accelerated Mine Closing Accruals--In certain situations, expected mine lives are shortened because of changes to planned operations. When that occurs, and it is determined that the mine's underlying costs are not recoverable in the future, reclamation and mine closing obligations are accelerated and the mine closing accrual is increased accordingly. Also, to the extent that it is determined that asset carrying values will not be recoverable during a shorter mine life, a provision for such impairment is recognized. The Company adopted SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, in 1995. SFAS No. 121 expanded the Company's criteria for loss recognition, and provides methods for both determining when an impairment has occurred and for measuring the amount of the impairment. SFAS No. 121 requires that projected future cash flows from use and disposition of all the Company's assets be compared with the carrying amounts of those assets. When the sum of projected cash flows is less than the carrying amount, impairment losses are recognized.

Revenue Recognition--Coal sales are recognized at contract prices at the time title transfers to the customer. Coal sales are reduced and an allowance is established for pricing disputes. Revenue at the import/export terminals is recognized at the time of throughput.

Energy Trading Revenues and Costs--Energy trading revenues and costs represent revenues and costs derived from the trading of power and gas forward and future contracts and options. These forward and future contracts and options are marked-to-market with gains and losses recognized currently. Revenue and cost on forward and future contracts is recognized on settlement date.

                 ZEIGLER COAL HOLDING COMPANY AND SUBSIDIARIES

Other Revenues, Costs and Expenses--Other revenues represent amounts primarily related to the terminals, coal leases to third parties, farming, timber, gains on sales of surplus assets, and oil and gas royalties. Costs and expenses related to other revenues and those related to Zeigler's clean coal plant are included in other costs and expenses.

Stock-Based Compensation--In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, Accounting for Stock-Based Compensation, which required adoption in 1996. The new standard defines a fair value method of accounting for stock options and similar equity instruments. Pursuant to the new standard, companies are encouraged, but not required, to adopt the fair value method of accounting for employee stock-based transactions. Companies are also permitted to continue to account for such transactions under Accounting Principles Board Opinion (APB) No. 25, Accounting for Stock Issued to Employees, but are required to disclose in a note to the financial statements pro forma net income and earnings per share as if the Company had applied the new method of accounting. The accounting requirements of the new method are effective for all employee awards granted after the beginning of the fiscal year of adoption. The Company has elected to continue to account for such transactions under APB No. 25.

Reclassifications--Certain amounts in the 1995, 1996, and 1997 financial statements and notes have been reclassified to conform with the 1998 presentation.

2. Description of Business

Zeigler is engaged principally in the mining of coal for sale primarily to electric utilities in the United States. In addition, during 1997, the Company began power and gas trading through its new energy trading and marketing subsidiary, EnerZ Corporation.

3. Income Taxes

Income tax expense (benefit) is comprised of the following:

                                                      Year Ended December 31,
                                                      --------------------------
                                                        1995     1996     1997
                                                      --------  -------  -------
   Current:
     Federal......................................... $ 10,521  $(2,179) $ 2,228
     State...........................................    1,979     (408)     462
   Deferred:
     Federal.........................................  (14,862)  12,151    6,701
     State...........................................   (2,122)   1,736      957
                                                      --------  -------  -------
       Total......................................... $ (4,484) $11,300  $10,348
                                                      ========  =======  =======

                 ZEIGLER COAL HOLDING COMPANY AND SUBSIDIARIES

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate of 35% to earnings before income taxes due to the following:

                                                     Year Ended December 31,
                                                    ---------------------------
                                                      1995     1996      1997
                                                    --------  -------  --------
   Computed tax at federal statutory rate.......... $ (5,494) $24,246  $ 24,145
   State tax--net of federal benefits..............   (4,758)   2,162     2,242
   Percentage depletion............................  (10,469)  (8,164)   (8,893)
   Change in valuation allowance...................   14,113   (8,889)  (10,542)
   Other--net......................................    2,124    1,945     3,396
                                                    --------  -------  --------
   Income tax expense (benefit) provided........... $ (4,484) $11,300  $ 10,348
                                                    ========  =======  ========

The components of the net deferred tax liability are as follows:

                                                             December 31,
                                                           ------------------
                                                             1996      1997
                                                           --------  --------
   Deferred tax liabilities related to:
     Property and equipment............................... $127,798  $143,366
     Land and mineral rights..............................   31,666    32,659
     Other................................................   11,592     8,772
                                                           --------  --------
       Total deferred tax liability.......................  171,056   184,797
                                                           --------  --------
   Deferred tax assets related to:
     Accrued mine closing costs...........................   23,730    22,383
     Accrued pneumoconiosis benefits......................   18,344    14,462
     Accrued workers' compensation costs..................   14,647    11,784
     Accrued postretirement benefits......................   98,154   101,480
     Other................................................   21,812    20,727
     Alternative minimum tax credit carryforwards.........   32,419    33,811
                                                           --------  --------
       Total deferred tax asset before valuation
        allowance.........................................  209,106   204,647
       Less--Valuation allowance..........................  (41,336)  (30,794)
                                                           --------  --------
       Total deferred tax asset...........................  167,770   173,853
                                                           --------  --------
   Net deferred tax liability............................. $ (3,286) $(10,944)
                                                           ========  ========
   Shown as:
     Current deferred tax asset........................... $  9,747  $  9,583
     Noncurrent deferred tax liability....................  (13,033)  (20,527)

Zeigler also has an AMT credit carryforward of $32,419 and $33,811 at December 31, 1996 and 1997, respectively, available to be used in future periods. Although management believes that it is unlikely to realize all of its AMT credit carryforward under existing law and company structure, AMT credit carryforward is recognized to reduce the deferred tax liability from the amount of regular tax on temporary differences to the amount of tentative minimum tax on AMT temporary differences.

                 ZEIGLER COAL HOLDING COMPANY AND SUBSIDIARIES

4. Long-Term Debt

Long-term debt consists of the following:

                                                               December 31,
                                                            -------------------
                                                              1996      1997
                                                            --------- ---------
8.61% senior secured notes................................. $ 198,970 $ 198,342
Industrial revenue bonds...................................   145,800   145,800
                                                            --------- ---------
    Total..................................................   344,770   344,142
Less current maturities....................................       --     68,342
                                                            --------- ---------
    Long-term debt......................................... $ 344,770 $ 275,800
                                                            ========= =========

8.61% Senior Secured Notes--The 8.61% Senior Secured Notes are payable to a group of insurance companies and other financial institutions under Note Purchase Agreements dated as of November 16, 1992. Interest on the notes is payable semiannually. Annual principal payments begin on November 15, 1998 at the rate of 20% of the original outstanding amount of $400,000. The notes require Zeigler to offer to make mandatory prepayments in the event Zeigler generates excess cash flow, as defined in the Note Purchase Agreements, or makes asset sales above specified levels. The amount of excess cash flow that must be offered as a prepayment to the Noteholders is based upon the percentage of debt due to the Noteholders divided by the total indebtedness to both the Noteholders and the lenders under the Credit Agreement described in the fourth following paragraph. The Noteholders were offered a prepayment of $25,050 in 1997 based on free cash flow, as defined, for 1996, of which $628 of the prepayments were accepted by the Noteholders.

The notes are collateralized by a first mortgage on substantially all of Zeigler's assets. The collateral is shared pari passu with the lenders involved with the Credit Agreement. The notes may be prepaid at Zeigler's discretion; however, the Noteholders are entitled to receive a prepayment premium that protects the yield to the Noteholders over the remainder of the term of notes. In effect, this yield maintenance premium is the net present value of the reduced yield to the Noteholders over the remaining scheduled term of the Notes based upon an assumed reinvestment rate of 50 basis points (0.5%) over the then available yield for U.S. Treasury securities with a maturity equal to that of the Senior Secured Notes. No yield maintenance premium is payable on mandatory prepayments out of excess cash flow.

On January 5, 1998, Zeigler prepaid $198,342 to the Noteholders, using $68,342 of cash and borrowing $130,000 under a new Credit Agreement's revolving credit facility (see below). A related yield maintenance premium of $7,604 was also paid to the Noteholders as required by the Note Purchase Agreement. Accordingly, Zeigler will recognize an extraordinary loss of $8,849 ($6,637 net of taxes) in the first quarter of 1998, consisting of the yield maintenance premium and the write-off of deferred financing costs related to the early extinguishment of debt.

Industrial Revenue Bonds--In August 1997, the Company completed the refunding of its industrial revenue bonds. The industrial revenue bonds are floating rate obligations issued by the Peninsula Ports Authority of Virginia ($115,000) and Charleston County, South Carolina ($30,800). Both obligations are backed by letters of credit issued under the Company's revolving credit facility. These refundings served to extend the maturities of the industrial revenue bonds and to release Shell Oil Company from its guarantees of the underlying obligations. The principal of the obligation by the Peninsula Ports Authority of Virginia is due in one lump-sum payment on May 1, 2022, and the principal of the obligation by Charleston County, South Carolina is due in one lump-sum payment on August 1, 2028. Interest on these obligations is payable monthly. The weighted average interest rate for these borrowings was 3.38% and 3.66% as of December 31, 1996 and 1997, respectively.

                 ZEIGLER COAL HOLDING COMPANY AND SUBSIDIARIES

Credit Agreement--On October 19, 1994, Zeigler amended and restated its Credit Agreement dated November 16, 1992, as previously amended and restated on March 15, 1994. The Credit Agreement provides for a $200,000 revolving credit facility, with a three year term, and can be used for both loans and letters of credit. As of December 31, 1997, Zeigler had used $186,107 out of the total $200,000 revolving credit facility for outstanding letters of credit. The provisions of the Credit Agreement require a commitment fee to be paid on the unused portion of the revolving credit facility. Interest is paid based on floating rates which fluctuate based on the prime rate, or the London Interbank Offer Rate (LIBOR) plus various increments. The interest rate was 6.42% at December 31, 1997. The Credit Agreement is collateralized by a first mortgage on substantially all of Zeigler's assets. The collateral is shared pari passu with the holders of the Senior Secured Notes.

In April 1997, the Company executed a new Credit Agreement (the "New Credit Agreement") with certain financial institutions, which provides for senior unsecured revolving credit and letter of credit facilities aggregating $700,000. Interest on the revolving credit facility is paid in arrears based on rates which fluctuate based on the prime rate or a certain Interbank Offer Rate, as the Company may elect. Amounts outstanding under the New Credit Agreement are not secured. The New Credit Agreement and the facilities thereunder terminate five years from the initial advance. The New Credit Agreement requires the Company to maintain a minimum net worth and maximum long-term debt to EBITDA ratio, and contains other customary covenants and events of default. The New Credit Agreement, which replaces the Amended and Restated Credit Agreement dated October 19, 1994, became effective on January 5, 1998, in conjunction with the payment of the Company's outstanding Senior Secured Notes.

Maturities--At December 31, 1997, aggregate scheduled maturities of all long-term debt for each year through 2002 are as follows:

      1998............................................................ $  68,342
      1999............................................................       --
      2000............................................................       --
      2001............................................................       --
      2002............................................................       --
      Thereafter......................................................   275,800
                                                                       ---------
      Total........................................................... $ 344,142
                                                                       =========

5. Financial Instruments

The fair value of Zeigler's long-term debt has been calculated based on quoted market prices for similar issues or current rates offered to Zeigler for debt of the remaining maturities. Long-term debt has an estimated fair value of $349,451 and $351,746 compared to the carrying amount of $344,770 and $344,142 at December 31, 1996 and 1997, respectively. The carrying amount of all other financial instruments, including cash and equivalents, accounts receivable and accounts payable approximates fair value due to the short-term nature of these instruments.

Through its energy trading subsidiary, the Company began entering into power and gas forward contracts and options for trading purposes in 1997. These forward contracts and options were marked-to-market with any gains and losses recognized currently. At December 31, 1997, open net contract and option positions were not material and did not represent significant credit related exposure.

                 ZEIGLER COAL HOLDING COMPANY AND SUBSIDIARIES

6. Pension and Savings Plans

Salaried Pension Plan--Zeigler has a non-contributory pension plan covering substantially all employees other than those who are members of the United Mine Workers of America ("UMWA"). The plan is a cash balance retirement plan which provides benefits based upon the employee's length of credited service and compensation during each year of employment. Zeigler's funding policy is to make, as a minimum contribution, the equivalent of the minimum payment required by the Employee Retirement Income Security Act of 1974. The Company contributed $123 in 1997 to the pension plan. There were no minimum contributions required in 1995 and 1996.

The pension cost components for the year ended December 31, are as follows:

                                                   1995      1996      1997
                                                 --------  --------  --------
   Service cost (for benefits earned during the
    year)......................................  $  3,566  $  3,543  $  3,186
   Interest cost on projected benefit
    obligations................................     7,636     7,321     7,285
   Actual return on plan assets................   (20,889)  (14,043)  (11,709)
   Net amortization and deferral...............    12,630     5,678     3,581
                                                 --------  --------  --------
     Total.....................................  $  2,943  $  2,499  $  2,343
                                                 ========  ========  ========

A reconciliation of the plan's status to amounts recognized in Zeigler's balance sheets as of December 31, are as follows:

                                                             1996      1997
                                                           --------  --------
   Plan assets at fair value.............................. $105,897  $108,081
                                                           --------  --------
   Actuarial present value of plan benefits:
     Vested...............................................   84,305    89,679
     Nonvested............................................    3,390     3,932
                                                           --------  --------
     Accumulated benefit obligation.......................   87,695    93,611
     Additional obligation for future salary increases....    7,190     6,497
                                                           --------  --------
       Projected benefit obligation.......................   94,885   100,108
                                                           --------  --------
   Excess of plan assets over projected benefit
    obligation............................................   11,012     7,973
   Unrecognized net transition asset......................     (548)     (480)
   Unrecognized prior service cost........................      264       242
   Unrecognized net gain..................................   (3,672)   (2,899)
                                                           --------  --------
   Prepaid pension expense................................ $  7,056  $  4,836
                                                           ========  ========

The unrecognized net transition asset, representing the excess of the fair value of plan assets over the projected benefit obligation at the date of adoption, is being amortized over the average expected future service periods of employees.

Assumptions used in developing the projected benefit obligation as of December 31, are as follows:

                                                                     1996  1997
                                                                     ----- -----
   Discount rate.................................................... 7.75% 7.25%
   Rate of compensation increase.................................... 4.00% 4.00%
   Rate of return on plan assets.................................... 9.50% 9.50%

Plan assets consist principally of common stocks and U.S. government and corporate obligations.

                 ZEIGLER COAL HOLDING COMPANY AND SUBSIDIARIES

UMWA Pension Plan--Old Ben Coal Company ("Old Ben"), a wholly-owned subsidiary, and Marrowbone Development Company, a division of Mountaineer Coal Development Company, an indirect subsidiary, are required under their respective contracts with the UMWA to pay amounts based on hours worked to the UMWA Pension Plan and Trust, a multi-employer pension plan covering all employees who are members of the UMWA. The accompanying consolidated statements of operations include $2,778, $2,102, and $1,578, of expense in 1995, 1996 and 1997, respectively, applicable to the plan. The National Bituminous Coal Wage Agreement of 1998 ("NBCWA") authorizes the Bituminous Coal Operators Association to increase the rate of contributions from employers to assure payment of benefits. The union contract requires all currently participating employers to guarantee benefits jointly, but not severally, with all other currently participating employers. It is not practical to determine each subsidiaries' allocable share of the plan's net assets and accumulated benefits.

401(k) Plans--Zeigler and certain subsidiaries sponsor savings and long-term investment plans for substantially all employees other than employees covered by the contract with the UMWA. One of the plans will match 50% of the voluntary contributions up to a maximum contribution of 3% of a participant's salary with an additional matching contribution subject to certain performance criteria. The expense under these plans was $1,036, $1,391, and $1,276, in 1995, 1996 and 1997, respectively.

Stock Appreciation Units--Zeigler has a long-term incentive plan which entitles certain officers and key employees to receive a cash award for an amount equal to the excess of the fair market value of Zeigler's common stock on the date the unit matures over the base price at the date of grant of the award. The plan permits an aggregate of 1,635,200 such stock appreciation units of which 284,320 and 73,600 were outstanding at December 31, 1996 and 1997, respectively. The vesting period ranges from three to five years. During 1997, 210,080 stock appreciation units matured. Costs and expenses include approximately $3,178, $2,917, and $141, of charges in connection with this plan for 1995, 1996 and 1997, respectively. Outstanding stock appreciation units with maturities less than one year are included as a component of other accrued expenses.

7. Postretirement Benefits Other Than Pensions

UMWA Combined Benefit Fund--Zeigler provides healthcare benefits to eligible retirees and their dependents. Retirees who were members of the UMWA and who retired on or before December 31, 1975 received these benefits from multi-employer benefit plans. Old Ben contributed to these funds based on the number of its retirees in one of the funds and based on hours worked by current UMWA members for the other fund. Current and projected operating deficits of these trusts led to the passage of the Coal Industry Retiree Health Benefit Act of 1992 (the "Act"). The Act established a new multi-employer benefit trust that will provide healthcare and life insurance benefits to all beneficiaries of the earlier trusts who were receiving benefits as of July 20, 1992. The Act provides for the assignment of beneficiaries to their former employers and any unassigned beneficiaries to employers based on a formula. The expense under these plans, which is recognized as contributions are made, amounted to $3,527, $2,968, and $3,431, in 1995, 1996 and 1997, respectively. Based upon an independent actuarial valuation, Zeigler estimates the amount of its obligation under the new plan to be approximately $21,637 as of December 31, 1997.

                 ZEIGLER COAL HOLDING COMPANY AND SUBSIDIARIES

Zeigler Benefit Plans--Net postretirement healthcare cost for the year ended December 31, includes the following:

                                                        1995     1996     1997
                                                       -------  -------  -------
   Service cost....................................... $ 5,027  $ 4,562  $ 4,270
   Interest cost......................................  17,842   17,123   18,436
   Amortization of prior service cost.................  (9,208)  (4,608)  (1,176)
   Amortization of unrecognized gain..................    (327)    (573)    (126)
                                                       -------  -------  -------
     Net periodic postretirement benefit cost......... $13,334  $16,504  $21,404
                                                       =======  =======  =======

A reconciliation of the plan's status to amounts recognized in Zeigler's balance sheets as of December 31, follows:

                                                               1996      1997
                                                             --------  --------
   Accumulated postretirement benefit obligation:
     Retirees............................................... $135,044  $146,388
     Fully eligible active employees........................   53,477    61,974
     Other active employees.................................   52,760    61,899
                                                             --------  --------
       Total................................................  241,281   270,261
   Unrecognized net (loss) gain.............................    4,909   (17,379)
   Unrecognized prior service cost (benefit)................     (805)      818
                                                             --------  --------
   Accumulated postretirement benefit obligation............ $245,385  $253,700
                                                             ========  ========

In 1996, as a result of the re-employment or termination prior to vesting of certain Midwestern employees, the Company recorded a $16,295 gain related to the curtailment of its postretirement benefit plan.

The discount rate used to determine the accumulated postretirement benefit obligation was 7.5% and 7.25% at January 1, 1997 and December 31, 1997, respectively. The assumed healthcare cost trend rates used in determining the net expense for 1997 are shown in the following table. Healthcare cost trends were assumed to decline from 1997 levels to an ultimate ongoing level over five years as follows:

                                                                   1997  Ultimate
                                                                   Rate    Rate
                                                                   ----  --------
       Pre-65..................................................... 8.0%    5.0%
       Post-65.................................................... 6.5%    5.0%
       Medicare offset............................................ 6.0%    5.0%

The expense and liability estimates can fluctuate by significant amounts based upon the assumptions used by the actuaries. If the healthcare cost trend rates were increased by one percent in each year, the accumulated postretirement benefit obligation would be 14 percent higher as of December 31, 1997. The effect of this change on the 1997 expense accrual would be an increase of 14 percent.

8. Pneumoconiosis Benefits

The actuarially determined liability for pneumoconiosis (black lung) benefits is based on a 6% discount rate and various other assumptions including incidence of claims, benefit escalation, terminations and life expectancy. The annual black lung expense is comprised of the net change in the beginning accrual balance, a charge for interest on the unfunded accrual balance plus the premiums paid to the state insurance funds. The January 1, 1995 and January 1, 1997 actuarial studies reduced the estimated pneumoconiosis liability by $23,299 and $8,244, respectively, as compared to the previous study. The lower estimates resulted primarily from favorable claims experience and reduced projected future claims.

                 ZEIGLER COAL HOLDING COMPANY AND SUBSIDIARIES

The cost of black lung benefits charged to operations for Zeigler and its subsidiaries, excluding the changes in estimated liability mentioned above, was $2,967, $157, and $2,280 in 1995, 1996 and 1997, respectively.

9. Stock Option Plan

In February 1994, Zeigler's Board of Directors and shareholders adopted a Stock Option Plan (the "Option Plan"). A total of 2,560,000 shares of Common Stock are reserved for issuance upon exercise of options granted under the Option Plan. The Option Plan is administered by the Compensation Committee of the Board of Directors which determines the terms of the options granted including the exercise price, number of shares subject to the option and exercisability.

The Company applies APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations in accounting for its plan. The Company has adopted the disclosure-only provisions of SFAS No. 123, Accounting for Stock-Based Compensation. Accordingly, no compensation cost has been recognized for the stock option plan.

The following summarizes the stock option transactions under the Option Plan for the three years ended December 31, 1997:

                                   Number of                  Weighted Average
                                    Shares     Option Prices   Exercise Price
                                   ---------  --------------- ----------------
Options outstanding at December
 31, 1994......................... 1,096,800  $11.13 to 16.05      $14.27
  Granted.........................    19,000   10.75 to 12.88       12.54
  Canceled........................   (29,800)  11.13 to 16.05       15.22
                                   ---------
Options outstanding at December
 31, 1995......................... 1,086,000   10.75 to 16.05       14.22
  Granted.........................   688,000   14.00 to 20.00       15.86
  Exercised.......................   (21,530)  11.13 to 16.05       11.42
  Canceled........................  (153,320)  11.13 to 16.05       14.50
                                   ---------
Options outstanding at December
 31, 1996......................... 1,599,150   10.75 to 20.00       14.93
  Granted.........................   434,000   23.38 to 26.25       25.52
  Exercised.......................   (65,710)  10.75 to 16.05       14.68
  Canceled........................  (210,280)  10.75 to 26.25       20.19
                                   ---------
Options outstanding at December
 31, 1997......................... 1,757,160   11.13 to 26.25       16.93
                                   =========

The outstanding stock options at December 31, 1995, 1996 and 1997 have a weighted average remaining contractual life of 8.51, 8.28, and 7.64 years, respectively. The number of stock option shares exercisable at December 31, 1995, 1996, and 1997 were 213,400, 362,710, and 717,464, respectively.

Generally, stock options are granted at prices which are equal to the market value of the stock on the date of grant, have a maximum term of ten years, and vest in equal annual increments over five years. The weighted average fair value at date of grant for options granted during 1995, 1996, and 1997 was $3.96, $5.76, and $10.66 per option, respectively. The fair value of options at date of grant was estimated using the Black-Scholes model with the following weighted average assumptions:

                                                            1995   1996   1997
                                                            -----  -----  -----
   Expected life (years)...................................     7      7      7
   Risk-free interest rate.................................  6.18%  6.26%  5.52%
   Volatility.............................................. 29.90% 29.90% 34.98%
   Dividend yield..........................................  2.52%  1.94%  1.18%

                 ZEIGLER COAL HOLDING COMPANY AND SUBSIDIARIES

As previously discussed, the Company accounts for the Option Plan in accordance with APB No. 25 under which no compensation expense has been recognized for stock option awards. Had compensation cost for the Company's stock option plan been determined on the fair value at the grant date for awards for the three year period ended December 31, 1997 consistent with the provisions of SFAS No. 123, the Company's net earnings (loss) and earnings (loss) per share would have been reduced to the pro forma amounts indicated below:

                                                        1995     1996    1997
                                                      --------  ------- -------
   Net earnings (loss)--as reported.................. $(11,213) $57,964 $58,639
   Net earnings (loss)--pro forma....................  (11,217)  57,611  57,590
   Earnings (loss) per share--as reported
     Basic........................................... $   (.40) $  2.04 $  2.07
     Diluted.........................................     (.40)    2.04    2.05
   Earnings (loss) per share--pro forma
     Basic........................................... $   (.40) $  2.03 $  2.04
     Diluted.........................................     (.40)    2.02    2.01

Because the SFAS No. 123 method of accounting has not been applied to options granted prior to January 1, 1995, the resulting pro forma compensation cost may not be representative of that to be expected in future years.

10. Asset Impairments and Accelerated Mine Closing Costs

The following summarizes the components of asset impairments and accelerated mine closing costs:

                                                      Year Ended December 31,
                                                     -------------------------
                                                       1995     1996    1997
                                                     --------- ------- -------
   Regular accruals for future mine closings........ $   9,440 $ 6,875 $ 6,403
                                                     ========= ======= =======
   Impairments and accelerated accruals:
     Write-down of assets........................... $  84,513 $   --  $   --
     End of mine closing and reclamation
      liabilities...................................    28,024     --      --
     Other liabilities..............................     2,125     --      --
                                                     --------- ------- -------
   Total impairments and accelerated accruals....... $ 114,662 $   --  $   --
                                                     ========= ======= =======

In July 1995, the Company closed Old Ben Mine #1 in Indiana after termination of its supply contract with Southern Indiana Gas and Electric Company. Accordingly, the carrying value of the mine and other related assets that supported the contract were reduced to their estimated net realizable values, which resulted in asset write-downs of $15,762. In addition, a provision for accelerated mine closing costs of $16,500 was recorded, based on the amount of estimated closing costs that would have been expensed during the full term of the contract.

In the fourth quarter of 1995, the Company recorded asset impairments and accelerated accruals totaling $82,400 in connection with the idling, closing and projected closing of certain mines. Of that amount, $49,100 relates to Old Ben's operations in southern Illinois. Old Ben idled one mine in Randolph County, Illinois on December 31, 1995, and made plans to close two other mines in Franklin County, Illinois later in 1996, mainly due to a sharp reduction in demand for the Illinois Basin's high-sulfur coal. Management did not expect the high-sulfur market to improve significantly in the foreseeable future. The remaining $33,300 fourth quarter charge was associated with the indefinite idling of Wolf Creek's underground mine in eastern Kentucky on October 1, 1995. That amount consists of asset write-downs totaling $26,000 and increased reclamation liabilities of $7,300. Operations were suspended at the mine chiefly due to the new sourcing flexibility negotiated in the amended contract with Carolina Power & Light Company which allows the Company to supply the contract with coal purchased from lower-cost producers. The ongoing high costs at the Wolf Creek mine were mainly attributable to unfavorable geology and declining productivity.

                 ZEIGLER COAL HOLDING COMPANY AND SUBSIDIARIES

11. Sale of Indiana Assets

On February 12, 1996, the Company closed the sale of the majority of its assets in Indiana to Kindill Mining, Inc. ("Kindill"). These assets had a combined book value of $13,400 and included Old Ben Mine #1 and Old Ben Mine #2, along with various other coal properties and interests. The Company also agreed to make cash payments to Kindill of $7,000 in 1996 and $4,000 in 1997. In exchange, Kindill assumed the associated reclamation liabilities, estimated at approximately $23,400. This sale was completed on April 30, 1996, after Kindill secured the required mining permits. The sale of these assets did not have a material effect on current income.

12. Preferred Stock

Zeigler is authorized to issue 1,000,000 shares of preferred stock, $0.01 par value, with such issuance to be in one or more classes or series. The Board of Directors is authorized to determine the designations, preferences, qualifications, limitations and restrictions of any class or series with respect to, among other things, the rate and nature of dividends, the price and terms, the amount payable in the event of liquidation, the terms and conditions for conversion or exchange into any other class or series of the stock or other securities and voting rights.

13. Significant Customers

Coal sales include transactions involving both produced and purchased coal. Two customers accounted for 18% and 13% of coal sales in 1995, 18% and 14% of coal sales in 1996, and 29% and 16% of coal sales in 1997.

14. Related Party Transactions

Shell Oil Company, a former indirect shareholder, provides guarantees for certain letters of credit and surety bonds of Zeigler. Zeigler reimburses Shell for its costs in providing these guarantees.

15. Commitments and Contingencies (Also see Note 16--Legal Proceedings)

Zeigler and its subsidiaries have operating lease commitments expiring at various dates, primarily for equipment. Minimum rental obligations under these leases at December 31, 1997 are summarized by fiscal year as follows:

   1998.................................................................. $5,095
   1999..................................................................  1,172
   2000..................................................................    623
   2001..................................................................    284
   2002..................................................................     20
   Thereafter............................................................    --
                                                                          ------
       Total............................................................. $7,194
                                                                          ======

Rental expense relating to operating leases amounted to $9,733, $7,834, and $7,626 in 1995, 1996 and 1997, respectively. As of December 31, 1997, Zeigler and its subsidiaries had $192,571 of surety bonds issued by an insurance company to secure self-insured workers' compensation and pneumoconiosis claims, reclamation and other performance commitments. Of that amount, $23,061 was backed by guarantees of Shell (see Note 14). Letters of credit of $246,161 were outstanding at December 31, 1997, of which amount $60,053 was also guaranteed by Shell.

                 ZEIGLER COAL HOLDING COMPANY AND SUBSIDIARIES

In 1997, upon completion of planned development, the Company idled Encoal Corporation's clean coal demonstration plant in Wyoming. In 1998, marketing of the LFC technology, both domestically and internationally, will continue as well as the evaluation of options regarding Encoal. The net book value of Encoal Corporation's assets and the Company's related investment in clean coal technology was $6.7 million as of December 31, 1997.

16. Legal Proceedings

Cajun Electric Power Cooperative--On December 21, 1994, Cajun Electric Power Cooperative Inc. ("Cajun") filed with the U.S. Bankruptcy Court for the Middle District of Louisiana (the "Bankruptcy Court") for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code. Triton Coal Company ("Triton") has a requirements contract (the "Triton Contract") with Cajun through Western Fuels Association, Inc., with a term extending through the life of Big Cajun Plant No. 2. During 1997, Triton shipped 5.8 million tons of coal to Cajun (representing 3.0% of the Company's total consolidated revenues), while 1996 shipments to Cajun totaled 5.0 million tons. To date during the bankruptcy, Triton has continued to ship coal to Cajun and Cajun has continued to pay for such coal. The price for coal sold under the Triton Contract is at or near the market price for this coal. The Triton Contract provides for a price reopener effective January 1, 1998. The parties were unable to reach agreement on the price to be effective January 1, 1998 and are attempting to resolve that matter through the procedure set forth in the Triton Contract.

An Appellate Court affirmed a District Court's ruling that a court-appointed trustee will manage Cajun's affairs during the bankruptcy. At this time, it appears likely that the trustee will reject the Triton Contract. In the event that the contract is rejected, it may be necessary for Triton to find other markets for this coal, possibly including sales to the new operator of Cajun's coal fired units.

Louisiana Generating LLC (an affiliate of the Company, Southern Energy, Inc. and NRG Energy, Inc.) has executed an Amended and Restated Asset Purchase and Reorganization Agreement to purchase substantially all of Cajun's non-nuclear assets. This Agreement is incorporated in the trustee's plan of reorganization, which is subject to Bankruptcy Court approval (including evaluation of competing plans of reorganization) and a number of other conditions. As a result of Louisiana Generating's entering into this Agreement, Western Fuels Association, Inc. has formally requested certain assurances regarding Triton's performance under the Triton Contract and informed the Company that it reserves the right to assert certain claims against Triton if the trustee rejects the Triton Contract.

Entergy-Gulf States Utilities, Inc.--Entergy-Gulf States, Inc. ("GSU") owns 42% of Unit 3 at the Big Cajun II coal-fired power station. Pursuant to the Triton Contract, Triton supplies the coal requirements of all three units at Big Cajun
II. Two of the three plans for reorganization of Cajun pending before the Bankruptcy Court call for the rejection of the Triton Contract. Triton and Western Fuels Association, Inc. maintain that Unit 3 is a joint venture between GSU and Cajun, that joint ventures are partnerships under Louisiana law and that, as Cajun's partner and as a direct beneficiary of the coal provided by Triton, GSU is liable for some or all of their damages in the event that the Triton Contract is rejected. On January 13, 1997, GSU requested a judgment from the Bankruptcy Court declaring that Cajun is the sole principal under the Triton Contract and that GSU has no liability to Western Fuels Association, Inc. or Triton in the event the Triton Contract is rejected. In February 1997, Western Fuels Association, Inc. and Triton filed a counterclaim asking for a declaration from the Bankruptcy Court that GSU is liable to them for damages if the Triton Contract is rejected. On September 3, 1997, the Bankruptcy Court granted GSU a summary judgment. Western Fuels Association, Inc. and Triton have appealed this judgment.

                 ZEIGLER COAL HOLDING COMPANY AND SUBSIDIARIES

On August 21, 1997, GSU filed additional claims against the Company, Triton and Western Fuels Association, Inc. In these claims, GSU alleged that these parties violated the Sherman Antitrust Act and Louisiana Fair Trade Statutes in the course of settlement discussions between the parties. The Company believes that these allegations have no merit and a Motion to Dismiss these claims is pending.

If the Triton Contract is rejected by the Bankruptcy Court, Triton will suffer damages for breach of contract, for which its only remedies will be a claim against GSU (as described above) and/or a claim in Cajun's bankruptcy proceeding as a creditor of Cajun, and Triton will have to find other markets for this coal, possibly including sales to the new operator of Cajun's coal-fired units. Triton is currently in negotiations with alternative customers for this coal. Triton has executed an agreement with Louisiana Generating pursuant to which Triton will supply coal to Big Cajun II in the event Cajun's court-appointed trustee's plan of reorganization is confirmed by the Bankruptcy Court and Louisiana Generating completes the purchase of Cajun's non-nuclear assets. Triton, Western Fuels Association, Inc., and the Trustee have also executed an agreement which provides that if Louisiana Generating is successful in purchasing the Cajun assets and the Triton Contract is rejected, Triton will release any and all claims in Cajun's bankruptcy and will receive approximately $4,000.

Janet Saad-Cook et al. v. Zeigler Coal Holding Company and R. & F. Coal Company--In March, 1995, plaintiff filed a lawsuit against the Company and its subsidiary, R. & F. Coal Company. The complaint includes several causes of action based on alleged actions of the defendant companies involving fraud, deceit, misrepresentation, and tortuous breach of contract with respect to two coal mining leases made among the plaintiffs and R. & F. Coal Company. The plaintiffs' complaint has since been amended to add Bluegrass Coal Development Company as a named defendant, to eliminate the allegations that the defendants' behavior violated the U.S. Racketeer Influenced and Corrupt Organizations Act and to include additional causes of action involving trespass and breach of lease. The defendant companies have denied the allegations in the complaint, believe they have meritorious defenses to plaintiffs' claims, and intend to defend vigorously against the claims. The Company believes that Shell Oil Company is obligated to indemnify the Company against any loss (over certain minimum amounts) that the Company may incur as a result of plaintiff s' claims in the litigation and has given Shell notice thereof in accordance with the terms of the purchase agreement under which the Company acquired Shell Mining companies. The Company believes that ultimate resolution of the claims in the lawsuit will have no material adverse effect on the Company's consolidated results of operations or financial position.

Other--Various lawsuits and claims, including those involving ordinary routine matters incidental to its business, to which the Company and its subsidiaries are a party, are pending, or have been asserted, against the Company. Although the outcome of these matters cannot be predicted with certainty, management believes that their disposition will not have materially adverse effects on the Company's consolidated results of operations or financial position.

17. Segment Reporting

The Company adopted SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information, beginning with the Company's fourth quarter of 1997. The Company has two reportable segments: coal and energy. The coal segment is engaged in the mining of coal for utilities in the United States. The energy segment is principally responsible for the trading and marketing of electricity and natural gas within the U.S. These reportable segments are separately managed strategic business units that offer different products and services, and whose performance is evaluated based on earnings from operations before interest, taxes and extraordinary items, not including nonrecurring gains and losses. The accounting policies of the segments are the same as those described in Note 1. There were no sales or transfers between segments in 1995, 1996, or

                 ZEIGLER COAL HOLDING COMPANY AND SUBSIDIARIES

1997 and in the first half of 1998. The "Other" category below consists of five operating segments that did not meet the quantitative thresholds for determining reporting segments. These segments consist primarily of amounts related to two import/export terminals, a clean coal plant in Wyoming, the Company's environmental subsidiary, coal leases to third parties, farming, timber, gains on sales of surplus assets, oil and gas royalties, and selling, general and administrative costs.

                                                                     (unaudited)
                          For the Year Ended December 31,     Six Months Ended June 30,
                          ----------------------------------  --------------------------
                             1995        1996        1997         1997          1998
                          ----------  ----------  ----------  ------------  ------------
Revenues:
  Coal..................  $  754,975  $  698,523  $  603,553  $    293,843  $    298,590
  Energy................         --          --      166,474        37,878        74,709
  Other.................      28,128      33,101      30,729        16,334        15,299
                          ----------  ----------  ----------  ------------  ------------
    Total...............  $  783,103  $  731,624  $  800,756  $    348,055  $    388,598
Operating Earnings:
  Coal..................  $   68,743  $   85,357  $   99,607  $     53,310  $     38,599
  Energy................         --          --       (6,756)       (1,680)       (2,142)
  Other.................     (11,099)    (10,684)    (15,111)       (9,146)        1,621
  Nonrecurring gains/
   (losses).............     (45,863)     16,295       8,244           --            --
                          ----------  ----------  ----------  ------------  ------------
    Total...............  $   11,781  $   90,968  $   85,984  $     42,484  $     38,078
Depreciation, Depletion,
 and Amortization:
  Coal..................  $   64,382  $   55,649  $   53,259  $     26,442  $     30,072
  Energy................         --          --           35           --             38
  Other.................       4,194       4,485       4,618         2,322         2,274
                          ----------  ----------  ----------  ------------  ------------
    Total...............  $   68,576  $   60,134  $   57,912  $     28,764  $     32,384
Capital Expenditures:
  Coal..................  $   46,496  $   24,671  $   65,768  $     19,127  $     45,102
  Energy................         --          --          398           314           151
  Other.................       9,838       6,756       8,260         1,165           377
                          ----------  ----------  ----------  ------------  ------------
    Total...............  $   56,334  $   31,427  $   74,426  $     20,606  $     45,630
Assets:
  Coal..................  $  901,916  $  885,724  $  890,030                $    890,978
  Energy................         --       10,000      18,030                      14,999
  Other.................     123,325     154,901     169,344                      78,923
                          ----------  ----------  ----------                ------------
    Total...............  $1,025,241  $1,050,625  $1,077,404                $    984,900

18. Sale of Company

On December 3, 1997, the Company announced that it was retaining an investment banking firm to explore various strategic alternatives to maximize value for shareholders, including the possible sale of the entire Company. In connection therewith, the Board of Directors adopted a change-in-control severance plan and retention bonus plan for all salaried employees as well as special incentives for certain key employees. The Company subsequently retained the investment banking firm Credit Suisse First Boston and prepared materials for interested parties. On September 2, 1998, the Company was acquired by, and became the successor by merger to, Zeigler Acquisition Corporation, a wholly owned subsidiary of AEI Resources, Inc.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
AEI Resources, Inc.

We have audited the accompanying combined statements of assets, liabilities and parent investment of the Cyprus Eastern Coal Operations (as defined in Note 1) at December 31, 1997 and 1996, and the related combined statement of operating revenues and expenses, of cash flows, and of parent investment for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the management of Cyprus Amax Coal Company (parent of Cyprus Eastern Coal Operations). Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and are not intended to be a complete presentation of the Cyprus Eastern Coal Operations financial position or results of operations.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined assets, liabilities and parent investment of the Cyprus Eastern Coal Operations, as described in Note 1, at December 31, 1997 and 1996, and their combined operating revenues and expenses and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          PricewaterhouseCoopers LLP

Denver, Colorado
August 31, 1998

                         CYPRUS EASTERN COAL OPERATIONS

   COMBINED STATEMENTS OF ASSETS, LIABILITIES AND PARENT INVESTMENT (NOTE 1)

                                                    December 31,
                                                  -----------------  June 30,
                                                    1996     1997      1998
                                                  -------- -------- -----------
                                                                    (Unaudited)
                                                         (In thousands)
                     ASSETS
Current Assets
  Cash and Cash Equivalents...................... $  6,657 $  7,391  $  3,709
  Accounts Receivable............................   45,360   52,157    44,674
  Inventories....................................   20,616   20,065    23,355
  Prepaid Expenses and Other.....................   10,151    8,203     8,809
                                                  -------- --------  --------
    Total Current Assets.........................   82,784   87,816    80,547
                                                  -------- --------  --------
Properties--At Cost, Net.........................  278,695  193,407   177,776
Other Noncurrent Assets..........................   17,956   18,720    16,902
                                                  -------- --------  --------
Total Assets..................................... $379,435 $299,943  $275,225
                                                  ======== ========  ========
        LIABILITIES AND PARENT INVESTMENT
Current Liabilities
  Current Portion of Capital Leases.............. $  1,883 $  2,329  $  3,347
  Accounts Payable...............................   21,657   10,474     7,603
  Accrued Payroll and Benefits...................   15,671   17,442    17,728
  Accrued Royalties and Interest.................    3,127    3,638     3,605
  Accrued Closure, Reclamation, and
   Environmental.................................    6,083    6,159     3,561
  Other Accrued Liabilities......................    3,627   12,350     5,609
  Taxes Payable Other Than Income Taxes..........    6,056    6,904     7,117
                                                  -------- --------  --------
    Total Current Liabilities....................   58,104   59,296    48,570
Noncurrent Liabilities and Deferred Credits
  Long-Term Debt.................................    1,000    1,000     1,000
  Capital Lease Obligations, Less Current
   Portion.......................................    8,135    5,806     2,922
  Deferred Employee and Retiree Benefits.........   98,737   97,489    89,383
  Deferred Closure, Reclamation, and
   Environmental.................................   57,980   69,534    71,251
  Other..........................................   10,284   11,819     6,400
                                                  -------- --------  --------
    Total Noncurrent Liabilities and Deferred
     Credits.....................................  176,136  185,648   170,956
Commitments and Contingencies (Note 11)..........      --       --        --
Minority Interest................................    1,182    1,172       227
                                                  -------- --------  --------
Parent Investment................................  144,013   53,827    55,472
                                                  -------- --------  --------
Total Liabilities and Parent Investment.......... $379,435 $299,943  $275,225
                                                  ======== ========  ========

        The accompanying notes are an integral part of these statements.

                         CYPRUS EASTERN COAL OPERATIONS

        COMBINED STATEMENTS OF OPERATING REVENUES AND EXPENSES (NOTE 1)

                              For the Year Ended
                                 December 31,           Six Months Ended June 30,
                          ----------------------------  --------------------------
                            1995      1996      1997        1997          1998
                          --------  --------  --------  ------------  ------------
                                                               (Unaudited)
                                             (In thousands)
Revenues................  $428,545  $415,663  $429,756  $    193,923  $    202,658
Costs and Expenses
  Cost of Operations....   342,886   360,301   377,925       165,822       180,464
  Depreciation,
   Depletion, and
   Amortization.........    40,215    39,599    41,840        20,910        18,691
  Selling, General and
   Administrative.......    15,907    14,605    16,460         8,282         6,743
  Write-Downs and
   Special Charges......    98,051     1,819    92,134         1,141           --
                          --------  --------  --------  ------------  ------------
Total Costs and
 Expenses...............   497,059   416,324   528,359       196,155       205,898
                          --------  --------  --------  ------------  ------------
Loss From Operations....   (68,514)     (661)  (98,603)       (2,232)       (3,240)
Other Income (Expense)
  Interest Income.......       598        63        83            38            32
  Interest Expense......    (1,243)     (755)     (639)         (293)         (216)
  Other income..........       --        --        --             82           --
                          --------  --------  --------  ------------  ------------
Net Loss Before Minority
 Interest and Income
 Taxes..................   (69,159)   (1,353)  (99,159)       (2,405)       (3,424)
  Minority Interest.....       (53)      (99)       10             4           (51)
                          --------  --------  --------  ------------  ------------
Net Loss Before Income
 Taxes..................  $(69,212) $ (1,452) $(99,149) $     (2,401) $     (3,475)
                          ========  ========  ========  ============  ============



        The accompanying notes are an integral part of these statements.

                         CYPRUS EASTERN COAL OPERATIONS

                    COMBINED STATEMENTS OF PARENT INVESTMENT

                                   For The Year Ended           Six Months
                                      December 31,            Ended June 30,
                               ----------------------------  -----------------
                                 1995      1996      1997      1997     1998
                               --------  --------  --------  --------  -------
                                                               (Unaudited)
                                             (In thousands)
Balance at beginning of
 period......................  $250,382  $141,205  $144,013  $144,013  $53,827
Loss Before Income Taxes.....   (69,212)   (1,452)  (99,149)   (2,401)  (3,475)
Changes in Parent Investment,
 net.........................   (39,965)    4,260     8,963    24,547    5,120
                               --------  --------  --------  --------  -------
Balance at end of period.....  $141,205  $144,013  $ 53,827  $166,159  $55,472
                               ========  ========  ========  ========  =======



        The accompanying notes are an integral part of these statements.

                         CYPRUS EASTERN COAL OPERATIONS

                       COMBINED STATEMENTS OF CASH FLOWS

                                  For The Year Ended           Six Months
                                     December 31,            Ended June 30,
                               ---------------------------  ------------------
                                 1995     1996      1997      1997      1998
                               --------  -------  --------  --------  --------
                                                               (Unaudited)
                                             (In thousands)
Cash Flows from Operating
 Activities
 Net Loss Before Income
  Taxes....................... $(69,212) $(1,452) $(99,149) $ (2,401) $ (3,475)
 Adjustments to Reconcile Loss
  Before Income Taxes to Net
  Cash Provided by Operating
  Activities:
  Depreciation, Depletion, and
   Amortization...............   40,215   39,599    41,840    20,910    18,691
  Write-Downs and Special
   Charges....................   98,051    1,819    92,134     1,141       --
  Minority Interest...........       53       99       (10)       28      (945)
  Gain on Sales of Assets.....   (1,808)  (3,416)   (6,798)     (128)     (890)
 Changes in Assets and
  Liabilities Net of Effects
  from Businesses Sold and
  Write-Downs and Special
  Charges:
  (Increase) Decrease in
   Receivables................    6,217    1,342    (7,097)   (4,208)    7,483
  (Increase) Decrease in
   Inventories................      (54)  10,547      (465)  (16,236)   (3,290)
  Decrease (Increase) in
   Prepaid Expenses and
   Other......................   (1,852)  (1,320)    1,844     1,390      (606)
  Decrease in Current
   Liabilities................   (7,222)  (3,469)   (7,727)   (8,456)  (11,743)
  (Increase) Decrease in Other
   Assets.....................    4,787   (1,707)   (1,675)     (333)    1,818
  Decrease in Other
   Liabilities................  (11,650) (12,463)   (3,565)   (3,974)  (11,810)
                               --------  -------  --------  --------  --------
Net Cash (Used for) Provided
 by Operating Activities......   57,525   29,579     9,332   (12,267)   (4,767)
                               --------  -------  --------  --------  --------
Cash Flows from Investing
 Activities
 Capital Expenditures.........  (16,706) (35,000)  (24,509)  (14,955)   (3,274)
 Payments Related to
  Liabilities of Disposed Mine
  Assets (Note 4).............   (3,750)     --        --        --        --
 Proceeds from Sales of
  Assets......................    2,024    3,751     8,831     1,557     1,105
                               --------  -------  --------  --------  --------
Net Cash Used for Investing
 Activities...................  (18,432) (31,249)  (15,678)  (13,398)   (2,169)
Cash Flows from Financing
 Activities
 Payments on Capital Lease
  Obligations.................      --    (1,454)   (1,883)      --     (1,866)
 Changes in Parent Investment,
  net.........................  (39,965)   4,260     8,963    24,547     5,120
                               --------  -------  --------  --------  --------
Net Cash (Used for) Provided
 by Financing Activities......  (39,965)   2,806     7,080    24,547     3,254
                               --------  -------  --------  --------  --------
Net Increase (Decrease) in
 Cash and Cash Equivalents....     (872)   1,136       734    (1,118)   (3,682)
Cash and Cash Equivalents at
 Beginning of Year............    6,393    5,521     6,657     6,657     7,391
                               --------  -------  --------  --------  --------
Cash and Cash Equivalents at
 End of Year.................. $  5,521  $ 6,657  $  7,391  $  5,539  $  3,709
                               ========  =======  ========  ========  ========

        The accompanying notes are an integral part of these statements.

                         CYPRUS EASTERN COAL OPERATIONS

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 (In Thousands)

NOTE 1. ACQUISITION AND BASIS OF PRESENTATION

Acquisition--In accordance with a stock purchase and sale agreement (the Agreement) dated May 28, 1998, between a subsidiary of Cyprus Amax Minerals Company (Cyprus or the Parent) and AEI Holding Company, Inc. (AEI), Cyprus agreed to sell to AEI the stock of certain of its coal mining subsidiaries (collectively referred to as Cyprus Eastern Coal Operations or the Company) as follows:

  .Amax Coal Company, a Delaware corporation
  .Amax Coal Sales Company, a Delaware corporation
  .Ayrshire Land Company, a Delaware corporation
  .Beech Coal Company, a Delaware corporation
  .Bentley Coal Company, a partnership organized under the laws of the State of New York
  .Cannelton, Inc., a Delaware corporation
  .Cannelton Industries, Inc., a West Virginia corporation
  .Cannelton Land Company, a Delaware corporation
  .Cannelton Sales Company, a Delaware corporation
  .Cyprus Cumberland Coal Corporation, a Kentucky corporation
  .Cyprus Kanawha Corporation, a Delaware corporation
  .Cyprus Mountain Coals Corporation, a Delaware corporation
  .Cyprus Southern Realty Corporation, a Kentucky corporation
  .Dunn Coal and Dock Company, a West Virginia corporation
  .Grassy Cove Coal Mining Company, a Delaware corporation
  .Kentucky Prince Mining Company, a partnership organized under the laws of the State of New York
  .Meadowlark, Inc., an Indiana corporation
  .Roaring Creek Coal Company, a Delaware corporation
  .Skyline Coal Company, a partnership organized under the laws of the State of New York
  .Yankeetown Dock Corporation, an Indiana corporation

All of the subsidiaries listed above are wholly-owned, except for Yankeetown Dock Corporation, which is 60%-owned. The Company represents the majority of Cyprus's coal mining operations in Indiana, Kentucky, West Virginia and Tennessee. Included in the businesses to be acquired are coal producing properties (7 surface mining and 4 underground mining operations) and related coal reserves, coal wash plants, tipples, land, buildings, machinery and equipment, coal sales contracts and certain other liabilities and working capital items. Excluded from the accompanying financial statements are certain mines previously included in the subsidiaries to be sold, which will be retained by Cyprus.

As consideration for the acquisition, AEI will pay to Cyprus approximately $93,000 in cash. The Agreement also includes a clause stating that AEI will pay to Cyprus a royalty per ton produced by the Company after June 1, 2002 in amounts ranging from thirty-five cents to fifty cents per ton (the Royalty Agreement). In addition, in the event the Company's undeveloped reserves are not mined, then an additional minimum undeveloped reserve royalty (Undeveloped Reserve Royalty Agreement) is due, beginning December 31, 2002, with a total minimum due of $4,000 by December 31, 2006. If AEI has a sale transaction, as defined, that produces aggregate proceeds greater than $75,000, then AEI will pay a one-time royalty buyout to terminate the Royalty Agreement and the Undeveloped Reserve Royalty Agreement (payment up to $25,000, as defined), otherwise the royalty agreement will continue until the aggregate proceeds of the royalty payments and undeveloped royalty payments total $45,455. Further, as defined in the agreement, Cyprus will retain certain

                         CYPRUS EASTERN COAL OPERATIONS
assets and will indemnify AEI for certain obligations of the Company that exist as of the closing date, including, among others, certain post-retirement medical obligations, certain pension assets, certain workers compensation obligations, black lung trust assets, certain black lung obligations and certain disability obligations.

The Company's mining operations mine, clean, market, and sell coal to electric utilities and industrial users. The Company's coal is primarily sold to domestic electric utilities under both term contracts, with an initial term of at least one year, and spot sales orders. New sales are predominantly one to three year term contracts and spot orders. As of December 31, 1997, the Company had 11 operating mines of which 7 were governed by union contracts. As of December 31, 1997, union representation accounts for approximately 76% percent of the Company's employees and 74% percent of production. The contract with the United Mine Workers of America, which covers all the union coal operations except the Kentucky operations and Sycamore mine, expires in August of 1998. The union contracts covering employees of the Kentucky and Sycamore operations expire in June of 1999 and April of 1999, respectively.

Basis of Presentation--The accompanying combined financial statements of the Company contain the historical accounts of the subsidiaries included under the Agreement and include certain assets and liabilities that will be retained by Cyprus as described above. In addition various direct and indirect expense allocations from Cyprus have been recorded in the financial statements of the Company. Such allocations were based primarily on actual and estimated usages and include expenses related to executive management, accounting, treasury, land administration, environmental management, investor relations, legal and information and technology services. Management believes its method for expense allocations is reasonable.

Certain carve-out adjustments have been made to segregate the historical accounts of the Company from those of Cyprus. In addition, certain expenses and related assets and liabilities incurred by Cyprus on behalf of the Company have been excluded from the Company's statements of operations. Among the expenses excluded is interest expense on parent long-term debt and provisions related to income taxes. These exclusions result in a financial statement presentation that is not complete in accordance generally accepted accounting principles. All significant intercompany accounts and transactions have been eliminated in combination.

Interim Financial Information--The interim financial statements as of June 30, 1998 and for the six months ended June 30, 1997 and 1998 are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company's management, the unaudited interim financial statements contain all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

Company Environment and Risks--The Company's principal business activities consist of surface and deep mining and marketing of bituminous coal located in Indiana, Kentucky, Tennessee and West Virginia. The Company, in the course of its business activities, is exposed to a number of risks including: the possibility of the termination of sales contracts, fluctuating market conditions for coal and transportation services, competitive industry and over capacity, changing government regulations, labor disruption, loss of key employees and the ability of the Company to obtain necessary mining permits and control adequate recoverable mineral reserves. In addition, adverse weather and geological conditions could significantly impact operations and mining costs. Precipitation is generally highest at the Company's mining operations in early spring and late fall.

In the past, the Company has operated under the ownership of Cyprus Amax, which may have resulted in operating results or financial position of the Company significantly different from those that would have been obtained if the Company were autonomous.

                         CYPRUS EASTERN COAL OPERATIONS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates--The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant areas requiring the use of management estimates relate to mineral reserves; reclamation and environmental obligations; postemployment, postretirement, and other employee benefit liabilities; future cash flows associated with assets; and useful lives for depreciation, depletion, and amortization. Actual results could differ from those estimates.

Cash Equivalents and Statements of Cash Flows--The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Overdrafts representing outstanding checks in excess of funds on deposit are classified as accounts payable.

The Combined Statements of Cash Flows provide information about changes in cash and cash equivalents. All interest payments were paid by the Parent and thus such payments are presented in Changes in Parent Investment, net on the accompanying statements.

See Notes 3 and 4 for additional supplemental information on non-cash investing activities.

Inventories--Coal inventories are carried at the lower of current market or average production cost. Materials and supplies inventories are carried at average cost less allowance for obsolete and surplus items.

Advanced Royalties--The Company is required, under certain royalty lease agreements, to make minimum royalty payments whether or not mining activity is being performed on the leased property. These minimum payments are recoupable once mining begins on the leased property. The Company capitalizes these minimum royalty payments and expenses the prepaid balances as they are offset against production royalties once mining activities begin or expenses the prepaid balances when the Company has ceased mining or has made a decision not to mine on such property. Included in the accompanying Combined Statements of Assets, Liabilities and Parent Investment at December 31, 1996 and 1997, the advanced royalties included in Prepaid Expenses was $970 and $1,019, respectively, and the advanced royalties included in Other Noncurrent Assets was $7,010 and $10,722, respectively.

Properties--Costs for mineral rights and certain tangible assets, and mine development costs incurred to expand capacity of operating mines or develop mine areas substantially in advance of current production are capitalized and charged to operations generally on the units-of-production method. Mobile mining equipment and most other assets are depreciated on a straight-line basis over their estimated useful lives. Interest costs for the construction or development of significant long-term assets are capitalized and amortized over the related assets' estimated useful lives or the life of the mine, whichever is shorter. Gains or losses upon retirement or replacement of equipment and facilities are credited or charged to income. Expenditures for betterments are capitalized. Ongoing maintenance and repairs are expensed as incurred; expenditures for renewals in excess of defined limits (generally $250) are deferred and charged to expense over the period benefited. Included in Coal Properties are values assigned to coal reserves at certain of the Company's mines as a result of the Amax acquisition. The affected mines are Chinook and Sycamore in Indiana and Stockton, Dunn and Mine 155 in West Virginia. These values are being cost depleted on a unit-of-production basis over the recoverable reserves at each mine.

Impairment of Long-Lived Assets--The Company follows Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. SFAS No. 121 prescribes that an impairment loss is recognized in the event that facts and circumstances

                         CYPRUS EASTERN COAL OPERATIONS
indicate that the carrying amount of an asset may not be recoverable and an estimate of future undiscounted cash flows is less than the carrying amount of the asset. Impairment is recorded based on an estimate of future discounted cash flows. The implementation impact of SFAS No. 121 is discussed in Note 3.

Reclamation and Environmental Costs--Minimum standards for mine reclamation have been established by various governmental agencies and affect certain operations of the Company. Reclamation is performed and expensed on an ongoing basis as mining operations are performed. Reclamation costs and other shutdown expenses related to the period after mine closure are accrued and charged against income on a units-of-production basis over the life of the mine. The Company is subject to various environmental regulations. Environmental liabilities are accrued on an ongoing basis when such losses are probable and reasonably estimable and reflect management's best estimates of future obligations. Costs of future expenditures for reclamation and environmental remediation obligations are not discounted to their present value.

Revenue Recognition--Revenues are recognized on coal sales when title passes, in accordance with the sales agreement, which usually occurs when the coal is shipped to the customer.

Income Taxes--As previously noted, income tax accounts have not been "pushed down" to the Company as such accounts are maintained by Cyprus on a consolidated basis. Therefore, no income tax benefit (provision) nor deferred income tax balances are recorded in the accompanying statements.

NOTE 3.  WRITE-DOWNS AND SPECIAL CHARGES

Write-Downs and Special Charges reported in the accompanying Combined Statements of Operating Revenues and Expenses consist of the following:

In 1995, coal reserves were reduced and the Company wrote down certain of its mining properties by $98,051 in response to weak demand and lower prices, ongoing transportation and coal quality disadvantages compared to other regions, the impending expiration of certain long-term contracts in 1995 and 1998 and the adoption of revised mining plans. Included in the charge was $86,800 of write-downs related to the Kentucky mining operations, $2,220 for West Virginia, and $9,031 related to the Indiana properties. The write-downs were calculated in accordance with SFAS No. 121.

In 1996, the Company recorded a one-time special charge of $1,819 related to the write-down of Midwest materials and supplies inventories to net realizable value.

In 1997, a $92,134 charge was recorded. This included a $35,767 charge for the anticipated closure of the Armstrong Creek mine, reclamation adjustments of $2,332 at the Chinook mine and other asset adjustments and accruals of $6,935. Additionally, asset impairment charges of $33,500 and $13,600, were recorded at the West Virginia steam coal properties and the Chinook mine, respectively, due to updated mine and business plans that reflected the current views of the domestic markets for mid- to high-sulfur coal and updated reserve information. These impairments were calculated in accordance with SFAS No. 121.

NOTE 4.  DIVESTITURE OF MINNEHAHA MINE

In the fourth quarter of 1995, the Company sold a majority of the assets of one of its Indiana mines, Minnehaha. The Company paid $3,750 and conveyed title to the assets in exchange for the purchaser's assumption of reclamation and mine closure liabilities that were recorded at $8,235. The transaction resulted in no gain or loss. In 1995, the mine had sales and an operating loss of approximately $8,863 and $6,895 (including write-offs and special charges of $7,067). The mine also had total assets of approximately $8,346 as of the date of divestiture.

                         CYPRUS EASTERN COAL OPERATIONS

NOTE 5.  INVENTORIES

Inventories detailed by component are summarized below:

                                               At December 31
                                               --------------- At June 30,
                                                1996    1997      1998
                                               ------- ------- ----------- ---
                                                               (Unaudited)
                                                               -----------
   In-Process Inventories..................... $ 7,692 $ 9,698   $10,640
   Finished Goods.............................   6,751   6,128     8,413
   Materials and Supplies.....................   6,173   4,239     4,302
                                               ------- -------   -------
   Total Inventories.......................... $20,616 $20,065   $23,355
                                               ======= =======   =======

NOTE 6.  PROPERTIES

Properties consist of the following at December 31, 1996 and 1997:

                                                               At December 31
                                                              -----------------
                                                                1996     1997
                                                              -------- --------
Coal Properties.............................................  $248,023 $184,588
Property, Plant and Equipment...............................   330,121  344,179
                                                              -------- --------
Total Properties............................................   578,144  528,767
Less: Accumulated Depreciation, Depletion, Amortization, and
 Write-downs................................................   299,449  335,360
                                                              -------- --------
Net Properties..............................................  $278,695 $193,407
                                                              ======== ========

NOTE 7.  EMPLOYEE BENEFIT PLANS

Pension Plans--The Company (through a Cyprus plan) participates in a number of defined benefit pension plans covering most of its employees. Benefits are based on either the employee's compensation prior to retirement or stated amounts for each year of service with the Company. The Company makes annual contributions to these plans in accordance with the requirements of the Employee Retirement Income Security Act of 1974 (ERISA). Plan assets consist of cash and cash equivalents, equity and fixed income securities, and real estate.

Net annual pension cost includes the following components:

                                                      Year ended December 31
                                                      -------------------------
                                                       1995     1996     1997
                                                      -------  -------  -------
Service Cost......................................... $   870  $ 1,074  $ 1,129
Interest Cost........................................   2,112    2,141    4,277
Actual Gain on Plan Assets...........................  (4,401)  (3,916)  (4,925)
Amortization and Deferred Gain.......................   2,693    1,877      626
                                                      -------  -------  -------
                                                      $ 1,274  $ 1,176  $ 1,107
                                                      =======  =======  =======

                         CYPRUS EASTERN COAL OPERATIONS

The following table sets forth the funded status of the plans:

                                                              At December 31
                                                              ---------------
                                                               1996    1997
                                                              ------- -------
Accumulated Benefit Obligation............................... $27,001 $34,198
                                                              ------- -------
Projected Benefit Obligation.................................  28,813  36,363
Plan Assets at Fair Value....................................  30,630  34,852
                                                              ------- -------
Plan Assets Greater Than (Less Than) Projected Benefit Obli-
 gation......................................................   1,817  (1,511)
Unrecognized Net Gain (Loss).................................     689    (491)
Unrecognized Prior Service Cost..............................   1,080     934
Unrecognized Transition Credit...............................   1,972   5,519
                                                              ------- -------
Prepaid Pension Cost......................................... $ 5,558 $ 4,451
                                                              ======= =======

Prepaid pension cost is included in Prepaid Expenses on the Combined Statements of Assets, Liabilities and Parent Investment at December 31, 1996 and 1997, respectively.

The significant actuarial assumptions at December 31 were as follows:

                                                               1995  1996  1997
                                                               ----  ----  ----
   Rate of Increase in Future Compensation Levels............. 5.25% 5.75% 5.00%
   Expected Long-Term Rate of Return on Assets................ 9.00% 9.00% 9.00%
   Discount Rate.............................................. 7.25% 7.75% 7.25%

Net periodic pension cost is determined using the assumptions as of the beginning of the year, and the funded status is determined using the assumptions as of the end of the year.

Substantially all domestic employees not covered under the plans administered by the Company are covered under multi-employer defined benefit plans administered by the United Mine Workers of America. Contributions by the Company to these multi-employer plans, which are expensed when paid, are based primarily upon hours worked and amounted to $965, $977 and $1,212 in 1995, 1996 and 1997.

Postretirement Benefits Other Than Pensions--In addition to the Company's defined benefit pension plans, the Company has plans that provide postretirement medical benefits and life insurance benefits. The medical plans provide benefits for most employees who reach normal, or in certain cases, early retirement age while employed by the Company. The postretirement medical plans are contributory, with annual adjustments to retiree contributions, and contain certain other cost-sharing features such as deductibles and coinsurance.

Net periodic postretirement benefit cost consists of the following components:

                                                           1995    1996   1997
                                                          ------  ------ ------
   Service Cost.......................................... $1,296  $1,490 $1,526
   Interest Cost.........................................  6,070   5,385  5,405
   Net Amortization and Deferral.........................   (404)     16   (688)
                                                          ------  ------ ------
   Net Periodic Postretirement Benefit Cost.............. $6,962  $6,891 $6,243
                                                          ======  ====== ======

                         CYPRUS EASTERN COAL OPERATIONS

The following table sets forth the plans' combined status:

                                                             At December 31,
                                                            ------------------
                                                              1996      1997
                                                            --------  --------
Accumulated Postretirement Benefit Obligation:
  Retirees................................................. $ 52,103  $ 48,807
  Active...................................................   17,983    20,770
                                                            --------  --------
Total Accumulated Postretirement Benefit Obligation........   70,086    69,577
Plan Assets at Fair Value..................................      --        --
Accumulated Postretirement Benefit Obligation.............. $(70,086) $(69,577)
                                                            --------  --------
Unrecognized Prior Service Cost............................   (1,200)   (1,400)
Unrecognized Net Gain......................................  (21,428)  (20,677)
                                                            --------  --------
Accrued Postretirement Benefit Cost........................ $(92,714) $(91,654)
                                                            ========  ========

The accumulated postretirement benefit obligation at December 31, 1996 and 1997, consisted of a current liability of $7,000 included in Accrued Payroll and Benefits each year, and a long-term liability of $85,714 and $84,655, respectively, included in Deferred Employee and Retiree Benefits.

The weighted average annual rate of increase in the per capita cost of covered benefits (i.e., health care cost trend rate) for medical benefits is 7.0 percent for 1998 and is assumed to decrease gradually (one-half of one percent per year) to 4.25 percent by the year 2003 and remain at that level thereafter. Increasing the assumed health care cost trend rate by one percentage point in each year would increase the accumulated postretirement benefit obligation for the medical plans as of December 31, 1997, by $3,700 and the aggregate of the service cost and interest cost components of net periodic postretirement benefit cost for 1997 by $470.

The weighted average discount rate used in determining the accumulated postretirement benefit obligation as of December 31, 1995, 1996, and 1997, was
7.25 percent, 7.75 percent, and 7.25 percent, respectively. The change in the discount rate and a reduction in the assumed health care cost trend rate resulted in a $1,100 unrecognized net gain as of December 31, 1997.

In addition, health care and life insurance benefits of certain retirees are covered by multi-employer benefit trusts established by the United Mine Workers of America and the Bituminous Coal Operators Association, Inc. Current and projected operating deficits of these trusts led to the passage of the Coal Industry Retiree Health Benefit Act of 1992 (the "Act"). The Act established a new multi-employer benefit trust called the United Mine Workers of America Combined Benefit Fund (the "Fund") that will provide health and life insurance benefits to all beneficiaries of the earlier trusts who were receiving benefits as of July 20, 1992. The Act provides for the assignment of beneficiaries to former employers and the allocation of any unassigned beneficiaries to enterprises using a formula included in the legislation. It also established a second trust fund known as the 1992 Plan that covers beneficiaries whose employers cease providing benefits. The Company has chosen to account for its obligation under the Act on a cash basis in accordance with established accounting guidance. The 1995, 1996, and 1997 contributions to the Funds were $2,136, $1,923, and $2,060, respectively. Based upon independent actuarial valuation, the Company estimates the present value of its obligations under the Act to be approximately $21,676 as of December 31, 1997.

The Company is liable under the federal Mine Safety and Health Act of 1977, as amended, to provide for pneumoconiosis (black lung) benefits to eligible employees, former employees, and dependents with respect to claims filed by such persons on or after July 1, 1973. The Company is also liable under various states' statutes for black lung benefits. The Company currently provides for federal and state claims principally through self-

                         CYPRUS EASTERN COAL OPERATIONS
insurance programs. Benefits and related expenses are paid from a dedicated trust fund qualified under Section 501(C) (21) of the Internal Revenue Code. The assets of the trust fund exceed the actuarial present value of black lung benefits at December 31, 1996 and 1997.

Total future black lung obligations of the Company as of December 31, 1996 and 1997 approximated $19,000 and $20,000, respectively. These amounts were actuarially determined using the following key assumptions: discount rate of 8%, black lung benefit cost escalation rate of 3.5%. The existence of the trust assets results in a net liability of $172 and $70 in 1996 and 1997, respectively, which is included in Deferred Employee and Retiree Benefits.

The Company also has a number of postemployment plans covering severance, disability income, and continuation of health and life insurance for disabled employees. At December 31, 1996 and 1997, the accumulated postemployment benefit liability consisted of a current amount of $538 and $496, respectively, which is included in Accrued Payroll and Benefits, and $4,722 and $4,143, respectively, which is included in Deferred Employee and Retiree Benefits.

NOTE 8. DEBT

The Company's long-term debt consists of a $1,000 note securing an Industrial Revenue Bond issued by Perry County, Kentucky, the proceeds of which were used to construct facilities at the Company's mine site. The note is due on May 1, 2013, with interest payable semiannually based upon a floating rate, as defined (5.10% at December 31, 1996 and 1997).

NOTE 9. LEASES AND MINERAL ROYALTY OBLIGATIONS

The Company leases mineral interests and various other types of properties, including draglines, shovels, offices, computers, and miscellaneous equipment. Certain of the Company's mineral leases require minimum annual royalty payments, whereas others provide only for royalties based on production.

Summarized below as of December 31, 1997, are future minimum rentals and royalties under non-cancelable leases:

                                                    Operating  Mineral  Capital
                                                     Leases   Royalties Leases
                                                    --------- --------- -------
   1998............................................  $ 9,343   $ 2,530  $ 2,796
   1999............................................    5,855     3,082    4,883
   2000............................................    4,767     3,046    1,282
   2001............................................    2,372     2,932      --
   2002............................................    1,193     2,932      --
   After 2002......................................    2,624     6,525      --
                                                     -------   -------  -------
     Total Payments................................  $26,154   $21,047    8,961
                                                     =======   =======  -------
   Less Imputed Interest...........................                        (827)
                                                                        -------
   Present Value of Lease Payments.................                       8,134
   Less Current Portion............................                      (2,329)
                                                                        -------
   Capital Lease Obligations.......................                     $ 5,805
                                                                        =======

                         CYPRUS EASTERN COAL OPERATIONS

Rentals and mineral royalties charged to expense were as follows:

                                                          1995    1996    1997
                                                         ------- ------- -------
   Rental Expense....................................... $11,927 $14,791 $13,022
   Mineral Royalties.................................... $18,516 $18,880 $16,593

Other Noncurrent Liabilities includes $2,104 and $1,722 at December 31, 1996 and 1997, respectively, which represents deferred gains on mining equipment that was sold and leased-back by the Company in 1986 and 1994. The 1986 lease is accounted for as an operating lease; the 1994 lease is accounted for as a capital lease. These gains are being recognized as revenue over the terms of the respective leases that expire in 2000 and 2003. The future minimum lease commitments, operating lease expense and capital lease obligations for these two leases are included in the above disclosures. See below for subsequent modifications of these lease agreements.

Certain of the operating and capital leases discussed above are included in lease agreements entered into by other subsidiaries of Cyprus. As part of the stock purchase and sale agreement, AEI entered into various agreements to sublease and purchase equipment subject to these leases. According to the sublease agreement and the first purchase agreement, AEI is required to make semi-annual lease payments of $1,485 through July 2000, at which time AEI will purchase the equipment through semi-annual installments of $1,485 from January 2001 through January 2002. The second purchase agreement requires semi-annual installments of $1,977 through January 2002, and the third purchase agreement requires monthly installments of $249 from July 1998 through December 1998 and monthly installments of $67 from January 1999 through December 1999. The sublease and purchase agreements are secured by the equipment and any monies to become due under insurance policies, up to the amount of the obligations. In addition, a $3,500 equipment surety bond secures and guarantees the obligations.

NOTE 10. PARENT INVESTMENT AND RELATED PARTY TRANSACTIONS

Parent investment is comprised of the Company's equity (see Note 1) and advances to and from Cyprus at December 31, 1996 and 1997. The Company had sales to a subsidiary of Cyprus not included in the acquisition of $1,856 and $2,982 in 1996 and 1997, respectively.

Certain obligations of the Company have been guaranteed by the Parent. Such obligations include, among others, obligations for the following: workers compensation claims, lease agreements, industrial revenue bonds and coal supply agreements.

NOTE 11. COMMITMENTS AND CONTINGENCIES

Coal Sales Contracts--As of December 31, 1997, the Company had commitments to deliver scheduled base quantities of coal annually to 34 customers. The contracts expire between January 1, 1998 and December 31, 2003, with the Company contracted to supply a minimum of approximately 42 million tons over the remaining lives of the contracts at prices ranging from $14.21 to $37.00 per ton. Certain contracts have sale price adjustment provisions, as defined, over the life of the contracts.

Environmental Remedial Action--The Company's past and present operations include activities which are subject to extensive federal and state environmental regulations. Based upon current knowledge, the Company believes it is in material compliance with environmental laws and regulations as currently promulgated. The extent of environmental control problems which the Company may encounter in the future cannot be predicted, primarily because of the increasing number, complexity and changing character of environmental requirements that may be enacted by federal and state authorities.

                         CYPRUS EASTERN COAL OPERATIONS

Mine Closure Costs--At December 31, 1997, the Company's accruals for deferred closure, shutdown, and reclamation totaled approximately $75,700. Reclamation is an ongoing activity and a cost associated with the Company's mining operations. Accruals for closure and final reclamation liabilities are established on a life of mine basis. The Company's reclamation reserve component is largely a result of reclamation obligations incurred for grading, replacing soils, and revegetation of mined areas as required by provisions and permits pursuant to the Surface Mining Control and Reclamation Act. Total reclamation and mine closure costs for the Company at the end of current mine lives are estimated at approximately $120,000.

Legal Proceedings--The Company is a party to numerous claims and lawsuits with respect to various matters. The Company provides for costs related to contingencies when a loss is probable and the amount is reasonably estimable. The Company estimates that the amount of probable aggregate loss, included in current accrued liabilities, is approximately $3,100 at December 31, 1997.

The Company is named as defendant in various other actions occurring in the ordinary course of its operations for which an estimation of the likelihood of probable outcome is not possible. These actions generally involve disputes as to property boundaries, contract performance, mining rights, royalty payments, blasting damages, personal injuries and other civil actions which could result in additional litigation or other adversary proceedings. While the final resolution of any matter may have an impact on the Company's financial results for a particular period, management believes the ultimate disposition of these matters will not have a material adverse effect upon the financial position of the Company.

Subsequent to December 31, 1997, $2,959 of the accrued legal contingencies were settled for an amount equal to the Company's recorded estimate.

NOTE 12. FAIR VALUE OF FINANCIAL INSTRUMENTS

The book value of cash and cash equivalents, trade receivables and trade payables are considered to be representative of their respective fair values because of the immediate or short-term maturity of these financial instruments. The fair value of the Company's debt instruments approximated the book value because the instruments bear interest at a variable rate and re-price frequently.

NOTE 13. MAJOR CUSTOMERS

The Company had sales to the following major customers:

                                                               1995  1996  1997
                                                               ----  ----  ----
   TVA........................................................  7.5% 12.0% 15.8%
   Dayton Power and Light..................................... 13.4  12.2  13.0
   Hoosier Energy.............................................  7.9  10.2  12.1
   American Electric Power....................................  7.5  11.8  11.6
   Georgia Power.............................................. 23.2   5.8   5.8
                                                               ----  ----  ----
     Total.................................................... 59.5% 52.0% 58.3%
                                                               ====  ====  ====

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Leslie Resources, Inc. and Leslie Resources Management, Inc.:

We have audited the accompanying combined balance sheet of Leslie Resources, Inc. and Leslie Resources Management, Inc. as of December 31, 1997, and the related combined statements of operations and retained earnings and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Leslie Resources, Inc. and Leslie Resources Management, Inc. as of December 31, 1997 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                              Arthur Andersen LLP
Louisville, Kentucky
March 20, 1998

          LESLIE RESOURCES, INC. AND LESLIE RESOURCES MANAGEMENT, INC.

                             COMBINED BALANCE SHEET

                          As of December 31, 1997

                                                                      1997
                                                                 --------------
                                                                 (In Thousands)
                             ASSETS
Current Assets:
  Cash and cash equivalents.....................................    $ 3,623
  Restricted cash...............................................        300
  Accounts receivable...........................................      6,644
  Other receivables.............................................        428
  Inventories...................................................      1,224
  Property held for resale......................................      3,195
  Current portion of advance royalties..........................        150
  Prepaid expenses and other....................................        307
                                                                    -------
    Total current assets........................................     15,871
                                                                    -------
Property, plant and equipment, at cost, including mineral
 reserves and mine development costs, net of accumulated
 depreciation of $14,807........................................      8,097
Other non-Current Assets:
  Advance royalties, less current portion.......................        892
  Investment in security........................................      2,000
  Deferred tax assets...........................................        297
  Other non-current assets......................................        298
                                                                    -------
    Total other non-current assets..............................      3,487
                                                                    -------
    Total assets................................................    $27,455
                                                                    =======
              LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
  Accounts payable..............................................    $ 7,397
  Current portion of accrued royalties..........................      2,043
  Income taxes payable..........................................        942
  Revolving lines of credit.....................................      1,895
  Current portion of long-term debt.............................      5,964
  Current portion of reclamation and mine closure costs.........        343
  Accrued expenses and other....................................      1,540
                                                                    -------
    Total current liabilities...................................     20,124
                                                                    -------
Non-Current Liabilities:
  Long-term debt, less current portion..........................      2,922
  Accrued royalties, less current portion.......................      3,179
  Accrued reclamation and mine closure costs, less current por-
   tion.........................................................      1,064
                                                                    -------
    Total non-current liabilities...............................      7,165
                                                                    -------
Commitments and Contingencies (see notes)
Stockholder's Equity:
  Common stock..................................................          2
  Less: cost of treasury stock..................................     (4,252)
Retained earnings...............................................      4,416
                                                                    -------
    Total stockholder's equity..................................        166
                                                                    -------
    Total liabilities and stockholder's equity..................    $27,455
                                                                    =======

The accompanying notes to combined financial statements are an integral part of this balance sheet.

          LESLIE RESOURCES, INC. AND LESLIE RESOURCES MANAGEMENT, INC.

          COMBINED STATEMENT OF OPERATIONS AND RETAINED EARNINGS

                   For The Year Ended December 31, 1997

                                                                       1997
                                                                  --------------
                                                                  (In Thousands)
Revenues.........................................................    $87,994
Costs and expenses:
  Cost of operations.............................................     80,003
  Depreciation, depletion and amortization.......................      3,288
  Selling, general and administrative............................      2,978
                                                                     -------
    Total costs and expenses.....................................     86,269
                                                                     -------
      Income from operations.....................................      1,725
Other income (expense):
  Interest expense...............................................       (888)
  Gain on sale of assets.........................................      2,257
  Interest and dividend income...................................        201
  Other, net.....................................................        162
                                                                     -------
    Other income (expense).......................................      1,732
                                                                     -------
      Income before income taxes.................................      3,457
Income tax expense...............................................        959
                                                                     -------
      Net income.................................................      2,498
Beginning retained earnings......................................      4,403
  Plus deferred tax benefits from tax basis step-up..............        297
  Less dividends paid............................................     (2,782)
                                                                     -------
Ending retained earnings.........................................    $ 4,416
                                                                     =======

The accompanying notes to combined financial statements are an integral part of this statement.

          LESLIE RESOURCES, INC. AND LESLIE RESOURCES MANAGEMENT, INC.

                     COMBINED STATEMENT OF CASH FLOWS

                   For The Year Ended December 31, 1997

                                                                      1997
                                                                 --------------
                                                                 (In Thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income.....................................................     $ 2,498
Adjustments to reconcile net income to net cash provided by
 operating activities:
  Depreciation, depletion and amortization.....................       3,288
  Equipment used for repairs...................................         --
  Gain on sale of assets.......................................      (2,257)
Changes in assets and liabilities:
  (Increase) decrease in:
    Receivables................................................      (2,074)
    Inventories................................................        (430)
    Advance royalties..........................................         201
    Prepaids and other.........................................         (65)
    Other non-current assets...................................        (286)
  Increase (decrease) in:
    Accounts payable...........................................       1,184
    Income taxes payable.......................................         930
    Accrued reclamation and mine closure costs.................         982
    Accrued royalties..........................................        (557)
    Accrued expenses and other.................................         312
                                                                    -------
      Net cash provided by operating activities................       3,726
                                                                    -------
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions of property, plant and equipment and mine development
 costs.........................................................      (4,341)
Proceeds from sale of assets...................................       3,805
                                                                    -------
      Net cash used in investing activities....................        (536)
                                                                    -------
CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings on revolving lines of credit....................         994
Proceeds from debt.............................................       6,017
Repayments on long-term debt...................................      (6,983)
Distributions to shareholder...................................      (2,502)
Purchase of treasury stock.....................................         --
Loans from affiliates..........................................         --
                                                                    -------
      Net cash used in financing activities....................      (2,474)
                                                                    -------
      Net increase (decrease) in cash and cash equivalents.....         716
CASH AND CASH EQUIVALENTS, beginning of period.................       2,907
                                                                    -------
CASH AND CASH EQUIVALENTS, end of period.......................     $ 3,623
                                                                    =======

The accompanying notes to combined financial statements are an integral part of this statement.

          LESLIE RESOURCES, INC. AND LESLIE RESOURCES MANAGEMENT, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                             December 31, 1997
                             (Dollars in thousands)

1. DESCRIPTION OF BUSINESS

Leslie Resources, Inc. (a Kentucky corporation) and Leslie Resources Management, Inc. (a Kentucky corporation) (collectively the Company) and its subsidiaries are owned by Greg Wells and engage in coal mining activities using the surface mining method. Coal mining and the operation of loading facilities are conducted in four counties in Southeast Kentucky. The Company's sales are predominantly to utility and industrial users of coal.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Basis of Presentation

The accompanying combined financial statements include those of Leslie Resources, Inc. (an S corporation) and Leslie Resources Management, Inc. (a C corporation) and its subsidiaries because of common ownership. All significant intercompany transactions and balances have been eliminated in combination.

b. Principles of Consolidation

The accompanying combined financial statements include the consolidated accounts of Leslie Resources Management, Inc. and its subsidiaries. All material intercompany transactions have been eliminated in its consolidation.

c. Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

d. Statements of Cash Flows

For purposes of the statements of cash flows, the Company considers investments having maturities of three months or less at the time of purchase to be cash equivalents.

Supplemental disclosure:

                                                                           1997
                                                                           ----
   Cash paid for interest................................................. $796
   Cash paid for income taxes.............................................   29

The 1997 statement of cash flows excludes non-cash dividends of property with a book value of $280 distributed to the sole shareholder and a deferred tax asset and equity increase of $297.

e. Inventories

Inventories consist of coal that is available for sale at various loading facilities, and is stated at an average cost using direct operating costs of mining coal, which is less than market.

          LESLIE RESOURCES, INC. AND LESLIE RESOURCES MANAGEMENT, INC.

f. Advance Royalties

Recoupable advance royalties obtained in the 1995 purchase of the subsidiary companies of Leslie Resources Management, Inc. had a higher recoupable amount than the portion of the purchase price that was allocated to them in purchase accounting (a valuation allowance was established). As these advance royalties become recoupable, the expense recognized is partially offset by a reduction in the valuation allowance.

Other recoupable royalties the Company has paid in the normal course of operations are expensed as the coal is mined or the royalty no longer becomes recoupable.

g. Property, Plant and Equipment

Property, plant and equipment are stated at cost. The Company provides for depreciation of the depreciable assets by using accelerated and other methods with useful lives that range from 5 to 31 years. Depreciation expense was $3,172 for 1997.

h. Depletion

Cost depletion is calculated on a per ton basis to allocate the cost of mineral reserves against the related coal sales. Cost depletion expense was $59 for 1997.

i. Mine Development Costs

Mine development costs are amortized over the expected life of the respective mine sites which range from 5 to 10 years. Amortization expense was $57 for 1997.

j. Revenue Recognition

The Company's revenues have been generated under coal sales contracts with electric utilities or other coal-related organizations, primarily in the eastern United States. Revenues are recognized on coal sales in accordance with the sales agreement, which is usually when the coal is shipped to the customer and title is passed. The Company grants credit to its customers based on their creditworthiness and generally does not secure collateral for its receivables. No allowance for doubtful accounts is recorded for 1997, as management does not believe it is necessary. Historically, accounts receivable write-offs have been insignificant.

k. Asset Impairment

If facts and circumstances suggest that a long-lived asset may be impaired, the carrying value is reviewed. If this review indicates that the value of the asset will not be recoverable, as determined based on projected undiscounted cash flows related to the asset over its remaining life, then the carrying value of the asset is reduced to its estimated fair value.

l. Reclassifications

Certain prior year amounts have been reclassified to conform with current year presentation with no effect on previously reported net income or shareholder's equity.

3. CONCENTRATION OF CREDIT RISK

The Company maintains its cash in bank deposits at financial institutions. The balances, at times, may exceed federally insured limits. The Company exceeded the insured limit by $3,651 for 1997.

          LESLIE RESOURCES, INC. AND LESLIE RESOURCES MANAGEMENT, INC.

4. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment, including mineral reserves and mine development costs at December 31, 1997 are summarized by major classifications as follows:

                                                                         1997
                                                                        -------
   Land................................................................ $   --
   Machinery & equipment...............................................  20,227
   Buildings...........................................................   1,589
   Mine development costs..............................................     585
   Mineral reserves....................................................     503
                                                                        -------
                                                                         22,904
   Less accumulated depreciation, depletion and amortization...........  14,807
                                                                        -------
   Net property, plant and equipment................................... $ 8,097
                                                                        =======

5. INVESTMENT IN SECURITY

Included in other long-term assets, at December 31, 1996 and 1997, is 800 shares of preferred stock in Reclamation Surety Holding Company, Inc. (RSHC) purchased for $2,000. A subsidiary of RSHC, Cumberland Surety Insurance Company, provides the Company insurance coverage for reclamation bonds (see
Note 9), and the purchase of this preferred stock was required in lieu of the Company placing $2,000 in an escrow collateral account. This preferred stock pays a dividend of 6% annually. The Company and RSHC both have options to redeem this stock after January 1, 1998. The Company also has an option to convert to common shares of RSHC after January 1, 1998. Under present bonding arrangements, an option to redeem this stock would result in similar funds being placed into an escrow collateral account.

6. DEBT

a. Revolving Lines of Credit

The Company has the following outstanding balances under lines of credit at December 31, 1997:

   Citizens National Bank & Trust, bearing interest of 5.65%. Total of
    $300 available, secured by three certificates of deposit totaling
    $300..............................................................  $  200
   Bank of Whitesburg, bearing interest of 9.25% and 9.50%,
    respectively, secured by certain accounts receivable..............   1,695
                                                                        ------
                                                                        $1,895
                                                                        ======

          LESLIE RESOURCES, INC. AND LESLIE RESOURCES MANAGEMENT, INC.

b. Long-Term Debt

Long-term debt consists of the following:

                                                                          1997
                                                                         ------
   Fixed assets financed with 12 different notes to banks, finance companies and vendors for 1997. Interest rates ranged from 8.19% to
    10.11% with a weighted-average rate of 8.93%, maturing through
    August 2001. Each note is secured by one or more pieces of equipment..........................................................  $1,964
   Note payable to GE Capital Corporation, bearing interest of 9.25%, payable in monthly installments of $94 principle and interest for
    60 months, maturing May 2001, secured by equipment.................   3,130
   Note payable to Caterpillar Finance, bearing interest of 8.44%, payable in monthly installments of $49 principle and interest,
    secured by equipment (settled in 1998, see Note 17)................   2,301
   Note payable to Caterpillar Finance, bearing interest of 10.25%, payable in monthly installments of $41 principle and interest,
    secured by equipment (settled in 1998, see Note 17)................     941
   Note payable to Whayne Supply Company, bearing interest of 8.76%, payable in monthly installments of $18 principle and interest,
    secured by equipment (settled in 1998, see Note 17)................     550
                                                                         ------
     Totals............................................................   8,886
     Less: Current Portion.............................................   5,964
                                                                         ------
     Long-term Debt....................................................  $2,922
                                                                         ======

Principal payments required for long-term debt after December 31, 1997 are as follows:

   Year ended December 31:
     1998................................................................ $5,964
     1999................................................................  1,216
     2000................................................................  1,309
     2001................................................................    397
                                                                          ------
                                                                          $8,886
                                                                          ======

In connection with the GE Capital Corporation note maturing in May 2001, the Company is required to maintain, at the end of each fiscal year, adequate, as defined, debt service coverage.

7. ACCRUED ROYALTIES DUE TO TRANSCO

As part of the 1995 purchase of the subsidiary companies by Leslie Resources Management, Inc., the Company recorded a liability for minimum royalties due to Transco Coal Company. The liability is reduced as coal is mined, and as of December 31, 1997, a liability of $399, remained. This amount is included in current portion of accrued royalties and based on mining plans is expected to be paid in 1998.

8. OVERRIDE ROYALTY OBLIGATION DUE TO TRANSCO

As part of the 1995 purchase of the subsidiary companies by Leslie Resources Management, Inc., the Company is obligated to pay to Transco Coal Company 75c for each ton of coal mined from the Ball Creek Property

          LESLIE RESOURCES, INC. AND LESLIE RESOURCES MANAGEMENT, INC.

until all reserves are mined. In 1997, $438 were paid. Payments are required monthly as the coal is mined or, at the Company's option, this obligation can be canceled at any time by paying Transco an amount that, when aggregated with previously paid amounts, totals a discounted $4,000 (discounted from the date of the purchase (November 20, 1995) to each payment date at 15%). At the date of purchase from Transco Coal, the Company recorded as an accrual $4,000 for what it estimated as the aggregate amount to be paid under this obligation.

Beginning in the calendar year 1997, this royalty payment requires minimum annual payments of $150; however, the aggregate payments of the two preceding years in excess of the yearly minimum may be used in meeting the $150 annual minimum.

The Company projects to mine 480,000 tons from the Ball Creek Property in 1998. As of December 31, 1997, $360 is included in current portion of accrued royalties and $3,175 is included in long-term accrued royalties related to this obligation.

9. ACCRUED RECLAMATION AND MINE CLOSURE COSTS

Although the majority of the reclamation process is performed contemporaneously with mining, the Company will incur additional reclamation costs when a particular mine site closes, currently estimated at approximately $7,000 for all sites. The Company accrues on a per ton basis the expected remaining reclamation and mine closure costs. As of December 31, 1997, an aggregate of $1,407 has been accrued for reclamation and mine closure costs. These reclamation and mine closure costs, when mining is completed, represent the estimated costs to reclaim the land at the end of the mining process, as well as other required activities. However, the Company is contingently liable to reclaim the land whenever the mining process stops and these costs could exceed the accrued amounts.

According to Kentucky law, the Company is required to post reclamation bonds to assure the reclamation work is completed. Outstanding reclamation bonds totaled $42,712 at December 31, 1997. The Company pays an insurance bonding premium monthly. In addition, as Note 5 explains, the Company purchased $2,000 in preferred stock in lieu of having an escrow collateral account for 1997. Beginning in January 1997, the Company was required to fund an escrow collateral account. As of December 31, 1997, $284 had been paid into the escrow account (included in other long-term assets) with total future obligations totaling $1,216 at a rate of $20 per month.

          LESLIE RESOURCES, INC. AND LESLIE RESOURCES MANAGEMENT, INC.

10. INCOME TAXES

Leslie Resources, Inc. elected to be taxed as a Sub-chapter S corporation, effective for the tax year beginning January 1, 1989, whereby its taxable income is reported by its stockholders. Accordingly, there was no income tax reported at the corporate level. Dividends have been paid to stockholders at various times during the year and totaled $2,782.

Leslie Resources Management, Inc. and its subsidiaries are C corporations, and therefore incur income taxes at the corporate level. Income tax disclosures for the C corporation group follows:

Income tax expense (benefit) is comprised of the following:

                                                                Year Ended
                                                             December 31, 1997
                                                             -----------------
   Current:
     Federal................................................      $  814
     State..................................................         145
                                                                  ------
       Total................................................      $  959
                                                                  ======

The following accounts for the difference between the actual tax provision and the amounts obtained by applying the statutory U.S. federal income tax rate of 34% to the 1997 income before taxes:

                                                                   1997
                                                             -----------------
   Federal provision computed at statutory rate.............      $1,175
   State income tax (net of federal tax benefits and
    apportionment factors)..................................         138
   Federal and state tax effect on S corporation earnings...        (445)
   Other....................................................          91
                                                                  ------
                                                                  $  959
                                                                  ======

During 1997, certain assets (machinery and equipment) were transferred from the S corporation to the C corporation. These assets were stepped up for tax purposes, but not book. The deferred tax benefit of $297 was recorded with a corresponding increase in equity.

11. COMMITMENTS AND CONTINGENCIES

a. Coal Sales Contracts

As of December 31, 1997, the Company had commitments to deliver base quantities of coal to four customers. Three contracts expire in 1998, and one expires in 2000 with the Company contracted to supply a minimum of approximately 2.7 million tons over the remaining lives of the contracts at prices which are at or above market.

b. Commissions

The Company has an agreement to pay a 10c per ton commission on all tonnage delivered on a coal contract expiring in 2000. Additionally, beginning in 1998 the Company will pay a $15 per month commission for sales made under various contracts.

c. Contract Mining Agreements

The Company has an agreement with a contract miner to mine at two job sites at a cost to the Company of $13.00 and $14.00 per ton mined, respectively. The contract has no minimum tonnage requirements and is cancelable by either party.

          LESLIE RESOURCES, INC. AND LESLIE RESOURCES MANAGEMENT, INC.

d. Aminex

As part of the 1995 purchase of the subsidiary companies by Leslie Resources Management, Inc., the Company is contingently liable under a February 14, 1979 agreement to pay a portion of its "coal proceeds" (as defined) related to certain leases on specified properties to a group of partnerships in bankruptcy that were previously owners of these certain leases. This potential contingent liability exists until January 1, 2004. The computation and definition of "coal proceeds" under this agreement is different than net income according to generally accepted accounting principles. Any prior year deficiencies in calculating "coal proceeds" is carried forward to future years for application to positive amounts. According to the most recent audit report for the period ended June 1, 1996, there exists a deficiency of $2,361 that the Company may carry forward to future years. Due to this deficiency carry forward, no liability for this Aminex agreement has been recorded, nor is any liability expected in the near future.

e. Litigation

The Company is named as defendant in various actions in the ordinary course of its business. These actions generally involve disputes related to contract performance, property boundaries, mining rights, blasting damages, personal injuries and royalty payments, as well as other civil actions that could result in additional litigation or other adversary proceedings.

While the final resolution of any matter may have an impact on the Company's financial results for a particular reporting period, management believes that the ultimate disposition of these matters will not have a materially adverse effect upon the financial position of the Company.

f. Leases

The Company has various operating leases for mining equipment and rental of tipples from a related party (see Note 15b). Rental expense for the year ended December 31, 1997 was approximately $370.

The Company also leases coal reserves under agreements that call for royalties to be paid as the coal is mined. Total royalty expense for the years ended December 31, 1997 was approximately $8,700. Certain agreements require minimum annual royalties to be paid regardless of the amount of coal mined during the year. However, such agreements are generally cancelable at the Company's discretion. These minimum royalties are recoverable against future royalty payments due on subsequent coal sales and are expensed as the related coal is mined.

Approximate future minimum rental and royalty payments for subsequent years are:

                                                                  Rental Royalty
                                                                  ------ -------
   Year ended December 31:
     1998........................................................  $ 60  $ 4,480
     1999........................................................    40    4,830
     2000........................................................   --     4,830
     2001........................................................   --     4,830
     2002........................................................   --     4,010
     Thereafter..................................................   --    12,825

          LESLIE RESOURCES, INC. AND LESLIE RESOURCES MANAGEMENT, INC.

12. MAJOR CUSTOMERS

The Company had sales to the following major customers that in any period exceeded 10% of revenues:

                                                                1997
                                                     ---------------------------
                                                                       Year-End
                                                             Percent  Receivable
                                                      Sales  of Sales  Balance
                                                     ------- -------- ----------
   Customer A....................................... $20,987   23.9%    $3,211
   Customer B.......................................  17,033   19.4%       585
   Customer C.......................................   9,032   10.3%       324

13. STOCKHOLDER'S EQUITY

Stockholder's equity consists of:

                                                                         1997
                                                                        ------
   Common Stock:
     Leslie Resources, Inc.--
       No par value, 1,000 shares authorized, 100 shares issued and 20
        shares outstanding............................................. $    1
     Leslie Resources Management, Inc.--
       No par value, 1,000 shares authorized, 25 shares issued and
        outstanding....................................................      1
                                                                        ------
                                                                             2
                                                                        ------
   Treasury Stock:
     Leslie Resources, Inc
       20 shares purchased at a cost of................................    349
       60 shares purchased at a cost of................................  3,903
                                                                        ------
                                                                         4,252
                                                                        ------
   Retained Earnings:
     Leslie Resources, Inc.............................................  2,744
     Leslie Resources Management, Inc..................................  1,672
                                                                        ------
                                                                         4,416
                                                                        ------
         Total Stockholder's Equity.................................... $  166
                                                                        ======

14. TREASURY STOCK

In November 1995, Leslie Resources, Inc. signed an option agreement with three of its stockholders to purchase all the shares of their common stock for $3,903, which was exercised in March 1996. After this transaction, only one stockholder, Greg Wells, owns all the outstanding shares of Leslie Resources, Inc. In 1990 Leslie Resources, Inc. purchased 20 shares from a previous stockholder for $349.

Greg Wells is the only stockholder of Leslie Resources Management, Inc. and its subsidiaries, and no treasury stock has ever been purchased.

          LESLIE RESOURCES, INC. AND LESLIE RESOURCES MANAGEMENT, INC.

15. RELATED PARTY TRANSACTIONS

As indicated in Note 2b, all material related party transactions among the combining Companies have been eliminated. Other related corporations with common ownership with the Company which had transactions are:

    (a) Resource Trucking, Inc. was paid $884 for contract trucking and equipment rental. These services are continually provided to the Company on a month to month basis.

    (b) Mountain Properties, Inc. was paid $1,494 for coal royalties, rents and wheelage and $299 for tipple lease. The Company has leases for varying lengths of time with Mountain Properties, Inc. for future rental and royalty obligations. Approximate minimum payments are included in Note 11f.

No material receivables or payables with these related companies exist at December 31, 1997.

16. NEW ACCOUNTING STANDARDS

Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of (SFAS No. 121). The new standard requires that long-lived assets and certain identified intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing such impairment reviews, companies are required to estimate the sum of future cash flows from an asset and compare such amount to the asset's carrying amount. Any excess of carrying amount over expected cash flows will result in a possible write-down of an asset to its fair value. Adopting SFAS No. 121 had no impact on the Company's financial position or results of operations.

The Company will implement Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income, (SFAS No. 130) during 1998. SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components in financial statements. Comprehensive income generally represents all changes in shareholders' equity except those resulting from investments by or distributions to shareholders. Such changes are not significant to the Company.

Effective January 1, 1999, the Company will adopt Statement of Position (SOP) 98-5, Reporting on the Costs of Start-up Activities. The new statement requires that the costs of start-up activities be expensed as incurred. The Company has not yet evaluated the impact of this statement on the results of operations or financial position.

17. SUBSEQUENT EVENTS

In December 1997, the shareholder agreed to sell all of the stock of the Company to AEI Holding Company, Inc., the closing of which took place January 15, 1998.

Prior to January 15, 1998, the Company committed to sell, and subsequently sold, property classified as held for resale to Caterpillar Finance for settlement of three notes (see Note 6b). The property sold is leased back from Caterpillar Finance under operating leases.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To AEI Resources, Inc. and
Mid-Vol Leasing, Inc.
and Affiliates:

We have audited the accompanying combined balance sheets of Mid-Vol Leasing, Inc. and Affiliates (Mid-Vol Leasing, Inc., Mega Minerals, Inc. and Premium Processing, Inc., see Note 1) as of December 31, 1996 and 1997, and the related combined statements of operations and retained earnings and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Mid-Vol Leasing, Inc. and Affiliates as of December 31, 1996 and 1997 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                              Arthur Andersen LLP
Louisville, Kentucky
April 23, 1998

                 MID-VOL LEASING, INC. AND AFFILIATES (NOTE 1)

                            COMBINED BALANCE SHEETS
               as of December 31, 1996 and 1997 and June 30, 1998
                                 (In Thousands)

                                                      December 31,
                                                     --------------  June 30,
                                                      1996   1997      1998
                                                     ------ ------- -----------
                                                                    (Unaudited)
                       ASSETS
Current Assets:
  Cash and cash equivalents......................... $1,607 $   693   $   574
  Restricted cash...................................    106     --        --
  Accounts receivable...............................    943   6,417     3,869
  Due from affiliates...............................    572   2,432         4
  Inventories.......................................  2,840     712     4,078
  Prepaid expenses and other........................    624     147       425
                                                     ------ -------   -------
    Total current assets............................  6,692  10,401     8,950
                                                     ------ -------   -------
Property, plant and equipment, at cost, including
 mineral reserves, net of accumulated depreciation,
 depletion and amortization of $1,494, $1,833 and
 $2,005, respectively...............................  3,118   2,860     2,691
Other non-current assets............................    180     180       164
                                                     ------ -------   -------
    Total assets.................................... $9,990 $13,441   $11,805
                                                     ====== =======   =======
        LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable.................................. $  329 $   704   $   632
  Due to affiliates.................................  2,710       5       363
  Note payable......................................    400     --        750
  Current portion of long-term debt.................    565     551       168
  Construction contract.............................    --      100     2,000
  Accrued expenses and other........................    216     589       341
                                                     ------ -------   -------
    Total current liabilities.......................  4,220   1,949     4,254
                                                     ------ -------   -------
Non-Current Liabilities:
  Long-term debt and related obligations, less
   current portion..................................  1,185     666       205
  Other non-current liabilities.....................    190     174       --
                                                     ------ -------   -------
    Total non-current liabilities...................  1,375     840       205
                                                     ------ -------   -------
Commitments and Contingencies (see notes)
Stockholders' Equity:
  Common stock......................................      3       3         3
  Retained earnings.................................  4,392  10,649     7,343
                                                     ------ -------   -------
    Total stockholders' equity......................  4,395  10,652     7,346
                                                     ------ -------   -------
    Total liabilities and stockholders' equity...... $9,990 $13,441   $11,805
                                                     ====== =======   =======

The accompanying notes to combined financial statements are an integral part of these balance sheets.

                 MID-VOL LEASING, INC. AND AFFILIATES (NOTE 1)

            COMBINED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
              For The Years Ended December 31, 1995, 1996 and 1997
                And The Six Months Ended June 30, 1997 and 1998
                                 (In Thousands)

                                                            Six Months Ended
                                      December 31,              June 30,
                                 -------------------------  ------------------
                                  1995     1996     1997      1997      1998
                                 -------  -------  -------  --------  --------
                                                               (Unaudited)
Revenues........................ $12,489  $17,862  $34,471  $ 18,301  $ 15,324
Costs and expenses:
  Cost of operations............  11,774   15,868   25,021    15,218    12,041
  Depreciation, depletion and
   amortization.................     321      301      329       167       173
  Selling, general and
   administrative...............      59      148      466        99       218
                                 -------  -------  -------  --------  --------
    Total costs and expenses....  12,154   16,317   25,816    15,484    12,432
                                 -------  -------  -------  --------  --------
      Income from operations....     335    1,545    8,655     2,817     2,892
Other income (expense):
  Gain on sale of assets........     --       --        18        18       --
  Interest income...............      86       88      112        58        43
  Interest expense..............    (184)    (129)     (97)      (50)       (7)
  Other, net....................       2        9       (3)      --        --
                                 -------  -------  -------  --------  --------
      Other income (expense)....     (96)     (32)      30        26        36
                                 -------  -------  -------  --------  --------
      Income before income
       taxes....................     239    1,513    8,685     2,843     2,928
Income tax expense (Note 6).....     --       --         5         3         1
                                 -------  -------  -------  --------  --------
      Net income................     239    1,513    8,680  $  2,840  $  2,927
Beginning retained earnings.....   5,500    4,189    4,392     4,392    10,649
    Less dividends paid.........  (1,550)  (1,310)  (2,423)     (566)   (6,233)
                                 -------  -------  -------  --------  --------
Ending retained earnings........ $ 4,189  $ 4,392  $10,649  $  6,666  $  7,343
                                 =======  =======  =======  ========  ========
Unaudited pro forma information
 (note 13)
  Income before income taxes.... $   239  $ 1,513  $ 8,680  $  2,840  $  2,928
  Unaudited pro forma income tax
   expense......................      91      575    3,298     1,079     1,113
                                 -------  -------  -------  --------  --------
  Unaudited pro forma net
   income....................... $   148  $   938  $ 5,382  $  1,761  $  1,815
                                 =======  =======  =======  ========  ========


The accompanying notes to combined financial statements are an integral part of these statements.

                 MID-VOL LEASING, INC. AND AFFILIATES (NOTE 1)

                       COMBINED STATEMENTS OF CASH FLOWS
  For The Years Ended December 31, 1995, 1996 and 1997 And For The Six Months
                          Ended June 30, 1997 and 1998
                                 (In Thousands)

                                                            Six Months Ended
                                      December 31,              June 30,
                                 -------------------------  ------------------
                                  1995     1996     1997      1997      1998
                                 -------  -------  -------  --------  --------
                                                               (Unaudited)
CASH FLOWS FROM OPERATING
 ACTIVITIES:
 Net income..................... $   239  $ 1,514  $ 8,680  $  2,840  $  2,927
 Adjustments to reconcile net
  income to net cash provided by
  (used in) operating
  activities:
  Depreciation, depletion and
   amortization.................     321      301      329       167       173
  Gain on sale of assets........     --       --       (18)      (18)      --
Changes in assets and
 liabilities:
  (Increase) decrease in:
   Receivables..................   1,686     (614)  (5,474)   (2,829)    2,549
   Due from affiliates..........   1,120     (562)  (1,860)      (88)    2,428
   Inventories..................  (1,151)    (879)   2,128     2,479    (3,366)
   Prepaids and other...........     (57)    (572)     478       201      (278)
   Other noncurrent assets......     --       --       --        --         16
  Increase (decrease) in:
   Accounts payable.............      43      256      375       153       (72)
   Due to affiliate.............    (194)   2,352   (2,704)     (691)      357
   Accrued expenses and other...     (90)      48      373       288      (248)
   Other non-current
    liabilities.................     157      (17)     (17)      --       (174)
                                 -------  -------  -------  --------  --------
    Net adjustments.............   1,835      313   (6,390)     (338)    1,385
                                 -------  -------  -------  --------  --------
    Net cash provided by
     operating activities.......   2,074    1,827    2,290     2,502     4,312
                                 -------  -------  -------  --------  --------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
 Restricted cash................       7        7      106       --        --
 Additions of property, plant
  and equipment.................     (59)     --       (74)      --        --
 Proceeds from sale of assets...       7       11       20       --          3
 Proceeds from construction
  contract......................     --       --       100        18     1,900
                                 -------  -------  -------  --------  --------
    Net cash provided by (used
     in) investing activities...     (45)      18      152        18     1,903
                                 -------  -------  -------  --------  --------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
 Proceeds from issuance of
  debt..........................     300      100      --        --        750
 Repayments on long-term debt
  and note payable..............    (647)    (619)    (932)     (278)     (844)
 Distributions to shareholders..  (1,550)  (1,310)  (2,424)     (566)   (6,240)
                                 -------  -------  -------  --------  --------
    Net cash used in financing
     activities.................  (1,897)  (1,829)  (3,356)     (844)   (6,334)
                                 -------  -------  -------  --------  --------
    Net increase (decrease) in
     cash and cash equivalents..     132       16     (914)    1,676      (119)
CASH AND CASH EQUIVALENTS,
 beginning of period............   1,459    1,591    1,607     1,607       693
                                 -------  -------  -------  --------  --------
CASH AND CASH EQUIVALENTS, end
 of period...................... $ 1,591  $ 1,607  $   693  $  3,283  $    574
                                 =======  =======  =======  ========  ========

The accompanying notes to combined financial statements are an integral part of these statements.

                      MID-VOL LEASING, INC. AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
    December 31, 1995, 1996 and 1997 and June 30, 1997 and 1998 (Unaudited)
                             (Dollars in Thousands)

1. DESCRIPTION OF BUSINESS

Mid-Vol Leasing, Inc. and Affiliates consists of Mid-Vol Leasing, Inc. (a West Virginia S corporation), Mega Minerals, Inc. (a West Virginia S corporation) and Premium Processing, Inc. (a West Virginia C corporation), collectively referred to as "the Company".

Mid-Vol Leasing, Inc. (MVL) engages in the brokering of coal with sales predominantly to international coal brokering firms. MVL uses contract miners (including a related party, see Note 7b) to mine the coal. Coal mining and the operation of the loading facilities are conducted in McDowell County in southern West Virginia.

Mega Minerals, Inc. (MMI) leases land for coal mining purposes primarily to MVL. Premium Processing, Inc. (PPI) exclusively provides labor to operate MVL's load out facilities.

Richard Preservati owns 81% of MVL and MMI and 9% of PPI. Tim Boggess, Richard Preservati's son-in-law, owns 75% of PPI. The remaining shares of each of the three companies are owned by Richard Preservati's wife, Nancy, and their three children, Richard Preservati II, Nicholas Preservati and Gina Boggess.

See Note 12b regarding sale to Coal Ventures, Inc.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Method of Accounting and Basis of Presentation

The accompanying combined financial statements include those of Mid-Vol Leasing, Inc., Mega Minerals, Inc. and Premium Processing, Inc. because of common ownership and control. All significant intercompany transactions and balances have been eliminated in the combination.

The Company's books and records are maintained on an income tax basis of accounting which differs from and is a comprehensive basis of accounting other than generally accepted accounting principles. Adjustments have been made to the income tax records via "memorandum" entries in order for the financial statements to be prepared in accordance with generally accepted accounting principles.

b. Interim Financial Information

The interim financial statements as of June 30, 1998 and for the six months ended June 30, 1997 and 1998 are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company's management, the unaudited interim financial statements contain all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

c. Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

d. Statements of Cash Flows

For purposes of the statements of cash flows, the Company considers investments having maturities of three months or less at the time of purchase to be cash equivalents.

  Supplemental disclosure:

                                                                  (Unaudited)
                                                                  Six Months
                                                  December 31,  Ended June 30,
                                                 -------------- ---------------
                                                 1995 1996 1997  1997    1998
                                                 ---- ---- ---- ------- -------
Cash paid for interest.......................... $184 $129 $97    $50     $29

Not included in the statement of cash flows for 1995 is an addition to property, plant and equipment of $500 which was financed through a $400 note in 1995 and a $100 option payment in 1993. Additionally in 1995, a line of credit of $800 was refinanced into a long-term note of $800, which has been excluded from the 1995 statement of cash flows.

e. Restricted Cash

In accordance with a 1989 coal mining sublease agreement with USX Corporation
(USX), the Company was required to maintain $100 in escrow for the purpose of satisfying any obligations owed to USX. During 1997, this requirement was released.

f. Inventories

Inventories are stated at the lower of cost (using the first-in, first-out method) or market. All inventories consists of stock piled coal.

g. Advance Royalties (included in prepaid expenses and other)

The Company is required under certain royalty lease agreements to make minimum royalty payments whether or not mining activity is being performed on the leased property. These minimum payments are recoupable once mining begins on the leased property. The Company capitalizes these minimum royalty payments and expenses them once mining activities begin. As of December 31, 1996 and 1997, the Company had advance royalties of $56 and $49, respectively.

h. Property, Plant and Equipment

Property, plant and equipment are stated at cost. The Company provides for depreciation of the depreciable assets by using accelerated methods with useful lives that range from 7 to 15 years. Depreciation expense was $229, $199 and $177 for 1995, 1996 and 1997, respectively.

i. Depletion

Cost depletion is calculated on a per ton basis to allocate the cost of mineral reserves against the related coal sales. Cost depletion expense was $93, $101 and $152 for 1995, 1996 and 1997, respectively.

j. Revenue Recognition

The Company's revenues have primarily been generated under coal sales contracts with coal brokerage firms, primarily internationally based. All sales are consummated in US dollars, and revenues are recognized at the time the train cars are loaded as all sales agreements are FOB mine site. The Company grants credit to its customers based on their creditworthiness and generally does not secure collateral for its receivables. No allowance for doubtful accounts is recorded for 1996 and 1997, as management does not believe it is necessary. Historically, accounts receivable write-offs have been insignificant.

                      MID-VOL LEASING, INC. AND AFFILIATES

k. SFAS No. 121

Effective January 1, 1996, for purposes of this presentation in accordance with generally accepted accounting principles, the Company adopted Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of (SFAS No. 121). The new standard requires that long-lived assets and certain identified intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing such impairment review, companies are required to estimate the sum of future cash flows from an asset and compare such amount to the asset's carrying amount. Any excess of carrying amount over expected cash flows will result in a possible write-down of an asset to its fair value. Adopting SFAS No. 121 had no impact on the Company's financial position or results of operations.

l. New Accounting Standard

Effective January 1, 1999, for purposes of this presentation in accordance with generally accepted accounting principles, the Company will adopt Statement of Position (SOP) 98-5 Reporting on the Costs of Start-Up Activities. The new statement requires that the costs of start-up activities be expensed as incurred. The Company has not yet evaluated the impact of this statement on the results of operations or financial position.

m. Reclassifications

Certain reclassifications of prior year amounts were made to conform with the current year presentation with no effect on previously reported net income
(loss) or stockholders' equity.

3. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment, including mineral reserves at December 31, 1996 and 1997, are summarized by major classifications as follows:

                                                                 1996    1997
                                                                ------  ------
   Machinery & equipment....................................... $2,019  $2,100
   Mineral reserves............................................  2,593   2,593
                                                                ------  ------
                                                                 4,612   4,693
   Less accumulated depreciation, depletion and amortization... (1,494) (1,833)
                                                                ------  ------
   Net property, plant and equipment........................... $3,118  $2,860
                                                                ======  ======

                      MID-VOL LEASING, INC. AND AFFILIATES

4. DEBT

a. Long-Term Debt

Long-term debt consists of the following:

                                                                  1996   1997
                                                                 ------  -----
   Note payable to Consolidation Coal Company, imputed interest at 5.24%, payable in quarterly installments of $100,000
    principal and interest for 22 quarters, maturing November
    1999, secured by letter of credit..........................  $1,155  $ 787
   Note payable to One Valley Bank, bearing interest at 7.75%, payable in monthly installments of $14,296 principal and
    interest for 66 months, maturing August 2000, secured by
    equipment and guaranteed by owner..........................  $  570  $ 430
   Note payable to One Valley Bank, bearing interest at 7%,
    payable in monthly installments of $12 principal and inter-
    est for 36 months, maturing February 1997, secured by
    equipment and guaranteed by owner..........................      25    --
                                                                 ------  -----
     Totals....................................................   1,750  1,217
     Less: Current portion                                         (565)  (551)
                                                                 ------  -----
     Long-term debt............................................  $1,185  $ 666
                                                                 ======  =====

  Principal payments required for long-term debt after December 31, 1997 are as follows:

   Year ended December 31:
     1998................................................................ $  551
     1999................................................................    550
     2000................................................................    116
                                                                          ------
                                                                          $1,217
                                                                          ======

b. Note payable

As of December 31, 1996, the Company had a $400 note payable to One Valley Bank, bearing interest at 5.29%, payable on demand principal and interest for 180 days. This note was paid in 1997.

c. Letters of Credit

MVL has a letter of credit, secured by affiliate equipment, amounting to $800 to cover certain debt obligations.

d. Guarantor

As of December 31, 1997, MVL guarantees an affiliates' term loans of approximately $1.4 million that mature on January 15, 2001. Subsequent to year-end, MVL was released from its guarantor obligations (see Note 12a).

5. RECLAMATION COSTS

Under current federal and state surface mine laws, the Company is required to reclaim land where surface mining operations are conducted. As the Company obtained the permits relating to the surface mining of its controlled reserves, they have the ultimate responsibility for ensuring that reclamation is completed. Under agreements entered into by the Company with its contract miners, such contract miners are contractually responsible for reclamation. In the event that the contract miners do not perform the required reclamation, the

                      MID-VOL LEASING, INC. AND AFFILIATES

Company would become liable for this reclamation. The Company assesses the financial stability of the contract miners before entering into agreements. The Company may require contract miners to maintain $250 in escrow to be released upon completion of reclamation. If the contract miner obtains its own bonding, the escrow requirement is waived. No additional amounts for reclamation have been provided in the accompanying financial statements as the Company does not believe it will be required to perform such activities. As of December 31, 1997, the Company had approximately $2.8 million in mining bonds.

6. INCOME TAXES

MVL and MMI have elected to be recognized as S corporations under the Internal Revenue Code and similar state statutes. As a result, both entities are not subject to income taxes and their taxable income or loss is reported in the stockholders' individual tax returns.

PPI (organized in 1996) has elected to be recognized as a C corporation under the Internal Revenue Code and similar state statutes. During 1996 and 1997, PPI had no temporary differences between financial statement and tax bases of assets and liabilities. Accordingly, the income tax provision for 1997 is entirely current with no deferred portion. There are no significant differences between the statutory tax rate and effective tax rate for PPI earnings.

7. COMMITMENTS AND CONTINGENCIES

a. Coal Sales Contracts

As of December 31, 1997, MVL had commitments to deliver base quantities of coal to two customers. One contract expires at the end of 1998, with MVL contracted to supply a minimum of approximately 60,000 tons of coal over the remaining life of this contract at prices which are at or above market. MVL also has a contract with CoalArbed, which extends through June 30, 1999 (see Note 9). MVL is to supply a minimum of approximately 600,000 tons of coal at prices which are at or above market.

b. Contract Mining Agreements

As of December 31, 1997, MVL had commitments to purchase quantities of coal from three contract miners (including one affiliate) under various agreements. In 1998, MVL is committed to purchase approximately 1,000,000 tons of coal at cost which will not exceed the ultimate sales prices.

Included in the aforementioned tonnage purchase commitment is approximately 360,000 tons of coal to be purchased from a party related by common ownership, Extra Energy, Inc. (EEI). MVL has used EEI as a contract miner since 1993. Prior to January 1, 1998, EEI's per ton selling price to MVL was equal to EEI's cost per ton to mine the coal, exclusive of any profit or cost of capital. As of December 31, 1995, 1996 and 1997, EEI's price per ton was $28.20, $34.60 and $16.00, respectively. Beginning January 1, 1998, EEI's sales price to MVL was set at $23.00 per ton. These rates exclude additional mining costs such as production taxes and royalty fees.

c. Litigation

The Company is named as defendant in two pending civil actions that relate to an on-the-job accident. While the final resolution of any matter may have an impact on the Company's financial results for a particular reporting period, management believes that the ultimate disposition of these matters will not have a materially adverse effect upon the financial position of the Company.

                      MID-VOL LEASING, INC. AND AFFILIATES

d. Leases

Lease Cost

The Company leases equipment from a related party. Lease expense for the years ended December 31, 1995, 1996 and 1997 was $254, $243 and $619, respectively. MMI and MVL also lease coal reserves under agreements that call for royalties to be paid as the coal is mined. Total royalty expense for the periods ending December 31, 1995, 1996 and 1997 was $259, $398 and $1,062, respectively.

Approximate future minimum lease and royalty payments are as follows:

                                                                       Operating
   Year ended December 31:                                   Royalties  Leases
   -----------------------                                   --------- ---------
     1998...................................................    $53     $2,312
     1999...................................................     53      2,312
     2000...................................................     53      1,884
     2001...................................................     32
     2002...................................................     31
     Thereafter.............................................     30

Subsequent to year-end, the leases relating to royalties were amended (see Note
11b).

Lease Income

MMI leases certain coal reserve rights. During 1995, 1996 and 1997, MMI recognized royalty income of $139, $198 and $353, respectively. The Company has two lease agreements extending through 2001 and 2008, which call for minimum annual payments to be received of $10 and $7, respectively.

8. STOCKHOLDERS' EQUITY

Stockholders' equity consists of:

                                                  December 31,
                                              ---------------------  June 30,
                                               1995   1996   1997      1998
                                              ------ ------ ------- -----------
                                                                    (Unaudited)
Common Stock:
  Mid-Vol Leasing, Inc.--$10.00 par value,
   100 shares authorized, 100 shares issued
   and outstanding........................... $    1 $    1 $     1   $    1
  Mega Minerals, Inc.--$10.00 par value, 100
   shares authorized, 100 shares issued and
   outstanding...............................      1      1       1        1
  Premium Processing, Inc.--$10.00 par value,
   100 shares authorized, 100 shares issued
   and outstanding...........................    --       1       1        1
                                              ------ ------ -------   ------
                                                   2      3       3        3
                                              ------ ------ -------   ------
Retained Earnings:
  Mid-Vol Leasing, Inc.......................  3,326  3,133   9,286    5,840
  Mega Minerals, Inc.........................    862  1,250   1,355    1,499
  Premium Processing, Inc....................    --       9       8        4
                                              ------ ------ -------   ------
                                               4,188  4,392  10,649    7,343
                                              ------ ------ -------   ------
    Total Stockholders' Equity............... $4,190 $4,395 $10,652   $7,346
                                              ====== ====== =======   ======

                      MID-VOL LEASING, INC. AND AFFILIATES

9. MAJOR CUSTOMERS

The Company had sales to the following major customers that in any period exceeded 10% of revenues:

                               1995                   1996                         1997
                         ---------------- ---------------------------- -----------------------------
                                                            Year-End                      Year-End
                                 Percent          Percent   Receivable          Percent   Receivable
                         Sales   of Sales Sales   of Sales   Balance    Sales   of Sales   Balance
                         ------ --------- ------ --------- ----------- ------- --------- -----------
CoalArbed............... $3,315     27%   $9,614     54%      $455     $24,469     71%     $4,554
Consol.................. $3,101     25%       NA     NA         NA          NA     NA          NA
Metcoal.................     NA     NA    $3,093     17%      $ 89          NA     NA          NA
Rheinbraun.............. $1,986     16%   $2,235     13%       --           NA     NA          NA
National Fuel Corp...... $1,251     10%       NA     NA         NA          NA     NA          NA

10. RELATED PARTY TRANSACTIONS

As indicated in Note 2, all material related party transactions among the combining Companies have been eliminated. Transactions with other corporations related via common ownership were as follows:

                                                December 31,        June 30,
                                            --------------------- -------------
                                             1995   1996   1997    1997   1998
                                            ------ ------ ------- ------ ------
                                                                   (unaudited)
   Revenues and expenses:
     Royalty income........................ $  --  $  --  $     2 $  --  $   13
     Contract mining costs.................  9,653  9,282  13,029  7,209  5,396
     Purchased coal........................    986    --      --     --     --
     Loading...............................     26     33      35     17    --
     Equipment rental......................    254    243     619    140    620
     Administrative services...............     12     38      73     30     49
     Maintenance and repair................    122    --      --     --     --

11. SUBSEQUENT EVENTS

a. Pace Carbon West Virginia Synthetic Fuels #3, L.L.C. Refuse Plant

In January 1998, MVL (as Lessor) and Pace Carbon West Virginia Synthetic Fuels #3, L.L.C. (Pace) entered into a sub-lease agreement pertaining to 7 acres at the Dan's Branch Location. The agreement runs through June 30, 2008, with Pace paying $7 per year in rent to MVL.

Pace is constructing a coal palletizing plant on the leased property. Pace plans to blend refuse type material with low quality coal to produce coal briquettes, which will be sold to utilities.

As of December 31, 1997, Pace had advanced to MVL $100 towards the construction of a beltway (conveyor). In March 1998, Pace advanced MVL an additional $1,900. The beltway will run to MVL's Eckman loadout facility. MVL and Pace will both have access to the beltway with MVL gaining ownership upon its completion. If MVL cannot construct the beltway for $2,000 but can complete for up to $3,000, Pace will loan MVL up to $1,000 at 8% interest. If MVL cannot complete the project for the $3,000, the parties will decide who will fund the additional amount. If the belt is determined to be not economically feasible (prior to beginning construction), MVL is obligated to use the $2,000 advanced from Pace to improve the haul roads at the Dan's Branch location. The Company estimates construction costs of approximately $3,700. Due to the conveyor project not being economically feasible, the Company plans on using the $2,000 towards improving the haul roads.

                      MID-VOL LEASING, INC. AND AFFILIATES

b. Amendment to Pocahontas Land Corporation (Pocahontas) Leases

On April 1, 1998, MVL and MMI amended their individual leases with Pocahontas, bringing all leases under the same terms. All leases extend through December 31, 2012, with renewal periods of 15 years. The Company will pay Pocahontas a royalty rate of 3.25% on the average gross selling price per ton, beginning April 1, 1998 through March 31, 2000; thereafter, the royalty rate increases to 3.50%. The advance minimum annual payment will be $185 payable in quarterly payments of $46, effective January 1, 1998.

c. Potential Acquisition by AEI Holding Company, Inc.

In March 1998, the shareholders signed a letter of intent to sell all of the stock of MVL, MMI and PPI to AEI Holding Company, Inc.

12. EVENTS SUBSEQUENT TO DATE OF AUDITORS' REPORT (UNAUDITED)

a. Release from Obligations

Subsequent to April 23, 1998, MVL was released from its guarantor obligation (see Note 4d). Additionally, MVL was released from its operating lease obligations (see Note 7d).

b. Purchase Agreement

On July 10, 1998, the shareholders entered into a stock purchase agreement and immediately sold all their shares to Coal Ventures, Inc. (CVI), which is an entity related to AEI Holding Company, Inc. CVI subsequently change its name to AEI Resources, Inc. (Resources). The purchase price was $35,000 plus a working capital adjustment as well as production royalty payments.

c. Debt Retirement

In July 1998 the Company paid off its remaining debt with company cash and net proceeds from the $750 short-term note payable. Subsequently, the Company's major shareholder retired the $750 note payable.

13. Unaudited Pro Forma Information

Upon acquisition by CVI (see note 12b) MVL and MMIs tax status changed from S corporation to C corporation.

A pro forma adjustment has been made to historical net income to reflect a provision for federal, state and local income taxes during the respective S corporation periods (see note 6) using a combined effect rate of 38%.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Kindill Holding, Inc.
Owensboro, Kentucky

We have audited the accompanying consolidated balance sheets of Kindill Holding, Inc. (Company) as of December 31, 1996 and 1997, and the related statements of income, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

Louisville, Kentucky
April 3, 1998
(May 15, 1998 as to note 6 and August 17, 1998 as to note 16)

                              KINDILL HOLDING, INC

                          CONSOLIDATED BALANCE SHEETS

                                           December 31,      June 30,
                                          ----------------  -----------
                                           1996     1997       1998
                                          -------  -------  -----------
                                                            (Unaudited)
                 ASSETS                         (In thousands)
CURRENT ASSETS:
  Cash, and cash equivalents............. $   102  $ 6,901   $  2,713
  Accounts receivable:
   Trade, less allowance for doubtful
    accounts of $119 (1996)..............   5,945    4,888      4,625
   Escrow receivable related to
    acquisition..........................   3,888      --         --
   Insurance claim.......................   1,161      --         --
  Coal inventory.........................     718    1,964      3,291
  Other..................................   1,176    1,574      1,396
                                          -------  -------   --------
    Total current assets.................  12,990   15,327     12,025
PROPERTY, PLANT, AND EQUIPMENT, net......  76,409   79,131     86,413
OTHER ASSETS.............................   1,773    3,311      2,558
                                          -------  -------   --------
TOTAL.................................... $91,172  $97,769   $100,996
                                          =======  =======   ========
  LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable....................... $ 6,561  $ 6,167   $  4,702
  Accrued expenses:
   Accrued payroll.......................   1,464    1,374      1,345
   Accrued interest......................      80      952        --
   Other.................................   2,821    3,584      4,389
  Payable to a relative of a stockholder
   of the Parent.........................  11,193      --         --
  Current maturities of long-term debt...   5,309    4,000      4,000
  Current portion of accrued reclamation
   liability.............................  13,000    8,000      5,000
                                          -------  -------   --------
    Total current liabilities............  40,428   24,077     19,436
LONG-TERM DEBT...........................   5,750   33,330     39,000
ACCRUED RECLAMATION LIABILITY............  17,999   10,026      9,290
ACCRUED POSTRETIREMENT BENEFIT
 OBLIGATION..............................  20,937   23,587     25,037
DEFERRED INCOME TAXES....................   2,014    1,697      2,899
COMMITMENTS AND CONTINGENCIES............     --       --         --
                                          -------  -------   --------
    Total liabilities....................  87,128   92,717     95,662
                                          -------  -------   --------
STOCKHOLDERS' EQUITY:
  Common stock, no par value: authorized
   30,000 shares; issued and outstanding
   10,000 shares.........................      13       13         13
  Note receivable from sale of common
   stock.................................      (8)      (8)        (8)
  Retained earnings......................   4,039    5,047      5,329
                                          -------  -------   --------
    Total stockholders' equity...........   4,044    5,052      5,334
                                          -------  -------   --------
TOTAL.................................... $91,172  $97,769   $100,996
                                          =======  =======   ========

                See notes to consolidated financial statements.

                              KINDILL HOLDING, INC

                       CONSOLIDATED STATEMENTS OF INCOME

                                             Years Ended       Six Months
                                            December 31,     Ended June 30,
                                           ----------------  ----------------
                                            1996     1997     1997     1998
                                           -------  -------  -------  -------
                                                               (Unaudited)
                                                   (In thousands)
COAL SALES................................ $62,860  $58,761  $28,803  $36,867
COST OF COAL SOLD.........................  54,786   54,624   26,590   32,659
                                           -------  -------  -------  -------
GROSS PROFIT..............................   8,074    4,137    2,213    4,208
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES.................................   3,435    2,019    1,111    1,337
                                           -------  -------  -------  -------
INCOME FROM OPERATIONS....................   4,639    2,118    1,102    2,871
                                           -------  -------  -------  -------
OTHER INCOME (EXPENSE):
  Investment income.......................     363      340      110      233
  Rental income...........................     100      159      122       54
  Income from insurance claim.............   1,161      176      400      --
  Other income............................     147      303       76       31
  Interest expense........................    (429)  (1,562)    (416)  (2,720)
                                           -------  -------  -------  -------
    Other income (expense), net...........   1,342     (584)     292   (2,402)
                                           -------  -------  -------  -------
INCOME BEFORE INCOME TAX EXPENSE..........   5,981    1,534    1,394      469
INCOME TAX EXPENSE........................   1,942      526      488      187
                                           -------  -------  -------  -------
NET INCOME................................ $ 4,039  $ 1,008  $   906  $   282
                                           =======  =======  =======  =======
NET INCOME PER COMMON SHARE (BASIC AND
 DILUTED)................................. $   404  $   101       91  $    28
                                           =======  =======  =======  =======


                See notes to consolidated financial statements.

                             KINDILL HOLDING, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
   Years Ended December 31, 1996 and 1997 and Six Months Ended June 30, 1998

                                                Note Receivable
                                         Common  From Sales of  Retained
                                         Stock   Common Stock   Earnings Total
                                         ------ --------------- -------- ------
                                                     (In thousands)
BALANCES AT
  JANUARY 1, 1996.......................  $13         $(8)       $  --   $    5
  Net income............................  --          --          4,039   4,039
                                          ---         ---        ------  ------
BALANCES AT
  DECEMBER 31, 1996.....................   13          (8)        4,039   4,044
  Net income............................  --          --          1,008   1,008
                                          ---         ---        ------  ------
BALANCES AT
  DECEMBER 31, 1997.....................   13          (8)        5,047   5,052
  Net income (Unaudited)................  --          --            282     282
                                          ---         ---        ------  ------
BALANCE AT
  JUNE 30, 1998 (Unaudited).............  $13         $(8)       $5,329  $5,334
                                          ===         ===        ======  ======


                See notes to consolidated financial statements.

                              KINDILL HOLDING, INC

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                         Years Ended December 31,    Six Months Ended June 30,
                         --------------------------  --------------------------
                             1996          1997          1997          1998
                         ------------  ------------  ------------  ------------
                                                            (Unaudited)
                                           (In thousands)
CASH FLOWS FROM
 OPERATING ACTIVITIES:
 Net income............. $      4,039  $      1,009  $        906  $        282
 Adjustments to
  reconcile net income
  to net cash provided
  by (used in) operating
  activities:
  Depreciation,
   depletion and
   amortization.........        4,249         5,123         1,962         1,961
  Gain on sales of
   property, plant and
   equipment............           (1)          (37)          --           (131)
  Deferred income
   taxes................        1,627          (278)          488           187
  Changes in assets and
   liabilities (net of
   effects
   of acquisitions):
   Accounts receivable..        1,007         6,105         6,478           263
   Coal inventory.......         (718)       (1,246)         (713)       (1,327)
   Other current assets
    and other assets....         (166)       (5,324)        1,088           930
   Accounts payable.....        6,561          (394)         (720)       (1,465)
   Accrued expenses.....       11,939         1,546        (1,320)          839
   Accrued reclamation
    liability...........      (28,501)      (12,973)       (4,435)       (3,736)
   Accrued
    postretirement
    benefit obligation..        2,302         2,650           804         1,450
                         ------------  ------------  ------------  ------------
    Net cash provided by
     (used in) operating
     activities.........        2,338        (3,819)        4,538          (747)
                         ------------  ------------  ------------  ------------
CASH FLOWS FROM
 INVESTING ACTIVITIES:
 Expenditures for
  purchases of property,
  plant and equipment...      (16,037)       (4,624)        (806)        (9,330)
 Proceeds from
  (Expenditures for)
  sales of property,
  plant and equipment...            7           165         (110)           218
 Cash received from
  acquisitions..........        2,735           --            --            --
 Payable to a relative
  of a stockholder of
  the Parent............          --        (11,193)          --            --
                         ------------  ------------  ------------  ------------
    Net cash used in
     investing
     activities.........      (13,295)      (15,652)        (916)        (9,112)
                         ------------  ------------  ------------  ------------
CASH FLOWS FROM
 FINANCING ACTIVITIES:
 Proceeds from issuance
  of long-term debt.....       31,262        81,223           --          7,171
 Principal payments on
  long-term debt........      (20,203)      (54,953)      (3,239)        (1,500)
                         ------------  ------------  ------------  ------------
    Net cash provided by
     (used in) financing
     activities.........       11,059        26,270       (3,239)         5,671
                         ------------  ------------  ------------  ------------
NET INCREASE (DECREASE)
 IN CASH AND CASH
 EQUIVALENTS............          102         6,799           383        (4,188)
CASH AND CASH
 EQUIVALENTS, BEGINNING
 OF PERIOD..............          --            102           102         6,901
                         ------------  ------------  ------------  ------------
CASH AND CASH
 EQUIVALENTS, END OF
 PERIOD................. $        102  $      6,901  $        485  $      2,713
                         ============  ============  ============  ============
CASH PAID DURING THE
 PERIOD FOR INTEREST.... $        349  $        690  $        436  $      3,144
                         ============  ============  ============  ============
CASH PAID DURING THE
 PERIOD FOR INCOME
 TAXES.................. $        --   $         44  $        --   $        --
                         ============  ============  ============  ============

                See notes to consolidated financial statements.

                             KINDILL HOLDING, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            As of and for the Years Ended December 31, 1996 and 1997
                             (Dollars In Thousands)

1. DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Description of Business--Kindill Holding, Inc., (Company) is primarily engaged in the extraction and processing of coal in Southern Indiana. The principal market for the Company's coal is electric utilities located in Southern Indiana and Western Kentucky. Coal sales are made under long-term contracts and on the spot market, and are made on an unsecured basis. A substantial portion of the Company's labor force is under a contract with the United Mine Workers of America (UMWA).

Basis of Presentation--The consolidated financial statements include the accounts of Kindill Holding, Inc. and its subsidiary. All significant intercompany transactions and balances have been eliminated. Any information as of June 30, 1998 and for the six months ended June 30, 1997 and 1998 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of these interim periods have been included. The result for its interim periods ended June 30, 1997 and 1998, are not necessarily indicative of the results to be obtained for the full year.

Acquisitions--On December 6, 1995 and February 12, 1996, the Company acquired certain assets, primarily mineral reserves and mining machinery and equipment of approximately $79,019, assumed certain liabilities, primarily reclamation and postretirement benefit obligation of approximately $81,754, and received cash of $2,735. Liabilities assumed also include a payable to a relative of a stockholder of the Parent for fees related to the acquisitions of approximately $16,600. The purchase method was used to account for the acquisitions.

Cash and Cash Equivalents--Cash and cash equivalents include cash on deposit and highly liquid investments with original maturities of three months or less.

Inventories--Coal inventory is stated at the lower of costs (first-in, first-out method) or market. Coal inventory costs primarily include labor, equipment, drilling, blasting and stripping costs. Expenditures for mine supply inventory, which totaled approximately $11,130 and $10,804 in 1996 and 1997, respectively, are charged to expense when incurred.

Property, Plant and Equipment--Property, plant and equipment are stated at cost. Depreciation is determined using principally the straight-line method over the estimated useful lives of the related assets. Expenditures for mineral rights are capitalized. Mineral rights costs are depleted or amortized using the units of production method. Expenditures for maintenance and repair costs which totaled approximately $8,270 and $9,013 in 1996 and 1997, respectively, are charged to expense when incurred.

Deferred Financing Costs--The cost of issuing long-term debt is capitalized and amortized using the effective interest method over the term of the related debt.

Advanced Royalties--Advanced, or recoupable, royalties represent prepayments on leases for the rights to mine minerals. These royalties are charged to expense based on the units of production method or charged to operations when the Company has ceased mining or has made the decision not to mine such property.

Asset Impairment--In certain situations, expected mine lives are shortened because of changes to planned operations. To the extent that it is determined that asset carrying values will not be recoverable during the shorter mine life, a provision for such impairment is recognized. In addition, the Company elected to adopt Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of in 1996. SFAS No. 121 expanded the Company's criteria for loss recognition, and provides methods for both determining when an impairment has occurred and for measuring the amount of the impairment. SFAS No. 121 requires that projected future cash flows from use and disposition of all the Company's assets be compared with the carrying amounts of those assets. When the sum of projected cash flows is less than the carrying amount, impairment losses are to be recognized. There are no asset impairments at December 31, 1996 and 1997.

Accrued Reclamation Liability--The Company is required to reclaim land on which mining operations are conducted. An estimated reclamation liability associated with acquired properties is recognized on the purchase date. The costs of normal ongoing surface mining reclamation are charged to cost of sales as incurred. Reclamation costs primarily include reclaiming the final pit and support acreage at surface mines, removing or covering refuse piles and slurry (or settling) ponds and dismantling preparation plants and other facilities.

Accrued Postretirement Benefit Obligation--As prescribed by SFAS No. 106, Employers' Accounting for Postretirement Benefits Other than Pensions, the Company accrues, based on annual independent actuarial valuation, for expected costs of providing postretirement benefits other than pensions, primarily medical benefits, during an employee's actual working career.

Income Taxes--The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred taxes are established for temporary differences between financial reporting basis and the tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled.

Revenue Recognition--Coal sales are recognized at contract prices as the time title transfers to the customer.

Net Income Per Common Shares--The Company adopted SFAS No. 128, Earnings Per Share, which requires the Company to present its basic net income per common share. Net income per common share is determined by dividing the weighted average number of common shares outstanding during the year into net income.

Rate Ceiling Agreement--The Company centered into a rate ceiling agreement to reduce the impact of changes in interest rates on $21,000 of its floating rate debt for the period from October 2, 1997 through September 30, 2000. The rate available under the agreement caps the 10.25% rate under a term note at 12.25%. Net cash amounts paid or received under the agreement, if any, are accrued and recognized as an adjustment to interest expense. There were no amounts paid or received under the agreement in 1997.

Use of Estimates--Financial statements prepared in conformity with a generally accepted accounting principles require management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

2. FINANCIAL INSTRUMENTS

The Company is a party to financial instruments with off-balance sheet risk. No losses are anticipated due to nonperformance by the counterparties relating to financial instruments. Pursuant to SFAS No. 107, Disclosures about Fair Value of Financial Instruments, the Company is required to disclose the fair value of financial instruments where practicable. The carrying amounts of cash equivalents, accounts receivable and accounts payable reflected on the balance sheets approximate the fair value of these instruments due to the short duration to maturity. The fair value of long-term debt is based on the interest rates available to the Company for debt with similar terms and maturities. The fair value of the rate ceiling agreement is based on the quoted market price as provided by the financial institution which is the counterparty to the agreement.

                             KINDILL HOLDING, INC.

The fair value of the Company's long-term debt and rate ceiling agreement as of December 31 is as follows:

                                                    1996             1997
                                              ---------------- ----------------
                                              Carrying  Fair   Carrying  Fair
                                               Value    Value   Value    Value
                                              -------- ------- -------- -------
   Long-term debt............................ $11,059  $11,059 $37,330  $37,330
   Rate ceiling agreement....................                           $    14

3. OTHER CURRENT ASSETS

Other current assets consist of the following:

                                                                   1996   1997
                                                                  ------ ------
   Advanced royalties, current portion........................... $  370 $  210
   Deferred income taxes.........................................    386    347
   Prepaid insurance.............................................    210    530
   Other.........................................................    210    487
                                                                  ------ ------
   Total......................................................... $1,176 $1,574
                                                                  ====== ======

4. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

                                                                  Useful Lives
                                                   1996    1997     (Years)
                                                  ------- ------- ------------
   Land.......................................... $ 2,733 $ 3,128
   Mining machinery and equipment................  33,066  33,531     5-12
   Mineral reserves..............................  34,136  39,819
   Buildings, preparation plans, loading
    facilities and improvements..................   9,483   9,956     5-15
   Vehicles......................................     993   1,289        5
   Office equipment, furniture and fixtures......     159     323        5
                                                  ------- -------
       Total.....................................  80,570  88,046
   Less accumulated depreciation, depletion and
    amortization.................................   4,161   8,915
                                                  ------- -------
   Net........................................... $76,409 $79,131
                                                  ======= =======

5. OTHER ASSETS

Other assets consist of the following:

                                                                 1996   1997
                                                                ------ ------
   Deferred loan financing costs, less current portion, net of
    accumulated amortization of $350 (1997)....................        $1,465
   Advanced royalties.......................................... $  866  1,024
   Other.......................................................    907    822
                                                                ------ ------
   Total....................................................... $1,773 $3,311
                                                                ====== ======

                             KINDILL HOLDING, INC.

6. LONG-TERM DEBT

Long-term debt consists of the following:

                                                                 1996    1997
                                                                ------- -------
   Term notes payable, secured by substantially all assets,
    interest at prime (8.5% at December 31, 1997) plus 1.75%
    and 2.25%, payable in installments through March 2005, plus
    interest notes as described below..........................         $37,330
   Interest notes, less deferred interest as described below...
   Term note payable........................................... $ 7,500
   Revolving credit commitment (weighted average interest
    rate of 8.4%)..............................................   3,559
                                                                ------- -------
       Total...................................................  11,059  37,330
   Less current maturities.....................................   5,309   4,000
                                                                ------- -------
   Long-term maturities........................................ $ 5,750 $33,330
                                                                ======= =======

Annual principal payments on long-term debt are as follows:

                                                                          1997
                                                                         -------
   1998.............................................................     $ 4,000
   1999.............................................................       5,333
   2000.............................................................       5,333
   2001.............................................................       5,333
   2002.............................................................       5,333
   Thereafter.......................................................      11,998
                                                                         -------
   Total............................................................     $37,330
                                                                         =======

At December 31, 1997, the Company has interest notes of $8,000 for additional interest payable to the term note lenders. The interest notes are secured by substantially all assets, bear interest at prime (8.5% at December 31, 1997) plus 2%, and are payable in installments through March 2005. The cost related to these notes has been recorded as a contra account to long-term debt and is being amortized using the effective interest method over the period of the term notes. The Company can prepay the interest notes, for $5,000 at any time on or prior to December 31, 1998, for $6,000 at any time on or prior to June 30, 1999, or for $7,000 at any time on or prior to December 31, 1999. At present, Company management intends to pay the interest notes in installments through March 2005. However, if the Company prepays the term and additional interest notes, interest will be adjusted to include the amount of the interest prepayment not yet recognized under the effective interest method. The approximate amount of the interest that would be adjusted to include the amount of interest prepayment not yet recognized under the effective interest method is $2,933 in 1998 if prepaid on December 31, 1998, is $2,362 in 1998 and $647 in 1999 if prepaid on June 30, 1999, or is $2,044 in 1998 and 1999 if prepaid on December 31, 1999.

Loan agreements related to the term notes require the Company to maintain certain minimum financial ratios and also contain certain restrictive provisions, including, among others, restrictions on selling or transferring assets, incurring additional indebtedness, making distributions without prior consent of the lenders, leasing of real or personal property and purchasing fixed assets. The Company was not in compliance with its interest coverage ratio covenant and, on May 15, 1998, received a waiver from the term note lenders.

                             KINDILL HOLDING, INC.

7. ACCRUED POSTRETIREMENT BENEFIT OBLIGATION

Pursuant to Article XX, Health and Retirement Benefits, of the National Bituminous Coal Wage Agreement of 1993 (NBCWA), the Company is required to provide for postretirement benefits other than pensions to eligible beneficiaries covered by the NBCWA. The net postretirement healthcare cost for 1996 and 1997 includes the following:

                                                                   1996   1997
                                                                  ------ ------
   Service cost.................................................. $  310 $  187
   Interest cost.................................................  2,125  2,233
   Amortization of unrecognized loss.............................    406    277
                                                                  ------ ------
   Net periodic postretirement benefit cost...................... $2,841 $2,697
                                                                  ====== ======

A reconciliation of the plan's status to amounts recognized in the Company's balance sheets at December 31, follows:

                                                                 1996    1997
                                                                ------- -------
   Accumulated postretirement benefit obligation:
     Retirees..................................................         $ 3,139
     Fully eligible active employees........................... $23,502  23,500
     Other active employees....................................   4,735   2,979
                                                                ------- -------
       Total...................................................  28,237  29,618
     Unrecognized net loss.....................................   7,300   6,031
                                                                ------- -------
   Accumulated postretirement benefit obligation............... $20,937 $23,587
                                                                ======= =======

The discount rate used to determine the accumulated postretirement benefit obligation was 7% at December 31, 1996 and 1997. The assumed healthcare cost trend rates used in determining the net expense for 1997 are shown in the following table. Healthcare cost trends were assumed to decline from 1997 levels to an ultimate ongoing level over four years as follows:

                                                                   1997  Ultimate
                                                                   Rate    Rate
                                                                   ----  --------
   Pre-65......................................................... 7.4%      5%
   Post-65........................................................ 6.2%      5%
   Medicare offset................................................ 5.8%      5%

The expense and liability estimates can fluctuate by significant amounts based upon the assumptions used by actuaries. If the healthcare cost trend rate was increased by 1% in each year, the accumulated postretirement benefit obligation would be approximately $5,670 higher as of December 31, 1997. The effect of this change on the 1997 expense would be an increase of approximately $440.

8. INCOME TAXES

Income tax expense consists of the following:

                                                                    1996  1997
                                                                   ------ -----
   Current........................................................ $  315 $ 804
   Deferred expense (benefit).....................................  1,627  (278)
                                                                   ------ -----
   Income tax expense............................................. $1,942 $ 526
                                                                   ====== =====

                             KINDILL HOLDING, INC.

Income tax expense does not differ materially from the amount computed by applying the statutory federal income tax rate of 34% to income before income taxes.

The components of deferred tax assets and liabilities are as follows:

                                                                1996    1997
                                                               ------- -------
   Current deferred tax assets:
     Accrued liabilities, primarily accrued vacation.......... $   300 $   281
     Deferred rent............................................      46      66
     Allowance for doubtful accounts..........................      40
                                                               ------- -------
   Total current deferred tax assets.......................... $   386 $   347
                                                               ------- -------
   Non-current deferred tax assets:
     Postretirement benefits.................................. $ 7,119 $ 7,989
     Reclamation..............................................   6,129   6,129
                                                               ------- -------
   Total non-current deferred tax assets......................  13,248  14,118
                                                               ------- -------
   Non-current deferred tax liabilities:
     Differences between assigned values and tax bases of
      minerals acquired.......................................   6,148   6,439
     Differences between assigned values and tax bases of
      fixed assets acquired...................................   9,114   9,376
                                                               ------- -------
   Total non-current deferred tax liabilities.................  15,262  15,815
                                                               ------- -------
   Net non-current deferred tax liabilities................... $ 2,014 $ 1,697
                                                               ======= =======

9. RELATED PARTY TRANSACTIONS

The following summarizes expenses incurred during 1996 and 1997 and for the six months ended June 30, 1998 and amounts payable at December 31, 1996 and 1997 and June 30, 1998 to related parties:

                                    1996             1997        June 30, 1998
                              ---------------- ---------------- ----------------
                              Expenses Payable Expenses Payable Expenses Payable
                              -------- ------- -------- ------- -------- -------
                                                                  (Unaudited)
  Payable to a relative of a
   stockholder..............           $11,200
  Equipment rentals and
   other operational costs
   paid to a company owned
   by a relative of a
   stockholder..............   $7,444    1,646  $8,680   $996    $5,558    $71
  Sales commissions paid to
   a company owned by a
   relative of a
   stockholder..............    1,048      117
  Consulting fees paid to a
   former stockholder.......    1,435               75
  Consulting fees paid to a
   stockholder..............                       131               30
                               ------  -------  ------   ----    ------    ---
  Total.....................   $9,927  $12,963  $8,886   $996    $5,588    $71
                               ======  =======  ======   ====    ======    ===

                             KINDILL HOLDING, INC.

10. COAL SUPPLY CONTRACTS

The Company has commitments to deliver scheduled base quantities of coal annually to various customers, which require the Company to supply a minimum supply of coal over the remaining lives of the contracts at prices as defined under the contracts. The annual requirements of tons to be delivered under coal supply contracts are as follows:

                                                                       Tons
                                                                  --------------
                                                                  (In Thousands)
   1998..........................................................      2,040
   1999..........................................................      1,260
   2000..........................................................      1,260
   2001..........................................................      1,260
   2002..........................................................      1,260
   Thereafter....................................................      3,960
                                                                      ------
   Total.........................................................     11,040
                                                                      ======

11. LEASES

The Company has certain noncancelable royalty and equipment operating lease agreements with terms in excess of one year. The annual minimum commitments are as follows:

                                                       Royalty Equipment  Total
                                                       ------- --------- -------
   1998...............................................  $ 69    $ 2,848  $ 2,917
   1999...............................................    69      2,848    2,917
   2000...............................................    69      2,848    2,917
   2001...............................................    69      2,848    2,917
   2002...............................................    69      2,848    2,917
   2003 and Thereafter................................   367      2,848    3,215
                                                        ----    -------  -------
   Total..............................................  $712    $17,088  $17,800
                                                        ====    =======  =======

Royalty and lease expense for 1996 and 1997 was approximately $8,950 and $4,100, respectively.

12. BENEFIT TRUST AND PLANS

The Company is required under their contract with the UMWA to pay amounts based on hours worked to the UMWA Pension Plan and Trust, a multi-employer pension plan covering all employees who are members of the UMWA. The accompanying statements of income include approximately $540 and $466 of expense in 1996 and 1997, respectively, applicable to the plan. The NBCWA authorizes the Bituminious Coal Operators Association to increase the rate of contributions from employers to assure payment of benefits. The union contract requires all currently participating employers to guarantee benefits jointly, but not severally, with all other currently participating employers.

The Company has a defined contribution savings plan under the provisions of Sec. 401(k) of the Internal Revenue Code that provides retirement benefits to substantially all employees other than employees covered by the contract with the UMWA. The Company's contribution is discretionary. The Company did not make any contributions in 1996 or 1997.

                             KINDILL HOLDING, INC.

13. SELF-INSURED EMPLOYEE HEALTH AND DISABILITY BENEFITS

The Company maintains self-insurance programs for that portion of nonadministrative employees' workers' compensation costs not covered by the Company's stop loss insurance policy. During 1996 and 1997, the maximum cash outlays were $250 in annual claims for each accident and aggregate annual claims of $750 and $500, respectively. Workers' compensation costs charged to expense in 1996 and 1997 were approximately $185 and $132, respectively.

Effective August 1, 1997, the Company began a self-insurance program for that portion of employees' health care costs not covered by the Company's stop loss insurance policy, which sets the maximum cash outlays for annual claims for each employee or employee's dependent up to $35 and individual lifetime maximum of $1,000 at December 31, 1997. Health care costs charged to expense in 1997 were approximately $63.

14. NET INCOME PER COMMON SHARE

The following are reconciliations of the numerators and denominators used for the determination of net income per common share for the years ended December 31, 1996 and 1997.

                                                                   1996   1997
Numerator:
 Net income...................................................... $4,039 $1,008
Denominator:
 Weighted-average number of common shares outstanding............     10     10
                                                                  ------ ------
Net income per common share...................................... $  404 $  101
                                                                  ------ ------

15. MAJOR CUSTOMERS

The Company has sales to the following major customers that exceed 10% of revenues. These revenues and each customer's relative percentage of total trade receivables are summarized below:

                                                Percentage of    Percentage of
                                       Revenues Total Revenues Total Receivables
                                       -------- -------------- -----------------
As of and for the year ending
 December 31, 1996
  Customer A.......................... $11,068       17.6%           19.9%
  Customer B..........................   9,977       15.9%           13.4%
  Customer C..........................   9,415       15.0%            0.0%
  Customer D..........................   9,048       14.4%           27.2%
  Customer E..........................   7,705       12.3%           19.1%
As of and for the year ending
 December 31, 1997
  Customer A.......................... $24,471       41.6%           18.5%
  Customer B..........................   6,661       11.3%           13.6%

16. SUBSEQUENT EVENT

On August 17, 1998 the stockholders of the Company agreed to sell all of the outstanding common stock of the Company to West Virginia--Indiana Coal Holding Company, Inc. for approximately $11,000.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of AEI Resources, Inc.:

We have audited the accompanying balance sheets of Martiki Coal Corporation (a wholly-owned subsidiary of MAPCO Coal, Inc.) as of December 31, 1997, and September 30, 1998, and the related statements of operations, stockholder's equity, and cash flows for the seven months ended July 31, 1996 (predecessor), and for the five months ended December 31, 1996, the year ended December 31, 1997, and the nine months ended September 30, 1998 (successor). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Martiki Coal Corporation at December 31, 1997, and September 30, 1998, and the results of its operations and its cash flows for the seven months ended July 31, 1996 (predecessor), and for the five months ended December 31, 1996, the year ended December 31 1997, and the nine months ended September 30, 1998 (successor), in conformity with generally accepted accounting principles.

As discussed in Note 1, effective August 1, 1996, Martiki Coal Corporation's parent became a wholly owned subsidiary of Alliance Coal Corporation in a business combination accounted for using the purchase method of accounting. Accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based on fair values. Accordingly, the predecessor financial statements for the seven months ended July 31, 1996, are not necessarily comparable to the successor financial statements subsequent to August 1, 1996.

DELOITTE & TOUCHE LLP

Tulsa, Oklahoma
January 7, 1999

                            MARTIKI COAL CORPORATION
                (A Wholly-Owned Subsidiary of MAPCO Coal, Inc.)

                                 BALANCE SHEETS

                    December 31, 1997 and September 30, 1998
                (Amounts in Thousands, Except Per Share Amount)

                                                               1997     1998
                           ASSETS                             -------  -------
CURRENT ASSETS:
  Accounts receivable........................................ $ 9,095  $ 7,914
  Inventory..................................................   8,732    6,801
  Prepaid expenses and other current assets..................      99       --
                                                              -------  -------
    Total current assets.....................................  17,926   14,715
PROPERTY, PLANT AND EQUIPMENT--Net...........................  34,238   25,557
DEFERRED INCOME TAXES--Net...................................   1,137    2,022
OTHER ASSETS.................................................      47       47
                                                              -------  -------
TOTAL........................................................ $53,348  $42,341
                                                              =======  =======
LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
  Accounts payable........................................... $ 3,863  $ 2,746
  Accrued expenses...........................................   2,246    1,881
  Due to Parent..............................................   1,688    1,236
                                                              -------  -------
    Total current liabilities................................   7,797    5,863
RECLAMATION AND MINE CLOSING.................................   4,268    4,465
ACCRUED PNEUMOCONIOSIS BENEFITS..............................   1,534    1,553
WORKERS COMPENSATION AND OTHER LONG-TERM LIABILITIES.........     773      770
                                                              -------  -------
    Total liabilities........................................  14,372   12,651
                                                              -------  -------
STOCKHOLDER'S EQUITY:
  Common stock, $3,000 par value per share--authorized,
   issued,
   and outstanding, 1 share..................................       3        3
  Additional paid-in capital.................................  39,360   35,315
  Accumulated deficit........................................    (387)  (5,628)
                                                              -------  -------
    Total stockholder's equity...............................  38,976   29,690
                                                              -------  -------
TOTAL........................................................ $53,348  $42,341
                                                              =======  =======

                       See notes to financial statements.

                            MARTIKI COAL CORPORATION

                (A Wholly-Owned Subsidiary of MAPCO Coal, Inc.)

                            STATEMENTS OF OPERATIONS

  Seven Months Ended July 31, 1996 (Predecessor) and for the Five Months Ended
     December 31, 1996, Year Ended December 31, 1997, and Nine Months Ended
                         September 30, 1998 (Successor)
                             (Amounts in Thousands)

                                                                     Predecessor                  Successor
                                                                     ----------- -------------------------------------------
                                                                      July 31,   December 31, December 31, September 30,
                                                                        1996         1996         1997         1998
                                                                     ----------- ------------ ------------ -------------
REVENUES............................................................   $52,589     $42,730      $73,857       $54,371
                                                                       -------     -------      -------       -------
OPERATING EXPENSES:
  Cost of operations................................................    43,649      31,285       67,333        51,648
  Depreciation and amortization.....................................     5,299       7,167        9,702         8,621
  General and administrative........................................     1,231         932        2,963         2,434
                                                                       -------     -------      -------       -------
    Total operating expenses........................................    50,179      39,384       79,998        62,703
                                                                       =======     =======      =======       =======
INCOME (LOSS) FROM OPERATIONS.......................................     2,410       3,346       (6,141)       (8,332)
OTHER INCOME........................................................       126         119          559            93
                                                                       -------     -------      -------       -------
INCOME (LOSS) BEFORE INCOME TAXES...................................     2,536       3,465       (5,582)       (8,239)
INCOME TAX EXPENSE (BENEFIT)........................................       358         183       (1,913)       (2,998)
                                                                       -------     -------      -------       -------
NET INCOME (LOSS)...................................................   $ 2,178     $ 3,282      $(3,669)      $(5,241)
                                                                       =======     =======      =======       =======


                       See notes to financial statements.

                            MARTIKI COAL CORPORATION
                (A Wholly-Owned Subsidiary of MAPCO Coal, Inc.)

                            STATEMENTS OF OPERATIONS

  Seven Months Ended July 31, 1996 (Predecessor) and for the Five Months Ended
     December 31, 1996, Year Ended December 31, 1997, and Nine Months Ended
                         September 30, 1998 (Successor)
                             (Amounts in Thousands)

                                                            Retained    Total
                                               Additional   Earnings    Stock-
                                        Common  Paid-In   (Accumulated holder's
                                        Stock   Capital     Deficit)    Equity
                                        ------ ---------- ------------ --------
PREDECESSOR BALANCE, JANUARY 1, 1996...  $  3   $31,062     $ 16,111   $47,176
  Net income...........................   --        --         2,178     2,178
                                         ----   -------     --------   -------
PREDECESSOR BALANCE, JULY 31, 1996.....     3    31,062       18,289    49,354
  Purchase price allocation in business
   combination (Note 1)................   --     15,798      (18,289)   (2,491)
                                         ----   -------     --------   -------
SUCCESSOR BALANCE, AUGUST 1, 1996......     3    46,860          --     46,863
  Net income...........................   --        --         3,282     3,282
  Capital contributed..................   --      2,040          --      2,040
                                         ----   -------     --------   -------
BALANCE, DECEMBER 31, 1996.............     3    48,900        3,282    52,185
  Net loss.............................   --        --        (3,669)   (3,669)
  Return of capital....................   --     (9,540)         --     (9,540)
                                         ----   -------     --------   -------
BALANCE, DECEMBER 31, 1997.............     3    39,360         (387)   38,976
  Net loss.............................   --        --        (5,241)   (5,241)
  Return of capital....................   --     (4,045)         --     (4,045)
                                         ----   -------     --------   -------
BALANCE, SEPTEMBER 30, 1998............  $  3   $35,315     $ (5,628)  $29,690
                                         ====   =======     ========   =======



                       See notes to financial statements.

                            MARTIKI COAL CORPORATION
                (A Wholly-Owned Subsidiary of MAPCO Coal, Inc.)

                            STATEMENTS OF CASH FLOWS

  Seven Months Ended July 31, 1996 (Predecessor) And For The Five Months Ended
     December 31, 1996, Year Ended December 31, 1997, And Nine Months Ended
                         September 30, 1998 (Successor)
                             (Amounts in Thousands)

                                                                          Predecessor                Successor
                                                                          ----------- ---------------------------------------
                                                                           July 31,   December 31, December 31, September 30,
                                                                             1996         1996         1997         1998
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)......................................................   $ 2,178     $ 3,282      $(3,669)      $(5,241)
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
  Depreciation and amortization..........................................     5,299       7,167        9,702         8,621
  Deferred income taxes..................................................     1,915      (2,067)      (1,407)         (885)
  Gain on sale of property and equipment.................................        (1)         --           (2)           (4)
  Changes in operating assets and liabilities:
   (Increase) decrease in accounts receivable............................     2,323      (8,096)       6,499         1,181
   (Increase) decrease in inventory......................................    (1,765)       (775)      (1,741)        1,931
   (Increase) decrease in prepaid expenses and other current assets......       (32)         10          (99)           99
   (Increase) decrease in other assets...................................       251         (38)          31            --
   Increase (decrease) in accounts payable...............................     1,398      (3,103)         150        (1,117)
   Increase (decrease) in accrued expenses...............................      (269)        756           18          (365)
   Increase (decrease) in due to Parent..................................    (6,372)      1,113          574          (452)
   Increase (decrease) in accrued pneumoconiosis benefits................        45         (42)          76            19
   Increase in reclamation and mine closing..............................        96          89          259           197
   Increase (decrease) in workers compensation and other long-term
    liabilities..........................................................       269         236           67            (3)
                                                                            -------     -------      -------       -------
    Net cash provided by (used in) operating activities..................     5,335      (1,468)      10,458         3,981
                                                                            -------     -------      -------       -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property, plant and equipment..............................    (5,399)       (572)      (1,138)           --
  Proceeds from sale of property, plant and equipment....................        64          --          220            64
                                                                            -------     -------      -------       -------
    Net cash provided by (used in) investing activities..................    (5,335)       (572)        (918)           64
                                                                            -------     -------      -------       -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Capital contributed by Parent..........................................        --       2,040           --            --
  Return of capital to Parent............................................        --          --       (9,540)       (4,045)
                                                                            -------     -------      -------       -------
    Net cash provided by (used in) financing activities..................        --       2,040       (9,540)       (4,045)
                                                                            -------     -------      -------       -------
NET CHANGE IN CASH AND CASH EQUIVALENTS AND BALANCE AT END OF PERIOD.....   $    --     $    --      $    --       $    --
                                                                            =======     =======      =======       =======
SUPPLEMENTAL CASH FLOW INFORMATION:
 Income taxes paid (refunded) through Parent (Note 2)....................   $(1,557)    $ 2,250      $  (506)      $(2,113)
                                                                            =======     =======      =======       =======

                       See notes to financial statements.

                            MARTIKI COAL CORPORATION
                (A Wholly-Owned Subsidiary of MAPCO Coal, Inc.)

                         NOTES TO FINANCIAL STATEMENTS

     Seven Months Ended July 31, 1996 (Predecessor) and for the Five Months Ended December 31, 1996, Year Ended December 31, 1997 and Nine Months
                      Ended September 30, 1998 (Successor)

1. ORGANIZATION AND BASIS OF PRESENTATION

Organization--Martiki Coal Corporation (the "Company") produces and markets coal from a surface mine complex located in Kentucky. Coal is sold primarily to electric utilities located in the eastern United States. The Company is a wholly-owned subsidiary of MAPCO Coal, Inc., that, since August 1, 1996, has been a wholly-owned subsidiary of Alliance Coal Corporation ("Alliance") and represents the successor company ("Successor"). Prior to August 1, 1996, MAPCO Coal, Inc. was a wholly-owned subsidiary of MAPCO Inc. ("MAPCO") and represents the predecessor company ("Predecessor").

Basis of Presentation--The accompanying financial statements present the assets, liabilities, revenues and expenses related to the Company. Effective August 1, 1996, pursuant to a stock purchase agreement by and between Alliance and MAPCO, Alliance acquired all of the outstanding stock of MAPCO Coal, Inc. The allocation of the acquisition costs among the acquired assets and assumed liabilities was based on fair values using appraisals, actuarial valuations, and management estimates using the purchase method of accounting for business combinations. Operating results prior to August 1, 1996 for the Predecessor are presented on a historical cost basis and are not necessarily comparable to operating results subsequent to August 1, 1996 for the Successor primarily due to depreciation and amortization.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Estimates in the Financial Statements--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

Fair Value of Financial Instruments--The carrying amounts for accounts receivable, accounts payable and amounts due from Parent approximate fair value because of the short maturity of those instruments.

Cash Management--The Company participated in the cash management program of Alliance subsequent to August 1, 1996 and MAPCO prior to August 1, 1996. All cash transactions for the Company, including current income taxes attributable to the Company, were processed by Alliance and MAPCO's treasury function during the respective periods and reflected through Due to Parent.

Inventories--Inventories are stated at the lower of cost or market. Coal and supplies inventories are determined on an average cost basis.

Property, Plant, and Equipment--Property, plant, and equipment were presented at fair value at August 1, 1996 and at historical cost prior to that date. Additions and replacements constituting improvements are capitalized. Maintenance, repairs, and minor replacements are expensed as incurred. Depreciation and amortization is computed principally on the straight-line method based upon the estimated useful lives of the assets or the estimated life of the mine (6 years at revaluation date of August 1, 1996), whichever is less. Depreciable lives for mining equipment and processing facilities range from 3 to 6 years. Depreciable lives for land and land improvements range from 6 to 10 years. Depreciable lives for buildings, office equipment and improvements are 6 years. Gains or losses arising from retirements are included in current operations.

                            MARTIKI COAL CORPORATION
                 A Wholly-Owned Subsidiary of MAPCO Coal Inc.)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

The Company reviews the carrying value of property, plant and equipment for impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable based upon estimated future cash flows. As of September 30, 1998, the Company had not recorded any impairments.

Advance Royalties--Advance royalties are included in Other Assets and represent rights to coal mineral leases acquired through advance royalty payments. Management assesses the recoverability of royalty prepayments based on estimated future production and capitalizes these amounts accordingly. As mining occurs on those leases, the royalty prepayments are included in the cost of mined coal. Royalty prepayments estimated to be nonrecoverable are expensed.

Coal Supply Agreement--A portion of the acquisition costs ($3.2 million) at August 1, 1996 was allocated to a coal supply agreement which was amortized to expense during the five months ended December 31, 1996 due to the expiration of the coal supply agreement on December 31, 1996.

Reclamation and Mine Closing Costs--Estimates for the cost of future mine reclamation and closing procedures are recorded on a present value basis. Accruals for estimated future reclamation and mine closing costs are subject to potential changes in conditions, such as regulatory requirements, that affect these estimates. Ongoing reclamation costs are expensed as incurred.

Workers' Compensation and Pneumoconiosis ("Black Lung") Benefits--The Company is self-insured for workers' compensation benefits, including black lung benefits. The Company accrues a workers' compensation liability for the estimated present value of current and future workers' compensation benefits based on actuarial valuations. These estimates are subject to potential changes in benefit development factors that affect management's projections of the ultimate benefits liability.

Income Taxes--The Company uses the asset and liability method of accounting for income taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial and tax reporting purposes. For the predecessor, the Company's operations were included in the consolidated U.S. income tax return of MAPCO. For the successor, the Company's operations have been included in the consolidated U.S. income tax return of Alliance. Accordingly, income tax balances will ultimately be settled through the intercompany account with the Parent. The Company files a separate state income tax return in Kentucky. For purposes of preparing the financial statements, federal and state income taxes are determined as if the Company filed separate income tax returns.

Revenue Recognition--Revenues are recognized when coal is shipped from the mine.

Return of Capital--By way of directive from Alliance, $9,540,000 and $4,045,000 of capital was returned to Alliance on December 31, 1997 and September 30, 1998, respectively.

New Accounting Standards - Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131"), requires publicly-held companies to report financial and descriptive information about operating segments in financial statements issued to shareholders for interim and annual periods. SFAS No. 131 also requires additional disclosures with respect to products and services, geographic areas of operation, and major customers. The Company adopted SFAS No. 131 effective January 1998. The Company has no reportable segments due to its operations consisting solely of producing and marketing coal, and the Company has disclosed major customer sales information (Note 10) and geographic areas of operation (Note 1) in accordance with SFAS No. 131.

                            MARTIKI COAL CORPORATION
                 A Wholly-Owned Subsidiary of MAPCO Coal Inc.)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)


In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). The statement establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Company has not determined the impact on its financial statements that may result from adoption of SFAS No. 133, which is required no later than January 1, 2000.

3. INVENTORIES

Inventories consist of the following (in thousands):

                                                      December 31, September 30,
                                                          1997         1998
                                                      ------------ -------------
   Coal..............................................    $5,815       $4,031
   Supplies..........................................     2,917        2,770
                                                         ------       ------
                                                         $8,732       $6,801
                                                         ======       ======

4. PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment consist of the following (in thousands):

                                                     December 31, September 30,
                                                         1997         1998
                                                     ------------ -------------
   Mining equipment and processing facilities.......   $44,703       $44,533
   Land and land improvements.......................     2,605         2,610
   Buildings, office equipment and improvements.....       587           587
                                                       -------       -------
                                                        47,895        47,730
   Less accumulated depreciation and amortization...   (13,657)      (22,173)
                                                       -------       -------
                                                       $34,238       $25,557
                                                       =======       =======

5. INCOME TAXES

The Company recognizes a deferred tax asset for the future tax benefits attributable to deductible temporary differences to the extent that realization of such benefits is more likely than not. Realization of these future tax benefits is dependent on the Company's ability to generate future taxable income. Management believes that future taxable income will be sufficient to recognize a portion of the tax benefits and has established a valuation allowance for the remaining portion. There can be no assurance, however, that the Company will generate sufficient taxable income in the future.

The Company has approximately $1,305,000 and $6,715,000 of net operating loss carryforwards ("NOLs") as of December 31, 1997 and September 30, 1998, respectively, that expire during 2012 and 2013. The Company has established a 100% valuation allowance for the tax benefit of these NOLs due to the uncertainty of realizing these benefits on future consolidated tax returns for Alliance.

                            MARTIKI COAL CORPORATION
                 A Wholly-Owned Subsidiary of MAPCO Coal Inc.)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

The tax effects of significant items comprising the Company's net deferred tax asset are as follows (in thousands):

                                                                   Nine Months
                                                      Year Ended      Ended
                                                     December 31, September 30,
                                                         1997         1998
                                                     ------------ -------------
DEFERRED TAX ASSETS:
  Coal supply agreements............................    $2,166       $2,039
  Accrued reclamation and mine closing..............     1,707        1,786
  Accrued workers' compensation and pneumoconiosis
   benefits.........................................       818          816
  Accrued expenses not currently deductible.........       329          342
  Net operating loss carryforwards..................       522        2,686
                                                        ------       ------
                                                         5,542        7,669
  Valuation allowance...............................    (1,409)      (3,626)
                                                        ------       ------
  Deferred tax asset................................     4,133        4,043
                                                        ------       ------
DEFERRED TAX LIABILITIES:
  Differences between book and tax basis of
   property, plant and equipment....................     2,906        2,021
  Other.............................................        90          --
                                                        ------       ------
  Deferred tax liability............................     2,996        2,021
                                                        ------       ------
NET DEFERRED TAX ASSET..............................    $1,137       $2,022
                                                        ======       ======

Income (loss) before income taxes is derived from domestic operations. Significant components of income tax expense (benefit) are as follows (in thousands):

                          Predecessor                 Successor
                          ------------ ---------------------------------------
                          Seven Months Five Months                Nine Months
                             Ended        Ended      Year Ended      Ended
                            July 31,   December 31, December 31, September 30,
                              1996         1996         1997         1998
                          ------------ ------------ ------------ -------------
CURRENT:
  Federal................   $(1,362)      $2,012      $  (457)      $(1,893)
  State..................      (195)         238          (49)         (220)
                            -------       ------      -------       -------
  Total..................    (1,557)       2,250         (506)       (2,113)
                            -------       ------      -------       -------
DEFERRED:
  Federal................     1,676       (1,809)      (1,230)         (776)
  State..................       239         (258)        (177)         (109)
                            -------       ------      -------       -------
  Total..................     1,915       (2,067)      (1,407)         (885)
                            -------       ------      -------       -------
INCOME TAX EXPENSE
 (BENEFIT)...............   $   358       $  183      $(1,913)      $(2,998)
                            =======       ======      =======       =======

                            MARTIKI COAL CORPORATION
                 A Wholly-Owned Subsidiary of MAPCO Coal Inc.)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)


Income tax expense (benefit) differs from the amount computed by applying the statutory federal income tax rate of 35% to income (loss) before income taxes due to the following (in thousands):

                           Predecessor                 Successor
                           ------------ ---------------------------------------
                           Seven Months Five Months      Year      Nine Months
                              Ended        Ended        Ended         Ended
                             July 31,   December 31, December 31, September 30,
                               1996         1996         1997         1998
                           ------------ ------------ ------------ -------------
Computed tax at federal
 statutory rate..........      $888        $1,213      $(1,954)      $(2,884)
Increase (decrease)
 resulting from:
Excess of tax over book
 depletion...............      (577)       (1,190)         --            --
Change in valuation
 allowance...............       --            --            50            50
State income taxes, net
 of Federal benefit......      (128)          157          (32)         (169)
Other....................       175             3           23             5
                               ----        ------      -------       -------
Actual income tax expense
 (benefit)...............      $358        $  183      $(1,913)      $(2,998)
                               ====        ======      =======       =======

6. EMPLOYEE BENEFIT PLANS

Defined Contribution Plans--Prior to August 1, 1996, the Company's employees participated in a defined contribution profit sharing and savings plan sponsored by MAPCO which covered substantially all full-time employees. The plan provisions were similar to the provisions of the plan sponsored by Alliance discussed below.

The Company's employees currently participate in a defined contribution profit sharing and savings plan sponsored by Alliance which covers substantially all full-time employees. Plan participants may elect to make voluntary contributions to this plan up to a specified amount of their compensation. Alliance makes contributions based on matching 75% of employee contributions up to 3% of their annual compensation. Additionally, Alliance contributes a defined percentage of eligible earnings for employees not covered by the defined benefit plan described below. The Company's expense for the profit sharing and savings plans allocated by MAPCO and Alliance was approximately $40,000 for the seven months ended July 31, 1996, $20,000 for the five months ended December 31, 1996, $78,000 for the year ended December 31, 1997, and $55,000 for the nine months ended September 30, 1998.

Defined Benefit Plans--Prior to August 1, 1996, the Company participated in MAPCO's defined benefit plan which covered substantially all employees at the mining operations. Effective January 1, 1997, Alliance established a defined benefit plan covering substantially all employees at its mining operations, including those employed by the Company. Total accrued pension expense (benefit) included in the Company's operating expenses was allocated to the Company by MAPCO and Alliance, respectively, based on its proportional number of employees participating in the plans. The allocated net pension expense (benefit) included in operating expenses for the seven months ended July 31, 1996, the year ended December 31, 1997, and the nine months ended September 30, 1998 was approximately $(116,000), $239,000, and $192,000, respectively. The allocated pension expense (benefit) were settled through Due to Parent. The Company did not participate in a defined benefit plan during the five months ended December 31, 1996.

7. RECLAMATION AND MINE CLOSING COSTS

The Company is governed by state statutes and the Federal Surface Mining Control and Reclamation Act of 1977 which establish reclamation and mine closing standards. These regulations, among other requirements, require restoration of property in accordance with specified standards and an approved reclamation plan. The

                            MARTIKI COAL CORPORATION
                 A Wholly-Owned Subsidiary of MAPCO Coal Inc.)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

Company has estimated the costs and timing of future reclamation and mine closing costs and recorded those estimates on a present value basis using a 6% discount rate.

8. PNEUMOCONIOSIS ("BLACK LUNG") BENEFITS

The Company is liable under state statutes and the Federal Coal Mine Health and Safety Act of 1969, as amended, to pay black lung benefits to eligible employees and former employees and their dependents. The Company provides self-insurance accruals, determined by independent actuaries, at the present value of the actuarially computed present and future liabilities for such benefits. The actuarial studies utilize a 6% discount rate and various assumptions as to the frequency of future claims, inflation, employee turnover, and life expectancies.

The cost of black lung benefits charged to operations for the seven months ended July 31, 1996, the five months ended December 31, 1996, the year ended December 31, 1997, and the nine months ended September 30, 1998 was approximately $57,000, $30,000, $92,000, and $69,000, respectively.

9. COMMITMENTS AND CONTINGENCIES

General Litigation--The Company is involved in various lawsuits, claims, and regulatory proceedings incidental to its business. In the opinion of management, the outcome of such matters will not have a material adverse effect on the Company's business, financial position, or results of operations.

10. MAJOR CUSTOMERS

The Company has significant long-term coal supply agreements at sales prices above current spot market prices. The contracts contain price adjustment provisions designed to reflect changes in market conditions, labor, and other production costs and, when the coal is sold other than FOB shipping point, changes in railroad and/or barge freight rates. Sales to major customers which exceed ten percent of total revenues are as follows (in thousands):

                            Predecessor                 Successor
                            ------------ ---------------------------------------
                            Seven Months  Five Month                Nine Months
                               Ended        Ended      Year Ended      Ended
                              July 31,   December 31, December 31, September 30,
                                1996         1996         1997         1998
                            ------------ ------------ ------------ -------------
Customer A.................   $15,073      $18,621      $   --        $   --
Customer B.................    23,446       16,988       51,614        29,682
Customer C.................       --           --         9,585        13,645

The coal supply agreements with customers B and C expired in December 1998 and January 1998, respectively. The coal supply agreement with customer A expired at the end of 1996.

11. DUE TO PARENT

The Company was charged for certain corporate services rendered by MAPCO for the seven months ended July 31, 1996 and by Alliance for the periods subsequent to August 1, 1996. The expenses allocated to the Company primarily related to executive management, accounting, treasury, land administration, environmental management, legal and information and technology services. These allocations were primarily based on the relative size of the direct mining operating costs incurred by the respective mine locations of MAPCO

                            MARTIKI COAL CORPORATION
                 A Wholly-Owned Subsidiary of MAPCO Coal Inc.)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

Coal Inc., including the Company. The allocations of general and administrative expenses were approximately $1,231,000, $932,000, $2,963,000 and $2,434,000 for
the seven months ended July 31, 1996, the five months ended December 31, 1996, year ended December 31, 1997 and the nine months ended September 30, 1998. Management is of the opinion that the allocations used are reasonable and appropriate and reasonably approximate costs that would be incurred and paid to unrelated parties for similar services.

12. SUBSEQUENT EVENT

On November 6, 1998, pursuant to a stock purchase agreement, AEI acquired all of the outstanding common stock of the Company for $32 million.

                                  * * * * * *

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 We have not authorized anyone to give you any information or to make any rep-resentations about the transactions we discuss in this Prospectus other than those contained herein or in the documents we incorporate herein by reference. If you are given any information or representations about these matters that is not discussed or incorporated in this Prospectus, you must not rely on that information. This Prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not per-mitted to offer or sell securities under applicable law. The delivery of this Prospectus offered hereby does not, under any circumstances, mean that there has not been a change in our affairs since the date hereof. It also does not mean that the information in this Prospectus or in the documents we incorpo-rate herein by reference is correct after this date.

                                ---------------

                            TABLE OF CONTENTS

                                                                            Page
                                                                            ----
[Copy for Contents Pages to Come]..........................................

                                ---------------

 Until      , 1999, All dealers effecting transactions in the new Notes, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                     Exchange Of     fer for $200,000,000

                10 1/2% Senior Notes Due December 15, 2005

                                    of

                           AEI Resources, Inc.

                                   and

                        AEI Holding Company, Inc.,

                       its wholly owned subsidiary

                                ---------------

                                PROSPECTUS

                                ---------------

                                    , 1999

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

  Section 145 of the Delaware General Corporation Law (the "DGCL") authorizes indemnification of directors, officers, employees, and agents of the Company, allows the advancement of costs of defending against litigation, and permits companies incorporated in Delaware to purchase insurance on behalf of directors, officers, employees, and agents against liabilities whether or not in the circumstances such companies would have the power to indemnify against such liabilities under the provisions of the statute.

  The Company's Certificate of Incorporation provides that no director will be personally liable to the Company for monetary damages for any breach of fiduciary duty by such director as a director. However, a director will be liable, to the extent provided by applicable law, (i) for any breach of a director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) as provided in Section 174 of the DGCL, or (iv) for any transaction from which a director derived an improper personal benefit.

  The Company's Certificate of Incorporation and Bylaws also require the Company, to the extent permitted by the DGCL and any other applicable law, to indemnify and advance expenses to directors and executive officers with respect to all threatened, pending or completed actions, suits or proceedings in which the director or executive officer was, is, or is threatened to be made a named defendant or respondent because he is or was a director or executive officer of the Company. The Certificate of Incorporation obligates the Company to indemnify and advance expenses to the executive officer or director only in connection with proceedings arising from the person's conduct in his official capacity with the Company to the extent permitted by the DGCL, as amended from time to time.

  The Company's Bylaws allow it to purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the Company, or was, at the Company's request, serving in a similar capacity for another entity. The Company currently maintains insurance covering its executive officers and directors.

  Insofar as indemnification by the Company for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors and executive officers of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 21. Exhibits and Financial Statement Schedules.

  (a) Exhibits.

  The exhibits to the Registration Statement are listed in the Exhibit Index which precedes the exhibits to this Registration Statement and is hereby incorporated herein by reference.

  (b) Financial Statement Schedules.

  The financial statement schedules (1) are listed in the Exhibit Index which immediately precedes the exhibits to this Registration Statement and is hereby incorporated herein by reference, or (2) have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 22. Undertakings.

  The undersigned registrant hereby undertakes that:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed to be underwriters, in addition to the information called for by the other items of the applicable form.

  The Registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding undertaking or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, February 8, 1999.

                                          AEI Resources, Inc.

                                                  /s/ Kevin Crutchfield
                                          By: _________________________________
                                                     Kevin Crutchfield
                                               President and Chief Operating
                                                          Officer

                               POWER OF ATTORNEY

  We, the undersigned directors and officers of AEI Resources, Inc. do hereby constitute and appoint William H. Haselhoff, Vic Grubb and John Lynch, or any one of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----

        /s/ Kevin Crutchfield          President and Chief         February 8, 1999
______________________________________  Operating Officer
          Kevin Crutchfield             (Principal Executive)

                  *                    Chief Financial Officer     February 8, 1999
______________________________________  (Principal Financial and
              John Baum                 Accounting Officer)

                  *                    Chairman of the Board and   February 8, 1999
______________________________________  Director
           Larry Addington

                  *                    Vice President/Eastern      February 8, 1999
______________________________________  Operations and Director
           Robert Addington

                  *                    Director                    February 8, 1999
______________________________________
            Stonie Barker

                  *                    Director                    February 8, 1999
______________________________________
          Stephen Addington

                  *                    Director                    February 8, 1999
______________________________________
             Bob Anderson

         * By: /s/ Vic Grubb
______________________________________
              Vic Grubb
           Attorney-in-fact


                                   SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement, or amendment thereto, to be signed on its
behalf by the undersigned, thereunto duly authorized, February   , 1999.

                                          AEI Holding Company, Inc.

                                                  /s/ Kevin Crutchfield
                                          By: _________________________________
                                                     Kevin Crutchfield
                                               President and Chief Operating
                                                          Officer

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----

        /s/ Kevin Crutchfield          President and Chief         February   , 1999
______________________________________  Operating Officer
          Kevin Crutchfield             (Principal Executive
                                        Officer)
                  *                    Chief Financial Officer     February   , 1999
______________________________________  (Principal Financial and
              John Baum                 Accounting Officer)
                  *                    Senior Vice President--     February   , 1999
______________________________________  Eastern Operations and a
           Robert Addington             Director
                  *                    Chairman of the Board and   February   , 1999
______________________________________  a Director
           Larry Addington
                  *                    Vice Chairman and a         February   , 1999
______________________________________  Director
           Donald P. Brown
                  *                    Director                    February   , 1999
______________________________________
            Stonie Barker
                  *                    Director                    February   , 1999
______________________________________
             Bob Anderson
         * By: /s/ Vic Grubb
______________________________________
              Vic Grubb
           Attorney-in-fact

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, February 8, 1999.

                                          AEI Resources Holding, Inc.

                                                   /s/ Donald P. Brown
                                          By: _________________________________
                                                     Donald P. Brown
                                                        President

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----

         /s/ Donald P. Brown           President and Vice          February 8, 1999
______________________________________  Chairman (Principal
           Donald P. Brown              Executive Officer)

                  *                    Chief Financial Officer     February 8, 1999
______________________________________  (Principal Financial and
              John Baum                 Accounting Officer)

                  *                    Chairman of the Board of    February 8, 1999
______________________________________  Directors and Director
           Larry Addington

                  *                    Director                    February 8, 1999
______________________________________
           Robert Addington

                  *                    Director                    February 8, 1999
______________________________________
            Stonie Barker

                  *                    Director                    February 8, 1999
______________________________________
          Stephen Addington

                  *                    Director                    February 8, 1999
______________________________________
             Bob Anderson

         * By: /s/ Vic Grubb
______________________________________
              Vic Grubb
           Attorney-in-fact

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act, each of the Co-Registrants listed on Attachment A hereto has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, February 8, 1999.

                                          The Co-Registrants Listed on
                                          Attachment A Hereto

                                                  /s/ Kevin Crutchfield
                                          By: _________________________________
                                                    Kevin Crutchfield
                                                        President

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----

        /s/ Kevin Crutchfield          President (Principal        February 8, 1999
______________________________________  Executive Officer)
          Kevin Crutchfield

                  *                    Chief Financial Officer     February 8, 1999
______________________________________  (Principal Financial and
              John Baum                 Accounting Officer)

                  *                    Director                    February 8, 1999
______________________________________
           Larry Addington

         * By: /s/ Vic Grubb
______________________________________
              Vic Grubb
           Attorney-in-fact

                                  ATTACHMENT A

Aceco, Inc.
Addington Mining, Inc.
Highland Coal, Inc.
Ikerd-Bandy Co., Inc.
Leslie Resources, Inc.
Leslie Resources Management, Inc.
Mining Technologies, Inc.
Mountain--Clay Incorporated
Pro-Land, Inc. d/b/a Kem Coal Company
River Coal Company, Inc.
Coal Ventures Holding Company, Inc.
17 West Mining, Inc.
Appalachian Realty Company
Ayrshire Land Company
CC Coal Company
Grassy Cove Coal Mining
Meadowlark, Inc.
Mega Minerals, Inc.
Mid-Vol Leasing, Inc.
Midwest Coal Sales Company
Premium Processing, Inc.
Roaring Creek Coal Company
Straight Creek Coal Resources Coal Company
Zeigler Coal Holding Company
American Development Company
Bellaire Trucking Company
Bluegrass Coal Development Company
East Kentucky Energy Corporation
Employee Benefits Management, Inc.
Encoal Corporation
EnerZ Corporation
Evergreen Mining Company
Fairview Land Company
Franklin Coal Sales Company
Heritage Mining Company
Phoenix Land Company
Premium Coal Development Company
R&F Coal Company
Sheppard River Coal Terminal Company
Turris Coal Company
Wyoming Coal Technology, Inc.
Zeigler Environmental Services Company
Zenergy, Inc.
AEI Coal Sales Company, Inc.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, February 8, 1999.

                                          Bowie Resources Limited

                                                    /s/ Keith Sieber
                                          By: _________________________________
                                                      Keith Sieber
                                                        President

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----

           /s/ Keith Sieber            President (Principal        February 8, 1999
______________________________________  Executive Officer)
             Keith Sieber

                  *                    Chief Financial Officer     February 8, 1999
______________________________________  (Principal Financial and
              John Baum                 Accounting Officer)

                  *                    Director                    February 8, 1999
______________________________________
           Larry Addington

         * By: /s/ Vic Grubb
______________________________________
              Vic Grubb
           Attorney-in-fact

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, February 8, 1999.

                                          Tennessee Mining, Inc.

                                                    /s/ Bernie Mason
                                          By: _________________________________
                                                      Bernie Mason
                                                        President

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----

           /s/ Bernie Mason            President (Principal        February 8, 1999
______________________________________  Executive Officer)
             Bernie Mason

                  *                    Chief Financial Officer     February 8, 1999
______________________________________  (Principal Financial and
              John Baum                 Accounting Officer)

                  *                    Director                    February 8, 1999
______________________________________
           Larry Addington

         * By: /s/ Vic Grubb
______________________________________
              Vic Grubb
           Attorney-in-fact

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, February 8, 1999.

                                          Bentley Coal Company
                                          Kentucky Prince Mining Company
                                          Skyline Coal Company

                                          By: Grassy Cove Coal Mining Company,
                                             Roaring Creek Coal Company,
                                               each as General Partner of each
                                               of the entities listed above.

                                             /s/ Kevin Crutchfield
                                          By: _________________________________
                                            Name: Kevin Crutchfield
                                            Title: President

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----

        /s/ Kevin Crutchfield          President (Principal        February 8, 1999
______________________________________  Executive Officer)
          Kevin Crutchfield

                  *                    Chief Financial Officer     February 8, 1999
______________________________________  (Principal Financial and
              John Baum                 Accounting Officer)

         * By: /s/ Vic Grubb
______________________________________
              Vic Grubb
           Attorney-in-fact

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, February 8, 1999.

                                          Kermit Coal Company

                                                    /s/ James Morris
                                          By: _________________________________
                                                      James Morris
                                                        President

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----

           /s/ James Morris            President (Principal        February 8, 1999
______________________________________  Executive Officer) and
             James Morris               Director

                  *                    Chief Financial Officer     February 8, 1999
______________________________________  (Principal Financial and
              John Baum                 Accounting Officer)

         * By: /s/ Vic Grubb
______________________________________
              Vic Grubb
           Attorney-in-fact

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, February 8, 1999.

                                          Nu Coal LLC

                                          By: American Development Company,
                                             Encoal Corporation
                                               each as a Member

                                                  /s/ Kevin Crutchfield
                                          By: _________________________________
                                                   Kevin Crutchifield
                                                        President

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----

        /s/ Kevin Crutchfield          President (Principal        February 8, 1999
______________________________________  Executive Officer)
          Kevin Crutchfield

                  *                    Chief Financial Officer     February 8, 1999
______________________________________  (Principal Financial and
              John Baum                 Accounting Officer)

         * By: /s/ Vic Grubb
______________________________________
              Vic Grubb
           Attorney-in-fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, each of the Co-Registrants listed on Attachment B hereto has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, February 8, 1999.

                                          The Co-Registrants Listed on
                                          Attachment B Hereto

                                                   /s/ James Campbell
                                          By: _________________________________
                                                     James Campbell
                                                        President

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ James Campbell           President (Principal        February 8, 1999
______________________________________  Executive Officer) and
            James Campbell              Director

                  *                    Secretary and Treasurer     February 8, 1999
______________________________________  (Principal Financial and
         William H. Haselhoff           Accounting Officer)

         * By: /s/ Vic Grubb
______________________________________
              Vic Grubb
           Attorney-in-fact

                                  ATTACHMENT B

West Virginia--Indiana Coal Holding Company, Inc.
Cannelton, Inc.
Cannelton Industries, Inc.
Cannelton Land Company
Cannelton Sales Company
Dunn Coal & Dock Company
Kanawha Corporation
Mountain Coal Corporation
Moutaineer Coal Development

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act, each of the Co-Registrants listed on Attachment C hereto has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, February 8, 1999.

                                          The Co-Registrants Listed on
                                          Attachment C Hereto

                                                   /s/ James R. Morris
                                          By: _________________________________
                                                     James R. Morris
                                                        President

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----

         /s/ James R. Morris           President (Principal        February 8, 1999
______________________________________  Executive Officer) and
           James R. Morris              Director

                  *                    Secretary and Treasurer     February 8, 1999
______________________________________  (Principal Financial and
         William H. Haselhoff           Accounting Officer)

         * By: /s/ Vic Grubb
______________________________________
              Vic Grubb
           Attorney-in-fact

                                  ATTACHMENT C

Beech Coal Company
Hayman Holdings, Inc.
Kindill Holding, Inc.
Kindill Mining, Inc.
Midwest Coal Company
Old Ben Coal Company

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, April 26, 1999.

                                          Employee Claims Administration LLC


                                                  /s/ Kevin Crutchfield
                                          By: _________________________________
                                                   Kevin Crutchifield
                                                        President

                             POWER OF ATTORNEY

  We, the undersigned directors and officers of Employee Claims Administration LLC, do hereby constitute and appoint William H. Haselhoff, Vic Grubb and John Lynch, or any one of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----

        /s/ Kevin Crutchfield          President (Principal         April 26, 1999
______________________________________  Executive Officer)
          Kevin Crutchfield

            /s/ Vic Grubb              Treasurer (Principal         April 26, 1999
______________________________________  Financial and Accounting
              Vic Grubb                 Officer)
           Attorney-in-fact

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act, each of the Co-Registrants listed on Attachment D hereto has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, April 26, 1999.

                                          The Co-Registrants Listed on
                                          Attachment D Hereto

                                                   /s/ James Campbell
                                          By: _________________________________
                                                     James Campbell
                                                        President

                             POWER OF ATTORNEY

   We, the undersigned directors and officers of the Co-Registrants listed on Attachment D hereto do hereby constitute and appoint William H. Haselhoff, Vic Grubb and John Lynch, or any one of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ James Campbell           President (Principal         April 26, 1999
______________________________________  Executive Officer) and
            James Campbell              sole Director

                  *                    Secretary and Treasurer      April 26, 1999
______________________________________  (Principal Financial and
         William H. Haselhoff           Accounting Officer)

         * By: /s/ Vic Grubb
______________________________________
              Vic Grubb
           Attorney-in-fact

                               ATTACHMENT D

Princess Beverly Coal Company

Princess Beverly Coal Holding Company, Inc.

                                 EXHIBIT INDEX

                            DESCRIPTION OF DOCUMENT

 2.1*    CC Coal Company Purchase of the Crockett Assets from Addington
          Enterprises, Inc. dated as of June 26, 1998.
 2.2     AEI Resources, Inc. Purchase of Shares of Certain Subsidiaries of
          Cyprus Amax Coal Company dated as of June 29, 1998.
 2.3*    Stock Purchase Agreement dated as of July 10, 1998 among Coal
          Ventures, Inc. and the shareholders of each of Mid-Vol, Inc., Mega
          Minerals, Inc. and Premium Processing, Inc.
 2.4     Agreement and Plan of Merger by and among AEI Resources, Inc., Zeigler
          Acquisition Corporation and Zeigler Coal Holding Company dated as of
          August 3, 1998, is incorporated by reference to Schedule 14D-1 of
          Zeigler Acquisition Corporation, AEI Resources, Inc. and Larry
          Addington with respect to Zeigler Coal Holding Company filed August
          5, 1998.
 2.5*    AEI Resources, Inc. Purchase of Stock of Bowie Resources, Limited from
          Mitsui Matsushima America, Inc. dated as of September 2, 1998.
 2.6     Stock Purchase Agreement dated as of September 2, 1998, among West
          Virginia--Indiana Coal Holding Company, Inc. and the Shareholders of
          Kindill Holding, Inc.
 2.7     Stock Purchase Agreement, dated as of September 2, 1998 among West
          Virginia-Indiana Coal Holding Company, Inc. and the Shareholders of
          Hayman Holdings, Inc.
 2.8     Purchase and Sale Agreement by and among Kinder Morgan Energy
          Partners, L.P., Kinder Morgan Operating L.P. "C," Mountaineer Coal
          Development Company, Shipyard River Coal Terminal Company and Zeigler
          Coal Holding Company dated as of December 9, 1998.
 2.9**   Stock Purchase Agreement dated as of December 29, 1998 among Old Ben
          Coal Company, Kanawha Corporation, Kindill Mining, Inc., Beech Coal
          Company, Dunn Coal & Dock Company, Mountain Coals Corporation and
          Mountaineer Coal Development Company and Employers Risk Services,
          Inc.
 2.10    Stock Purchase Agreement among MAPCO Coal Inc. and Coal Ventures
          Holding Company, Inc.
 3.1(a)* Certificate of Incorporation of AEI Resources, Inc.
 3.1(b)* Bylaws of AEI Resources, Inc.
 3.2(a)* Certificate of Incorporation of AEI Resources Holding, Inc.
 3.2(b)* Bylaws of AEI Resources Holding, Inc.
 3.3(a)* Articles of Incorporation of Bowie Resources, Limited.
 3.3(b)  Bylaws of Bowie Resources, Limited.
 3.4(a)  Amended and Restated Articles of Incorporation of Ikerd-Bandy Company,
          Inc.
 3.4(b)  Amended and Restated Bylaws of Ikerd-Bandy Co., Inc.
 3.5(a)  Articles of Incorporation of Tennessee Mining, Inc.
 3.5(b)  Bylaws of Tennessee Mining, Inc.
 3.6(a)* Articles of Incorporation of Addington Mining, Inc.
 3.6(b)* Bylaws of Addington Mining, Inc.
 3.7(a)* Articles of Incorporation of Mining Technologies, Inc.
 3.7(b)* Bylaws of Mining Technologies, Inc.
 3.8(a)  Amended and Restated Articles of Incorporation of Leslie Resources,
          Inc.
 3.8(b)  Amended and Restated Bylaws of Leslie Resources, Inc.
 3.9(a)  Amended and Restated Articles of Incorporation of Leslie Resources
          Management, Inc.
 3.9(b)  Amended and Restated Bylaws of Leslie Resources Management, Inc.
 3.10(a) Amended and Restated Articles of Incorporation of Pro-Land, Inc.,
          d/b/a Kem Coal Company.
 3.10(b) Amended and Restated Bylaws of Pro-land, Inc. d/b/a Kem Coal Company.
 3.11(a) Amended and Restated Articles of Incorporation of Aceco, Inc.
 3.11(b) Amended and Restated Bylaws of Aceco, Inc.
 3.12(a) Amended and Restated Articles of Incorporation of Mountain-Clay, Inc.
          d/b/a Mountain Clay, Inc.
 3.12(b) Amended and Restated Bylaws of Mountain-Clay, Inc. d/b/a Mountain
          Clay, Inc.

 3.13(a)  Amended and Restated Articles of Incorporation of Highland Coal, Inc.
 3.13(b)  Amended and Restated Bylaws of Highland Coal, Inc.
 3.14(a)  Amended and Restated Articles of Incorporation of River Coal Company,
           Inc.
 3.14(b)  Amended and Restated Bylaws of River Coal Company, Inc.
 3.15(a)* Certificate of Incorporation of 17 West Mining, Inc.
 3.15(b)* Amended and Restated Bylaws of 17 West Mining, Inc.
 3.16(a)* Articles of Incorporation of AEI Coal Sales Company, Inc.
 3.16(b)* Amended and Restated Bylaws of AEI Coal Sales Company, Inc.
 3.17(a)* Articles of Incorporation of Americoal Development Company.
 3.17(b)* Bylaws of Americoal Development Company.
 3.18(a)  Articles of Incorporation of Appalachian Realty Company.
 3.18(b)* Amended and Restated Bylaws of Appalachian Realty Company.
 3.19(a)* Articles of Incorporation of Ayrshire Land Company.
 3.19(b)* Amended and Restated Bylaws of Ayrshire Land Company.
 3.20(a)* Certificate of Incorporation of Bellaire Trucking Company.
 3.20(b)* Amended and Restated Bylaws of Bellaire Trucking Company.
 3.21(a)  Articles of Incorporation of Bluegrass Coal Development Company.
 3.21(b)  Amended and Restated Bylaws of Bluegrass Coal Development Company.
 3.22(a)* Articles of Incorporation of CC Coal Company.
 3.22(b)* Bylaws of CC Coal Company.
 3.23(a)* Certificate of Incorporation of Coal Ventures Holding Company, Inc.
 3.23(b)* Bylaws of Coal Ventures Holding Company, Inc.
 3.24(a)  Articles of Incorporation of East Kentucky Energy Corporation.
 3.24(b)* Amended and Restated Bylaws of East Kentucky Energy Corporation.
 3.25(a)  Articles of Incorporation of Employee Benefits Management, Inc.
 3.25(b)  Bylaws of Employee Benefits Management, Inc.
 3.26(a)* Certificate of Incorporation of Encoal Corporation.
 3.26(b)* Amended and Restated Bylaws of Encoal Corporation.
 3.27(a)* Certificate of Incorporation of Enerz Corporation.
 3.27(b)* Amended and Restated Bylaws of Enerz Corporation.
 3.28(a)* Articles of Incorporation of Evergreen Mining Company.
 3.28(b)* Amended and Restated Bylaws of Evergreen Mining Company.
 3.29(a)* Articles of Incorporation of Fairview Land Company.
 3.29(b)* Amended and Restated Bylaws of Fairview Land Company.
 3.30(a)  Articles of Incorporation of Franklin Coal Sales Company.
 3.30(b)* Amended and Restated Bylaws of Franklin Coal Sales Company.
 3.31(a)* Certificate of Incorporation of Grassy Cove Coal Mining Company.
 3.31(b)* Bylaws of Grassy Cove Coal Mining Company.
 3.32(a)* Certificate of Incorporation of Heritage Mining Company.
 3.32(b)* Amended and Restated Bylaws of Heritage Mining Company.
 3.33(a)  Articles of Incorporation of Kermit Coal Company.
 3.33(b)* Amended and Restated Bylaws of Kermit Coal Company.
 3.34(a)  Articles of Incorporation of Meadowlark, Inc.
 3.34(b)* Amended Bylaws of Meadowlark, Inc.
 3.35(a)* Articles of Incorporation of Mega Minerals, Inc.
 3.35(b)* Amended and Restated Bylaws of Mega Minerals, Inc.
 3.36(a)* Certificate of Incorporation of Midwest Coal Sales Company.
 3.36(b)* Amended and Restated Bylaws of Midwest Coal Sales Company.
 3.37(a)* Articles of Incorporation of Mid-Vol Leasing, Inc.
 3.37(b)* Amended and Restated Bylaws of Mid-Vol Leasing, Inc.

 3.38(a)* Certificate of Incorporation of Phoenix Land Company.
 3.38(b)* Amended and Restated Bylaws of Phoenix Land Company.
 3.39(a)  Articles of Incorporation of Premium Processing, Inc.
 3.39(b)* Bylaws of Premium Processing, Inc.
 3.40(a)* Certificate of Incorporation of Premium Coal Development Company.
 3.40(b)* Amended and Restated Bylaws of Premium Coal Development Company.
 3.41(a)  Articles of Incorporation of R. & F. Coal Company.
 3.41(b)  Bylaws of R. & F. Coal Company.
 3.42(a)  Skyline Coal Corporation Partnership Agreement dated as of January 1,
           1988 between Roaring Creek Coal Company and Grassy Cove Coal Mining
           Company
 3.42(b)  Kentucky Prince Mining Company dated as of January 1, 1988 between
           Roaring Creek Coal Company and Grassy Cove Coal Mining Company
 3.42(c) Bently Coal Company Partnership Agreement dated as of January 1, 1988 between Roaring Creek Coal Company and Grassy Cove Coal Mining
           Company
 3.43(a)  Articles of Incorporation of Shipyard River Coal Terminal Company.
 3.43(b)* Amended and Restated Amended and Restated Bylaws of Shipyard River
           Coal Terminal Company.
 3.44(a)  Articles of Incorporation of Straight Creek Coal Resources Company.
 3.44(b)* Amended and Restated Amended and Restated Bylaws of Straight Creek
           Coal Resources Company.
 3.45(a)  Articles of Incorporation of Turris Coal Company.
 3.45(b)* Amended and Restated Bylaws of Turris Coal Company.
 3.46(a)* Articles of Incorporation of Wyoming Coal Technology Inc.
 3.46(b)* Bylaws of Wyoming Coal Technology Inc.
 3.47(a)  Restated Certificate of Incorporation of Zeigler Coal Holding
           Company.
 3.47(b)  Bylaws of Zeigler Acquisition Corporation n/k/a Zeigler Coal Holding
           Company.
 3.48(a)  Certificate of Incorporation of Zeigler Environmental Services
           Company.
 3.48(b)* Amended and Restated Bylaws of Zeigler Environmental Services
           Company.
 3.49(a)  Articles of Incorporation of Zenergy, Inc.
 3.49(b)* Amended and Restated Bylaws of Zenergy, Inc.
 3.50(a)* Articles of Incorporation of Beech Coal Company.
 3.50(b)* Amended and Restated Bylaws of Beech Coal Company.
 3.51(a)  Certificate of Incorporation of Cannelton, Inc.
 3.51(b)* Amended and Restated Bylaws of Cannelton, Inc.
 3.52(a)  Articles of Incorporation of Cannelton Industries, Inc.
 3.52(b)* Amended and Restated Bylaws of Cannelton Industries, Inc.
 3.53(a)* Articles of Incorporation of Cannelton Land Company.
 3.53(b)* Amended and Restated Bylaws of Cannelton Land Company.
 3.54(a)* Articles of Incorporation of Cannelton Sales Company .
 3.54(b)* Bylaws of Cannelton Sales Company.
 3.55(a)  Articles of Incorporation of Dunn Coal & Dock Company.
 3.55(b)* Amended and Restated Bylaws of Dunn Coal & Dock Company.
 3.56(a)  Articles of Incorporation of Hayman Holdings, Inc.
 3.56(b)* Amended and Restated Bylaws of Hayman Holdings, Inc.
 3.57(a)* Articles of Incorporation of Kanawha Corporation.
 3.57(b)* Amended and Restated Bylaws of Kanawha Corporation.
 3.58(a)  Articles of Incorporation of Kindill Holding, Inc.
 3.58(b)  Amended and Restated Bylaws of Kindill Holding, Inc.
 3.59(a)* Articles of Incorporation of Kindill Mining, Inc.
 3.59(b)  Amended and Restated Bylaws of Kindill Mining, Inc.
 3.60(a)  Articles of Incorporation of Midwest Coal Company.
 3.60(b)  Amended and Restated Bylaws of Midwest Coal Company.
 3.61(a)  Articles of Incorporation of Mountaineer Coal Development Company.
 3.61(b)* Amended and Restated Bylaws of Mountaineer Coal Development Company.

 3.62(a)   Certificate of Incorporation of Mountain Coals Corporation.
 3.62(b)*  Amended and Restated Bylaws of Mountain Coals Corporation.
 3.63(a)*  Certificate of Incorporation of Old Ben Coal Company.
 3.63(b)*  Amended and Restated Bylaws of Old Ben Coal Company.
 3.64(a)   Articles of Incorporation of West Virginia-Indiana Coal Holding
            Company, Inc.
 3.64(b)*  Bylaws of West Virginia-Indiana Coal Holding Company, Inc.
 3.65(a)*  Certificate of Incorporation of AEI Holding Company, Inc.
 3.65(b)*  Amended & Restated Bylaws of AEI Holding Company, Inc.
 3.66(a)   Articles of Formation of NuCoal, LLC.
 3.66(b)   Limited Liability Company Agreement of NuCoal, LLC.
 3.67(a)   Articles of Organization of Employee Claims Administration, LLC
 3.67(b)   Operating Agreement of Employee Claims Administration, LLC.
 3.68(a)   Articles of Incorporation of Princess Beverly Coal Holding Company,
            Inc.
 3.68(b)   Bylaws of Princess Beverly Coal Holding Company, Inc.
 3.69(a)   Articles of Incorporation of Princess Beverly Coal Company
 3.69(b)   Bylaws of Princess Beverly Coal Company
 3.70(a)** Articles of Organization of Bassco Valley, LLC.
 3.70(b)** Operating Agreement of Bassco Valley, LLC.
 4.1(a)*   Registration Rights Agreement dated as of December 14, 1998 by and among AEI Resources, Inc. and AEI Resources Holding, Inc., as
            Issuers, the Subsidiary Guarantors, and Warburg Dillon Read LLC as
            Dealer Manager, $200,000,000 10 1/2% Senior Notes Due 2005.
 4.1(b)*   $200,000,000 10 1/2% Senior Notes Due 2005 Indenture dated as of
            December 14, 1998 among AEI Resources, Inc. and AEI Resources
            Holding, Inc. as the Issuers, the Guarantors and IBJ Schroder Bank
            & Trust Company, as Trustee.
 4.1(c)*   Cross reference of Trust Indenture Act to Senior Notes Indenture.
 4.2(a)*   Registration Rights Agreement dated as of December 14, 1998 by and among AEI Resources, Inc., as Issuer, the named Subsidiary
            Guarantors, as Guarantors and Warburg Dillon Read LLC, $150,000,000
            11 1/2% Senior Subordinated Notes 2006.
 4.2(b)*   Up to $225,000,000 11 1/2% Senior Subordinated Notes Due 2006
            Indenture dated as of December 14, 1998, among the AEI Resources,
            Inc., the Issuers, the Guarantors and State Street Bank & Trust
            Company, as Trustee.
 4.2(c)*   Cross reference of Trust Indenture Act to Senior Subordinated Notes
            Indenture .
 4.3*      Form of Notes (included in Exhibits 4.1(b) and 4.2(b) above).
 4.4       AEI Resources, Inc., as Borrower and the Guarantors, $500,000,000
            Amended and Restated Senior Subordinated Credit Agreement dated as of September 2, 1998 Amended and Restated as of December 14, 1998,
            Warburg Dillon Read LLC, as Arranger and Syndication Agent, and UBS
            AG, Stamford Branch as Administrative Agent
 4.5       Amended and Restated Credit Agreement dated as of September 2, 1998, amended and restated as of December 14, 1998, among AEI Resources,
            Inc., as Borrower, the Guarantors party hereto Warburg, Dillon,
            Read LLC as Arranger and Syndication Agent, and UBS AG, Stamford
            Branch, as Administrative Agent.
 5.1       Opinion of Latham & Watkins regarding the validity of the Exchange
            Notes
 10.1      Stock Purchase Agreement dated as of September 24, 1993, between
            Addington Holding, Inc. and Pittston Acquisition Company.
 10.2      Indemnity Agreement dated as of January 14, 1994 among Addington
            Resources, Inc., Addington Holding Company, Inc., Pittston Minerals
            Group, Inc. and Pittston Acquisition Company.
 10.3      Amended and Restated Stock Purchase Agreement effective as of
            December 18, 1997, among AEI Holding Company, Inc., Addington
            Enterprises, Inc. and Greg Wells
 10.4      Promissory Note dated January 15, 1998 in the amount of
            $8,050,000.00 payable to the order of Greg Wells.
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

 10.5    Employment and Consulting Agreement dated as of January 15, 1997 between Leslie Resources, Inc., AEI Holding Company, Inc. and Greg
          Wells.
 10.6    Asset Purchase Agreement dated as of December 18, 1997 between Mining
          Technologies, Inc. and Addington Enterprises, Inc.
 10.7    Assignment of Contracts dated as of January 2, 1998 between Addington
          Enterprises, Inc. and Mining Technologies, Inc.
 10.8    Bill of Sale, Conveyance and Assignment dated January 2, 1998 between
          Mining Technologies, Inc. and Addington Enterprises, Inc.
 10.9    Guaranty Agreement dated as of January 2, 1998 between AEI Holding
          Company, Inc. and Addington Enterprises, Inc.
 10.10   Non-Competition Agreement dated as of January 2, 1998 among Mining
          Technologies, Inc., Addington Enterprises, Inc. and Larry Addington.
 10.11   Stock Purchase Agreement dated as of October 17, 1997, among Addington
          Enterprises, Inc., James J. Kocian, Bert I. Koenig and William N.
          Rich.
 10.12   Promissory Note dated October 17, 1997 in the amount of $2,600,000.00 payable to the order of Bert I. Koenig.
 10.13   Promissory Note dated October 17, 1997 in the amount of $2,600,000.00 payable to the order of James J. Kocian.
 10.14   Promissory Note dated October 17, 1997 in the amount of $1,300,000.00 payable to the order of William N. Rich.
 10.15   Agreement dated November 6, 1997 between Task Trucking, Inc. and AEI
          Holding Company, Inc.
 10.16   Service Agreement dated October 22, 1997 between Mining Machinery,
          Inc. and AEI Holding Company, Inc.
 10.17   AEI Holding Company, Inc. Stock Option Plan.
 10.18   Form of Stock Option Agreement for the AEI Holding Company, Inc.,
          Stock Option Plan.
 12.1**  Statements Regarding Computation of Ratios.
 21.1**  Subsidiaries of Registrant.
 23.1    Consent of Arthur Andersen LLP.
 23.2(a) Consent of Deloitte & Touche LLP (Zeigler Coal Holding Company).
 23.2(b) Consent of Deloitte & Touche LLP (Kindill Holding, Inc.).
 23.2(c) Consent of Deloitte & Touche LLP (Martiki Coal Corporation).
 23.3*   Consent of PriceWaterhouseCoopers LLP.
 23.4    Consent of Faesy, Schmitt & Company, PSC.
 23.5    Consent of Marshall Miller & Associates.
 23.6    Consent of Weir International Mining Consultants.
 23.7    Consent of Stagg Engineering Services, Inc.
 23.8    Consent of Norwest Mine Services.
 23.9**  Consent of Latham & Watkins (included as part of its opinion filed as
          Exhibit 5.1 hereto).
 25.1*   Statement of Eligibility of IBJ Whitehall Bank & Trust Company on Form
          T-1.
 25.2*   Statement of Eligibility of State Street Bank and Trust Company on
          Form T-1.
 27.1**  Financial Data Schedules (for SEC Use Only).
 99.1*   Form of Letter of Transmittal.
 99.2**  Form of Notice of Guaranteed Delivery.
 99.3**  Form of Letter to Securities Dealers, Commercial Banks, Trust
          Companies and Other Nominees.
 99.4**  Form of Letter to Clients.
 99.5**  Guidelines for Certification of Taxpayer Identification Number on Form
          W-9.
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*   Previously filed.

** To be filed by Amendment.

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